As filed with the Securities and Exchange Commission on July 16, 2003
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-4

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Technical Olympic USA, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1520	76-0460831
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

4000 Hollywood Boulevard

Suite 500 N
Hollywood, Florida 33021
(954) 364-4000
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Patricia M. Petersen, Esq.

4000 Hollywood Boulevard
Suite 500 N
Hollywood, Florida 33021
Phone: (954) 364-4000
Fax: (954) 364-4037
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copy To:

Kara L. MacCullough, Esq.
Akerman Senterfitt
One S.E. Third Avenue, 28th Floor
Miami, Florida 33131
Phone: (305) 374-5600
Fax: (305) 374-5095

     Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after the effective date of this registration statement.

     If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box:    ☐

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

     If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

Calculation of Registration Fee

		Proposed Maximum	Proposed Maximum
Title of Each Class of	Amount to be	Offering Price Per	Aggregate Offering	Amount of
Securities to be Registered	Registered	Note(1)	Price(1)	Registration Fee

10% Senior Subordinated Notes Due 2012	$35,000,000	100%	$35,000,000	$2,831.50
Guarantees of 10 3/8% Senior Subordinated Notes Due 2012(2)	(3)	—	—	(3)

(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(f) under the Securities Act of 1933 as the market value of the securities to be cancelled in the exchange.
(2)	See the following pages for a list of the guarantors, which are direct and indirect subsidiaries of Technical Olympic USA, Inc.
(3)	Not applicable, as provided in Rule 457(n) under the Securities Act of 1933.

     The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

	State or other
	Jurisdiction of	Primary Standard
	Incorporation	Industrial Classification	IRS Employer
Exact Name of Registrant as Specified in its Charter	or Organization	Code Number	Identification Number

Alliance Insurance and Information Services, LLC	Florida	1520	59-3596268
DP-NH Investments, LP	Texas	1520	43-2012134
DP-NH Management, LLC	Texas	1520	43-2011985
Engle Homes Delaware, Inc.	Delaware	1520	51-0394120
Engle Homes Residential Construction, LLC	Arizona	1520	32-0067156
Engle Homes/ Virginia, Inc.	Florida	1520	65-0482565
Engle/ James, LLC	Colorado	1520	84-1442544
McKay Landing, L.L.C.	Colorado	1520	84-1488307
Newmark Homes Business Trust	Delaware	1520	76-6166146
Newmark Homes, LLC	Delaware	1520	51-0461118
Newmark Homes, L.P.	Texas	1520	76-0515833
Newmark Homes Purchasing, L.P.	Texas	1520	76-0660771
Pacific United, L.P.	Texas	1520	75-2677699
Preferred Builders Realty, Inc.	Florida	1520	59-2552841
Preferred Home Mortgage Company	Florida	6162	65-0325930
Prestige Abstract & Title, LLC	Florida	1520	65-0883517
Professional Advantage Title, Ltd.	Florida	1520	65-0883517
Silverlake Interests, L.C.	Texas	1520	74-2900725
The Century Title Agency, Ltd.	Florida	1520	65-0795019
TOUSA Associates Services Company	Delaware	1520	37-1448116
TOUSA Financing, Inc.	Delaware	1520	75-3097711
TOUSA Homes, Inc. (f/k/a Engle Homes, Inc.)	Florida	1531	59-2214791
TOUSA Shared Services, LLC	Florida	1520	54-2107260
TOUSA Ventures, LLC	Florida	1520	14-1876949
Universal Land Title, Inc.	Florida	1520	65-2630287
Universal Land Title Investment #1, LLC	Florida	1520	01-0587412
Universal Land Title Investment #2, LLC	Florida	1520	01-0587430
Universal Land Title Investment #3, LLC	Florida	1520	01-0587451
Universal Land Title Investment #4, LLC	Florida	1520	01-0587464
Universal Land Title of South Florida, Ltd.	Florida	1520	65-1079806
Universal Land Title of Texas, Inc.	Texas	1520	65-0866344
Universal Land Title of The Palm Beaches, Ltd.	Florida	1520	65-0796917

The information in this prospectus is not complete and may be changed. We may not exchange these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to exchange these securities and it is not soliciting an offer to exchange these securities in any state where the offer or sale is not permitted.

Subject to Completion, Dated July 16, 2003

PROSPECTUS

Technical Olympic USA, Inc.

Exchange Offer for $35,000,000 10 3/8% Senior Subordinated Notes due 2012 that are guaranteed on a senior subordinated unsecured basis by our material domestic subsidiaries

Exchange Offer

    We will exchange new notes that are registered under the Securities Act for old notes that were sold on April 22, 2003. All old notes that are validly tendered and not validly withdrawn will be exchanged. We will receive no proceeds from the exchange offer.

Exchange Offer Expiration

    The exchange offer will expire at 5:00 p.m., New York City time on [21 business days after commencement of offer], or a later date and time to which it may be extended.

Old Notes

    On April 22, 2003, we issued and sold $35,000,000 of 10 3/8% Senior Subordinated Notes due 2012. If you tender your old notes in the exchange offer, interest will cease to accrue when your new notes are issued. If you do not tender your old notes in the exchange offer, your old notes will continue to be subject to the same terms and restrictions except that we will not be required to register your old notes under the Securities Act.

New Notes

    The new notes are identical to the old notes except that the new notes will be registered under the Securities Act. The new notes are expected to trade in the Private Offerings, Resales and Trading through Automatic Linkages Market referred to as the PORTAL Market.

•	Maturity: July 1, 2012.

•	Change of Control: You can require us to purchase all or part of your notes at 101% of the aggregate principal amount plus accrued and unpaid interest, if any, to the date of repurchase.

•	Interest: Paid semi-annually on January 1 and July 1 of each year, beginning on July 1, 2003.

•	Guarantors: Our material domestic subsidiaries.

•	Redemption by us: We may redeem all or part of the notes on or after July 1, 2007. Prior to July 1, 2005, we may redeem up to 35% of the notes from the proceeds of certain sales of our equity securities. Redemption prices are specified in this prospectus under “Description of the Notes — Optional Redemption.”

•	Ranking: The new notes will be senior subordinated unsecured obligations of Technical Olympic USA, Inc. The notes will rank equal in right of payment with our currently outstanding 10?% senior subordinated notes and future unsecured senior subordinated debt, will rank senior in right of payment to all of our existing and future subordinated debt, and will be junior in right of payment to all of our existing and future senior debt, including our 9% senior notes and our revolving credit facility.

      Investment in the notes to be issued in the exchange offer involves risks. See the risk factors section beginning on page 14.

    This prospectus and the accompanying letter of transmittal are first being mailed to holders of outstanding notes on or about                    , 2003.

    Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the notes or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                     , 2003.

      Each broker-dealer that receives new notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of the new notes. The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with the resales of new notes received in exchange for old notes where such old notes were acquired by such broker-dealer as a result of market making activities or other trading activities. We have agreed that for a period ending upon the earlier of (1) 180 days after the exchange offer has been completed or (2) the date on which broker-dealers no longer own any new notes, we will make this prospectus available to any broker-dealer for use in connection with any such resale. See “Plan of Distribution.”

PROSPECTUS SUMMARY
SUMMARY FINANCIAL AND OPERATING DATA
RISK FACTORS
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
USE OF PROCEEDS
CAPITALIZATION
SELECTED HISTORICAL FINANCIAL INFORMATION
MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
BUSINESS
BOARD OF DIRECTORS
MANAGEMENT
EXECUTIVE COMPENSATION
SECURITY OWNERSHIP
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
DESCRIPTION OF MATERIAL INDEBTEDNESS
THE EXCHANGE OFFER
DESCRIPTION OF THE NOTES
CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS
PLAN OF DISTRIBUTION
LEGAL MATTERS
EXPERTS
WHERE YOU CAN FIND MORE INFORMATION
SIGNATURES
SIGNATURES
SIGNATURES
SIGNATURES
EX-5.1 Opinion of Akerman Senterfitt
EX-10.31 Employment Agreement with Mark Upton
Ex-10.32 First Amendment to Employment Agreement
Fourth Amendment to Credit Agreement
Statement Re: Computation of Earnings
Subsidiaries
Ex-23.1 Consent of Ernst & Young LLP
Ex-23.2 Consent of BDO Seidman LLP
EX-23.3 Consent of BDO Seidman LLP
EX-25.1 Statement of Eligibility of Trustee
EX-99.1 Letter of Transmittal
EX-99.2 Notice of Guaranteed Delivery
EX-99.3 Letter to Brokers
EX-99.4 Letter to Clients
EX-99.5 Guidelines for Certification

Prospectus Summary	1
Summary Financial and Operating Data	12
Risk Factors	14
Special Note Regarding Forward-Looking Statements	23
Use of Proceeds	25
Capitalization	26
Selected Historical Financial Information	27
Management’s Discussion and Analysis of Financial Condition and Results of Operations	30
Business	47
Board of Directors	59
Management	62
Executive Compensation	63
Security Ownership	67
Certain Relationships and Related Transactions	69
Description of Material Indebtedness	71
The Exchange Offer	74
Description of the Notes	83
Certain U.S. Federal Income Tax Considerations	130
Plan of Distribution	134
Legal Matters	134
Experts	134
Where You Can Find More Information	135

PROSPECTUS SUMMARY

      This prospectus summary highlights selected information about us. In addition to reading this summary, you should carefully review the entire prospectus, especially the “Risk Factors” section of this document beginning on page 14. In addition certain statements include forward-looking information which involves risks and uncertainties.

      Unless this prospectus otherwise indicates or the context otherwise requires, the terms “we,” “our,” or “us,” as used in this prospectus refer to Technical Olympic USA, Inc. and its subsidiaries and the term Technical Olympic refers to Technical Olympic, Inc. our majority stockholder.

Overview

      We design, build and market high quality detached single-family residences, town homes and condominiums. We operate in markets characterized by strong population and income growth. Currently, we conduct homebuilding operations in 14 metropolitan markets, located in four major geographic regions: Florida, the Mid-Atlantic, Texas and the West.

      For the twelve months ended December 31, 2002, we delivered 5,085 homes, with an average sales price of $265,000, and generated approximately $1.3 billion in revenues from home sales and $67.0 million in income from continuing operations. For the three months ended March 31, 2003, we delivered 1,234 homes, with an average sales price of $254,000, and generated approximately $313.8 million in revenues from home sales and $17.7 million in income from continuing operations. Our backlog of homes at March 31, 2003 was 2,826 homes under contract, representing $764.0 million in expected revenues.

      We market our homes to a diverse group of homebuyers, including “first-time” homebuyers, “move-up” homebuyers, homebuyers who are relocating to a new city or state, buyers of second or vacation homes, active-adult homebuyers and homebuyers with grown children who want a smaller home (“empty-nesters”). Our homes are marketed under various brand names, including Engle Homes, Newmark Homes, Fedrick, Harris Estate Homes, Marksman Homes, D.S. Ware Homes, Masonry Homes, Trophy Homes and James Company. As of March 31, 2003, we either owned or had options to acquire 31,651 homesites, and we were actively marketing in 176 communities.

      As part of our objective to provide homebuyers a seamless home purchasing experience, we have developed, and are expanding, our complementary financial services business. As part of this business, we provide mortgage financing and closing services and offer title, homeowners’ and other insurance products. Our mortgage financing operation derives most of its revenues from origination and brokerage fees, as we sell substantially all of our mortgages to third parties. Our mortgage financing services are used primarily by buyers of our homes, although we also offer these services to existing homeowners refinancing their mortgages. By comparison, our closing services and our insurance agency operations are used by our homebuyers as well as a broad range of other clients purchasing or refinancing residential or commercial real estate.

Competitive Strengths

      High Growth Markets. We believe that by focusing our homebuilding operations in high growth markets, we are well positioned to expand our business and maximize our financial returns. We operate in five of the eight fastest growing states in the United States, based on population growth from 1990 to 2000. The average median population growth in the eight states where we operate was 28.1% from 1990 to 2000, as compared to the U.S. average of 13.1%. In addition, each of the states in which we operate has demonstrated a history of solid economic growth. These eight states had an average median income growth of 13.3%, as compared to the U.S. average of 4.0%, from 1989 to 1999. We expect that these growth trends will increase future housing demand in our markets. Additionally, based on our relative position in each of these markets, we believe we have the opportunity to expand our operations.

      Geographic and Customer Diversification. We operate in 14 geographically diverse markets. For the twelve months ended December 31, 2002, none of our metropolitan markets represented more than 18% of our total revenues. Within our markets, we target a diverse customer base including first-time, move-up, relocating, active-adult and empty-nester homebuyer segments. In 2002, we generated 42% of our revenues from home sales from homes in the $200,000 to $300,000 price range, 26% of our revenues from home sales from homes in the $300,000 to $400,000 price range, 16% of our revenues from home sales from homes in the under $200,000 price range, and 16% of our revenues from home sales from homes in the over $400,000 price range. We believe that this diversification protects us from downturns in any one market or price segment and provides us with additional growth opportunities.

      Experienced Management Team. We balance our local expertise and focus with a seasoned and professional senior management team. Our regional and divisional managers have an average of more than 20 years of homebuilding experience in their local markets. As a result, they have developed in-depth market expertise and familiarity with their customers and subcontractors. In addition, as a result of their long-standing relationships with local land sellers and developers, our regional and divisional managers are well-positioned to acquire premium land and homesites. Our senior corporate managers have an average of more than 18 years of experience in the homebuilding business and have a successful track record of delivering strong results in varying homebuilding cycles. The experience and depth of our management team provides us the capability to quickly evaluate and successfully capitalize on market opportunities and adjust to changing national, regional and local business conditions.

      Strong Land Positions and Disciplined Acquisition Strategy. Land is our key raw material and one of our most valuable assets. We believe that by acquiring land and homesites in premier locations, we enhance our competitive standing and reduce our exposure to economic downturns. We believe that homes in premier locations continue to attract homebuyers in both strong and weak economic conditions. We consider that our disciplined acquisition strategy of balancing homesites and land we own and those we can acquire under option contracts provides us access to a substantial supply of quality homesites and land while conserving our invested capital and optimizing our returns. Generally, we acquire only homesites and entitled land suitable for homesite development and residential construction.

      Strong Brand Recognition and Customer Service. We market our homes under various brand names, including Engle Homes, Newmark Homes, Fedrick, Harris Estate Homes, Marksman Homes, D.S. Ware Homes, Masonry Homes, Trophy Homes and James Company. We believe our brands are widely recognized in the markets in which we operate for providing quality homes in desirable locations and enjoy a solid reputation among potential homebuyers. We believe that customer satisfaction enhances our reputation for quality and service and leads to significant repeat and referral business. In our industry, customer satisfaction is based in large part on our ability to respond promptly and courteously to homebuyers before, during and after the sale of our homes. As part of our customer service program, we conduct pre-delivery inspections to promptly address any outstanding construction issues and contract independent third parties to conduct periodic post-delivery evaluations of the customer’s satisfaction with their home, as well as the customer’s experience with our sales personnel, construction department and title and mortgage services.

Business Strategies

      Capitalize on Growth Potential in Our Current Markets. We believe that a significant portion of our future growth will stem from our ability to increase our homes sales and capture additional market share within our current markets. Currently, we conduct homebuilding operations in 14 metropolitan markets, each of which is highly fragmented with numerous smaller homebuilders. Our reputation as a high quality homebuilder combined with our financial resources gives us an advantage over many smaller homebuilders with whom we compete. Based on management estimates, we are positioned as a top-five homebuilder in three of our current markets. Consequently, we have an opportunity to significantly strengthen our market position by expanding our product offerings and increasing the number of our active selling communities. Our current markets have demonstrated solid income and population growth trends. As a result, we expect that strong demand for new housing in our current markets will also contribute to our growth. By leveraging our current operations, we believe that we will, over time, maximize our financial returns, strengthen our margins and increase our revenues and profitability.

      Implement Performance Improvement and Best Practices Initiatives. As part of our goal of strengthening our financial returns, we continuously monitor and evaluate our systems, practices and procedures in order to improve our operations. We recently adopted a detailed “Performance Improvement Plan” that focuses on techniques to enhance operating efficiencies. We have, and will continue to, implement best practices across our operating divisions and believe that this operating strategy has allowed, and will continue to allow, us to:

•	implement innovative information systems to, among other things, monitor homebuilding production, scheduling and budgeting and facilitate communication among our divisions with respect to the design and construction of our homes;

•	reduce the time necessary to complete each stage in the homebuilding process;

•	effectively manage our inventory of homes;

•	use our purchasing power to achieve volume discounts and the best possible service from our vendors; and

•	achieve more favorable pricing of homesite premiums and options.

      Grow Our Financial Services Business. Our financial services operations require minimal capital investment and are highly profitable because of the high margins we obtain from our mortgage financing operation and the high volume of transactions generated from our title insurance and closing services operations. We believe that these financial services complement our homebuilding operations and provide homebuyers a seamless home purchasing experience. For the three months ended March 31, 2003, approximately 53% of our homebuyers utilized the services of our mortgage business, while 80% of our homebuyers used our title and closing services and 25% used our insurance agencies to obtain insurance. We believe that we have an opportunity to grow our financial services business by:

•	increasing the percentage of our homebuyers who use our financial services;

•	marketing our financial services more actively to buyers of homes built by other homebuilders, including smaller homebuilders that do not provide their own financial services; and

•	offering additional services that complement our existing financial services in all our markets.

      Selectively Expand Into New Markets. We intend to supplement our primary growth strategy of expansion in our current markets with a disciplined, financial return oriented approach to entering new markets. We will focus on entering metropolitan areas that have favorable homebuilding characteristics, including availability of strong management with local market expertise as well as solid income and population growth trends, significant single-family home permit activity, a diversified economy and an adequate supply of obtainable homesites. We believe this long-term emphasis on geographic diversification across a range of growing markets with strong fundamentals will enable us to minimize our exposure to adverse economic conditions, seasonality and housing cycles in individual local markets. We will enter new markets through strategic acquisitions of other homebuilders and, to the extent we enter new markets that complement and/or are in close proximity to our current markets, we will utilize our existing management expertise and resources to establish operations.

Recent Developments

      On June 26, 2003, we filed a registration statement relating to the proposed sale by Technical Olympic, our principal stockholder, of 2,000,000 shares of our common stock held by them. The underwriters named in the registration statement have an option to purchase up to an additional 300,000 shares of our common stock from Technical Olympic. We will not receive any proceeds from the sale of common stock by Technical Olympic. Technical Olympic currently owns 90.73% of our common stock and will own approximately 83.56% after consummation of the proposed offering, or 82.48% if the underwriters exercise the over-allotment option in full. The registration statement has not yet been declared effective by the Commission.

Principal Executive Offices

      Our executive offices are located at 4000 Hollywood Blvd., Suite 500 North, Hollywood, Florida 33021. Our telephone number is (954) 364-4000. Our Web address is www.tousa.com. We do not intend the information on our Website to constitute part of this prospectus.

The Exchange Offer

Securities Offered	$35.0 million in aggregate principal amount of 10 3/8% senior subordinated notes due 2012 that are guaranteed on a senior subordinated unsecured basis by our material domestic subsidiaries. The terms of the new notes and the old notes are identical except for the transfer restrictions and registration rights. The new notes and the old notes are collectively referred to as the “notes.”

Issuer	Technical Olympic USA, Inc.

Issue Date	April 22, 2003.

Maturity Date	July 1, 2012.

Issuance of Old Notes	The old notes were, and the new notes will be, issued as additional notes under the indenture, dated as of June 25, 2002 among us, the subsidiary guarantors named therein and Wells Fargo Bank Minnesota, National Association. On June 25, 2002 we had previously issued $150.0 million of 10 3/8% senior subordinated unsecured notes due 2012 under the same indenture, which we refer to as the “June 2002 Senior Subordinated Notes.” The old notes have, and the new notes will have substantially the same terms as the June 2002 Senior Subordinated Notes.

The Exchange Offer	We are offering to exchange $1,000 principal amount of new notes for each $1,000 principal amount of old notes. Old notes may only be exchanged in $1,000 principal amount increments. There is $35.0 million in aggregate principal amount of old notes outstanding.

Conditions to the Exchange Offer	The exchange offer is not conditioned upon any minimum principal amount of old notes being tendered for exchange. However, the exchange offer is subject to customary conditions, which may be waived by us.

Procedures For Tendering	If you wish to tender your old notes in the exchange offer, you must complete and sign the letter of transmittal for the notes according to the instructions contained in this prospectus. You must then mail, fax, or hand deliver the letter of transmittal, together with any other required documents, to the exchange agent, either with the old notes to be tendered or in compliance with the specified procedures for guaranteed delivery of old notes. You should allow sufficient time to ensure timely delivery. Some brokers, dealers, commercial banks, trust companies and other nominees may also effect tenders by book-entry transfer. If you own old notes registered in the name of a broker, dealer, commercial bank, trust company, or other nominee, you are urged to contact that person promptly if you wish to tender old notes in the exchange offer. Letters of transmittal and certificates representing the old notes should not be sent to us. These documents should be sent only to the exchange agent. Questions regarding how to tender and requests for information should also be directed to the exchange agent. If you hold old notes through The Depository Trust Company and wish to accept the exchange offer, you must do so pursuant to the book-entry transfer facility’s procedures for book entry transfer (or other applicable procedures), contained in this prospectus and the letter of transmittal.

Expiration Date; Withdrawal	The exchange offer will expire at 5:00 p.m., New York City time on [21 business days after commencement of offer] or a later date and time to which it may be extended. However, it may not be extended beyond , 2003. We will accept for exchange any and all old notes that are validly tendered in the exchange offer prior to 5:00 p.m., New York City time, on the expiration date. The tender of old notes may be withdrawn at any time prior to the expiration date. Any old note not accepted for exchange for any reason will be returned without expense to the tendering holder as promptly as practicable after the expiration or termination of the exchange offer. The new notes issued in the exchange offer will be delivered promptly following the expiration date.

Guaranteed Delivery Procedures	If you wish to tender your old notes and (1) your old notes are not immediately available or (2) you cannot deliver your old notes together with the letter of transmittal to the exchange agent prior to the expiration date, you may tender your old notes according to the guaranteed delivery procedures contained in the letter of transmittal.

Tax Considerations	For U.S. federal income tax purposes, the exchange of old notes for new notes should not be considered a sale or exchange or otherwise a taxable event to the holders of notes.

Use of Proceeds	We will not receive any proceeds from the exchange offer.

Appraisal Rights	Holders of old notes will not have dissenters’ rights or appraisal rights in connection with the exchange offer.

Exchange Agent	Wells Fargo Bank Minnesota, National Association is serving as exchange agent in connection with the exchange offer for the notes.

Resales of new notes	Based on an interpretation by the Commission set forth in no-action letters issued to third parties, we believe that you may resell or otherwise transfer new notes issued in the exchange offer in exchange for old notes without restrictions under the federal securities laws. However, there are exceptions to this general statement.

You may not freely transfer the new notes if:

• you are an affiliate of ours;

• you did not acquire the new notes in the ordinary course of your business;

• you intend to participate in the exchange offer for the purpose of distributing new notes; or

• you are a broker-dealer who acquired the old notes directly from us.

Any holder subject to any of the exceptions above will not be able to rely on the interpretations of the Commission staff set forth in the above-mentioned interpretive letters; will not be permitted or entitled to tender old notes in the exchange offer; and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or other transfer of old notes unless the sale is made pursuant to an exemption from those requirements.

In addition, each participating broker-dealer that receives new notes for its own account in the exchange offer in exchange for old notes that were acquired as a result of market making activities or other trading activities and not directly from us, must comply with the registration and prospectus delivery requirements of the Securities Act in connection with the resale of the new notes.

Consequences of Not Exchanging the Old Notes	If you do not tender your old notes or your old notes are not properly tendered, the existing transfer restrictions will continue to apply. The old notes are currently eligible for sale pursuant to Rule 144A through the PORTAL Market. Because we anticipate that most holders will elect to exchange old notes for new notes due to the absence of restrictions on the resale of new notes under the Securities Act, we anticipate that the liquidity of the market for any old notes remaining after the consummation of the exchange offer will be substantially limited.

Summary Description of the New Notes

      The terms of the new notes and the old notes are identical in all respects, except that the terms of the new notes do not include the transfer restrictions and registration rights relating to the old notes.

Notes Offered	$35.0 million aggregate principal amount of 10 3/8% senior subordinated notes due 2012.

Maturity Date	July 1, 2012.

Interest Payment Dates	January 1 and July 1 of each year, commencing July 1, 2003.

Interest	The new notes will bear interest from the later of January 1, 2003 or the most recent date to which interest has been paid on the old notes. Accordingly, registered holders of new notes on the relevant record date for the first interest payment date following the completion of the exchange offer will receive interest accruing from the later of January 1, 2003 or the most recent date on which interest has been paid. Old notes accepted for exchange will cease to accrue interest from and after the date of completion of the exchange offer. Holders of old notes whose old notes are accepted for exchange will not receive any payment in respect of interest on the old notes otherwise payable on any interest payment date that occurs on or after completion of the exchange offer.

Ranking	The notes are:

• our senior subordinated, unsecured obligations;

• junior in right of payment to all of our existing and future senior debt, including our 9% senior notes and outstandings under our revolving credit facility;

• equal in right of payment (“pari passu”) with all our existing and future senior subordinated debt (including our existing senior subordinated notes issued in June 2002);

• senior in right of payment to all our existing and future subordinated debt; and

• guaranteed on a senior subordinated, unsecured basis by the guarantors.

As of March 31, 2003, as adjusted for the offering of the old notes and the application of the net proceeds, the new notes would have been:

• junior in right of payment to $355.4 million of senior debt; and

• equal in right of payment to $150.0 million of the June 2002 Senior Subordinated Notes.

As of March 31, 2003, as adjusted for the offering of the old notes and the application of the net proceeds, and the recent amendment to our revolving credit facility, we could have incurred an additional $251.5 million of senior debt, which would be senior in right of payment to the notes.

Guarantees	The notes are fully guaranteed on a senior subordinated, unsecured basis, jointly and severally, by all of our material domestic subsidiaries.

The guarantees will be:

• junior in right of payment to all of the future and existing senior debt of the guarantors;

• equal in right of payment with all of the future and existing senior subordinated debt of the guarantors; and

• senior in right of payment to all of the existing and future subordinated debt of the guarantors.

As of March 31, 2003, our consolidated subsidiaries that were not guarantors of the old notes had assets of $14.0 million.

As of March 31, 2003, as adjusted for the offering of the old notes and the application of the net proceeds:

• the guarantees issued by each of the guarantors are equal in right of payment to $150.0 million of the June 2002 Senior Subordinated Notes;

• the guarantees issued by each of the guarantors, other than Preferred Home Mortgage Company and Pacific United L.P., are junior in right of payment to $316.0 million of senior debt;

• the guarantee issued by Preferred Home Mortgage Company is junior in right of payment to $350.6 million of senior debt; and

• the guarantee issued by Pacific United L.P. is junior in right of payment to $320.8 million of senior debt.

As of March 31, 2003, as adjusted for the offering of the old notes and the application of the net proceeds, and the amendment of our revolving credit facility, the guarantors could have incurred an additional $221.1 million of debt under our revolving credit facility to which the guarantees on the notes would be junior in right of payment and Preferred Home Mortgage Company could have incurred an additional $30.4 million of senior debt under our warehouse line of credit, to which the guarantees of Preferred Home Mortgage Company would be junior in right of payment.

Optional Redemption	Prior to July 1, 2007, we may redeem all or part of the notes by paying a “make-whole” premium based on U.S. Treasury rates as specified in this prospectus under “Description of the Notes — Optional Redemption.”

We may redeem all or a part of the notes at any time on or after July 1, 2007, at the redemption prices listed in “Description of the Notes — Optional Redemption” plus accrued and unpaid interest to the redemption date.

At any time prior to July 1, 2005, we may use the proceeds of certain equity offerings and/or equity investments to redeem up to 35% of the original principal amount of the notes (plus all other notes issued under the indenture for the notes) at a redemption price of 110.375% of their principal amount, plus accrued and unpaid interest to the redemption date; provided that at least 65% of the aggregate principal amount of the notes (plus all other notes issued under the indenture for the notes) remain outstanding after such redemption and that such redemption shall occur within 75 days of the date of the closing of such equity offering and/or equity investment.

Mandatory Offer to Purchase	If we experience a change of control, we must offer to repurchase all or a part of the notes (plus all other notes issued under the indenture for the notes) at a purchase price of 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of repurchase.

Covenants	The notes are issued under the indenture, dated June 25, 2002 among us, the guarantors and the trustee. The indenture contains covenants that limit our ability to, among other things:

• incur additional indebtedness;

• pay dividends or make other restricted payments;

• create or permit certain liens;

• sell assets;

• create or permit restrictions on the ability of our restricted subsidiaries to pay dividends or other distributions to us;

• engage in transactions with affiliates; and

• consolidate or merge with or into other companies or sell all or substantially all of our assets.

The indenture also includes a covenant that requires us to maintain a certain consolidated net worth.

The covenants in the indenture are subject to a number of important exceptions and qualifications.

If after the date of this offering, the notes receive an Investment Grade rating (as defined under “Description of the Notes — Certain Definitions”), then for so long as such rating is maintained and no default or event of default shall have occurred and be continuing, certain of the covenants will cease to apply as described under “Description of the Notes — Certain Covenants — Covenant Suspension.”

Events of Default	Each of the following constitutes an event of default:

• default for 30 days in the payment when due of interest on the notes;

• default in payment when due of the principal of or premium, if any, on the notes;

• failure by us or any of our subsidiaries to comply with the provisions described under the captions “Description of the Notes — Certain Covenants,” “Description of the Notes — Merger, Consolidation or Sale of Property;”

• failure by us or any of our subsidiaries for 30 days after notice to comply with any of our other covenants or agreements in the indenture or the notes;

• default under any debt (other than non-recourse debt) by us or any restricted subsidiary that results in the acceleration of the maturity of such debt, or failure to pay any such debt at maturity, in an aggregate amount greater than $10.0 million;

• failure by us or any of our restricted subsidiaries to pay final judgments aggregating in excess of $10.0 million, which judgments are not waived, satisfied or discharged for any period of 30 consecutive days during which a stay of enforcement shall not be in effect;

• certain events of bankruptcy or insolvency with respect to us or any of our restricted subsidiaries that is a significant subsidiaries; or

• if any guarantee ceases to be in full force and effect, or any guarantor denies or disaffirms its obligations under any guarantee.

Rights of Holders	If any event of default occurs and is continuing, the trustee or the holders of at least 25% in principal amount of the notes outstanding, including the June 2002 Senior Subordinated Notes, may declare all of the notes to be due and payable immediately. Notwithstanding the foregoing, in the case of an event of default arising from the bankruptcy provisions, all outstanding notes will become due and payable without further action or notice. Holders of the notes may not enforce the indenture or the notes except as provided in the indenture. Subject to certain limitations, holders of a majority in principal amount of the then outstanding notes may direct the trustee in its exercise of any trust or power.

The holders of a majority in aggregate principal amount of the notes then outstanding by notice to the trustee may on behalf of the holders of all of the notes waive any existing default or event of default and its consequences under the indenture except a continuing default or event of default in the payment of interest on, or the principal of, the notes.

No Prior Market	The new notes will be new securities for which there is currently no market. Although the initial purchaser has informed us of its intention to make a market in the new notes, it is not obligated to do so and it may discontinue any market-making at any time without notice. Accordingly we cannot assure you as to the development or liquidity of any market for the new notes.

Trustee	Wells Fargo Bank Minnesota, National Association

      For additional information concerning the notes, see “Description of the Notes.”

SUMMARY FINANCIAL AND OPERATING DATA

      The following table sets forth our summary financial and operating data. The summary financial data in the table for the three years ended December 31, 2002 have been derived from our audited consolidated financial statements. The summary financial data in the table for the three month periods ended March 31, 2002 and 2003 have been derived from unaudited financial statements. The unaudited financial statements include all adjustments, consisting of normal recurring accruals, which we consider necessary for a fair presentation of the financial position and the results of operations for these periods. Operating results for the three months ended March 31, 2003 are not necessarily indicative of the results that may be expected for the entire year ending December 31, 2003. The data should be read in conjunction with the consolidated financial statements, related notes and other financial information included herein.

	Year Ended December 31,						Three Months Ended March 31,

	2000(1)(2)		2001(1)(2)		2002(1)(2)		2002(1)(2)		2003

	(Dollars in thousands, except per share data)
Statement of Income Data:
Homebuilding:
Revenues from home sales	$540,323		$1,374,551		$1,349,713		$302,155		$313,820
Revenues from land sales	6,343		18,361		27,379		383		2,060

Total revenues	546,666		1,392,912		1,377,092		302,538		315,880
Cost of sales from home sales	434,736		1,091,626		1,075,875		239,645		246,280
Cost of sales from land sales	6,203		16,660		24,430		430		1,841

Total cost of sales	440,939		1,108,286		1,100,305		240,075		248,121

Gross profit	105,727		284,626		276,787		62,463		67,759
Selling, general, and administrative expenses	63,832		152,063		163,726		37,704		43,790
Depreciation and amortization	3,112		8,849		5,952		1,631		1,646
Severance and merger related expenses	—		2,643		19,963		13,828		—
Loss on early extinguishment of debt	—		—		5,411		—		—
Other (income) expense	2,264		(3,941)		(5,838)		(222)		(1,019)

Homebuilding pretax income	36,519		125,012		87,573		9,522		23,342
Financial Services:
Revenues	2,562		32,659		40,214		7,954		10,645
Expenses	1,635		17,688		20,846		3,780		6,160

Financial Services pretax income	927		14,971		19,368		4,174		4,485
Income from continuing operations before income taxes	37,446		139,983		106,941		13,696		27,827
Income tax expense	13,672		52,218		39,900		4,767		10,171

Income from continuing operations	$23,774		$87,765		$67,041		$8,929		$17,656

Per Share Data:
Income from continuing operations (basic and diluted)	$1.79		$3.15		$2.40		$0.32		$0.63
Income from discontinued operations (basic and diluted)	$0.48		$0.22		$0.18		$0.02		$—
Book value based on shares outstanding at end of period	$12.74		$4.83		$14.53		$—		$15.17
Cash dividends(3)	$—		$0.22		$—		$—		$—
Weighted average number of common shares outstanding (basic and diluted)	13,250,062		27,878,787		27,878,787		27,878,787		27,882,090
Other Financial Data:
Ratio of earnings to fixed charges(4)	3.2	x	6.8	x	4.6	x	4.6	x	3.1	x

At March 31, 2003

(Dollars in
thousands)
Balance Sheet Data:
Inventory	$853,841
Total assets	$1,148,923
Homebuilding borrowings	$505,642
Total borrowings(5)	$540,246
Stockholders’ equity	$422,961

(1)	On June 25, 2002, we completed the merger with Engle Holdings, Inc. As both entities were under the common control of Technical Olympic, the merger was accounted for as a reorganization of entities under common control. In accordance with Statement of Financial Accounting Standards (SFAS) No. 141, “Business Combinations,” we recognized the acquired assets and liabilities of Engle Holdings at their historical carrying amounts. As both entities came under common control of Technical Olympic on November 22, 2000, our financial statements and other operating data have been restated to include the operations of Engle Holdings from November 22, 2000. See note 1 to our consolidated financial statements included elsewhere in this prospectus.

(2)	On April 15, 2002, we completed the sale of Westbrooke Acquisition Corp., formerly one of our Florida homebuilding subsidiaries. In accordance with SFAS 144, “Accounting for the Impairment or Disposal of Long-Lived Assets,” the results of Westbrooke’s operations have been classified as discontinued operations, and prior periods have been restated. See note 8 to our consolidated financial statements included elsewhere in this prospectus.

(3)	Cash dividends per share have been restated to reflect the total shares outstanding as a result of the merger with Engle Holdings.

(4)	For purposes of computing the ratio of earnings to fixed charges, earnings represents the sum of income from continuing operating before income taxes and before adjustments for minority interests in consolidated subsidiaries and income or loss from equity investments, distributed income from equity investments, interest amortized in cost of sale, amortization of deferred finance costs, interest expense and the portion of rent expense deemed to represent interest. Fixed charges include interest incurred, whether expensed or capitalized, including amortization of deferred finance costs and the portion of rent expense deemed to represent interest.

(5)	Total borrowings includes Homebuilding borrowings and Financial Services borrowings.

RISK FACTORS

      Holders of old notes should carefully consider the following factors and all other information set forth in this prospectus before tendering their old notes in the exchange offer.

Risks Related to Our Business

Our significant level of debt could adversely affect our financial condition and prevent us from fulfilling our debt service obligations.

      We currently have a significant amount of debt, and our ability to meet our debt service obligations will depend on our future performance. Numerous factors outside of our control, including changes in economic or other business conditions generally or in the markets or industry in which we do business, may adversely affect our operating results and cash flows, which in turn may affect our ability to meet our debt service obligations. As of March 31, 2003, on a consolidated basis, we had approximately $540.2 million aggregate principal amount of debt outstanding (including our revolving credit facility, our senior notes, our June 2002 Senior Subordinated Notes, our warehouse line of credit and our other credit facilities, but excluding consolidated land bank obligations of $12.9 million) and would have had approximately $546.2 million, as adjusted for the offering of the old notes and application of the net proceeds. At March 31, 2003, as adjusted for the offering of the old notes and the application of the net proceeds, and the amendment of our revolving credit facility, we would have had the ability to borrow an additional $221.1 million under our revolving credit facility and $30.4 million under our warehouse line of credit, subject to our satisfying the relevant borrowing conditions in those facilities. In addition, subject to restrictions in our financing documents, we may incur additional debt.

      If we are unable to meet our debt service obligations, we may need to restructure or refinance our debt, seek additional equity financing or sell assets. We may be unable to restructure or refinance our debt, obtain additional equity financing or sell assets on satisfactory terms or at all.

Our debt instruments impose significant operating and financial restrictions which may limit our ability to finance future operations or capital needs and pursue business opportunities, thereby limiting our growth.

      The indentures governing our outstanding notes and our revolving credit facility impose significant operating and financial restrictions on us. These restrictions limit our ability to, among other things:

•	incur additional debt;

•	pay dividends or make other restricted payments;

•	create or permit certain liens, other than customary and ordinary liens;

•	sell assets other than in the ordinary course of our business;

•	create or permit restrictions on the ability of our restricted subsidiaries to pay dividends or make other distributions to us;

•	engage in transactions with affiliates; and

•	consolidate or merge with or into other companies or sell all or substantially all of our assets.

      These restrictions could limit our ability to finance our future operations or capital needs, make acquisitions or pursue available business opportunities. In addition, our revolving credit facility requires us to maintain specified financial ratios and satisfy certain financial covenants, the indentures governing our outstanding notes require us to maintain a specified minimum consolidated net worth, and our warehouse line of credit requires us to maintain the collateral value of our borrowing base. We may be required to take action to reduce our debt or to act in a manner contrary to our business objectives to meet these ratios and satisfy these covenants. A breach of any of the covenants in, or our inability to maintain the required financial ratios under, our revolving credit facility and warehouse line of credit would prevent us from borrowing additional money under those facilities and could result in a default under those facilities and our other debt obligations. Our failure to maintain the specified minimum consolidated net worth under the indentures will require us to offer to purchase a portion of our outstanding notes. If we fail to purchase these notes, it would result in a default under the indentures and may result in a default under other debt facilities.

Economic downturns in the geographic areas in which we operate could adversely affect demand and prices for new homes in those areas and could have an adverse effect on our revenues and earnings.

      Although we operate in 14 major metropolitan markets, our operations are concentrated in the southwestern and southeastern United States. Adverse economic or other business conditions in these regions or in the particular markets in which we operate, all of which are outside of our control, could have an adverse effect on our revenues and earnings.

We may not be able to acquire suitable land at reasonable prices, which could increase our costs and reduce our earnings and profit margins.

      We have experienced an increase in competition for available land and developed homesites in some of our markets as a result of the strength of the economy in many of these markets over the past few years and the availability of more capital to major homebuilders. Our ability to continue our development activities over the long-term depends upon our ability to locate and acquire suitable parcels of land or developed homesites to support our homebuilding operations. As competition for land increases, the cost of acquiring it may rise, and the availability of suitable parcels at acceptable prices may decline. If we are unable to acquire suitable land or developed homesites at reasonable prices, it could limit our ability to develop new projects or result in increased land costs that we may not be able to pass through to our customers. Consequently, it could reduce our earnings and profit margins.

We may not be successful in our effort to identify, complete or integrate acquisitions, which could adversely affect our results of operations and future growth.

      A principal component of our strategy is to continue to grow profitably in a controlled manner, including, where appropriate, by acquiring other property developers or homebuilders. We may not be successful in implementing our acquisition strategy, and growth may not continue at historical levels or at all. We completed the merger with Engle Homes on June 25, 2002, we acquired the assets of D.S. Ware Homes and Masonry Homes in the fourth quarter of 2002, and we acquired the assets of Trophy Homes and The James Construction Company in the first quarter of 2003. The failure to identify or complete business acquisitions, or successfully integrate the businesses we acquire, could adversely affect our results of operations and future growth. Specifically, any delays or difficulties in converting our various information systems or implementing our internal policies and procedures could increase costs and otherwise affect our results of operations. Even if we overcome these challenges and risks, we may not realize the expected benefits of our acquisitions.

We may need additional financing to fund our operations or for the expansion of our business, and if we are unable to obtain sufficient financing or such financing is obtained on adverse terms, we may not be able to operate or expand our business as planned, which could adversely affect our results of operations and future growth.

      Our operations require significant amounts of cash. If our business does not achieve the levels of profitability or generate the amount of cash that we anticipate or if we expand through acquisitions or organic growth faster than anticipated, we may need to seek additional debt or equity financing to operate and expand our business. If we are unable to obtain sufficient financing to fund our operations or expansion, it could adversely affect our results of operations and future growth. We may be unable to obtain additional financing on satisfactory terms or at all. If we raise additional funds through the incurrence of debt, we will incur increased debt service costs and may become subject to additional restrictive financial and other covenants.

Technical Olympic, our majority stockholder, can cause us to take certain actions or preclude us from taking actions without the approval of the other stockholders and may have interests that could conflict with your interests.

      Technical Olympic currently owns 90.73% of the voting power of our common stock and will own approximately 83.56% after the proposed offering of our common stock by Technical Olympic (82.48% if the underwriters’ over-allotment option is exercised in full). As a result, Technical Olympic has the ability to control the outcome of virtually all corporate actions requiring stockholder approval, including the election of a majority of our directors, the approval of any merger and other significant corporate actions. Technical Olympic may authorize actions or have interests that could conflict with your interests.

Risks Related to Our Industry

Changes in economic or other business conditions could adversely affect demand and prices for new homes, which could decrease our revenues.

      The homebuilding industry historically has been cyclical and is affected significantly by adverse changes in general and local economic conditions, such as:

•	employment levels;

•	population growth;

•	consumer confidence and stability of income levels;

•	availability of financing for land and homesite acquisitions, construction and permanent mortgages;

•	interest rates;

•	inventory levels of both new and existing homes;

•	supply of rental properties; and

•	conditions in the housing resale market.

      Adverse changes in one or more of these conditions, all of which are outside of our control, could reduce demand and/or prices for new homes in some or all of the markets in which we operate. A decline in demand or the prices we can obtain for our homes could decrease our revenues.

We are subject to substantial risks with respect to the land and home inventories we maintain, and fluctuations in market conditions may affect our ability to sell our land and home inventories at expected prices, if at all, which would reduce our profit margins.

      As a homebuilder, we must constantly locate and acquire new tracts of land for development and developed homesites to support our homebuilding operations. There is a lag between the time we acquire land for development or developed homesites and the time that we can bring the communities to market and sell homes. Lag time varies on a project-by-project basis; however, historically, we have experienced a lag time of approximately 9 to 12 months. As a result, we face the risk that demand for housing may decline during this period and that we will not be able to dispose of developed properties or undeveloped land or homesites acquired for development at expected prices or within anticipated time frames or at all. The market value of home inventories, undeveloped land and developed homesites can fluctuate significantly because of changing market conditions. In addition, inventory carrying costs (including interest on funds used to acquire land or build homes) can be significant and can adversely affect our performance. Because of these factors, we may be forced to sell homes or other property at a loss or for prices that generate lower profit margins than we anticipate. We may also be required to make material write-downs of the book value of our real estate assets in accordance with generally accepted accounting principles if values decline.

Supply risks and shortages relating to labor and materials can harm our business by delaying construction and increasing costs.

      The homebuilding industry from time to time has experienced significant difficulties with respect to:

•	shortages of qualified trades people and other labor;

•	inadequately capitalized local subcontractors;

•	shortages of materials; and

•	volatile increases in the cost of certain materials, including lumber, framing and cement, which are significant components of home construction costs.

      These difficulties can, and often do, cause unexpected short-term increases in construction costs and cause construction delays. In addition, to the extent our subcontractors incur increased costs associated with recent increases in insurance premiums and compliance with state and local regulations, these costs are passed on to us as homebuilders. We are generally unable to pass on any unexpected increases in construction costs to those customers who have already entered into sales contracts, as those contracts generally fix the price of the house at the time the contract is signed, which may be up to one year in advance of the delivery of the home. Furthermore, sustained increases in construction costs may, over time, erode our profit margins. We have historically been able to offset sustained increases in the costs of materials with increases in the prices of our homes and through operating efficiencies. However, in the future, pricing competition may restrict our ability to pass on any additional costs, and we may not be able to achieve sufficient operating efficiencies to maintain our current profit margins.

Future increases in interest rates or a decrease in the availability of government-sponsored mortgage financing could prevent potential customers from purchasing our homes, which would adversely affect our revenues and profitability.

      Almost all of our customers finance their purchases through mortgage financing obtained from us or other sources. Increases in interest rates or decreases in the availability of Federal National Mortgage Association, Federal Home Loan Mortgage Corporation, Federal Housing Administration or Veteran’s Association mortgage financing could cause a decline in the market for new homes as potential homebuyers may not be able to obtain affordable financing. Increased interest rates can also limit our ability to realize our backlog because our sales contracts typically provide our customers with a financing contingency. Financing contingencies allow customers to cancel their home purchase contracts in the event they cannot arrange for financing at interest rates that were prevailing when they signed their contracts. In particular, because the availability of mortgage financing is an important factor in marketing many of our homes, any limitations or restrictions on the availability of those types of financing could reduce our home sales and the lending volume at our mortgage subsidiary. Even if our potential customers do not need financing, changes in interest rates and mortgage availability could make it harder for them to sell their existing homes to potential buyers who need financing. Interest rates currently are at one of their lowest levels in decades, and any future increases in interest rates could adversely affect our revenues and profitability.

The competitive conditions in the homebuilding industry could increase our costs, reduce our revenues, and otherwise adversely affect our results of operations.

      The homebuilding industry is highly competitive and fragmented. We compete in each of our markets with numerous national, regional and local builders. Some of these builders have greater financial resources, more experience, more established market positions and better opportunities for land and homesite acquisitions than we do and have lower costs of capital, labor and material than us. Builders of new homes compete for homebuyers, as well as for desirable properties, raw materials and skilled subcontractors. The competitive conditions in the homebuilding industry could, among other things:

•	increase our costs and reduce our revenues;

•	make it difficult for us to acquire suitable land or homesites at acceptable prices;

•	require us to increase selling commissions and other incentives;

•	result in delays in construction if we experience a delay in procuring materials or hiring laborers; and

•	result in lower sales volumes.

      We also compete with resales of existing homes, available rental housing and, to a lesser extent, condominium resales. An oversupply of attractively priced resale or rental homes in the markets in which we operate could adversely affect our ability to sell homes profitably.

      Our financial services operations are also subject to competition from third-party providers, many of which are substantially larger, may have a lower cost of funds or overhead than we do, and may focus exclusively on providing such services.

We are subject to product liability and warranty claims arising in the ordinary course of business that could adversely affect our results of operations.

      As a homebuilder, we are subject in the ordinary course of our business to product liability and home warranty claims. We provide our homebuyers with a one-year or two-year limited warranty covering workmanship and materials and an eight-year or ten-year limited warranty covering major structural defects. Claims arising under these warranties and general product liability claims are common in the homebuilding industry and can be costly. Although we maintain product liability insurance, the coverage offered by, and availability of, product liability insurance for construction defects is currently limited and, where coverage is available, it may be costly. We recently obtained a homebuilder protective policy which covers warranty claims for structure and design defects related to homes sold by us during the policy period, subject to a retention amount. However, our product liability insurance and homebuilder protective policies contain limitations with respect to coverage, and there can be no assurance that these insurance rights will be adequate to cover all product liability and warranty claims for which we may be liable or that coverage will not be further restricted and become more costly. In addition, although we generally seek to require our subcontractors and design professionals to indemnify us for liabilities arising from their work, we may be unable to enforce any such contractual indemnities. Uninsured and unindemnified product liability and warranty claims, as well as the cost of product liability insurance and our homebuilder protective policy, could adversely affect our results of operations.

We are subject to mold litigation and claims arising in the ordinary course of business that could adversely affect our results of operations.

      Recently, lawsuits have been filed against homebuilders and insurers asserting claims of property damages and personal injury caused by the presence of mold in residential dwellings. Some of these lawsuits have resulted in substantial monetary judgments or settlements. It is possible that insurance carriers may exclude coverage for claims arising from the presence of mold. Uninsured mold liability and claims could adversely affect our results of operations.

States, cities and counties in which we operate have, or may adopt, slow or no growth initiatives which would reduce our ability to build in these areas and could adversely affect our future revenues.

      Several states, cities and counties in which we operate have approved, and others in which we operate may approve, various “slow growth” or “no growth” initiatives and other ballot measures that could negatively impact the availability of land and building opportunities within those localities. Approval of slow or no growth measures would reduce our ability to build and sell homes in the affected markets and create additional costs and administration requirements, which in turn could have an adverse effect on our future revenues.

Our business is subject to governmental regulations that may delay, increase the cost of, prohibit or severely restrict our development and homebuilding projects.

      We are subject to extensive and complex laws and regulations that affect the land development and homebuilding process, including laws and regulations related to zoning, permitted land uses, levels of density, building design, elevation of properties, water and waste disposal and use of open spaces. In addition, we and our subcontractors are subject to laws and regulations relating to workers health and safety. We also are subject to a variety of local, state and federal laws and regulations concerning the protection of health and the environment. In some of the markets in which we operate, we are required to pay environmental impact fees, use energy saving construction materials and give commitments to provide certain infrastructure such as roads and sewage systems. We must also obtain permits and approvals from local authorities to complete residential development or home construction. The laws and regulations under which we and our subcontractors operate, and our and their obligations to comply with them, may result in delays in construction and development, cause us to incur substantial compliance and other increased costs, and prohibit or severely restrict development and homebuilding activity in certain areas in which we operate.

      Our financial services operations are subject to numerous federal, state and local laws and regulations. Failure to comply with these requirements can lead to administrative enforcement actions, the loss of required licenses and claims for monetary damages.

Our business revenues and profitability may be adversely affected by natural disasters or weather conditions.

      Homebuilders are particularly subject to natural disasters and severe weather conditions as it can delay our ability to timely complete homes, damage the partially complete or other unsold homes that are in our inventory and/or negatively impact the demand for homes. Our operations are located in many areas that are especially subject to natural disasters. To the extent that hurricanes, severe storms, floods, tornadoes or other natural disasters or similar weather events occur, our business may be adversely affected. To the extent our insurance is not adequate to cover business interruption or losses resulting from these events, our revenues and profitability may be adversely affected.

Risks Related to the Notes

We may not have sufficient funds to satisfy our repurchase obligations that arise upon a change in control or a decline in our consolidated net worth.

      If a change of control occurs, we will be required, subject to certain conditions, to offer to purchase all outstanding notes plus all of our other outstanding senior and senior subordinated notes at a price equal to 101% of the principal amount thereof, plus accrued and unpaid interest thereon to the date of purchase.

      In addition, if our consolidated net worth falls below $150.0 million for any two consecutive fiscal quarters, we are required to make an offer to purchase at least 10% of the aggregate principal amount of these notes, the June 2002 Senior Subordinated Notes and the senior notes we offered in June 2002 and February 2003 (we refer to these as the Senior Notes) then outstanding at a price equal to 100% of the principal amount, together with accrued and unpaid interest, if any, to the date of purchase. As of March 31, 2003, on a consolidated basis, our net worth was $963.2 million.

      As of March 31, 2003, we did not have sufficient funds available to purchase all of our outstanding notes were they to be tendered in response to an offer made as a result of a change of control. In addition, we may not have sufficient funds available, from time to time, to fund a net worth offer. The source of funds for any purchase of these notes in either event will be our available cash or cash generated from our operations or other sources, including borrowings, sales of assets or sales of equity. If we do not have sufficient cash on hand, we could seek to refinance the debt under our credit facility, all of our outstanding notes and our other debt or obtain a waiver from the lenders or the holders of our outstanding notes, as the case may be. We may not, however, be able to obtain a waiver or refinance our debt on satisfactory terms, or at all. In addition, the indenture for the notes restricts our ability to make a change of control offer for any subordinated notes to the extent we cannot comply with the covenant described under “Description of the Notes — Certain Covenants — Limitation on Restricted Payments.”

      Our failure to purchase, or give notice of purchase of, the notes would be a default under the indenture for the notes, which would in turn be a default under our credit facility. In addition, a change of control will constitute an event of default under our credit facility. A default under our credit facility would result in an event of default under the indenture for the notes if the lenders were to accelerate the debt under the credit facility. Furthermore, if the holders of the notes exercise their right to require us to repurchase notes in either event, the financial effect of this repurchase could cause a default under our other debt, even if the event itself would not cause a default.

Your right to receive payments on the notes and the guarantees is unsecured and will be effectively subordinated to our existing and future senior debt, which could result in situations where there are not sufficient funds available to pay the notes.

      Payment on the notes will be subordinated in right of payment to all of our senior debt, including our revolving credit facility and the Senior Notes. Payment on the guarantee of each guarantor of the notes will be subordinated in right of payment to that guarantor’s senior debt, including its guarantee of our revolving credit facility and the Senior Notes. Upon any distribution to our creditors or the creditors of the guarantors in a bankruptcy, liquidation or reorganization or similar proceeding relating to us or the guarantors or our or their property, the holders of senior debt will be entitled to be paid in full in cash before any payment may be made on the notes or the guarantees thereof, as the case may be. In these cases, we or a guarantor, as the case may be, may not have sufficient funds to pay all of our or its creditors and holders of the notes may receive less, ratably, than the holders of senior debt, including our revolving credit facility and the Senior Notes, and due to the turnover provisions in the notes indenture, less ratably than the holders of unsubordinated obligations, including trade payables. In addition, all payments on the notes and the related guarantees will be blocked in the event of a payment default on any senior debt and may be blocked for up to 179 consecutive days in the event of certain non-payment defaults on designated senior debt.

      As of March 31, 2003, as adjusted for the offering of the old notes and the application of the net proceeds, the notes would have been junior in right of payment to $355.4 million of senior debt. As of March 31, 2003, as adjusted for the offering of the old notes and the application of the net proceeds, the related guarantees of all the guarantors, other than Preferred Home Mortgage Company and Pacific United LP, would have been junior in right of payment to $316.0 million of senior debt; the guarantee of Preferred Home Mortgage Company would have been junior in right of payment to $350.6 million of senior debt; and the guarantee of Pacific United LP would have been junior in right of payment to $320.8 million of senior debt. As of March 31, 2003, as adjusted for the offering of the old notes and the application of the net proceeds, and the amendment of our revolving credit facility, we could have incurred up to $251.5 million of additional senior debt, which would be senior in right of payment to the notes.

Your right to receive payments on the notes and the guarantees is unsecured and will be effectively subordinated to our existing and future secured debt, which could result in situations where there are not sufficient funds available to pay the notes.

      The notes are effectively subordinated to claims of our secured creditors and the guarantees of each guarantor are effectively subordinated to the claims of the existing and future secured creditors of that guarantor. Our revolving credit facility, our warehouse line of credit and certain of our development loans are secured obligations. At March 31, 2003, we had approximately $89.4 million aggregate principal amount of secured debt outstanding. At March 31, 2003, as adjusted for the offering of the old notes and the application of the net proceeds, and the amendment of our revolving credit facility, we would have had the capacity to borrow an additional $221.1 million under our revolving credit facility and $30.4 million under our warehouse line of credit, all of which would be secured senior debt and effectively senior to the notes in right of payment.

Our holding company structure could limit our ability to access the cash flow of our non-guarantor subsidiaries and the ability of the holders of the notes to access the assets of those subsidiaries will be effectively subordinated to those subsidiaries’ other obligations thereby resulting in less cash flow and assets to support the notes.

      Substantially all of our operations are conducted through our subsidiaries. Therefore, our ability to service our debt, including the notes, is dependent upon the cash flows of those subsidiaries and, to the extent they are not guarantors, their ability to distribute those cash flows as dividends, loans or other payments to the entities which are obligors under the notes and the guarantees. If their ability to make these distributions were restricted, by law or otherwise, then we would not be able to use the earnings of the non-guarantor subsidiaries to make payments on the notes. In addition, our subsidiaries that are not guarantors may have liabilities, including trade payables and contingent liabilities, that may be significant. Our rights as an equity holder of those subsidiaries to receive any of their assets, upon a liquidation or reorganization, and therefore the right of the holders of the notes to participant in those assets, effectively will be subordinated to the claims of those subsidiaries’ creditors, including trade creditors, if any.

Your ability to enforce the guarantees of the notes may be limited because the guarantees may potentially raise fraudulent transfer issues.

      Although the notes are our obligations, they are unconditionally guaranteed on a senior subordinated unsecured basis by all of our material domestic subsidiaries. The performance by each guarantor of its obligations with respect to its guarantee may be subject to review under relevant federal and state fraudulent conveyance and similar statutes in a bankruptcy or reorganization case or lawsuit by or on behalf of unpaid creditors of such guarantor. Under these statutes, if a court were to find under relevant federal or state fraudulent conveyance statutes that a guarantor did not receive fair consideration or reasonably equivalent value for incurring its guarantee of the notes, and that, at the time of such incurrence, the guarantor:

•	was insolvent;

•	was rendered insolvent by reason of such incurrence or grant;

•	was engaged in a business or transaction for which the assets remaining with such guarantor constituted unreasonably small capital; or

•	intended to incur, or believed that it would incur, debts beyond its ability to pay such debts as they matured;

then the court, subject to applicable statutes of limitation, could void the guarantors obligations under its guarantee, recover payments made under the guarantee, subordinate the guarantee to other indebtedness of the guarantor or take other action detrimental to the holders of the notes.

      A court could also avoid an incurrence of indebtedness, including the guarantees, if it determined that such transaction was made with the intent to hinder, delay or defraud creditors. In addition, a court could subordinate the indebtedness, including the guarantees, to the claims of all existing and future creditors on similar grounds. The guarantees could also be subject to the claim that, since the guarantees were incurred for our benefit (and only indirectly for the benefit of the subsidiary guarantors), the obligations of the guarantors under the guarantees were incurred for less than reasonably equivalent value or fair consideration.

Your ability to transfer the notes may be limited by the absence of a trading market.

      There is no established trading market for the notes, and neither the old notes nor the new notes will be listed on any securities exchange or quoted on any automated dealer quotation system. We expect the notes to be eligible for trading in the PORTAL Market.

      The initial purchaser has indicated to us that it intends to make a market in the old notes and the new notes, but it is not obliged to do so. The initial purchaser may discontinue any market making in the old notes or the new notes at anytime in its sole discretion. Accordingly, we cannot ensure that a liquid market will develop for any, of the old notes or the new notes, that you will be able to sell your old notes or the new notes at a particular time or that the prices that you receive when you sell will be favorable. Future trading prices of the old notes or the new notes will depend on many factors, including, our operating performance and financial condition, our ability to complete the offer to exchange the old notes for new notes, prevailing interest rates and the market for similar securities. Historically, the market for non-investment grade debt has been subject to disruptions that have caused substantial volatility in the prices of securities similar to the notes. Any such disruptions may adversely affect the ability of holders of notes to dispose of them for a profit or at all.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

      This prospectus contains “forward-looking statements.” Discussions containing forward-looking statements may be found in the material set forth in the sections entitled “Summary,” “Business” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

      These statements concern expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. Specifically, this prospectus contains forward-looking statements regarding:

•	our expectations regarding growth opportunities in the homebuilding industry and our ability to successfully take advantage of such opportunities to expand our operations and maximize our financial returns;

•	our expectations regarding population growth and median income growth trends and their impact on future housing demand in our markets;

•	our expectation regarding the impact of geographic and customer diversification;

•	our expectations that strong demand for new housing in our current markets will contribute to our growth;

•	our belief that by leveraging our current operations, we will, over time, maximize our financial returns, strengthen our margins and increase our revenues and profitability;

•	our ability to successfully integrate our current operations and any future acquisitions, and to recognize anticipated operating efficiencies, cost savings and revenue increases;

•	our expectations regarding our land and homesite acquisition strategy and its impact on our business;

•	our belief that homes in premier locations will continue to attract homebuyers in both strong and weak economic conditions;

•	our intention to grow the financial services business;

•	our belief regarding growth opportunities within our financial services business;

•	our expectations regarding the impact of our business initiatives on our ability to capture repeat business, to minimize our exposure to adverse economic conditions and to increase our revenue;

•	our expectations regarding the implementation of the Performance Improvement Plan and best practices initiatives across our operating divisions;

•	our belief that we have adequate financial resources to meet our current and anticipated working capital and land and homesite acquisition and development needs;

•	our expectation that we will continue to incur significant professional and other fees only through the third quarter of 2003;

•	the impact of inflation on our future results of operations; and

•	our ability to pass through to our customers any increases in our costs in the form of increased sales prices.

      These forward-looking statements reflect our current views about future events and are subject to risks, uncertainties and assumptions. We caution readers that certain important factors may have affected and could in the future affect our actual results and could cause actual results to differ significantly from those expressed in any forward-looking statement. The most important factors that could prevent us from achieving our goals, and cause the assumptions underlying forward-looking statements and the actual results to differ materially from those expressed in or implied by those forward-looking statements include, but are not limited to, the following:

•	our significant level of debt and the impact of the restrictions imposed on us by the terms of this debt;

•	our ability to borrow or otherwise finance our business in the future;

•	our ability to identify and acquire, at anticipated prices, additional homebuilding opportunities;

•	our ability to successfully integrate and to realize the expected benefits of recent acquisitions;

•	economic or other business conditions that affect the desire or ability of our customers to purchase new homes in markets in which we conduct our business;

•	a decline in the demand for, or the prices of, housing;

•	a decline in the value of the land and home inventories we maintain;

•	an increase in the cost of, or shortages in the availability of, skilled labor or construction materials;

•	an increase in interest rates;

•	our ability to successfully dispose of developed properties or undeveloped land or homesites at expected prices and within anticipated time frames;

•	our ability to compete in our existing and future markets; and

•	an increase or change in governmental regulations.

      We urge you to review carefully the section entitled “Risk Factors” in this prospectus for a more complete discussion of the risks related to our business and industry.

USE OF PROCEEDS

      We will not receive any proceeds from the issuance of the new notes offered in the exchange offer. In consideration for issuing the new notes, we will receive in exchange old notes in like principal amount the terms of which are identical in all respects to the new notes except for the transfer restrictions and registration rights. The old notes surrendered in exchange for new notes will be retired and cancelled and cannot be reissued. Accordingly, issuance of the new notes will not result in any increase in our indebtedness.

      The net proceeds from the sale of the old notes was approximately $34.5 million, after deducting the underwriting discount and the offering expenses payable by us. We used the net proceeds to repay $34.5 million of the $65.0 million of outstanding debt under our revolving credit facility on the date we issued the old notes. At March 31, 2003, the weighted average interest rate on the loans outstanding under our revolving credit facility was 5.5% per annum. The loans were scheduled to mature on June 25, 2005. Amounts borrowed under our revolving credit facility were used to acquire Trophy Homes and The James Construction Company, to fund land acquisitions and for general corporate purposes.

CAPITALIZATION

      The following table sets forth our consolidated capitalization as of March 31, 2003 on a historical basis and as adjusted for the sale of the old notes and the application of the net proceeds. You should read this table in conjunction with “Selected Financial Data” included elsewhere in this prospectus and our consolidated financial statements and the related notes included elsewhere in this prospectus.

	As of March 31, 2003

	Actual	As Adjusted

	(Dollars in thousands)
	(Unaudited)
Cash and cash equivalents:
Unrestricted	$49,079	$49,079
Restricted(1)	$37,851	$37,851

Total cash and cash equivalents	$86,930	$86,930

Debt:
Revolving credit facility(2)	$50,000	$15,000
9% Senior Notes	300,000	300,000
10 3/8% Senior Subordinated Notes	150,000	185,000
Other(3)	5,642	5,642

Total homebuilding borrowings	505,642	505,642

Financial services borrowings(4)	34,604	34,604

Total borrowings	540,246	540,246

Common stock $.01 par value (67,000,000 shares authorized and 27,889,036 shares issued and outstanding)	279	279
Additional paid-in capital	322,560	322,560
Retained earnings	100,122	100,122

Total stockholders’ equity	422,961	422,961

Total capitalization	$963,207	$963,207

(1)	Represents deposits held in escrow by our title subsidiaries pursuant to purchase contracts or as required by law and compensating balances under letters of credit.

(2)	As of July 14, 2003, we had approximately $65.0 million outstanding under the revolving credit facility.

(3)	Represents primarily construction and homesite loans from financial institutions.

(4)	Represents a warehouse line of credit used to provide financing for the origination of mortgage loans.

SELECTED HISTORICAL FINANCIAL INFORMATION

      The following table sets forth our selected financial data and other operating information. The selected financial data in the table for the five years ended December 31, 2002 have been derived from our audited consolidated financial statements. The selected financial data in the table for the three month periods ended March 31, 2002 and 2003 have been derived from unaudited financial statements. The unaudited financial statements include all adjustments, consisting of normal recurring accruals, which we consider necessary for a fair presentation of the financial position and the results of operations for these periods. Operating results for the three months ended March 31, 2003 are not necessarily indicative of the results that may be expected for the entire year ending December 31, 2003. The data should be read in conjunction with the consolidated financial statements, related notes, and other financial information included herein.

						Three Months Ended
	Year Ended December 31,					March 31,

	1998	1999(1)	2000(2)(3)	2001(2)(3)	2002(2)(3)	2002(2)(3)	2003

	(Dollars in thousands except per share data)
Statement of Income Data:
Homebuilding:
Revenues	$406,353	$420,748	$546,666	$1,392,912	$1,377,092	$302,538	$315,880
Cost of Sales	339,094	345,592	440,939	1,108,286	1,100,305	240,075	248,121

Gross profit	67,259	75,156	105,727	284,626	276,787	62,463	67,759
Selling, general and administrative expenses	43,614	47,503	63,832	152,063	163,726	37,704	43,790
Depreciation and amortization	3,287	2,239	3,112	8,849	5,952	1,631	1,646
Severance and merger related expenses	—	—	—	2,643	19,963	13,828	—
Loss on early extinguishment of debt	—	—	—	—	5,411	—	—
Other income, net	(74)	867	2,264	(3,941)	(5,838)	(222)	(1,019)

Homebuilding pretax income	20,432	24,547	36,519	125,012	87,573	9,522	23,342
Financial services:
Revenues	—	—	2,562	32,659	40,214	7,954	10,645
Expenses	—	—	1,635	17,688	20,846	3,780	6,160

Financial services pretax income	—	—	927	14,971	19,368	4,174	4,485

Income from continuing operations before income taxes	20,432	24,547	37,446	139,983	106,941	13,696	27,827
Income tax expense	7,637	8,721	13,672	52,218	39,900	4,767	10,171

Income from continuing operations	$12,795	$15,826	$23,774	$87,765	$67,041	$8,929	$17,656

Per Share Data:
Income from continuing operations (basic and diluted)	$1.16	$1.38	$1.79	$3.15	$2.40	$0.32	$0.63
Income from discontinued operations (basic and diluted)	$—	$0.13	$0.48	$0.22	$0.18	$0.02	$—
Book value based on shares outstanding at end of period	$7.84	$9.53	$12.74	$14.83	$14.53	$—	$15.17
Cash dividends(4)	$—	$—	$—	$0.22	$—	$—	$—
Weighted average number of common shares outstanding (basic and diluted)	11,035,342	11,500,000	13,250,062	27,878,787	27,878,787	27,878,787	27,882,090

Other Financial Data:
Ratio of earnings to fixed charges(5)	2.4	x	3.2	x	3.2	x	6.8	x	4.6	x	4.6	x	3.1	x
Operating Data:
Homes delivered	1,874		1,620		1,994		5,304		5,085		1,146		1,234
Average sales price, per home delivered	$216		$255		$271		$259		$265		$264		$254
New sales contracts, net of cancellations	2,036		1,569		1,819		4,967		5,009		1,408		1,632
Backlog at end of period, number of homes	753		540		2,486		2,149		2,280		2,411		2,826
Backlog at end of period, sales value	$170,402		$137,582		$629,348		$573,405		$636,922		$651,273		$763,965

As of March 31, 2003

(Dollars in thousands)
Balance Sheet Data:
Inventory	$853,841
Total assets	$1,148,923
Homebuilding borrowings	$505,642
Total borrowings(6)	$540,246
Stockholders’ equity	$422,961

(1)	Technical Olympic acquired 80% of our common stock on December 15, 1999. Consequently, our audited financial statements for 1999 present the results of operations in two columns on a predecessor and successor basis. The predecessor column includes the results of operations from January 1, 1999 to December 15, 1999. The successor column includes the results of operations from December 16, 1999 to December 31, 1999. In the above table, the financial data reflects our operations on a full-year basis, which represents the total of the predecessor and successor columns.

(2)	On June 25, 2002, we completed the merger with Engle Holdings. As both entities were under the common control of Technical Olympic, the merger was accounted for as a reorganization of entities under common control. In accordance with Statement of Financial Accounting Standards (SFAS) No. 141, “Business Combinations,” we recognized the acquired assets and liabilities of Engle Holdings at their historical carrying amounts. As both entities came under common control of Technical Olympic on November 22, 2000, our financial statements and other operating data have been restated to include the operations of Engle Holdings from November 22, 2000. See note 1 to our consolidated financial statements included elsewhere in this prospectus.

(3)	On April 15, 2002, we completed the sale of Westbrooke, formerly one of our Florida homebuilding subsidiaries. In accordance with SFAS No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets,” the results of Westbrooke’s operations have been classified as discontinued operations and prior periods have been restated. See note 8 to our consolidated financial statements included elsewhere in this prospectus.

(4)	Cash dividends per share have been restated to reflect the total shares outstanding as a result of the merger with Engle Holdings.

(5)	For purposes of computing the ratio of earnings to fixed charges, earnings represents the sum of income from continuing operating before income taxes and before adjustments for minority interests in consolidated subsidiaries and income or loss from equity investments, distributed income from equity investments, interest amortized in cost of sale, amortization of deferred finance costs, interest expense and the portion of rent expense deemed to represent interest. Fixed charges include interest incurred, whether expensed or capitalized, including amortization of deferred finance costs and the portion of rent expense deemed to represent interest.

(6)	Total borrowings includes Homebuilding borrowings and Financial Services borrowings.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

AND RESULTS OF OPERATIONS

Overview

      We generate our revenues from our homebuilding operations (“Homebuilding”) and financial services operations (“Financial Services”). In accordance with Statement of Financial Accounting Standards (SFAS) No. 131, “Disclosures about Segments of an Enterprise and Related Information,” we have determined that Homebuilding and Financial Services comprise our operating segments. Through our Homebuilding operations, we design, build and market high-quality detached single-family residences, town homes and condominiums in 14 metropolitan markets located in four major geographic regions: Florida, the Mid-Atlantic, Texas and the West.

Florida	Mid-Atlantic	Texas	West

Jacksonville	Baltimore/Southern Pennsylvania	Austin	Colorado
Orlando	Nashville	Dallas/Ft. Worth	Las Vegas
Southeast Florida	Northern Virginia	Houston	Phoenix
Southwest Florida		San Antonio

      Our Homebuilding operations generate the majority of their revenue from the sale of homes to homebuyers and to a lesser degree from the sale of land and homesites to other homebuilders. Our homes are designed to appeal to a diverse group of homebuyers, such as “first-time” homebuyers, “move-up” homebuyers, homebuyers who are relocating to a new city or state, buyers of second or vacation homes, active-adult homebuyers and homebuyers with grown children who want a smaller home (“empty-nesters”). Our homes are generally offered for sale in advance of their construction. Once a sales contract has been signed, we classify the transaction as a “new sales contract” and include the home in “backlog.” Such sales contracts are usually subject to certain contingencies such as the buyer’s ability to qualify for financing. Revenue from the sale of homes and the sale of land is recognized at closing when title passes to the buyer. At this point a home is considered to be “delivered.” The principal expenses of our Homebuilding operations are (i) cost of sales and (ii) selling, general and administrative (“SG&A”) expenses. Homebuilding cost of sales consists primarily of the cost of home construction, the acquisition cost of land and the cost of land development. SG&A expenses for our Homebuilding operations include administrative costs, advertising expenses, on-site marketing expenses, commission costs and closing costs.

      At March 31, 2003 we were marketing homes in 176 communities; by comparison, at March 31, 2002 we were marketing homes in 141 communities.

      As part of our objective to provide homebuyers a seamless home purchasing experience, we have developed, and are expanding, our complementary financial services business. As part of this business, we provide mortgage financing and closing services and offer title, homeowners’ and other insurance products. Our mortgage financing operation derives most of its revenues from buyers of our homes, although it also offers its services to existing homeowners refinancing their mortgages. By comparison, our closing services and our insurance agency operations, are used by our homebuyers as well as a broad range of other clients purchasing or refinancing residential or commercial real estate. Mortgage financing operations revenues consist primarily of origination and premium fee income, credit application fee income and the gain on the sale of the mortgages. Title operations revenues consist primarily of title insurance and closing services. All of our underwriting risk associated with title and homeowners’ insurance policies is transferred to third-party insurers. The principal expenses of our Financial Services operations are SG&A expenses, which consist primarily of compensation and interest expense on our warehouse line of credit.

Recent Transactions

      On June 26, 2003, we filed a registration statement relating to the proposed sale by Technical Olympic, our principal stockholder, of 2,000,000 shares of our common stock held by them. The underwriters named in the registration statement have an option to purchase up to an additional 300,000 shares of our common stock from Technical Olympic. We will not receive any proceeds from the sale of common stock by Technical Olympic. Technical Olympic currently owns 90.73% of our common stock and will own approximately 83.56% after consummation of the proposed offering, or 82.48% if the underwriters exercise the over-allotment option in full. The registration statement has not yet been declared effective by the Commission.

      On April 4, 2003, we amended our revolving credit facility to increase the amount we are permitted to borrow to the lesser of (i) $305.0 million or (ii) our borrowing base (calculated in accordance with the revolving credit facility agreement) minus our outstanding senior debt, and to increase the amount of the letter of credit subfacility to $80.0 million. Subsequently, we increased the size of the facility to provide up to an additional $10.0 million of revolving loans. In addition, we have the right to increase the size of the facility to provide for up to an additional $10.0 million of revolving loans, subject to meeting certain requirements.

      On February 28, 2003, we acquired the net assets of The James Construction Company, a homebuilder operating in the greater Denver, Colorado area, for approximately $22.0 million in cash. In addition, we are obligated to pay an additional $1.4 million to the sellers over a two-year period.

      On February 6, 2003, we acquired the net assets of Trophy Homes, Inc., a homebuilder operating in Las Vegas, Nevada, and certain homesites for approximately $36.2 million. In addition, if certain targets are met regarding home deliveries during 2003 and 2004, we will be obligated to pay up to $2.5 million over a two-year period.

      On February 3, 2003, we issued $100.0 million of 9% Senior Notes due 2010, which we refer to as the “February 2003 Senior Notes,” at a price of 94.836% of the principal amount plus interest accrued since January 1, 2003. The net proceeds of approximately $93.6 million were primarily used to repay amounts outstanding under our credit facility. The February 2003 Senior Notes were issued pursuant to an indenture with the same terms and conditions as the $200.0 million of 9% Senior Notes due 2010 that we issued in June 2002.

Critical Accounting Policies

      In the preparation of our consolidated financial statements, we apply accounting principles generally accepted in the United States. The application of generally accepted accounting principles may require management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying results. Listed below are those policies that we believe are critical and require the use of complex judgment in their application.

Homebuilding Revenues and Cost of Sales

      Revenue from the sale of homes and the sale of land and homesites is recognized at closing when title passes to the buyer and all of the following conditions are met: a sale is consummated; a significant down payment is received; the earnings process is complete; and the collection of any remaining receivables is reasonably assured. As a result, our revenue recognition process does not involve significant judgments or estimates. However, we do rely on certain estimates to determine the related construction and land costs and resulting gross profit associated with revenues recognized. Our construction and land costs are comprised of direct and allocated costs, including indirect construction costs and estimated costs for future warranties and indemnities. Our estimates are based on historical results, adjusted for current factors. Land, land improvements and other common costs are generally allocated on a relative fair value basis to units within a parcel or community. Land and land development costs generally include related interest and property taxes incurred until construction is substantially completed.

Financial Services Revenues and Expenses

      Our Financial Services operations generates revenues from mortgage and title operations. Our mortgage operations revenues consist primarily of origination and premium fee income, credit application fee income and the gain on the sale of the mortgages. Revenue from our mortgage operations is generally recognized when the mortgage loans and related servicing rights are sold to third-party investors. Substantially all of our mortgages are sold to private investors within 30 days of closing. Title operations revenues consist primarily of title insurance agency and closing services, which are recognized as home sales are closed. As a result, our revenue recognition process does not involve significant judgments or estimates.

Impairment of Long-Lived Assets

      Housing projects and land/homesites under development are stated at the lower of costs or net realizable value. Property and equipment is carried at cost less accumulated depreciation. We assess these assets for impairment in accordance with the provisions of SFAS No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets.” SFAS No. 144 requires that long-lived assets be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets is measured by comparing the carrying amount of an asset to future undiscounted net cash flows expected to be generated by the asset. These evaluations for impairment are significantly impacted by estimates of revenues, costs and expenses and other factors. If these assets are considered to be impaired, the impairment loss to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets.

Goodwill

      Effective January 1, 2002, we adopted the provisions of SFAS No. 142, “Goodwill and Other Intangible Assets.” Upon the adoption of SFAS No. 142, goodwill is no longer subject to amortization. Goodwill is subject to at least an annual assessment for impairment by applying a fair value-based test. If the carrying amount exceeds the fair value, goodwill is considered to be impaired. We continually evaluate whether events and circumstances have occurred that indicate the remaining balance of goodwill may not be recoverable. In evaluating impairment, we estimate the sum of the expected future cash flows derived from such goodwill. Such evaluations for impairment are significantly impacted by estimates of future revenues, costs and expenses and other factors. If the goodwill is considered to be impaired, the impairment loss to be recognized is measured by the amount by which the carrying amount of the goodwill exceeds the fair value of the expected future cash flows.

Homesite Option Contracts

      We enter into option contracts with land sellers and third-party financial entities as a method of acquiring developed homesites. From time to time to leverage our ability to acquire and finance the development of these homesites, we transfer our option right to third parties. Option contracts generally require the payment of a non-refundable cash deposit or the issuance of a letter of credit for the right to acquire homesites over a specified period of time at predetermined prices. Typically, our deposits or letters of credit are less than 20% of the underlying purchase price. We generally have the right at our discretion to terminate our obligations under these option agreements by forfeiting our cash deposit or repaying amounts drawn under the letter of credit with no further financial responsibility. We do not have legal title to these assets. Additionally, we do not have an investment in the third-party acquirer and do not guarantee their liabilities. However, if certain conditions are met, including the deposit and/or letters of credit exceeding certain significance levels as compared to the remaining homesites under the option contract, we will include the homesites in inventory with a corresponding liability in consolidated land bank obligations. At March 31, 2003, we owned 11,301 homesites, or 36.0% of our homesite supply, and had option contracts on 20,350 homesites, or 64.0% of our homesite supply.

Warranty Reserves

      In the normal course of business we will incur warranty related costs associated with homes which have been delivered to the homebuyers. Warranty reserves are established by charging cost of sales and recognizing a liability for the estimated warranty costs for each home that is delivered. We monitor this reserve on a monthly basis by evaluating the historical warranty experience in each market in which we operate, and the reserve is adjusted as appropriate for current quantitative and qualitative factors. Actual future warranty costs could differ from our currently estimated amounts.

Results of Operations

Selected Financial and Other Information

      The following table includes selected statement of income and other data (dollars in thousands):

				Three Months Ended
	Year Ended December 31,			March 31,

	2000	2001	2002	2002	2003

Homebuilding:
Revenues:
Home sales	$540,323	$1,374,551	$1,349,713	$302,155	$313,820
Land sales	6,343	18,361	27,379	383	2,060

	546,666	1,392,912	1,377,092	302,538	315,880
Cost of sales:
Home sales	434,736	1,091,626	1,075,875	239,645	246,280
Land sales	6,203	16,660	24,430	430	1,814

	440,939	1,108,286	1,100,305	240,075	248,121

Gross profit	105,727	284,626	276,787	62,463	67,759
Selling, general & administrative expenses	63,832	152,063	163,726	37,704	43,790
Depreciation and amortization	3,112	8,849	5,952	1,631	1,646
Severance and merger related expenses	—	2,643	19,963	13,828	—
Loss on early retirement of debt	—	—	5,411	—	—
Other (income) expense, net	2,264	(3,941)	(5,838)	222	(1,019)

Homebuilding pretax income	36,519	125,012	87,573	9,522	23,342
Financial Services:
Revenues	2,562	32,659	40,214	7,954	10,645
Expenses	1,635	17,688	20,846	3,780	6,160

Financial Services pretax income	927	14,971	19,368	4,174	4,485

Income from continuing operations before income taxes	37,446	139,983	106,941	13,696	27,827
Income tax expense	13,672	52,218	39,900	4,767	10,171

Income from continuing operations	$23,774	$87,765	$67,041	$8,929	$17,656

Other Data:
Cash flow from operating activities	$2,314	$24,657	$5,701	$38,153	$1,625
Cash flow from investing activities	$32,130	$(6,382)	$(60,064)	$(1,550)	$(74,630)
Cash flow from financing activities	$(18,525)	$30,756	$(21,885)	$(31,248)	$72,873
EBITDA(1)	$53,551	$184,160	$142,757	$22,264	$36,855
Homes delivered	1,994	5,304	5,085	1,146	1,234

				Three Months Ended
	Year Ended December 31,			March 31,

	2000	2001	2002	2002	2003

Average sales price per home delivered	$271	$259	$265	$264	$254
Gross margin on home sales	19.5%	20.6%	20.3%	20.7%	21.5%
Ratio of SG&A expenses to Homebuilding revenues	11.7%	10.9%	11.9%	12.5%	13.9%
Ratio of Homebuilding pre-tax income to Homebuilding revenues	6.7%	9.0%	6.4%	3.1%	7.4%
Backlog at end of period in number of homes	2,486	2,149	2,280	2,411	2,826
Backlog at end of period in sales value	$629,348	$573,405	$636,922	$651,273	$763,965
Total active communities at period end	161	146	159	141	176

(1)	EBITDA represents earnings from continuing operations before interest, taxes, depreciation and amortization and consists of the sum of income from continuing operations before: (a) income taxes, (b) amortization of capitalized interest in cost of sales, (c) homebuilding interest expense and (d) depreciation and amortization. We have included information concerning EBITDA because we believe that it is an indication of the profitability of our core operations and reflects the changes in our operating results. We do not use EBITDA as a measure of our liquidity because we do not believe it is a meaningful indication of our cash flow. EBITDA is not required by generally accepted accounting principles, or GAAP, and other companies may calculate EBITDA differently. EBITDA should not be considered as an alternative to operating income or to cash flows from operating activities (as determined in accordance with GAAP) and should not be construed as an indication of our operating performance or a measure of our liquidity. A reconciliation of EBITDA to income from continuing operations, the most directly comparable GAAP performance measure, is provided below (dollars in thousands):

				Three Months Ended
	Year Ended December 31,			March 31,

	2000	2001	2002	2002	2003

Income from continuing operations	$23,774	$87,765	$67,041	$8,929	$17,656
Add: income taxes	13,672	52,218	39,900	4,767	10,171
Add: interest in cost of sales	9,711	34,241	28,133	6,937	7,382
Add: interest expense	3,282	1,087	257	—	—
Add: depreciation and amortization expense	3,112	8,849	7,426	1,631	1,646

EBITDA	$53,551	$184,160	$142,757	$22,264	$36,855

Selected Homebuilding Operating Data

      The following table sets forth home sales and backlog data by region (dollars in thousands):

				Three Months Ended
	Year Ended December 31,			March 31,

	2000	2001	2002	2002	2003

Homes delivered:
Florida	178	1,931	2,024	489	521
Mid-Atlantic	280	693	564	133	137
Texas	1,441	1,623	1,539	304	300
West	95	1,057	958	220	276

Total	1,994	5,304	5,085	1,146	1,234

Average sales price per home delivered:
Florida	$215	$227	$245	$240	$233
Mid-Atlantic	$259	$308	$351	$333	$289
Texas	$273	$267	$258	$269	$260
West	$259	$274	$269	$266	$270
Company average	$271	$259	$265	$264	$254
Revenues from home sales:
Florida	$38,216	$437,784	$496,731	$117,581	$121,574
Mid-Atlantic	83,671	213,571	197,773	44,351	39,653
Texas	393,873	433,389	397,129	81,720	77,941
West	24,563	289,807	258,080	58,503	74,652

Total	$540,323	$1,374,551	$1,349,713	$302,155	$313,820

New sales contracts, net of cancellations:
Florida	154	1,987	1,809	473	642
Mid-Atlantic	205	524	569	192	195
Texas	1,362	1,511	1,515	440	418
West	98	945	1,116	303	377

Total	1,819	4,967	5,009	1,408	1,632

Backlog at end of period, in number of homes:
Florida	1,217	1,273	1,195	1,257	1,316
Mid-Atlantic	338	169	244	228	302
Texas	514	402	378	538	496
West	417	305	463	388	712

Total	2,486	2,149	2,280	2,411	2,826

				Three Months Ended
	Year Ended December 31,			March 31,

	2000	2001	2002	2002	2003

Backlog at end of period in sales value:
Florida	$286,100	$326,026	$314,253	$328,097	$339,139
Mid-Atlantic	95,831	59,991	89,684	84,326	107,778
Texas	135,517	105,283	103,017	135,704	128,524
West	111,900	82,105	129,968	103,146	188,524

Total	$629,348	$573,405	$636,922	$651,273	$763,965

Three Months Ended March 31, 2003 Compared to Three Months Ended March 31, 2002

      Income from continuing operations increased to $17.7 million (or $0.63 per share) during the three months ended March 31, 2003 from $8.9 million (or $0.32 per share) during the three months ended March 31, 2002. The increase in income from continuing operations is attributable to an increase in Homebuilding pretax income to $23.3 million during the three months ended March 31, 2003 from $9.5 million during the three months ended March 31, 2002. Additionally, we experienced an increase in Financial Services pretax income to $4.5 million during the three months ended March 31, 2003 from $4.2 million during the three months ended March 31, 2002.

      Total revenues increased to $326.5 million during the three months ended March 31, 2003 from $310.5 million during the three months ended March 31, 2002. The increase of 5% is attributable to an increase in Homebuilding revenues and an increase in Financial Services revenues of 4% and 33%, respectively.

      Our effective tax rate increased to 36.6% during the three months ended March 31, 2003 from 34.8% during the three months ended March 31, 2002. The effective tax rate for the three months ended March 31, 2002 reflected a non-recurring state income tax benefit resulting from certain severance charges recorded during this period. For the year ended December 31, 2002, our effective tax rate was 37.3%.

Homebuilding

      Homebuilding revenues increased to $315.9 million during the three months ended March 31, 2003 from $302.5 million during the three months ended March 31, 2002. The increase of 4% was due to an increase in home deliveries to 1,234 during the three months ended March 31, 2003 from 1,146 during the three months ended March 31, 2002. The 8% increase in home deliveries was partially offset by a decline in the average selling price on delivered homes to $254,000 from $264,000.

      Our Florida region realized an increase in revenue from home sales of $4.0 million to $121.6 million during the three months ended March 31, 2003. This increase of 3% is due to an increase of 32 home deliveries during the three months ended March 31, 2003 from the three months ended March 31, 2002. The increase in home deliveries was primarily due to the deliveries generated by our Jacksonville division, which we acquired during the fourth quarter of 2002. This increase in home deliveries was partially offset by a decline in the average selling price for the Florida region to $233,000 for the three months ended March 31, 2003 from $240,000 during the three months ended March 31, 2002. The decrease in average selling price is primarily due to a change in product mix, including the additional deliveries generated by our Jacksonville division, which offers homes with a lower average selling price.

      Our Mid-Atlantic region realized a decline in revenue from home sales of $4.7 million to $39.7 million. This decrease of 11% was due to a reduction in the average selling price to $289,000 during the three months ended March 31, 2003 from $333,000 during the three months ended March 31, 2002 primarily due to a change in product mix for the region, as we experienced significantly less closings in our Virginia division, and an increase in our recently acquired Baltimore division, which has historically had a lower average selling price. Home deliveries remained relatively flat in our Mid-Atlantic region, increasing slightly to 137 during the three months ended March 31, 2003 from 133 during the three months ended March 31, 2002.

      Our Texas region realized a decline in revenue from home sales of $3.8 million to $77.9 million during the three months ended March 31, 2003. This decrease of 5% was primarily attributable to a reduction in the average selling price to $260,000 during the three months ended March 31, 2003 from $269,000 during the three months ended March 31, 2002 due to our focus on diversifying our product mix. Home deliveries remained relatively flat in our Texas region, decreasing slightly to 300 during the three months ended March 31, 2003 from 304 during the three months ended March 31, 2002.

      Our West region realized an increase in revenue from home sales of $16.2 million to $74.7 million for the three months ended March 31, 2003. This increase of 28% was primarily due to an increase of 56 home deliveries during the three months ended March 31, 2003 from the three months ended March 31, 2002. The increase in home deliveries was primarily due to the deliveries generated by our acquisitions of Trophy Homes and The James Construction Company during the three months ended March 31, 2003. Additionally, our West region experienced a slight increase in its average selling price to $270,000 during the three months ended March 31, 2003 from $266,000 during the three months ended March 31, 2002.

      Our Homebuilding gross profit increased to $67.8 million for the three months ended March 31, 2003 from $62.5 million for the three months ended March 31, 2002. This increase of 8% is primarily due to an increase in revenue from home sales and an increase in our gross margin on homes sales. Our gross margin on home sales increased slightly to 21.5% during the three months ended March 31, 2003 from 20.7% during the three months ended March 31, 2002. This increase is primarily due to a change in product mix in our existing divisions and the higher gross margins generated by our recently acquired divisions, which have all generated gross margins in excess of 21%.

      SG&A expenses increased to $43.8 million during the three months ended March 31, 2003 from $37.7 million during the three months ended March 31, 2002. As a percentage of Homebuilding revenues, SG&A increased to 13.9% for the three months ended March 31, 2003 from 12.5% for the three months ended March 31, 2002. Of this $6.1 million increase in SG&A expenses, approximately $4.5 million is attributable to SG&A expenses associated with recently acquired companies. The remainder of the increase is primarily attributable to increases in compensation, professional fees and insurance. During the three months ended March 31, 2003, we incurred significant professional and other fees as a result of modifying our corporate structure to be more efficient from an organizational, operational and income tax standpoint. We expect that certain of these expenditures will continue through the third quarter of 2003. The benefits from these expenditures will be realized through lower income taxes and other operating costs over time.

      Severance expenses of $13.8 million during the three months ended March 31, 2002 represent accrued severance charges relating to former executives of Engle who resigned during February 2002.

Financial Services

      Financial Services revenues increased to $10.6 million during the three months ended March 31, 2003 from $8.0 million during the three months ended March 31, 2002. The increase of 33% is primarily attributable to an increase in the number of closings by our mortgage and title operations. The number of closings at our mortgage operations increased to 880 for the three months ended March 31, 2003 from 817 for the three months ended March 31, 2002. The number of closings at our title operations increased to 4,670 for the three months ended March 31, 2003 from 3,871 for the three months ended March 31, 2002. The capture ratios of our Financial Services segment have remained relatively consistent with the corresponding quarter in the prior year. Our mortgage operations capture ratio remained consistent at 53% for the three months ended March 31, 2003 from the three months ended March 31, 2002. However, excluding our four recently-acquired companies where our mortgage operations have not yet penetrated into the marketplace, our capture ratio increased by 9% over the prior year.

EBITDA

      During the three months ended March 31, 2003 we generated EBITDA of $36.9 million as compared to $22.3 million during the three months ended March 31, 2002. The increase in EBITDA is primarily a result of $13.8 million in severance expenses incurred during the three months ended March 31, 2002. Excluding these unusual charges, EBITDA during the three months ended March 31, 2002 would have been $36.1 million. The increase of 2% primarily relates to the increase in our Financial Services pretax income during the three months ended March 31, 2003 as compared to the three months ended March 31, 2002.

Fiscal Year 2002 Compared to Fiscal Year 2001

      Net income decreased to $72.0 million (or $2.58 per share) during Fiscal Year 2002 from $94.0 million (or $3.37 per share) during Fiscal Year 2001. Income from continuing operations decreased to $67.0 million (or $2.40 per share) during Fiscal Year 2002 from $87.8 million (or $3.15 per share) during Fiscal Year 2001. The decrease in income from continuing operations is attributable to a decrease in Homebuilding pretax income to $87.6 million during Fiscal Year 2002 from $125.0 million during Fiscal Year 2001. The decrease in Homebuilding pretax income was partially offset by an increase in Financial Services pretax income to $19.4 million during Fiscal Year 2002 from $15.0 million during Fiscal Year 2001.

      Total revenues decreased to $1.42 billion during Fiscal Year 2002 from $1.43 billion during Fiscal Year 2001. The decrease of 1% is attributable to a decline in Homebuilding revenues which was offset by an increase in Financial Services revenues.

      Our provision for income taxes remained consistent at 37.3% during Fiscal Year 2002 from Fiscal Year 2001.

Homebuilding

      Homebuilding revenues decreased to $1.38 billion during Fiscal Year 2002 from $1.39 billion during Fiscal Year 2001. The decrease of 1% was due to a decline in revenues from home sales, to $1.35 billion in Fiscal Year 2002 from $1.37 billion during Fiscal Year 2001, which was offset by an increase in revenues from land sales, to $27.4 million from $18.4 million during the same periods. Home deliveries decreased to 5,085 during Fiscal Year 2002 from 5,304 during Fiscal Year 2001.

      The decrease in home deliveries and revenue from home sales was primarily attributable to a decline in the number of communities in which we were actively marketing during Fiscal Year 2002 as compared to Fiscal Year 2001 and a weakening in housing demand in the Texas and West regions. These factors were partially offset by a strong housing demand in Florida.

      At the beginning of Fiscal Year 2002, we were actively marketing in 146 communities. As a result of our prior strategic decision to consolidate our home sales activities and reduce our homesite acquisitions during Fiscal Year 2001 and throughout the first half of Fiscal Year 2002, our active communities declined to a low of 132 in June 2002. In the second half of Fiscal Year 2002, we began to increase the number of communities in which we were marketing, both through organic growth and through acquisition. Consequently, at December 31, 2002 we were actively marketing in 159 communities. However, due to a lag time between the date we begin marketing homes in a community and the date that we begin to deliver homes, home deliveries from these new communities will not begin to contribute to our home sales revenue until the end of 2003.

      During Fiscal Year 2002, our Texas region generated revenues from home sales of $397.1 million on 1,539 home deliveries as compared to revenues of $433.4 million on home deliveries of 1,623 during Fiscal Year 2001. The weakening in demand in this market also caused an increase in the level of incentives offered which is reflected in the decline in the average sales price per home delivered to $258,000 during Fiscal Year 2002 from $267,000 during Fiscal Year 2001. Additionally, our West region experienced a decline in revenues from home sales to $258.1 million on 958 home deliveries during Fiscal Year 2002 from $289.8 million on 1,057 home deliveries during Fiscal Year 2001. The decline in revenues in the West region is primarily due to a decline in the average number of active selling communities during the first part of Fiscal Year 2002, as compared to the prior year, and a continued weakness in demand in our Colorado markets. This softness in the market caused us to increase incentives offered to homebuyers resulting in a slight decrease in the average sales price per home delivered to $269,000 in Fiscal Year 2002 from $274,000 in Fiscal Year 2001.

      These declines in revenue from the Texas and West regions were partially offset by an increase in revenues generated in our Florida region to $496.7 million on 2,024 home deliveries during Fiscal Year 2002 from $437.8 million on 1,931 home deliveries during Fiscal Year 2001. The revenue increase in this region is primarily due to the increase in our average sales price per home delivered to $245,000 during Fiscal Year 2002 from $227,000 during Fiscal Year 2001. Additionally, we generated revenue from home sales of $13.7 million as a result of our acquisition of D.S. Ware Homes during October 2002.

      Our average sales price per home delivered increased 2% to $265,000 during Fiscal Year 2002 as compared to $259,000 during Fiscal Year 2001. The increase is primarily attributable to increases in our Florida and Mid-Atlantic regions, where we have continued to realize higher average sales prices from steady demand for product. The increase in average sales price in these regions were partially offset by declines in our Texas and West regions, where during Fiscal Year 2002 we experienced significant increases in incentives provided to homebuyers as compared to Fiscal Year 2001.

      Homebuilding cost of sales decreased to $1.10 billion during Fiscal Year 2002 from $1.11 billion during Fiscal Year 2001. The decline of 1% is attributable to the decline in the number of home deliveries offset by an increase in cost of land/homesite sales. Our gross margin on home sales decreased to 20.3% during Fiscal Year 2002 as compared to 20.6% during Fiscal Year 2001. The decline in gross margin is primarily attributable to increased incentives and an increase in the average homesite cost per closing, partially offset by an increase in our gross margin on options and upgrades.

      SG&A expenses increased by 8% to $163.7 million during Fiscal Year 2002 from $152.1 million for Fiscal Year 2001. As a percentage of Homebuilding revenues, SG&A expenses increased to 11.9% for Fiscal Year 2002 from 10.9% for Fiscal Year 2001. The increase in SG&A expenses is primarily attributable to increases in compensation, information technology, insurance and professional fees.

      Depreciation and amortization expenses decreased to $6.0 million during Fiscal Year 2002 from $8.8 million during Fiscal Year 2001. The decrease of $2.8 million is primarily due to the elimination of goodwill amortization as a result of the adoption of SFAS 142 effective January 1, 2002. If we had not recorded goodwill amortization expense during Fiscal Year 2001, it would have resulted in an increase in net income per common share for Fiscal Year 2001 of $0.05.

      During Fiscal Year 2002, we incurred $20.0 million in severance and merger related charges as compared to $2.6 million in Fiscal Year 2001. These charges include severance accrued related to the termination of executives who were employed by either us or Engle Homes prior to the merger. Also, in connection with our merger with Engle Homes, we incurred approximately $6.0 million in legal, consulting and advisory fees.

      During Fiscal Year 2002, in connection with our offering of the June 2002 Senior Notes and the June 2002 Senior Subordinated Notes, we recognized a loss on the early retirement of debt of $5.4 million. This charge relates to the exit fees incurred and the write off of unamortized deferred finance costs associated with the then existing borrowings.

Financial Services

      Financial Services revenues increased to $40.2 million during Fiscal Year 2002 from $32.7 million during Fiscal Year 2001. The increase of 23% is primarily attributable to an increase in the mortgage and title operations capture of our home sale deliveries. The increase in the capture ratio of our mortgage operations is due primarily to the expansion into the Texas region.

      Financial Services expenses increased to $20.8 million during Fiscal Year 2002 from $17.7 million during Fiscal Year 2001. The increase of 18% is primarily attributable to increased expenses incurred in connection with our expansion of the Financial Services operations.

Discontinued Operations

      During March 2002, we committed to a plan to dispose of Westbrooke to eliminate operating redundancies in our South Florida markets and to strengthen our financial position. Pursuant to this plan of disposition, we would sell 100% of the common stock of Westbrooke. On April 8, 2002, we signed a definitive agreement for the sale of Westbrooke to Standard Pacific Corp. (Standard Pacific) for $41.0 million in cash. This sale was completed on April 15, 2002. In addition, Standard Pacific satisfied $54.4 million of Westbrooke’s debt that included $14.2 million of intercompany liabilities owed to us. Upon completion of this sale, we realized a gain of $4.3 million. We have determined that in accordance with SFAS 144, as of March 31, 2002, the criteria to classify the Westbrooke assets as held for sale were met.

      Results of Westbrooke’s operations have been classified as discontinued operations, and prior periods have been restated. Selected financial data of our discontinued operations are as follows (dollars in thousands):

	Year Ended December 31,

	2000	2001	2002

Revenues	$178,213	$205,661	$44,197
Income from discontinued operations, net of taxes	$6,321	$6,272	$4,963
Net income per common share from discontinued operations	$0.48	$0.22	$0.18

EBITDA

      During Fiscal Year 2002 we generated EBITDA of $142.8 million as compared to $184.2 million during Fiscal Year 2001. The decline in EBITDA is primarily a result of $20.0 million in severance and merger related charges incurred during Fiscal Year 2002 as compared to $2.6 million incurred during Fiscal Year 2001 and a $5.4 million loss on the early retirement of debt associated with our refinancing. Excluding these unusual charges, EBITDA during Fiscal Year 2002 would have been $168.2 million as compared to $186.8 million during Fiscal Year 2001. The decline of 10% primarily relates to the decline in our Homebuilding pretax income, after excluding these unusual charges, during Fiscal Year 2002 as compared to Fiscal Year 2001. The decline in our Homebuilding pretax income during Fiscal Year 2002 was partially offset by an increase in our Financial Services pretax income.

Fiscal Year 2001 Compared to Fiscal Year 2000

      Net income increased to $94.0 million (or $3.37 per share) during Fiscal Year 2001 from $30.1 million (or $2.27 per share) during Fiscal Year 2000. Income from continuing operations increased to $87.8 million (or $3.15 per share) during Fiscal Year 2001 from $23.8 million (or $1.79 per share) during Fiscal Year 2000. The increase in income from continuing operations is attributable to significant increases in our Homebuilding pretax income to $125.0 million during Fiscal Year 2001 from $36.5 million during Fiscal Year 2000 and an increase in Financial Services pretax income to $15.0 million during Fiscal Year 2001 from $0.9 million during Fiscal Year 2000.

      Total revenues increased to $1.4 billion during Fiscal Year 2001 from $0.6 billion during Fiscal Year 2000. The increases in income and revenues were primarily a result of the inclusion of a full year of Engle Homes’ results of operations during Fiscal Year 2001 as compared to approximately 40 days during Fiscal Year 2000. As a result of our merger with Engle Homes, which is being accounted for as a reorganization of entities under common control, Engle Homes’ results of operations are included from November 22, 2000, the earliest date that both we and Engle Homes were under common control.

      Our provision for income taxes increased to 37.3% during Fiscal Year 2001 from 36.5% during Fiscal Year 2000. This increase in our effective rate was primarily a result of an increase in state taxes, due to a higher proportion of our pretax income being generated from states which are subject to state income tax.

Homebuilding

      Homebuilding revenues increased to $1.39 billion during Fiscal Year 2001 from $0.55 billion during Fiscal Year 2000 primarily as a result of the inclusion of a full year of Engle Homes operations. This increase of 153% was due to an increase in revenues from home sales, to $1.37 billion in Fiscal Year 2001 from $0.54 billion in Fiscal Year 2000, and an increase in revenues from homesite/land sales, to $18.3 million during Fiscal Year 2001 from $6.3 million in Fiscal Year 2000. Home deliveries increased to 5,304 during Fiscal Year 2001 from 1,994 during Fiscal Year 2000.

      This increase in revenues from home sales is primarily attributable to the increase in the number of home deliveries which was slightly offset by a decrease in our average sale price per home delivered. The average sales price per home delivered for Fiscal Year 2001 decreased to $259,000 from $271,000 during Fiscal Year 2000. The decrease was primarily attributable to the change in the mix of deliveries between our regions. During Fiscal Year 2000, 72.2% of our deliveries occurred in Texas, which realized an average sales price per home delivered of $273,000, while only 8.9% of the deliveries occurred in Florida, which realized an average sales price per home delivered of $215,000. During Fiscal Year 2001, deliveries in Texas, which had an average sales price per home delivered of $267,000, decreased to 30.6%, while deliveries in Florida, which had an average sales price per home delivered of $227,000, increased to 36.4%. This was partially offset by the increase in our deliveries occurring in the West region. During Fiscal Year 2000, we generated 4.8% of our deliveries in the West, which realized an average sales price per home delivered of $259,000. During Fiscal Year 2001, deliveries in the West increased to 19.9%, with an average selling price per home delivered of $274,000.

      As a result of the inclusion of a full year of Engle Homes operations, Homebuilding cost of sales increased to $1.11 billion during Fiscal Year 2001 from $0.44 billion during Fiscal Year 2000. During Fiscal Year 2001 the cost of home sales was $1.09 billion as compared to $0.43 billion during Fiscal Year 2000. Our gross margin on home sales increased to 20.6% during Fiscal Year 2001 from 19.5% during Fiscal Year 2000. This increase in gross margin is primarily due to the shift in the product mix of homes closed to higher margin homes.

      SG&A expenses increased to $152.1 million during Fiscal Year 2001 from $63.8 million for Fiscal Year 2000. This increase of 138% is primarily due to the inclusion of a full year of Engle Homes operations. As a percentage of Homebuilding revenues, SG&A expenses remained relatively consistent, decreasing to 10.9% for Fiscal Year 2001 from 11.7% for Fiscal Year 2000.

      During Fiscal Year 2001 depreciation and amortization expense was $8.8 million as compared to $3.1 million during Fiscal Year 2000. Of these amounts, amortization of goodwill was $2.4 million in Fiscal Year 2001 and $1.6 million in Fiscal Year 2000. As a result of the adoption of SFAS 142 effective January 1, 2002, we ceased amortization of goodwill. The elimination of this amortization expense would have resulted in an increase in net income per common share of $0.05 during Fiscal Year 2001 and $0.08 during Fiscal Year 2000.

      During Fiscal Year 2001, we incurred $2.6 million in severance and merger related expenses. These expenses relate primarily to legal, consulting and related costs incurred in connection with the merger with Engle Homes.

Financial Services

      As a result of the inclusion of a full year of Engle Homes operations, Financial Services revenues increased to $32.7 million during Fiscal Year 2001 from $2.6 million during Fiscal Year 2000. Financial Services expenses increased to $17.7 million from $1.6 million.

Financial Condition, Liquidity and Capital Resources

Statement of Financial Condition and Related Data

      The following table includes selected statement of financial condition and related data (dollars in thousands):

	As of December 31,
				As of March 31,
	2000	2001	2002	2003

Cash — unrestricted	$24,251	$75,136	$49,211	$49,079
Inventory	$613,095	$645,986	$753,872	$853,841
Total assets	$868,553	$999,170	$1,034,888	$1,148,923
Homebuilding borrowings	$337,649	$308,697	$413,110	$505,642
Total borrowings(1)	$346,720	$347,386	$461,419	$540,246
Stockholders’ equity	$355,059	$413,370	$405,145	$422,961
Ratio of Homebuilding borrowings to total assets	38.9%	30.9%	39.9%	44.0%
Ratio of Homebuilding borrowings to Capital(2)	48.7%	42.8%	50.5%	54.5%

(1)	Total borrowings includes Homebuilding borrowings and Financial Services borrowings.

(2)	Capital includes Homebuilding borrowings and stockholders’ equity. Capital excludes Financial Services borrowings.

Discussion of Financial Condition, Liquidity and Capital Resources

      Our Homebuilding operations’ primary uses of cash have been for land acquisitions, construction and development expenditures and SG&A expenditures. Our sources of cash to finance these requirements have been primarily cash generated from operations and cash borrowed under our credit facilities. Our Financial Services segment relies primarily on internally generated funds, which include the proceeds generated from the sale of mortgages, and on the mortgage operation’s warehouse line of credit to fund our operations.

      At March 31, 2003, we had unrestricted cash and cash equivalents of $49.1 million as compared to $49.2 million at December 31, 2002.

      During the three months ended March 31, 2003, we generated cash of $1.6 million from our operating activities, as compared to $38.2 million for the three months ended March 31, 2002. This decrease is primarily a result of an increase in inventory of $44.6 million, excluding the impact of our acquisitions, as compared to a $0.9 million increase in inventory for the three months ended March 31, 2002. This increase in inventory is part of our strategy to increase the number of active communities and our land positions. During the three months ended March 31, 2003, including the impact of our acquisitions, our controlled homesites increased to 31,651 from 26,320.

      Cash used in investing activities was $74.6 million during the three months ended March 31, 2003 as compared to $1.6 million during the three months ended March 31, 2002. The increase in the use of cash in investing activities is primarily due to the acquisitions during the three months ended March 31, 2003.

      On February 28, 2003, we acquired the net assets of The James Construction Company, a homebuilder operating in the greater Denver, Colorado area, for approximately $22.0 million in cash. In addition, we are obligated to pay an additional $1.4 million over a two year period.

      On February 6, 2003, we acquired the net assets of Trophy Homes, Inc., a homebuilder operating in Las Vegas, Nevada, and certain homesites for approximately $36.2 million in cash. In addition, if certain targets are met regarding home deliveries during 2003 and 2004, we will be obligated to pay up to $2.5 million over a two year period.

      As a result of the increases in our land positions and the recent acquisitions, our ratio of Homebuilding borrowings to total assets was 44.0% at March 31, 2003 as compared to 39.9% at December 31, 2002. Our ratio of Homebuilding borrowings to capital was 54.5% at March 31, 2003 as compared to 50.5% at December 31, 2002.

      On February 3, 2003, we issued $100.0 million of 9% Senior Notes at a price of 94.836% of the principal amount plus interest accrued since January 1, 2003. The net proceeds of approximately $93.6 million were primarily used to repay amounts outstanding under our revolving credit facility. The February 2003 Senior Notes were issued pursuant to an indenture with the same terms and conditions as the June 2002 Senior Notes.

      On April 22, 2003, we issued an additional $35.0 million of our 10 3/8% Senior Subordinated Notes due 2012 at a price of 98.5%. The net proceeds of approximately $34.5 million were used to repay the amounts outstanding under our credit facility. These additional debt securities were issued under the same indenture pursuant to which our June 2002 Senior Subordinated Notes were issued.

      Interest on our outstanding senior notes and senior subordinated notes is payable on January 1 and July 1 of each year. The senior notes are guaranteed by all of our material domestic subsidiaries. The senior notes rank pari passu in right of payment with all of our existing and future unsecured senior debt and senior in right of payment to the senior subordinated notes and any future subordinated debt. The senior subordinated notes rank pari passu in right of payment with all of our existing and future unsecured subordinated debt and are guaranteed on a senior subordinated basis by all of our material domestic subsidiaries. The indentures governing the senior and senior subordinated notes require us to maintain a minimum net worth and place certain restrictions on our ability, among other things, to incur additional debt, pay or make dividends or other distributions, sell assets, enter into transactions with affiliates and merge or consolidate with other entities. The interest rates on our outstanding senior and senior subordinated notes are higher than the collective interest rates on the obligations that were repaid. As a result of the higher interest rates and the assumption of approximately $75 million of Technical Olympic’s debt in connection with the merger with Engle Holdings, we anticipate that interest incurred will exceed the amounts which would have been incurred under the prior borrowings. Therefore, the increased interest incurred will have an effect on gross margins in future periods.

      As of March 31, 2003, our revolving credit facility, as amended, permitted us to borrow up to the lesser of (i) $220.0 million or (ii) our borrowing base (calculated in accordance with the revolving credit facility agreement) minus our outstanding senior debt. The revolving credit facility expires on June 26, 2005. As of March 31, 2003, we had drawn down $50.0 million and had issued letters of credit of $36.5 million and as a result, had $133.5 million in availability under the revolving credit facility. Loans outstanding under the facility may be base rate loans or Eurodollar loans, at our election. Base rate loans accrue interest at a rate per annum equal to (i) an applicable margin plus (ii) the higher of (A) Citibank, N.A.’s base rate, (B) 0.5% plus the three week average of reserve-adjusted three-month certificate of deposit rate and (C) 0.5% plus the Federal Funds Rate. Eurodollar loans accrue interest at a rate per annum equal to (i) an applicable margin plus (ii) the reserve-adjusted Eurodollar rate for the interest period. Applicable margins will be adjusted based on the ratio of our liabilities to our tangible worth. At March 31, 2003, our loans outstanding under the revolving credit facility accrued interest at a rate of 3.55% per annum. The revolving credit facility requires us to (1) maintain specified financial ratios regarding leverage, interest coverage, consolidated tangible net worth and certain operational measurements and (2) satisfy certain financial condition tests. The revolving credit facility also places certain restrictions on, among other things, our ability to incur additional debt or liens, pay or make dividends or other distributions, sell assets, enter into transactions with affiliates and merge or consolidate with other entities. The revolving credit facility is secured by a first-priority perfected lien on all capital stock of subsidiaries owned by us. Our obligations under the revolving credit facility are guaranteed by all our domestic subsidiaries (subject to certain limited restrictions).

      On April 4, 2003, we amended our revolving credit facility to increase the amount we are permitted to borrow to the lesser of (i) $305.0 million or (ii) our borrowing base (calculated in accordance with the revolving credit facility agreement) minus our outstanding senior debt, and to increase the amount of the letter of credit subfacility to $80.0 million. Subsequently, we increased the size of the facility to provide up to an additional $10.0 million of revolving loans. In addition, we have the right to increase the size of the facility to provide for up to an additional $10.0 million of revolving loans, subject to meeting certain requirements.

      To fund the origination of residential mortgage loans, our subsidiary, Preferred Home Mortgage Company, entered into a $65.0 million revolving warehouse line of credit, which we refer to as our warehouse line of credit. The warehouse line of credit is comprised of (1) a credit facility providing for revolving loans of up to $40.0 million, subject to meeting borrowing base requirements based on the value of collateral provided and (2) mortgage loan purchase and sale agreements which provide for the purchase by the lender of up to $25.0 million in mortgage loans generated by Preferred Home. At no time may the amount outstanding under the facility plus the amount of purchased loans pursuant to the purchase and sale agreements exceed $65.0 million. The warehouse line of credit expires on September 22, 2003. As of March 31, 2003, we had $34.6 million outstanding under the warehouse line of credit. The warehouse line of credit bears interest, at Preferred Home’s option, at either, (1) the Federal Funds rate plus 1.375% or (2) a Eurodollar rate plus 1.25%. At March 31, 2003, our loans outstanding under the warehouse line of credit accrued interest at a rate of 2.625% per annum. The warehouse line of credit requires Preferred Home to maintain certain financial ratios and minimums. The warehouse line of credit is guaranteed by us and secured by funded mortgages which are pledged as collateral.

      We believe that as a result of our offering of senior notes in February 2003 and senior subordinated notes in April 2003 and the increase in our revolving credit facility, we will have adequate financial resources, including cash from operations and availability under the revolving credit facility and the warehouse line of credit, to meet our current and anticipated working capital and land acquisition and development needs based on current market conditions. However, there can be no assurance that the amounts available from such sources will be sufficient. If we identify new acquisition opportunities, or if our operations do not generate sufficient cash from operations at levels currently anticipated, we may need to seek additional debt or equity financing to operate and expand our business.

      At March 31, 2003, the amount of our annual debt service payments was $45.8 million. This amount included debt service payments on the senior and senior subordinated notes of $42.6 million and interest payments on the revolving credit facility, the warehouse line of credit and other notes of $3.2 million based on the balances outstanding as of March 31, 2003. The amount of our annual debt service payments on the revolving credit facility fluctuates based on the principal outstanding under the facility and the interest rate. An increase or decrease of 1% in interest rates will change our annual debt service payments by $1.0 million per year. The revolving credit facility terminates in June 2005 at which time we will be required to repay all outstanding principal. Under certain circumstances, we may extend the facility in one-year increments, for up to two additional years.

Backlog

      As of March 31, 2003, we had 2,826 units in backlog representing $764.0 million in revenue, as compared to 2,411 units in backlog representing $651.3 million in revenue as of March 31, 2002. This increase in revenue in backlog of 17% is primarily attributable to the units in backlog of our recent acquisitions. Our average selling price of units in backlog has remained consistent at $270,000.

Dividends

      We did not declare or pay any dividends during Fiscal Year 2002. We paid a dividend of $0.54 per share of common stock (on a pre-restatement basis and $0.22 per share on a restated basis) in Fiscal Year 2001 ($6.2 million in the aggregate). We did not pay any cash dividends on our common stock in Fiscal Year 2000. Prior to its merger with us, Engle Homes made net distributions of $4.8 million during Fiscal Year 2002, $29.5 million during Fiscal Year 2001 and $0.4 million during Fiscal Year 2000.

Recent Accounting Pronouncements

      In April 2002, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards (SFAS) No. 145, “Reporting Gains and Losses from Extinguishment of Debt”, which rescinded SFAS No. 4, No. 44, and No. 64 and amended SFAS No. 13. The new standard addresses the income statement classification of gains or losses from the extinguishment of debt and criteria for classification as extraordinary items. We adopted SFAS No. 145 during 2002.

      In November 2002, the FASB issued FASB Interpretation No. 45, “Guarantor’s Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others” (“FIN 45”). FIN 45 elaborates on the existing disclosure requirements for most guarantees, including loan guarantees such as standby letters of credit. It also clarifies that at the time a company issues a guarantee, the company must recognize an initial liability for the fair value, or market value, of the obligations it assumes under the guarantee and must disclose that information in its interim and annual financial statements. The provisions related to recognizing a liability at inception of the guarantee for the fair value of the guarantor’s obligations do not apply to product warranties. The initial recognition and initial measurement provisions apply on a prospective basis to guarantees issued or modified after December 31, 2002. The adoption of the initial recognition and initial measurement provisions of FIN 45 did not have a material effect on our financial position or results of operations.

      In December 2002, the FASB issued SFAS No. 148, “Accounting for Stock-Based Compensation — Transition and Disclosure”, which amends SFAS No. 123. The new standard provides alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. It also requires prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the affect of the method used on reported results. We have not elected to change to the fair value based method of accounting for stock-based employee compensation. We adopted the disclosure provisions of SFAS No. 148 in our first fiscal quarter ending March 31, 2003.

      In January 2003, the FASB issued FASB Interpretation No. 46 “Consolidation of Variable Interest Entities” an interpretation of ARB No. 51 (“FIN 46”). A Variable Interest Entity (“VIE”) is created when (i) the equity investment at risk is not sufficient to permit the entity to finance its activities without additional subordinated financial support from other parties or (ii) equity holders either (a) lack direct or indirect ability to make decisions about the entity, (b) are not obligated to absorb expected losses of the entity or (c) do not have the right to receive expected residual returns of the entity if they occur. If an entity is deemed to be a VIE, pursuant to FIN 46, an enterprise that absorbs a majority of the expected losses of the VIE is considered the primary beneficiary and must consolidate the VIE. FIN 46 is effective immediately for VIE’s created after January 31, 2003. For VIE’s created before January 31, 2003, FIN 46 must be applied at the beginning of the first interim or annual reporting period beginning after June 15, 2003.

      In certain situation, we have and will enter into option contracts to acquire homesites at a fixed purchase price. As a result, depending on the structure of the counterparty, these contracts may qualify as variable interests pursuant to FIN 46. If we are deemed to be the primary beneficiary of the VIE we will consolidate it on our statement of financial condition. The maximum exposure to loss is limited to the deposits or letters of credits placed with these entities. Creditors, if any, of these VIE’s have no recourse against our Company. As of March 31, 2003, the adoption of FIN 46 has not had a significant impact on our financial statements. Management is currently evaluating the impact of FIN 46 on transactions entered into prior to January 31, 2003. Management does not believe that the adoption of FIN 46 will have an adverse effect on our results of operations or financial position.

Seasonality of Operations

      The homebuilding industry tends to be seasonal, as generally there are more homes sold in the spring and summer months when the weather is milder, although the rate of sales contracts for new homes is highly dependent on the number of active communities and the timing of new community openings. We operate primarily in the southwest and southeast, where weather conditions are more suitable to a year-round construction process than in other parts of the country. Because new home deliveries trail new home contracts by several months, we typically have a greater percentage of home deliveries in the fall.

Inflation

      We may be adversely affected during periods of high inflation, primarily because of higher land and construction costs. In addition, inflation may result in higher mortgage interest rates, which may significantly affect the affordability of permanent mortgage financing for prospective purchasers. Inflation also increases our interest costs. We attempt to pass through to our customers any increases in our costs through increased selling prices and, to date, inflation has not had a material adverse effect on our results of operations. However, there is no assurance that inflation will not have a material adverse impact on our future results of operations.

Quantitative And Qualitative Disclosures About Market Risk

      As a result of our notes offerings, at March 31, 2003, $450.0 million of our outstanding borrowings are based on fixed interest rates. We are exposed to market risk primarily related to potential adverse changes in interest rates on our existing construction loans, warehouse line of credit and revolving credit facility. The interest rates relative to these borrowings fluctuate with the prime and LIBOR lending rates, both upwards and downwards. We have not entered into derivative financial instruments. As of March 31, 2003, we had an aggregate of approximately $95.1 million drawn under our bank loan arrangements that are subject to changes in interest rates. An increase or decrease of 1% in interest rates will change our annual debt service payments by $1.0 million per year as a result of such bank loan arrangements.

      We have not entered into, or intend to enter into, derivative financial instruments for trading or speculative purposes.

      The following table presents the future principal payment obligations and weighted average interest rates associated with our long-term debt instruments assuming our actual level of long-term debt indebtedness as of March 31, 2003:

	Expected Maturity Date

	2003	2004	2005	2006	2007	Thereafter	Fair Value

	(Dollars in thousands)
Liabilities
Long-term debt	—	—	—	—	—	—	—
Fixed rate (9.0%)	—	—	—	—	—	$300,000	$295,875
Fixed rate (10 3/8%)	—	—	—	—	—	$150,000	$146,438
Revolving loan, variable rate (3.55% at March 31, 2003)	—	—	$50,000	—	—	—	$50,000
Warehouse line of credit, variable rate (2.625% at March 31, 2003)	$34,604	—	—	—	—	—	$34,604
Other	—	$3,975	$4,847	—	—	—	$8,822

      Our operations are interest rate sensitive. Overall housing demand is adversely affected by increases in interest rates. If mortgage interest rates increase significantly, this may negatively affect the ability of homebuyers to secure adequate financing. Higher interest rates will adversely affect our revenues, gross margins and net income. Higher interest rates also increase our borrowing costs because, as indicated above, our bank loans will fluctuate with the prime and LIBOR lending rates, both upwards and downwards.

BUSINESS

      We design, build and market high quality detached single-family residences, town homes, and condominiums. We operate in markets characterized by strong population and income growth. Currently we conduct homebuilding operations in 14 metropolitan markets, located in four major geographic regions: Florida, the Mid-Atlantic, Texas and the West.

      For the twelve months ended December 31, 2002, we delivered 5,085 homes, with an average sales price of $265,000, and generated approximately $1.3 billion in revenues from home sales and $67.0 million in income from continuing operations. For the three months ended March 31, 2003, we delivered 1,234 homes, with an average sales price of $254,000, and generated approximately $313.8 million in revenues from home sales and $17.7 million in income from continuing operations. Our backlog of homes at March 31, 2003 was 2,826 homes under contract, representing $764.0 million in expected revenues.

      We market our homes to a diverse group of homebuyers, including “first-time” homebuyers, “move-up” homebuyers, homebuyers who are relocating to a new city or state, buyers of second or vacation homes, active-adult homebuyers and homebuyers with grown children who want a smaller home (“empty-nesters”). Our homes are marketed under various brand names, including Engle Homes, Newmark Homes, Fedrick, Harris Estate Homes, Marksman Homes, D.S. Ware Homes, Masonry Homes, Trophy Homes and James Company. As of March 31, 2003, we either owned or had options to acquire 31,651 homesites, and we were actively marketing in 176 communities.

      As part of our objective to provide homebuyers a seamless home purchasing experience, we have developed, and are expanding, our complementary financial services business. As part of this business, we provide mortgage financing and closing services and offer title, homeowners’ and other insurance products. Our mortgage financing operation derives most of its revenues from origination and brokerage fees, as we sell substantially all of our mortgages to third parties. Our mortgage financing services are used primarily by buyers of our homes, although we also offer these services to existing homeowners refinancing their mortgages. By comparison, our closing services and our insurance agency operations are used by our homebuyers as well as a broad range of other clients purchasing or refinancing residential or commercial real estate.

Company History

      Our predecessor company was founded in Houston, Texas in 1983. Our company was formed in 1994 as a Nevada corporation under the name Newmark Homes Corp. We completed our initial public offering of common stock in March 1998. In December 1999, Technical Olympic, Inc. acquired 80% of our common stock. Technical Olympic is a wholly-owned subsidiary of Technical Olympic (UK) PLC, a corporation formed under the laws of Great Britain, which is a wholly-owned subsidiary of Technical Olympic S.A., a publicly-traded Greek corporation. In March 2001, we changed the state of our incorporation from Nevada to Delaware.

      On April 15, 2002, we sold the stock of our wholly-owned subsidiary, Westbrooke Acquisition Corp., to Standard Pacific Corp. for consideration consisting of $41.0 million in cash and the repayment by Standard Pacific of $54.4 million of Westbrooke’s debt. Westbrooke Acquisition and its subsidiaries build homes in South Florida under the name of “Westbrooke Homes.”

      On June 25, 2002, Engle Homes Holdings Corp., a wholly-owned subsidiary of our majority stockholder, Technical Olympic, merged with and into us and we changed our name to Technical Olympic USA, Inc. Technical Olympic currently owns 90.73% of our outstanding common stock.

      On October 4, 2002, we acquired the net assets of D.S. Ware Homes LLC, a homebuilder operating in Jacksonville, Florida, for $35.6 million in cash. In addition, because certain earnings targets were met for the five-month period after the closing, we paid an additional $5.2 million in cash to the sellers in April 2003.

      On November 18, 2002, we acquired the net assets of Masonry Homes, Inc., a homebuilder operating in the northwestern suburbs of Baltimore, Maryland and southern Pennsylvania, for $17.1 million in cash. In addition, if certain targets are met regarding home deliveries, the development and/or subdivision of certain homesites and earnings for the 2003 and 2004 fiscal years, we will be obligated to pay up to an additional $21.3 million in cash to the sellers over a two-year period, of which $11.3 million was paid on February 4, 2003.

      On February 6, 2003, we acquired the net assets of Trophy Homes, Inc., a homebuilder operating in Las Vegas, Nevada and certain homesites for approximately $36.2 million in cash. In addition, if certain targets are met regarding home deliveries during 2003 and 2004, we will be obligated to pay up to an additional $2.5 million over a two year period.

      On February 28, 2003, we acquired the net assets of The James Construction Company, a homebuilder operating in the greater Denver, Colorado area, for approximately $22.0 million in cash. In addition, we are obligated to pay an additional $1.4 million over a two year period.

Competitive Strengths

High Growth Markets

      We believe that by focusing our homebuilding operations in high growth markets, we are well positioned to expand our business and maximize our financial returns. We operate in five of the eight fastest growing states in the United States, based on population growth from 1990 to 2000. The average median population growth in the eight states where we operate was 28.1% from 1990 to 2000, as compared to the U.S. average of 13.1%. In addition, each of the states in which we operate has demonstrated a history of solid economic growth. These eight states had an average median income growth of 13.3%, as compared to the U.S. average of 4.0%, from 1989 to 1999. We expect that these growth trends will increase future housing demand in our markets. Additionally, based on our relative position in each of these markets, we believe we have the opportunity to expand our operations.

Geographic and Customer Diversification

      We operate in 14 geographically diverse markets. For the twelve months ended December 31, 2002, none of our metropolitan markets represented more than 18% of our total revenues. Within our markets, we target a diverse customer base including first-time, move-up, relocating, active-adult and empty-nester homebuyer segments. In 2002, we generated 42% of our revenues from home sales from homes in the $200,000 to $300,000 price range, 26% of our revenues from home sales from homes in the $300,000 to $400,000 price range, 16% of our revenues from home sales from homes in the under $200,000 price range, and 16% of our revenues from home sales from homes in the over $400,000 price range. We believe that this diversification protects us from downturns in any one market or price segment and provides us with additional growth opportunities.

Experienced Management Team

      We balance our local expertise and focus with a seasoned and professional senior management team. Our regional and divisional managers have an average of more than 20 years of homebuilding experience in their local markets. As a result, they have developed in-depth market expertise and familiarity with their customers and subcontractors. In addition, as a result of their long-standing relationships with local land sellers and developers, our regional and divisional managers are well-positioned to acquire premium land and homesites. Our senior corporate managers have an average of more than 18 years of experience in the homebuilding business and have a successful track record of delivering strong results in varying homebuilding cycles. The experience and depth of our management team provides us the capability to quickly evaluate and successfully capitalize on market opportunities and adjust to changing national, regional and local business conditions.

Strong Land Positions and Disciplined Acquisition Strategy

      Land is our key raw material and one of our most valuable assets. We believe that by acquiring land and homesites in premier locations, we enhance our competitive standing and reduce our exposure to economic downturns. We believe that homes in premier locations continue to attract homebuyers in both strong and weak economic conditions. We consider that our disciplined acquisition strategy of balancing homesites and land we own and those we can acquire under option contracts provides us access to a substantial supply of quality homesites and land while conserving our invested capital and optimizing our returns. Generally, we acquire only homesites and entitled land suitable for homesite development and residential construction.

Strong Brand Recognition and Customer Service

      We market our homes under various brand names, including Engle Homes, Newmark Homes, Fedrick, Harris Estate Homes, Marksman Homes, D.S. Ware Homes, Masonry Homes, Trophy Homes and James Company. We believe our brands are widely recognized in the markets in which we operate for providing quality homes in desirable locations and enjoy a solid reputation among potential homebuyers. We believe that customer satisfaction enhances our reputation for quality and service and leads to significant repeat and referral business. In our industry, customer satisfaction is based in large part on our ability to respond promptly and courteously to homebuyers before, during and after the sale of our homes. As part of our customer service program, we conduct pre-delivery inspections to promptly address any outstanding construction issues and contract independent third parties to conduct periodic post-delivery evaluations of the customer’s satisfaction with their home, as well as the customer’s experience with our sales personnel, construction department and title and mortgage services.

Business Strategies

Capitalize on Growth Potential in Our Current Markets

      We believe that a significant portion of our future growth will stem from our ability to increase our homes sales and capture additional market share within our current markets. Currently, we conduct homebuilding operations in 14 metropolitan markets, each of which is highly fragmented with numerous smaller homebuilders. Our reputation as a high quality homebuilder combined with our financial resources gives us an advantage over many smaller homebuilders with whom we compete. Based on management estimates, we are positioned as a top-five homebuilder in three of our current markets. Consequently, we have an opportunity to significantly strengthen our market position by expanding our product offerings and increasing the number of our active selling communities. Our current markets have demonstrated solid income and population growth trends. As a result, we expect that strong demand for new housing in our current markets will also contribute to our growth. By leveraging our current operations, we believe that we will, over time, maximize our financial returns, strengthen our margins and increase our revenues and profitability.

Implement Performance Improvement and Best Practices Initiatives

      As part of our goal of strengthening our financial returns, we continuously monitor and evaluate our systems, practices and procedures in order to improve our operations. We recently adopted a detailed “Performance Improvement Plan” that focuses on techniques to enhance operating efficiencies. We have, and will continue to, implement best practices across our operating divisions and believe that this operating strategy has allowed, and will continue to allow, us to:

•	implement innovative information systems to, among other things, monitor homebuilding production, scheduling and budgeting and facilitate communication among our divisions with respect to the design and construction of our homes;

•	reduce the time necessary to complete each stage in the homebuilding process;

•	effectively manage our inventory of homes;

•	use our purchasing power to achieve volume discounts and the best possible service from our vendors; and

•	achieve more favorable pricing of homesite premiums and options.

Grow Our Financial Services Business

      Our financial services operations require minimal capital investment and are highly profitable because of the high margins we obtain from our mortgage financing operation and the high volume of transactions generated from our title insurance and closing services operations. We believe that these financial services complement our homebuilding operations and provide homebuyers a seamless home purchasing experience. For the three months ended March 31, 2003, approximately 53% of our homebuyers used the services or our mortgage business, while 80% of our homebuyers used our title and closing services and 25% used our insurance agencies to obtain insurance. We believe that we have an opportunity to grow our financial services business by:

•	increasing the percentage of our homebuyers who use our financial services;

•	marketing our financial services more actively to buyers of homes built by other homebuilders, including smaller homebuilders that do not provide their own financial services; and

•	offering additional services that complement our existing financial services in all our markets.

Selectively Expand Into New Markets

      We intend to supplement our primary growth strategy of expansion in our current markets with a disciplined, financial return oriented approach to entering new markets. We will focus on entering metropolitan areas that have favorable homebuilding characteristics, including availability of strong management with local market expertise as well as solid income and population growth trends, significant single-family home permit activity, a diversified economy and an adequate supply of obtainable homesites. We believe this long-term emphasis on geographic diversification across a range of growing markets with strong fundamentals will enable us to minimize our exposure to adverse economic conditions, seasonality and housing cycles in individual local markets. We will enter new markets through strategic acquisitions of other homebuilders and, to the extent we enter new markets that complement and/or are in close proximity to our current markets, we will utilize our existing management expertise and resources to establish operations.

Homebuilding Operations

Markets

      We operate in 14 metropolitan markets located in four major geographic regions: Florida; the Mid-Atlantic; Texas; and the West. For the twelve months ended December 31, 2002, none of our metropolitan markets represented more than 18% of our total revenues. We select our target geographic markets based on, among other things, historical and projected population growth, projected job growth, regional economic conditions, availability of strong management with local expertise, land availability, single-family home permit activity and price, the local land development process, consumer tastes, competition, housing inventory and secondary home sales activity.

      Florida. Our Florida region is comprised of four metropolitan markets: Jacksonville; Orlando; Southeast Florida, which is comprised of Broward, Palm Beach, Martin, Port St. Lucie and Indian River Counties; and Southwest Florida, which is comprised of Fort Myers and Naples. We conduct business in our Orlando, Southeast Florida and Southwest Florida markets under the Engle Homes brand name. We entered the Jacksonville market in October 2002 through the acquisition of D.S. Ware Homes and continue to conduct business in Jacksonville under the D.S. Ware Homes brand name. For the twelve months ended December 31, 2002, we closed 2,024 homes in Florida, generating $496.7 million, or 36.8% of our revenues from home contracts.

      Mid-Atlantic. Our Mid-Atlantic region is comprised of three metropolitan markets: Baltimore, Maryland/Southern Pennsylvania; Nashville, Tennessee; and Northern Virginia. We entered the Baltimore market in November 2002 through the acquisition of Masonry Homes and continue to conduct business in this market under the Masonry Homes brand name. We conduct business in Nashville under the Newmark Homes and Fedrick, Harris Estate Homes brand names. We conduct business in Northern Virginia under the Engle Homes brand name. For the twelve months ended December 31, 2002, we closed 564 homes in our Mid-Atlantic region generating $197.8 million, or 14.7% of our revenues from home contracts.

      Texas. Our Texas region is comprised of four metropolitan markets: Austin; Dallas/Ft. Worth; Houston; and San Antonio. We conduct business in all of our markets in Texas under the Newmark Homes brand name. We also conduct business under the Engle Homes brand name in the Dallas/Fort Worth market and under the Fedrick, Harris Estate Homes brand name in Austin, Dallas and Houston. We build in both mini-master and master plan communities in Texas. In addition, to meet varying local demand in each of our Texas markets, a considerable number of our homes in the Texas market are built as “speculative” homes, which means we build the homes prior to having sold them. The number of speculative homes we build in any given community or market is influenced by local market factors, such as new employment opportunities, significant job relocations, housing demand, local market customs and the length of time we have operated in the market. For the twelve months ended December 31, 2002, we closed 1,539 homes in Texas, generating $397.1 million, or 29.4% of our revenues from home contracts.

      West. Our West region is comprised of three metropolitan markets: the Colorado Front Range, which is comprised of Denver, Boulder and Colorado Springs; Las Vegas, Nevada; and Phoenix, Arizona. In our Colorado market we conduct business under the Engle Homes brand name and recently expanded our market by the acquisition of The James Construction Company. We continue to conduct business in the greater Denver area under the James Company brand name. Recently, we entered into the Las Vegas market through the acquisition of Trophy Homes. We continue to conduct business in Las Vegas under the Trophy Homes brand name. In the Phoenix market we conduct business under the Engle Homes brand name. For the twelve months ended December 31, 2002, we closed 958 homes in our West region generating $258.1 million, or 19.1% of our revenues from home contracts.

Product Mix

      We select our product mix in a particular geographic market based on the demographics of the market, demand for a particular product, margins and the economic strength of the market. We regularly review our product mix in each of our markets so that we can quickly respond to market changes and opportunities.

      In 2002, we generated 42% of our revenues from home sales from homes in the $200,000 to $300,000 price range, 26% of our revenues from home sales from homes in the $300,000 to $400,000 price range, 16% of our revenues from home sales from homes in the under $200,000 price range, and 16% of our revenues from home sales from homes in the over $400,000 price range.

Land and Homesites

Types of Land and Homesites

      Generally, we only acquire “entitled” land or homesites in our homebuilding operations. Land is entitled when all requisite residential zoning has been obtained for it. We attempt to acquire entitled homesites that have water and sewage systems, streets and other infrastructure in place (we refer to these homesites as “developed homesites”) because these homesites are ready to have houses built on them. Before we can build a house on an entitled homesite that is not developed, the necessary infrastructure must be put in place. We generally acquire homesites that are located adjacent to or near our other homesites in a community, which enables us to build and market our homes more cost efficiently than if the homesites were scattered throughout the community. Cost efficiencies arise from economies of scale, such as shared marketing expenses and project management.

      Land Acquisition Policies. We have adopted strict land acquisition policies and procedures that cover all homesite acquisitions, including homesites acquired through option contracts. These policies and procedures impose strict standards for assessing all proposed land purchases with the goal of minimizing risk and maximizing our financial returns.

      Initially, our experienced management teams in each of our divisions conduct extensive analysis on the local market to determine if we want to enter, or expand, our operations in that market. As part of this analysis, we review a variety of factors, including:

•	historical and projected population and employment rates for the surrounding area;

•	demographic information such as age, education and economic status of the homebuyers in the area;

•	suitability for development within two to four years of acquisition;

•	desirability of location, including proximity to metropolitan area, local traffic corridors and amenities; and

•	prices of comparable new and resale houses in the area.

      We then evaluate and identify specific homesites in desirable locations that are consistent with our strategy for the particular market, including the type of home and anticipated sales price that we wish to offer in the community. In addition, we review:

•	estimated costs of completed homesite development;

•	current and anticipated competition in the area, including the type and anticipated sales price of homes offered by our competitors;

•	opportunity to acquire additional homesites in the future, if desired; and

•	results of financial analysis, such as projected profit margins and return on invested capital.

      In addition, we conduct extensive environmental due diligence, including on-site inspection and soil testing, and confirm that the land has the necessary zoning and other governmental entitlements required to develop and use the property for residential home construction.

      Each land acquisition proposal, which contains specific information relating to the market, property and community, is then subject to review and approval by our Management Executive Committee. The Management Executive Committee is comprised of our senior corporate officers and representatives from our Homebuilding operations.

      Land Supply. We acquire the entitled land and homesites we require for our homebuilding operations through a combination of purchases and option contracts. Under the option contracts, we purchase the right, but not the obligation, to buy homesites at predetermined prices on a predetermined takedown schedule anticipated to be commensurate with home starts. Homesite option contracts are non-recourse, thereby limiting our financial exposure to non-refundable deposits, which are typically less than 20% of the underlying purchase price. This enables us to control significant homesite positions with a minimal capital investment and reduces the risks associated with land ownership and development. We believe that our local reputation with land sellers or developers provides us a competitive advantage in acquiring homesites through option contracts. At March 31, 2003, we had 20,350 homesites under option or similar contracts, representing approximately 64.0% of our total homesite supply, and we had approximately $57.3 million in deposits under those option contracts.

      As of March 31, 2003, we had 31,651 homesites which were either owned or controlled under option contracts in our inventory. This represents supply for approximately three years of operations, based on our current projections for home sales. The table below shows our homesite inventory by region and in total for the periods indicated:

	At December 31,
				At March 31,
	2000(1)	2001	2002	2003

Florida	6,580	4,750	11,312	10,878
Mid-Atlantic	1,879	2,158	4,935	5,029
Texas	3,720	3,940	5,048	5,467
West	4,042	4,136	5,025	10,277

Total(2)	16,221	14,984	26,320	31,651

(1)	The homesite inventory as stated for 2000 reflects Newmark Homes’ homesite position as of December 31 combined with Engle Homes’ homesite position as of October 31.

(2)	Includes 7,062, 7,644 and 16,474 homesites under option contracts as of December 31, 2000, 2001 and 2002, respectively and 20,350 homesites under option contracts as of March 31, 2003.

      As part of our land inventory management strategy, we occasionally exchange or sell a portion of the homesites and entitled land that we have purchased to third-party builders. Our division managers are constantly reviewing the competitive landscape and characteristics of each of our local markets. As we determine that certain types of homes, homes with certain anticipated prices or homes in certain communities are either selling quicker or at better margins, we will exchange or sell our homesites or land for other homesite or land options to capitalize on the market opportunities.

Purchasing

      We use our purchasing power to achieve volume discounts and the best possible service from our vendors, thereby reducing costs, ensuring timely deliveries and reducing the risk of supply shortages due to allocations of materials. We have negotiated price arrangements, which we believe are favorable, to purchase lumber, sheetrock, appliances, heating and air conditioning, counter tops, bathroom fixtures, roofing and insulation products, concrete, bricks, floor coverings and other housing equipment and materials. Our purchase contracts are with high quality national and regional suppliers. There are no minimum purchase requirements for these arrangements, with flexibility reserved for each division to make independent purchasing decisions.

Design

      To appeal to the tastes and preferences of local communities, we expend considerable effort in developing an appropriate design and marketing concept for each community, including determining the size, style and price range of the homes and, in certain projects, the layout of streets, individual homesites and overall community design. In addition, in certain markets, outside architects who are familiar with the local communities in which we build, assist us in preparing home designs and floor plans. The product line that we offer in a particular community depends upon many factors, including the housing generally available in the area, the needs of the particular market and our costs of homesites in the community. To improve the efficiency of our design process and make full use of our resources and expertise, we maintain a company-wide database of detailed information relating to the design and construction of our homes, including architectural plans previously or currently used in our other communities.

Design Centers

      We maintain design centers in most of our markets as part of our marketing process and to assist our homebuyers in selecting options and upgrades which can result in additional revenues. The design centers heighten interest in our homes by allowing homebuyers to participate in the design process and introducing homebuyers to the various flooring, lighting, fixtures and hardware options available to them. In keeping with our regional approach, each region decides what type of design center is suitable for the local area.

While the size and content of our design centers vary between markets, the focus of all of our design centers is on making the homebuyer’s selection process less complicated and an enjoyable experience, while increasing our profitability.

Construction

      Subcontractors perform substantially all of our construction work. Our construction superintendents monitor the construction of each home, coordinate the activities of subcontractors and suppliers, subject the work of subcontractors to quality and cost controls and monitor compliance with zoning and building codes. We typically retain subcontractors pursuant to a contract that obligates the subcontractor to complete construction at a fixed price in a “workmanlike manner.” In addition, under these contracts the subcontractor provides us with standard indemnifications and warranties. Typically, we work with the same subcontractors within each market, which provides us with a stable and reliable work force and better control over the costs and quality of the work performed. Although we compete with other homebuilders for qualified subcontractors, we have established long-standing relationships with many of our subcontractors and have not experienced any material difficulties in obtaining the services of desired subcontractors.

      We typically complete the construction of a home within four to five months. Construction time, however, depends on weather, availability of labor, materials, supplies and other factors. We do not maintain significant inventories of construction materials, except for materials related to work in progress for homes under construction. Generally, the construction materials used in our operations are readily available from numerous sources. We have established price arrangements or contracts, which we believe are favorable, with suppliers of certain of our building materials, but we are not under specific purchasing requirements. In recent years, we have not experienced significant delays in construction due to shortages of materials.

      We have, and will continue to establish, and maintain information systems and other practices and procedures that allow us to more effectively manage our subcontractors and the construction process. For example, we have implemented information systems that monitor homebuilding production, scheduling and budgeting. We believe that this program has and will continue to improve our efficiency and decrease our construction time.

Marketing and Sales

      We build and market different types of homes to meet the needs of different homebuyers and the needs of different markets. We employ a variety of marketing techniques to attract potential homebuyers through numerous avenues, including Internet web sites for our various homebuilding brands and subsidiaries, advertising and other marketing programs. We advertise on television, in newspapers and other publications, through our own brochures and newsletters, on billboards and in brochures and newsletters produced and distributed by real estate and mortgage brokers. Some of our suppliers participate in our advertising and promotional materials, either through co-branding, cost-sharing or through rebates.

      We typically conduct home sales activities from sales offices located in furnished model homes in each community. We use commissioned sales personnel who assist prospective buyers by providing them with floor plans, price information, tours of model homes and information on the available options and other custom features. We provide our sales personnel with extensive training, and we keep them updated as to the availability of financing, construction schedules and marketing and advertising plans to facilitate their marketing and sales activities. We supplement our in-house training program with training by outside sales and marketing consultants.

      We market and sell homes through our own commissioned sales personnel and in cooperation with independent real estate brokers. Because 60% of our sales (based on homes delivered) originate from independent real estate brokers, we sponsor a variety of programs and events, including breakfasts, contests and other events to provide the brokers with a level of familiarity with our communities, homes and financing options necessary to successfully market our homes. We also offer other incentives to brokers to actively market our homes.

      Sales of our homes generally are made pursuant to a standard sales contract that is tailored to the requirements of each jurisdiction. Generally, our sales contracts require a deposit of a fixed amount (typically up to $5,000) on our less expensive homes or as a percentage of the sales price (typically 5% to 10%) on our more expensive customized homes. The contract includes a financing contingency which permits the customer to cancel in the event mortgage financing at prevailing interest rates cannot be obtained within a specified period, typically 30 days from the signing. The contract may include other contingencies, such as the prior sale of a buyer’s existing home. We estimate that the average period between the execution of a sales contract for a home and closing is approximately four to six months for presold homes.

Customer Service and Quality Control

      Our operating divisions are responsible for both pre-delivery quality control inspections and responding to customers’ post-delivery needs. We believe that the prompt, courteous response to homebuyers’ needs reduces post-delivery repair costs, enhances our reputation for quality and service and ultimately leads to significant repeat and referral business. We conduct home orientations and pre-delivery inspections and interviews with homebuyers immediately before closing. In conjunction with these inspections, we create a list of unfinished construction items and address outstanding issues promptly.

      An integral part of our customer service program includes post-delivery interviews. In most of our markets we contract independent third parties to conduct periodic post-delivery evaluations of the customer’s satisfaction with their home, as well as the customer’s experience with our sales personnel, construction department and title and mortgage services. Typically, approximately one year after we sell a home we arrange for follow-up interviews with the homeowner to determine the level of the homeowner’s continued satisfaction. These interviews provide us with a direct link to the customer’s perception of the entire buying experience as well as valuable feedback on the quality of the homes we deliver and the services we provide.

Warranty Program

      For all homes we build, we provide our homebuyers with a one-year or two-year limited warranty of workmanship and materials, and an eight-year or ten-year limited warranty covering major structural defects. The extent of these warranties may differ in some or all of the states in which we operate. We recently obtained a homebuilder protective policy which covers warranty claims for structure and design defects related to homes sold by us during the policy period, subject to a retention amount. We have, and are continuing to implement, a warranty program in conjunction with our homebuilder protective policy insurance carrier that we believe will allow us to more effectively manage and resolve our warranty claims. We subcontract homebuilding work to subcontractors who provide us with an indemnity and a certificate of insurance before receiving payments for their work and, therefore, claims relating to workmanship and materials are the primary responsibility of our subcontractors. However, there is no assurance that we will be able to enforce these contractual indemnities. After we deliver a home, we process all warranty requests through our customer service departments located in each of our markets. In most instances, a customer service manager inspects the warranty request within 48 hours of receipt. If a warranty repair is necessary, we manage and supervise the repair to ensure that the appropriate subcontractor takes prompt and appropriate corrective action. Additionally, we have developed a pro-active response and remediation protocol to address any warranty claim that may result in mold damage. We generally have not had any material litigation or claims regarding warranties or latent defects with respect to construction of homes. Current claims and litigation are expected to be substantially covered by our reserves or insurance.

Financial Services

      As part of our objective to provide homebuyers a seamless home purchasing experience, we have developed, and are expanding, our complementary financial services business. As part of this business, we provide mortgage financing and closing services and offer title, homeowners’ and other insurance products. Our mortgage financing operation derives most of its revenues from buyers of our homes, although it also offers its services to existing homeowners refinancing their mortgages. By comparison, our closing services and our insurance agency operations, are used by our homebuyers as well as a broad range of other clients purchasing or refinancing residential or commercial real estate.

      Our mortgage business consists of providing our homebuyers and third party homebuyers with loan origination services, purchase financing and, to a lesser extent, mortgage refinancing. We are an approved seller/servicer of Federal National Mortgage Association, Federal Home Loan Mortgage Corporation, Federal Housing Administration, Veteran’s Association and U.S. Department of Housing and Urban Development loans. We sell all of our loans and the servicing rights. We conduct this business through our subsidiary, Preferred Home Mortgage Company. Preferred Home has its headquarters in Boca Raton, Florida and has offices in each of our markets.

      For the three months ended March 31, 2003, approximately 53% of our homebuyers (62% if we exclude our four recently-acquired companies), utilized the services of our mortgage business. We believe we have an opportunity to expand this business, particularly in our recently-acquired markets. We originated approximately $782.8 million aggregate principal amount of mortgage loans for the twelve months ended December 31, 2002. Our mortgage business generated pre-tax income of $13.5 million for the twelve months ended December 31, 2002.

      Through our title services business, we, as agent, obtain competitively-priced title insurance for, and provide closing services to, our homebuyers as well as outside third party homebuyers. We conduct this business through our subsidiary, Universal Land Title, Inc. and its subsidiaries. Universal operates as a traditional title agency with its headquarters in West Palm Beach, Florida and has 22 additional offices.

      Universal Land Title works with national underwriters and lenders to facilitate client service and coordinate closing at its offices. It is equipped to handle e-commerce applications, e-mail closing packages, digital document delivery and web-based closings. The principal sources of revenues generated by our title insurance business are fees paid to Universal Land Title for title insurance obtained for our homebuyers and other third party residential purchasers.

      Currently, approximately 80% of our homebuyers use Universal Land Title or its affiliates for their title insurance agency and closing services. We continue to expand our title services business to markets not currently served by Universal Land Title. Our title services business generated pre-tax income of $5.9 million for the year ended December 31, 2002. Third party homebuyers (or non-company customers) accounted for 87% of our title services business revenue for the year ended December 31, 2002.

      Alliance Insurance and Information Services, LLC, owned by Universal Land Title, is a full service insurance agency serving all of our markets. Alliance markets homeowners’, flood and auto insurance directly to homebuyers and others in all of our markets and also markets life insurance in Florida. Interested homebuyers obtain free quotes and have the necessary paperwork delivered directly to the closing table for added convenience. Currently, 25% of our homebuyers use Alliance for their insurance needs.

Governmental Regulation

      We must comply with state and local laws and regulations relating to, among other things, zoning, treatment of waste, land development, required construction materials, density requirements, building design and elevation of homes, in connection with the construction of our homes. These include laws requiring use of construction materials that reduce the need for energy-consuming heating and cooling systems. In addition, we and our subcontractors are subject to laws and regulations relating to employee health and safety. These laws and regulations are subject to frequent change and often increase construction costs. In some cases, there are laws that require that commitments to provide roads and other infrastructure be in place prior to the commencement of new construction. These laws and regulations are usually administered by individual counties and municipalities and may result in fees and assessments or building moratoriums. In addition, certain new development projects are subject to assessments for schools, parks, streets and highways and other public improvements, the costs of which can be substantial.

      The residential homebuilding industry also is subject to a variety of local, state and federal statutes, ordinances, rules and regulations concerning the protection of health and the environment. Environmental laws and conditions may result in delays, may cause us to incur substantial compliance and other costs and can prohibit or severely restrict homebuilding activity in environmentally sensitive regions or areas. In recent years, several cities and counties in which we have developments have submitted to voters “slow growth” or “no growth” initiatives and other ballot measures which could impact the affordability and availability of homes and land within those localities.

      In order to make it possible for purchasers of some of our homes to obtain FHA-insured or VA-guaranteed mortgages, we must construct those homes in compliance with regulations promulgated by those agencies.

      Our title insurance agency subsidiaries must comply with applicable insurance laws and regulations. Our mortgage financing subsidiaries must comply with applicable real estate lending laws and regulations. The mortgage financing and title insurance subsidiaries are licensed in the states in which they do business and must comply with laws and regulations in those states regarding mortgage financing and title insurance companies. These laws and regulations include provisions regarding capitalization, operating procedures, investments, forms of policies and premiums.

Competition and Market Forces

      The development and sale of residential properties is a highly competitive business. We compete in each of our markets with numerous national, regional and local builders on the basis of a number of interrelated factors including location, price, reputation, amenities, design, quality and financing. Builders of new homes compete for homebuyers, as well as for desirable properties, raw materials and reliable, skilled subcontractors. We also compete with resales of existing homes, available rental housing and, to a lesser extent, resales of condominiums. We believe we generally compare favorably to other builders in the markets in which we operate, due primarily to:

•	our experience within our geographic markets;

•	the ability of our local managers to identify and quickly respond to local market conditions; and

•	our reputation for service and quality.

      The housing industry is cyclical and is affected by consumer confidence levels and prevailing economic conditions, including interest rate levels. A variety of other factors affect the housing industry and demand for new homes, including the availability of labor and materials and increases in the costs thereof, changes in costs associated with home ownership such as increases in property taxes, energy costs, changes in consumer preferences, demographic trends and the availability of and changes in mortgage financing programs.

      We compete with other mortgage lenders, including national, regional and local mortgage bankers, savings and loan associations and other financial institutions, in the origination, sale and servicing of mortgage loans. Principal competitive factors include interest rates and other features of mortgage loan products available to the consumer. We compete with other insurance agencies, including national, regional and local insurance agencies, in the sale of title insurance, homeowner insurance and related insurance services. Principal competitive factors include cost and other features of insurance products available to the consumer.

Employees

      At March 31, 2003, we employed 1,477 people. None of our employees are covered by collective bargaining agreements. We believe our relations with our employees are good.

Properties

      We lease our executive offices located at 4000 Hollywood Blvd., Suite 500 N, Hollywood, Florida 33021. We own a 19,000 square foot facility in Sugar Land, Texas, which houses our Houston homebuilding operations and a design center, which allows a prospective homebuyer to view samples of some of the products and features we offer in our homes in Houston. We lease an aggregate of approximately 150,616 square feet of additional office space in our markets for our homebuilding and financial services operations and our corporate offices. We believe our existing facilities are adequate for our current and planned levels of operations.

Legal Proceedings

      We are involved in various claims and legal actions arising in the ordinary course of business. We do not believe that the ultimate resolution of these matters will have a material adverse effect on our financial condition or results of operations.

BOARD OF DIRECTORS

      The following table sets forth the names, ages and positions of each of our directors. Each of the directors’ term of office will expire at the next annual meeting of our stockholders.

Name	Age	Position

Constantine Stengos	66	Chairman of the Board
Antonio B. Mon	58	Executive Vice Chairman, Chief Executive Officer, President and Director
Yannis Delikanakis	35	Executive Vice President and Director
Andreas Stengos	40	Director
George Stengos	36	Director
Larry D. Horner	69	Director
William A. Hasler	61	Director
Michael J. Poulos	72	Director
Lonnie M. Fedrick	59	Director

      Below is a short biography of the business experience of each of our directors.

      Constantine Stengos has been the Chairman of the Board of our company since December 15, 1999. Mr. Stengos has also served as director and President of Technical Olympic and as director of Technical Olympic (UK) PLC, since November 1999. Technical Olympic is a wholly-owned subsidiary of Technical Olympic (UK) PLC, which in turn is a wholly-owned subsidiary of Technical Olympic S.A. Mr. Stengos formed Technical Olympic S.A. in 1965 and has continued to serve as its President and Managing Director. Mr. Stengos owns more than 5% of the outstanding equity of Technical Olympic S.A., which is publicly traded on the Athens Stock Exchange. Technical Olympic, Technical Olympic (UK) PLC and Technical Olympic S.A. are all our affiliates.

      Antonio B. Mon became a director of our company, and our Executive Vice Chairman, Chief Executive Officer, and President, on June 25, 2002. From October 2001 to June 2002, Mr. Mon served as the Chief Executive Officer of Technical Olympic. From May 2001 to October 2001, Mr. Mon was a consultant to Technical Olympic. From 1997 to 2001, Mr. Mon was the Chairman of Maywood Investment Company, LLC, a private firm engaged in private equity investments and general consulting. In 1991, Mr. Mon co-founded Pacific Greystone Corporation, a west coast homebuilder that merged with Lennar Corporation in 1997, and served as its Vice Chairman from 1991 to 1997. Prior to 1991, Mr. Mon worked in various positions for The Ryland Group, Inc. (a national homebuilder), M.J. Brock Corporation (a California homebuilder) and Cigna Corporation (a financial services corporation).

      Yannis Delikanakis has been a director of our company since 1999 and became our Executive Vice President on January 1, 2003. He has also served as a director and Vice President of Technical Olympic since 1999. Mr. Delikanakis has been the General Manager — Real Estate of Technical Olympic S.A. since 1999. Mr. Delikanakis was a director and the manager of the Real Estate Development and Project Management Departments of Lambert Smith Hampton S.A. from 1994 to 1999.

      Andreas Stengos has been a director of our company since 1999, has served as a director and Treasurer of Technical Olympic since 1999 and has been a director of Technical Olympic (UK) PLC since 1997. Mr. Stengos has also been a director of Technical Olympic S.A. since 1989, and has served as its General Manager since 1995.

      George Stengos has been a director of our company since 1999, has served as a director of Technical Olympic since November 1999, and has been a director of Technical Olympic (UK) PLC since 1997. From 2001 to December 2002, Mr. Stengos served as President and Chairman of the Board of Mochlos S.A., a subsidiary of Technical Olympic S.A. which is publicly traded on the Athens Stock Exchange. From 1993 to 2000, Mr. Stengos was the Executive Vice President of Mochlos S.A.

      Larry D. Horner has been a director of our company since 1997. Mr. Horner served as Chairman of Pacific USA Holdings Corp. from 1994 to 2001 and was Chairman of the Board of Asia Pacific Wire & Cable Corporation Limited, a manufacturer of copper wire and cable and fiber optic wire products, with operations in Southeast Asia, which was publicly traded on the New York Stock Exchange until 2001. He is also a director of ConocoPhillips, Atlantis Plastics Corp., UT Starcom, Inc., Novitron International, Inc. and New River Pharmaceuticals, Inc. Mr. Horner was formerly associated with KPMG LLP, a professional services firm, for 35 years, retiring as Chairman and Chief Executive Officer of both the U.S. and International firms in 1991. He is a certified public accountant.

      William A. Hasler has been a director of our company since 1998. Mr. Hasler has served as Vice Chair and Co-Chief Executive Officer of Aphton Corporation, a biotechnology products company, since July 1998. From August 1991 to July 1998, Mr. Hasler served as Dean of the Haas School of Business at the University of California at Berkeley. Prior to that, he was both Vice Chairman and a director of KPMG LLP, a professional services firm. Mr. Hasler also serves on the boards of Mission West, Elevon, DiTech Communications, Schwab Funds and DMC Stratex, and is Chairman of the Board of Solectron Corp. Mr. Hasler is a trustee of Pomona College. He is a certified public accountant.

      Michael J. Poulos has been a director of our company since 2000. Mr. Poulos also serves as an advisory director of Greystone Capital Partners I, LP and a trustee of Century Shares Trust. Mr. Poulos had been Chairman, President and Chief Executive Officer of Western National Corporation from 1993 until 1998 when he retired. Mr. Poulos worked for American General Corporation, from 1970 to 1993, and served as its Vice Chairman from 1991 to 1993.

      Lonnie M. Fedrick has been a director of our company since 1997 and served as our President and Chief Executive Officer from 1997 until June 25, 2002. Mr. Fedrick was President and Chief Executive Officer of Newmark Home Corporation since 1994 and was its Executive Vice President from 1984 to 1994.

Family Relationships

      Constantine Stengos is the father of both Andreas Stengos and George Stengos. Yannis Delikanakis is the son-in-law of Constantine Stengos and the brother-in-law of Andreas Stengos and George Stengos. We have no other familial relationships among the executive officers and other directors.

Compensation Committee Interlocks and Insider Participation

      Messrs. Horner, Hasler and Poulos comprised the Special Benefits Committee in 2002. None of these persons served as an officer or employee of ours or any of our subsidiaries during fiscal year 2002. There were no material transactions between us and any of the members of the Special Benefits Committee during fiscal year 2002.

      Messrs. Horner, Hasler, Delikanakis, Andreas Stengos and George Stengos comprised the Compensation Committee in 2002. Other than Messrs. Delikanakis and Andreas Stengos, who each served as non-employee officers of certain of our subsidiaries during fiscal year 2002, none of the other members of the Compensation Committee served as an officer or employee of ours or any of our subsidiaries. During 2002, we and our subsidiary TOUSA Homes, Inc. made payments of $191.6 million to Technical Olympic S.A. pursuant to the Purchasing Agreements described under “Certain Relationships and Related Transactions.” Mr. Andreas Stengos serves as a director and executive officer of Technical Olympic S.A., and Mr. Delikanakis served as an executive officer of Technical Olympic S.A. during fiscal year 2002.

      On February 3, 2003, the Special Benefits Committee and the Compensation Committee were merged to form the Compensation and Benefits Committee on which only independent directors may serve.

Compensation of Directors

      For the fiscal year 2002, our outside directors received an annual fee of $15,000 and $2,000 per Board meeting attended and each was reimbursed for reasonable out-of-pocket expenses incurred for attendance at meetings. For 2003, each outside director, other than the senior outside director, will receive an annual cash fee of $40,000, reimbursement of meeting expenses and an annual equity award of either non-qualified stock options or restricted stock valued at $40,000. Under our policy, the designated senior outside director shall receive an annual cash retainer of $80,000, reimbursement of meeting expenses and an annual equity award valued at $80,000. For 2003, Mr. Horner was designated our senior outside director. Directors who also served as officers of ours did not receive any additional compensation for their services as directors during 2002.

      Effective January 1, 2003, we entered into a consulting agreement with Mr. Fedrick with an initial term of three years. Under the terms of the consulting agreement, Mr. Fedrick will receive an annual fee of $400,000. Upon recommendation of our chief executive officer and approval of our board of directors or a designated committee, Mr. Fedrick may receive a bonus or other compensation in his capacity as a consultant. During the term of the agreement, in addition to his service as a member of the board of directors, Mr. Fedrick will: (a) provide land review, acquisition, and development services for our Houston operations, (b) identify and acquire land in the greater Houston area, (c) perform other assignments requested by the Chairman of the board of directors or our chief executive officer from time to time, (d) transition his network of contacts and local knowledge to our management, and (e) provide other general business advisory services. Mr. Fedrick will devote at least 20% on average of his working time and energy to our business during the initial term. The consulting agreement contains non-compete and non-interference provisions and expires on January 1, 2006.

MANAGEMENT

      Our executive officers, their ages and positions, as of July 1, 2003 are as follows:

Name	Age	Position

Antonio B. Mon	58	Executive Vice Chairman, Chief Executive Officer, President and Director
Tommy L. McAden	41	Vice President — Finance and Administration, Chief Financial Officer and Treasurer
Yannis Delikanakis	35	Executive Vice President and Director
Patricia M. Petersen	43	Vice President and General Counsel
Randy L. Kotler	38	Vice President and Chief Accounting Officer
Harry Engelstein	68	Executive Vice President — TOUSA Homes
J. Eric Rome	43	Executive Vice President — TOUSA Homes
Mark R. Upton	45	Executive Vice President — TOUSA Homes

      Below is a summary of the business experience of each of our executive officers, other than Mr. Mon and Mr. Delikanakis whose biographies appear under the section “Board of Directors.”

      Tommy L. McAden became our Vice President of Finance and Administration, Chief Financial Officer and Treasurer on June 25, 2002. Mr. McAden served as a director, Vice President and Chief Financial Officer of Technical Olympic from January 2000 to June 25, 2002. From 1994 to December 1999, Mr. McAden was Chief Financial Officer of Pacific Realty Group, Inc., which was our former 80% stockholder.

      Patricia M. Petersen became our Vice President and General Counsel on September 1, 2002. Before joining our company, Ms. Petersen served as Assistant General Counsel of Corning Incorporated from December 2000 to August 2002. From September 1992 to November 2000, Ms. Petersen served as Managing Partner of the Nestor Nestor Kingston Petersen law firm in Bucharest, Romania, and from 1990 to August 1992 as Associate Counsel with the Hillis Clark Martin & Peterson law firm in Seattle, Washington.

      Randy L. Kotler became our Vice President and Chief Accounting Officer on June 25, 2002. Prior to joining our company, Mr. Kotler spent 13 years in public accounting, including the last five with Ernst & Young LLP in its Real Estate Group. Mr. Kotler is a certified public accountant.

      Harry Engelstein became an Executive Vice President of TOUSA Homes, Inc. on February 3, 2003. Mr. Engelstein began his career in homebuilding in Montreal, Canada, in 1960 as a contractor. In 1979, he moved to Florida to help form Engle Homes. In 1992, Engle Homes went public and Mr. Engelstein, as Executive Vice President, managed the South Florida Division.

      J. Eric Rome became an Executive Vice President of TOUSA Homes, Inc. on February 3, 2003. Mr. Rome joined Newmark Homes in 1983 and has held various management positions, including serving as Chief Operating Officer of Newmark Homes and as President of Newmark Homes’ Texas and Tennessee Divisions.

      Mark R. Upton became an Executive Vice President of TOUSA Homes, Inc. on February 3, 2003. Mr. Upton served as President of Engle Homes/Arizona, Inc. since 1997 and has spent 25 years in the homebuilding business. Prior to joining Engle Homes, Mr. Upton was Executive Vice President of UDC Homes, and had regional responsibility for various operating divisions. Before UDC, he held various management positions with Ryan Homes.

EXECUTIVE COMPENSATION

      The following table presents certain summary information concerning compensation earned for services rendered in all capacities by each of the two individuals who served as Chief Executive Officer as well as our other four most highly compensated executive officers (the “Named Executive Officers”) whose total annual salary and bonus exceeded $100,000 during the fiscal year ended December 31, 2002.

					Long Term
		Annual Compensation			Compensation
					Awards
				Other
				Annual	Securities	All Other
				Compen-	Under-Lying	Compen-
Name and Principal Position	Year	Salary($)	Bonus($)	sation($)	Options(#)	sation($)

Antonio B. Mon	2002	828,333	2,394,700	61,644 (2)	1,756,364	111,636 (3)
Chief Executive Officer, President	2001	—	—	*	—	—
and Director(1)	2000	—	—	*	—	—
Tommy L. McAden	2002	395,833	550,000	*	439,091	—
Vice President — Finance and	2001	—	—	*	—	—
Administration, Chief Financial	2000	—	—	*	—	—
Officer and Treasurer(1)
Harry Engelstein	2002	415,000	969,064	*	—	—
Executive Vice President —	2001	385,000	902,948	*	—	—
TOUSA Homes	2000	315,000	501,500	*	—	—
J. Eric Rome	2002	408,846	800,000	*	—	—
Executive Vice President —	2001	350,000	479,640	*	—	—
TOUSA Homes	2000	300,000	467,390	*	—	—
Mark R. Upton	2002	239,850	696,927	*	—	—
Executive Vice President —	2001	234,000	791,981	*	—	—
TOUSA Homes	2000	225,000	696,927	*	—	—
Lonnie M. Fedrick	2002	564,808	696,291	*	—	—
Former Chief Executive Officer,	2001	550,000	1,450,685	*	—	—
President and Director(4)	2000	525,000	1,497,702	*	—	—

*	Value of perquisites and other personal benefits does not exceed the lesser of $50,000 or 10% of the total of annual salary and bonus reported for the Named Executive Officer.

(1)	The amounts represented for 2002 include the full year of compensation received by Messrs. Mon and McAden. Prior to June 25, 2002, compensation to Messrs. Mon and McAden was received from Technical Olympic, our controlling stockholder.

(2)	This amount represents an automobile allowance and a lease of a home, including tax gross-up payments.

(3)	The amount represents premiums paid for life insurance policies.

(4)	Mr. Fedrick served as the Chief Executive Officer from January 1, 2002 to June 25, 2002. Mr. Mon has been serving as our Chief Executive Officer since June 25, 2002.

Stock Option Grants and Exercise

      The following table provides certain information concerning individual grants of stock options under our Annual and Long-Term Incentive Plan made during the year ended December 31, 2002 to the Named

Executive Officers who are listed below. None of the other Named Executive Officers received any option grants during the year ended December 31, 2002.

Option Grants in Last Fiscal Year

					Potential Realizable Value
	Number of	Percent of			at Assumed Annual Rates of
	Securities	Total Options			Stock Price Appreciation for
	Underlying	Granted to	Exercise or		Option Term
	Options	Employees in	Base Price	Expiration
Name	Granted(#)	Fiscal Year	($/Sh)	Date	5%($)	10%($)

Antonio B. Mon	702,541		17.17	12/31/2012	4,882,660	14,921,971
	351,274		18.89	12/31/2012	1,837,163	6,856,868
	351,274		20.78	12/31/2012	1,173,255	6,192,961
	351,275		22.86	12/31/2012	442,607	5,462,326

	1,756,364	80%
Tommy L. McAden	175,637		17.17	12/31/2012	1,220,677	3,730,530
	87,818		18.89	12/31/2012	459,288	1,714,207
	87,818		20.78	12/31/2012	292,434	1,546,475
	87,818		22.86	12/31/2012	110,651	1,365,570

	439,091	20%

      The following table provides information regarding the options exercised by the Named Executive Officers listed below during fiscal 2002 and the value of options outstanding for such individuals at December 31, 2002. None of the other Named Executive Officers owned any options at December 31, 2002.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

Number of Securities
			Underlying Unexercised		Value of Unexercised
			Options at Fiscal		In-The-Money Options at
	Shares		Year-End(#)		Fiscal Year-End($)(1)
	Acquired on	Value
Name	Exercise(#)	Realized($)	Exercisable	Unexercisable	Exercisable	Unexercisable

Antonio B. Mon	—	—	228,320	1,528,044	—	—
Tommy L. McAden	—	—	57,082	382,009	—	—

(1)	Based on the closing price of our common stock on December 31, 2002 of $14.81.

Employment Agreements

      Antonio B. Mon. Upon the consummation of the merger on June 25, 2002, Antonio B. Mon became our Chief Executive Officer, President and Executive Vice-Chairman, as well as one of our directors. Pursuant to the terms of the employment agreement between Mr. Mon and us, which became effective on the date of the merger and expires on December 31, 2006, Mr. Mon will receive a minimum base salary of $800,000 for the first year with an increase of 10% per year thereafter until the agreement expires or is terminated. Mr. Mon will be eligible to receive an annual bonus and equity awards under our Annual and Long-Term Incentive Plan, and Mr. Mon was granted 1,756,364 options to purchase shares of our common stock. In the event of termination by us without cause and not as a result of his disability or death, or in the event Mr. Mon terminates for good reason or due to a change in control, we will pay Mr. Mon the greater of (a) three times the sum of his base salary, his highest annual cash bonus and the value of his fringe benefits or (b) the aggregate amount of his base salary, his annual cash bonuses and the value of the fringe benefits that would be payable for the remainder of the agreement term. He will also receive continued health plan coverage until age 65 or until he becomes covered under another plan. In addition, if payments are deemed to constitute “excess parachute payments,” and Mr. Mon becomes liable for any tax penalties imposed thereon, we will make a cash payment to him in an amount equal to the tax penalties. The agreement contains non-compete provisions in the event of termination of employment.

      Tommy L. McAden. Upon the consummation of the merger on June 25, 2002, Tommy L. McAden became our Vice President of Finance and Administration, Chief Financial Officer and Treasurer. Pursuant to the terms of the employment agreement between Mr. McAden and us, which became effective on the date of the merger and expires on June 25, 2005, Mr. McAden will receive a minimum base salary of $380,000 and may receive annual salary increases. Mr. McAden will receive an annual bonus and equity awards under our Annual and Long-Term Incentive Plan with respect to each of the years 2002, 2003 and 2004, and Mr. McAden was granted 439,091 options to purchase shares of our common stock. In the event of termination by us without cause, or by Mr. McAden for good reason, we will pay Mr. McAden a termination payment in the amount of the sum of his base salary, annual bonus and the value of any benefits and perquisites that would have been payable or provided to Mr. McAden during the remainder of the agreement term, and accrued compensation. In the event of termination of Mr. McAden’s employment due to disability, Mr. McAden will receive accrued base salary and bonus for the year, the economic value of any accrued but unused vacation time and unreimbursed expenses. In the event of a change in control and Mr. McAden’s termination of the agreement on this basis, he will receive the greater of (a) the termination payment due above or (b) two times the sum of his salary and annual bonus, plus the value of any benefits and perquisites that would have been provided during the remainder of the agreement term and accrued compensation. In addition, if payments are deemed to constitute “excess parachute payments,” and Mr. McAden becomes liable for any tax penalties imposed thereon, we will make a cash payment to him in an amount equal to the tax penalties. The agreement contains non-compete provisions in the event of termination of employment.

      Yannis Delikanakis. On January 1, 2003, Yannis Delikanakis became our Executive Vice President, pursuant to the terms of an employment agreement between Mr. Delikanakis and us, which became effective on January 1, 2003 and expires on December 31, 2008, Mr. Delikanakis will receive a minimum base salary of $75,000 per year and was granted 900,000 options to purchase shares of our common stock. Mr. Delikanakis will not receive any bonus or other compensation unless approved by our board of directors and our independent directors committee. In the event of any termination, Mr. Delikanakis will receive only unreimbursed business expenses incurred by Mr. Delikanakis. In addition, if payments are deemed to constitute “excess parachute payments,” and Mr. Delikanakis becomes liable for any tax penalties imposed thereon, we will make a cash payment to him in an amount equal to the tax penalties. The employment agreement contains non-compete provisions in the event of termination of employment.

      Harry Engelstein. Effective November 12, 2000, Engle Homes, Inc. and Mr. Engelstein entered into an employment agreement with a term ending on December 31, 2003. Pursuant to that agreement, Mr. Engelstein would serve as Executive Vice President and Chief Construction Officer of Engle Homes, Inc. The continuing relationship between us and Mr. Engelstein in his role as an Executive Vice President of our homebuilding operations are on terms substantially similar to those set forth in the employment agreement. In 2002, Mr. Engelstein received a base salary of $415,000 and received an annual bonus based on a specific formula set forth in the agreement. If Mr. Engelstein’s employment is terminated due to disability or death, Mr. Engelstein will be entitled to receive salary, together with any accrued, vested or earned obligations, through the termination date. If Mr. Engelstein is terminated for cause, he will be entitled to receive his highest base salary through the date of termination. If Mr. Engelstein’s employment is terminated by the company other than for cause, disability or death, or by Mr. Engelstein for good reason, Mr. Engelstein will be entitled to receive salary, bonus, all accrued obligations, deferred compensation and insurance and related benefits as would have been payable for the remainder of the employment term. In the event of a change in control and a resulting termination of the agreement by Mr. Engelstein for good reason or by us for any reason other than for cause, death or disability, he will receive a lump sum cash payment of two times the aggregate of his salary and recent bonus, plus certain other accrued and deferred compensation.

      J. Eric Rome. Effective January 1, 2003, Mr. Rome became an Executive Vice President of our homebuilding operations pursuant to an employment agreement with a term ending on December 31, 2005. Pursuant to the agreement, Mr. Rome’s base salary is $420,000. If Mr. Rome’s employment is terminated for cause, Mr. Rome will be entitled to receive accrued salary and any accrued obligations. If Mr. Rome’s employment is terminated due to disability or death, Mr. Rome will be entitled to receive accrued salary and a pro-rated bonus. If Mr. Rome’s employment is terminated by us for any other reason, or if Mr. Rome terminates for good reason, Mr. Rome will be entitled to receive salary, bonus, all accrued obligations, deferred compensation and insurance and related benefits as would have been payable for the remainder of the employment term. The employment agreement contains non-compete provisions in the event of Mr. Rome’s termination of employment.

      Mark R. Upton. Effective November 12, 2000, Engle Homes, Inc. and Mr. Upton entered into an employment agreement with a term ending on December 31, 2003. Pursuant to that agreement, Mr. Upton would serve as President of the Engle Homes Arizona homebuilding operations. On April 1, 2003, the agreement was amended to (i) reflect his new responsibilities as an Executive Vice President of our homebuilding operations, (ii) extend the term of the agreement to December 31, 2004 and (iii) increase his base salary to $420,000. In 2002, Mr. Upton received a base salary of $239,850 and received quarterly bonuses based on a specific formula set forth in his agreement. If Mr. Upton’s employment is terminated for cause, incapacity or death, Mr. Upton will be entitled to receive accrued salary and any accrued obligations. If Mr. Upton’s employment is terminated for any other reason, or if Mr. Upton terminates for good reason, Mr. Upton will be entitled to receive salary, accrued obligations, a portion of the quarterly bonus and deferred compensation as would have been payable for the remainder of the employment term. In the event of a change in control and a resulting termination of the agreement by Mr. Upton for good reason or by us for any reason other than for cause, incapacity or death, he will receive a lump sum cash payment of two times the aggregate of his salary and recent bonus, plus certain other accrued and deferred compensation. The employment agreement contains non-compete provisions in the event of Mr. Upton’s termination of employment.

SECURITY OWNERSHIP

      The following table sets forth certain information as of July 11, 2003 regarding beneficial ownership of our common stock by the selling stockholder and by each of the following:

•	each person (or group of affiliated persons) whom we know to beneficially own more than 5% of the outstanding shares of our common stock;

•	each of our directors and our Named Executive Officers; and

•	all of our executive officers and directors as a group.

      The percentage of beneficial ownership is based on 27,889,036 shares of our common stock outstanding on July 11, 2003.

	Amount and Nature of	Percent
Name and Address of Beneficial Owner	Beneficial Ownership(1)	Owned

Technical Olympic, Inc(2) 1200 Soldiers Field Drive Sugar Land, Texas 77479	25,303,787(3)	90.73%
Constantine Stengos	25,000	*
Antonio B. Mon	579,594(4)	2.04%
Yannis Delikanakis	297,000(4)	1.05%
Andreas Stengos	—	*
George Stengos	—	*
Larry D. Horner	5,125	*
William A. Hasler	3,509(4)	*
Michael J. Poulos	2,562	*
Lonnie M. Fedrick	45,462	*
Tommy L. McAden	144,900(4)	*
Harry Engelstein	—	*
J. Eric Rome	9,000	*
Mark R. Upton	—	*
All directors and executive officers as a group (15 persons)	1,112,152(5)	3.84%

*	Less than one percent.

Except as otherwise indicated, the address of each person named in this table is c/o Technical Olympic USA, Inc., 4000 Hollywood Boulevard, Suite 500 North, Hollywood, Florida 33021.

(1)	The amounts and percentage of common stock beneficially owned are reported on the basis of regulations of the Commission. Under the rules of the Commission, a person is deemed to be a beneficial owner of a security if that person has or shares “voting power,” which includes the power to vote or direct the voting of the security, or “investment power,” which includes the power to dispose of or direct the disposition of the security. Except as indicated by footnote, and subject to community property laws where applicable, the persons named in the table below have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them. In addition, in determining the number and percentage of shares beneficially owned by each person, shares issuable pursuant to options exercisable within 60 days after July 11, 2003 are deemed outstanding for purposes of determining the total number of shares outstanding for such person but are not deemed outstanding for such purpose for all other shareholders. Under these rules, more than one person may be deemed a beneficial owner of the same securities, and a person may be deemed a beneficial owner of securities as to which he has no economic interest.

(2)	Technical Olympic, Inc. is a subsidiary of Technical Olympic (UK) PLC, which is a subsidiary of Technical Olympic S.A. Constantine Stengos owns more than 5% of the outstanding stock of Technical Olympic S.A. Technical Olympic owns 90.73% of the voting power of our common stock and will own 83.56% of the voting power of our common stock after the consummation of the proposed offering of our common stock by Technical Olympic (82.48% if the underwriters’ over-allotment is exercised in full).

(3)	This amount reflects the sale of an aggregate of 275,000 shares of our common stock which were sold pursuant to Rule 144 of the Securities Act from May 27, 2003 to June 11, 2003.

(4)	Consists solely of shares issuable upon exercise of stock options that have already vested or will vest within 60 days.

(5)	Includes 1,025,003 shares issuable upon exercise of stock options that have already vested or will vest within 60 days.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Management Services Agreement

      Pursuant to a Management Services Agreement between us and Technical Olympic (successor to Techolym L.P.), dated June 1, 2000, Technical Olympic provided us with certain advisory, administrative and other services. We made payments totaling $1.5 million, $1.9 million and $1.4 million for the years ended December 31, 2000, 2001 and 2002, respectively, related to this agreement. On June 13, 2003, we entered into an Amended and Restated Management Services Agreement with Technical Olympic. The agreement was effective as of January 1, 2003 and expires on December 31, 2007. Pursuant to the amended agreement, Technical Olympic provides consultation with, and assistance to, our board of directors and management in connection with issues involving our business, as well as other services requested from time to time by our board of directors. In consideration for providing such services, we have agreed to pay Technical Olympic an annual management fee of $500,000 and, to the extent our net income for any fiscal year meets established targets, additional annual incentive fees, which may not exceed $3.0 million. Pursuant to the agreement, we have agreed to indemnify Technical Olympic for any liability incurred by it as a result of the performance of its duties other than any liability resulting from Technical Olympic’s gross negligence or willful misconduct. We may terminate the agreement upon six months’ prior written notice. Pursuant to the terms of our revolving credit facility, the aggregate amount of annual fees payable under the Management Services Agreement may not exceed $3.5 million.

Purchasing Agreements

      In order to consolidate the purchasing function, we and our subsidiary TOUSA Homes, Inc. entered into non-exclusive purchasing agreements with Technical Olympic S.A., an affiliate of Technical Olympic, in November 2000. Under the purchasing agreements, Technical Olympic S.A. would purchase certain materials and supplies necessary for operations on our respective behalves and provide them to us at cost. No additional fees or other consideration are paid to Technical Olympic S.A. These agreements may be terminated upon 60 days prior notice. Technical Olympic S.A. purchased an aggregate of $70.5 million, $342.6 million and $191.6 million of materials and supplies on our behalf for the years ended December 31, 2000, 2001 and 2002, respectively. Constantine Stengos, our Chairman of the Board of Directors, is President and Managing Director of Technical Olympic S. A. Yannis Delikanakis, one of our directors, is General Manager — Real Estate of Technical Olympic S.A.

      During the year ended December 31, 2002, one of our subsidiaries purchased approximately $962,500 of homesites from Willow Park Green, Ltd. Michael Stevens, a former director, has an indirect limited partnership interest in such entity.

Certain Land Bank Transactions

      During 2001, Engle Homes, our predecessor-in-interest, sold certain undeveloped real estate tracts to, and entered into a number of agreements (including option contracts and construction contracts), with an investment limited liability company owned directly and indirectly by several of Engle Homes’ then current and former executive officers. We made payments of $11.9 million, $36.0 million and $0 to this entity pursuant to these agreements during the twelve months ended December 31, 2001 and 2002 and the three months ended March 31, 2003, respectively. As of June 15, 2003, the remaining homesites have been acquired and the agreements terminated.

Merger Agreement

      On June 25, 2002, we completed the merger with Engle Holdings. At the time of the merger, each issued and outstanding share of Engle Holdings common stock was exchanged for 1,724.08294 shares of Newmark Homes common stock and we changed our name to “Technical Olympic USA, Inc.” At the date of the merger, there were 9,500 shares of Engle Holdings common stock issued and outstanding, all of which were held by Technical Olympic. As a result of the merger, 16,378,787 shares of our common stock were issued to Technical Olympic. Technical Olympic currently owns 90.73% of our outstanding capital stock.

Tax Allocation Agreements

      Pursuant to certain tax allocation agreements applicable to us and Engle Holdings, for tax periods ending on or after December 15, 1999 with respect to our company and on or after November 22, 2000 with respect to Engle Holdings, our and Engle Holdings’ earnings may be included in the consolidated federal income tax returns filed by Technical Olympic. The amount of our and Engle Holdings’ liability to (or entitlement to payment from) Technical Olympic equals the amount of taxes that each would respectively owe (or refund that each would receive) had we or Engle Holdings, as the case may be, prepared its federal tax returns on a stand-alone basis, and we and Engle Holdings have certain indemnification rights with respect to payments which we have made to Technical Olympic and any tax liabilities of Technical Olympic or its affiliated entities other than to us or Engle Holdings. With respect to the tax allocation agreements, we made payments totaling $15.3 million, $47.2 million and $37.7 million for the years ended December 31, 2000, 2001 and 2002, respectively. The tax allocation agreement between Technical Olympic and Engle Homes was terminated after the merger.

DESCRIPTION OF MATERIAL INDEBTEDNESS

Revolving Credit Facility

      Our revolving credit facility, as amended, permits us to borrow up to the lesser of (i) $305.0 million or (ii) our borrowing base (calculated in accordance with the revolving credit facility agreement) minus our outstanding senior debt. The facility includes a $80.0 million letter of credit sub-facility. The amount of available credit under the facility will be reduced by the aggregate amount of all outstanding undrawn letters of credit. The revolving credit facility expires on June 26, 2005. Subsequent to the April 4, 2003 amendment to our revolving credit facility, we increased the size of the facility to provide up to an additional $10.0 million of revolving loans. In addition, we have the right to increase the size of the facility to provide for up to an additional $10.0 million of revolving loans, subject to meeting certain requirements including procuring lenders to provide such additional loans. The revolving credit facility is secured by a first-priority perfected lien on all capital stock of subsidiaries owned by us. Our obligations under the revolving credit facility are guaranteed by all our domestic subsidiaries (subject to certain limited restrictions).

      Loans outstanding under the facility may be base rate loans or Eurodollar loans, at our election. Base rate loans accrue interest at a rate per annum equal to (i) an applicable margin plus (ii) the higher of (A) Citibank, N.A.’s base rate, (B) 0.5% plus the three week average of reserve-adjusted three-month certificate of deposit rate and (C) 0.5% plus the Federal Funds Rate. Eurodollar loans accrue interest at a rate per annum equal to (i) an applicable margin plus (ii) the reserve-adjusted Eurodollar rate for the interest period. Applicable margins will be adjusted based on the ratio of our liabilities to our tangible worth. We will pay commitment fees ranging from 0.35% to 0.50% per annum (depending on the ratio of our liabilities to our net worth) on the unused portion of the facility. We will also pay customary administration fees, and expenses and customary fees due upon the issuance of any letters of credit, an extension of the facility term or an increase in aggregate borrowings.

      In order to borrow under the revolving credit facility and request that letters of credit be issued thereunder, we must satisfy certain borrowing conditions, including certifying that all representations and warranties contained in the revolving credit facility documents are true and that no default has occurred and is continuing thereunder. The amount we may borrow under the revolving credit facility is limited by financial covenants and by a borrowing base that is based on the value of our land and homes held for sale and the amount of our outstanding debt.

      We are able to prepay outstanding revolving loans, in whole or in part, without penalty. We are required to make certain mandatory prepayments (and concurrently to reduce the commitments under the facility), including with 100% of the net cash proceeds arising from (i) certain asset sales; (ii) certain property losses or condemnation events; and (iii) the sale or issuance of certain debt securities.

      The facility contains various covenants and restrictions on our ability, and the ability of our subsidiaries, to engage in certain activities, including incurring debt or liens, making investments, selling assets, paying dividends, entering into mergers or similar transactions (other than the merger) or engaging in transactions with affiliates. As of March 31, 2003, we were in compliance with each of these financial covenants.

Warehouse Line of Credit

      To fund the origination of residential mortgage loans, our subsidiary, Preferred Home, entered into a $65.0 million revolving warehouse line of credit, which we refer to as our warehouse line of credit. The facility is guaranteed by us and secured by the mortgage loans held for sale. The warehouse line of credit is comprised of (i) a credit facility providing for revolving loans of up to $40.0 million, subject to meeting borrowing base requirements based on the value of collateral provided and (ii) mortgage loan purchase and sale agreements which provide for the purchase by the lender of up to an aggregate of $25.0 million in mortgage loans generated by Preferred Home. At no time may the amount outstanding under the facility plus the amount of purchased loans pursuant to the purchase and sale agreements exceed $65.0 million.

The warehouse line of credit expires on September 22, 2003. The warehouse line of credit bears interest, at Preferred Home’s option, at either (i) the Federal Funds rate plus 1.375% or (ii) a Eurodollar rate plus 1.25%. The warehouse line of credit includes customary covenants and restrictions on Preferred Home and in some circumstances, its subsidiaries’, ability to engage in certain activities, including among other things and subject to certain exceptions, incurring debt or liens, entering into mergers, consolidations or acquisitions, issuing capital stock, selling assets, making certain loans or investments, using the proceeds from our warehouse line of credit for purposes other than mortgage origination, compromising or releasing collateral, and engaging in transactions with affiliates. The warehouse line of credit also restricts our ability to enter into mergers or consolidations other than, subject to certain conditions, a merger with Technical Olympic. Preferred Home is required by the terms of the warehouse line of credit to fund 2.0% of all mortgages originated and to sell all funded mortgages within 90 days.

The 10 3/8% Senior Subordinated Notes due 2012

      On June 25, 2002, we completed a private placement of $150.0 million in aggregate principal amount of our June 2002 Senior Subordinated Notes under an indenture dated as of June 25, 2002 among us, the subsidiary guarantors party thereto and Wells Fargo Bank Minnesota, National Association, as trustee. The June 2002 Senior Subordinated Notes are identical to the old notes except that the old notes had a different issue date. Please refer to the section entitled “Description of the Notes” for a summary of the terms of the June 2002 Senior Subordinated Notes.

The 9% Senior Notes due 2010

      On June 25, 2002, we completed a private placement of $200.0 million in aggregate principal amount of our 9% Senior Notes due 2010 (the “June 2002 Senior Notes”). On February 3, 2003, we completed a private placement of an additional $100.0 million in aggregate principal amount of 9% Senior Notes due 2010 (the “February 2003 Senior Notes”), the terms of which were identical to the June 2002 Senior Notes. This description summarizes certain terms of the June 2002 Senior Notes and the February 2003 Senior Notes (collectively, the “9% Notes”), but does not describe all of the terms. You should refer to the indenture governing the June 2002 Senior Notes, a copy of which has been filed as an exhibit to our Current Report on Form 8-K dated July 9, 2002 and the indenture governing our February 2003 Senior Notes, a copy of which has been filed as an exhibit to our Annual Report on Form 10-K, filed with the Commission on February 12, 2003.

      Interest on the 9% Senior Notes accrues at a rate of 9% per annum and is payable semi-annually in arrears on January 1 and July 1, commencing on January 1, 2003. The 9% Senior Notes will mature on July 1, 2010.

      The 9% Senior Notes are:

•	our senior, unsecured obligations;

•	equal in right of payment with all of our existing and future senior debt;

•	senior in right of payment to all our future subordinated debt (including the June 2002 Senior Subordinated Notes and the notes); and

•	guaranteed on a senior, unsecured basis, by all of our material domestic subsidiaries.

      Except as stated below, the 9% Senior Notes are not redeemable at our option prior to July 1, 2006. Thereafter, the 9% Senior Notes are redeemable at our option, in whole or in part, at any time, at a premium which is at a fixed percentage that declines to par on or after July 1, 2008, in each case together with accrued and unpaid interest, if any, to the date of redemption. At any time prior to July 1, 2005, we may redeem up to 35% of the 9% Senior Notes with the net proceeds of certain equity offerings at a redemption price equal to 109.0% of the principal amount thereof, plus accrued and unpaid interest, if any, thereon to the redemption date, if at least 65% of the aggregate principal amount of the 9% Senior Notes remain outstanding after the redemption. Prior to July 1, 2006, we may redeem all or part of the 9% Senior Notes by paying a “make-whole” premium based on U.S. Treasury rates.

      Upon the occurrence of certain change of control events, each holder of 9% Senior Notes has the right to require us to purchase all or a portion of the holder’s 9% Senior Notes at a price equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest, if any, to the date of purchase.

      The indentures for the June 2002 Senior Notes and the February 2003 Senior Notes contain certain covenants that limit our ability to:

•	incur additional indebtedness;

•	pay dividends or make other restricted payments;

•	create or permit certain liens;

•	sell assets;

•	create or permit restrictions on the ability of our restricted subsidiaries to pay dividends or make other distributions to us;

•	engage in transactions with affiliates;

•	incur layered indebtedness; and

•	consolidate or merge with or into other companies or sell all or substantially all of our assets.

      These indentures also include a covenant that requires us to maintain a certain consolidated net worth. If the 9% Senior Notes receive an Investment Grade Rating, then for so long as such rating is maintained and no default or event of default shall have occurred and be continuing, certain of the covenants will cease to apply.

THE EXCHANGE OFFER

      You can find the definitions of capitalized terms used in this section under the heading “Description of the Notes — Certain Definitions.”

Terms Of The Exchange Offer; Period For Tendering Old Notes

      The old notes were sold by us on April 22, 2003 to Citigroup Global Markets Inc. (the “Initial Purchaser”) pursuant to a Purchase Agreement dated April 15, 2003 between us, the subsidiaries party thereto and the Initial Purchaser. As set forth in this prospectus and in the accompanying letter of transmittal, we will accept for exchange any and all old notes that are properly tendered on or prior to the expiration date and not withdrawn as permitted below. The term “expiration date” means 5:00 p.m., New York City time on [21 business days after commencement of offer]; provided, however, that if we extend the period of time for which the exchange offer is open, the term “expiration date” means the latest time and date to which the exchange offer is extended.

      As of the date of this prospectus, $35.0 million aggregate principal amount of the old notes are outstanding. This prospectus, together with the letter of transmittal, is first being sent on or about the date set forth on the cover page to all holders of old notes at the addresses set forth in the security register maintained by the trustee or other registrar. Our obligation to accept old notes for exchange is subject to conditions as set forth under “— Conditions To The Exchange Offer” below.

      We expressly reserve the right, at any time or from time to time, to extend the period of time during which the exchange offer is open, and thereby delay acceptance for exchange of any old notes, by public announcement of an extension to the holders of old notes as described below. During any extension, all old notes previously tendered will remain subject to the exchange offer and may be accepted for exchange by us. Any old notes not accepted for exchange for any reason will be returned without expense to the tendering holder promptly after the expiration or termination of the exchange offer.

      Old notes tendered in the exchange offer must be for a minimum of $1,000 in principal amount or any integral multiple of $1,000.

      If we make a material change in the terms of the exchange offer or the information concerning the exchange offer or waive a material condition to the exchange offer, we will disseminate additional exchange offer materials and extend the exchange offer to the extent required by law. In addition, we may, if we deem appropriate, extend the exchange offer for any other reason. If the principal amount of old notes subject to the exchange offer is decreased, the exchange offer will remain open at least ten business days from the date we first give notice to you, by public announcement or otherwise, of that decrease. In the case of an extension of the exchange offer, the announcement will be issued no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration of the exchange offer. Without limiting the manner in which any public announcement may be made, we will have no obligation to publish, advertise or otherwise communicate any public announcement other than by issuing a release to the Dow Jones News Service.

Registration Covenant; Exchange Offer

      Under our registration rights agreement dated April 22, 2003 with the Initial Purchaser (the “Registration Rights Agreement”), we have agreed to file with the Commission an exchange offer registration statement on the appropriate form under the Securities Act with respect to the new notes (the “Exchange Offer Registration Statement”). This registration statement on Form S-4, of which this prospectus forms a part, constitutes the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement. Upon the effectiveness of this Exchange Offer Registration Statement, we will offer to the holders of the old notes who are able to make required representations the opportunity to exchange their old notes for new notes.

      The Registration Rights Agreement provides that in the event that (i) due to any change in law or applicable interpretations of the staff of the Commission we determine upon advice of counsel that we are not permitted to effect the Registered Exchange Offer, (ii) for any other reason the Exchange Offer Registration Statement is not declared effective within 180 days after the date of the original issuance of the old notes or the Registered Exchange Offer is not consummated within 45 days following the date that is 180 days after the date of the original issuance of the old notes, (iii) the Initial Purchaser so requests with respect to old notes not eligible to be exchanged for new notes in the Registered Exchange Offer and that are held by it following consummation of the Registered Exchange Offer or (iv) any holder of old notes (other than the Initial Purchaser) is not eligible to participate in the Registered Exchange Offer or does not receive freely tradeable new notes in the Registered Exchange Offer other than by reason of such holder being an affiliate of the Company (it being understood that the requirement that a participating broker-dealer deliver the prospectus contained in the Exchange Offer Registration Statement in connection with sales of new notes shall not result in such new notes being not “freely tradeable”), we will, at our cost, (a) as promptly as practicable, file a shelf registration statement (the “Shelf Registration Statement”) covering resales of the old notes or new notes, as the case may be and (b) cause the Shelf Registration Statement to remain continuously effective until the earliest of (A) the time when all of the old notes or new notes covered by the Shelf Registration Statement can be sold pursuant to Rule 144 without any limitations under clauses (c), (e), (f) and (h) of Rule 144, (B) the date on which all such old notes or new notes, as applicable, are disposed of in accordance with the Shelf Registration Statement and (C) two years after its effective date.

      In the event a Shelf Registration Statement is filed, we will provide to each holder for whom such Shelf Registration Statement was filed copies of the prospectus which is a part of the Shelf Registration Statement, notify each such holder when the Shelf Registration Statement has become effective and take certain other actions as are required to permit unrestricted resales of the old notes or the new notes, as the case may be, covered by such Shelf Registration Statement. A holder selling such old notes or new notes pursuant to the Shelf Registration Statement generally would be required to be named as a selling security holder in the related prospectus and to deliver a prospectus to purchasers, will be subject to certain of the civil liability provisions under the Securities Act in connection with such sales and will be bound by the provisions of the Registration Rights Agreement which is applicable to such holder (including certain indemnification obligations).

      The Registration Rights Agreement provides that if (a) on or prior to the 90th day following the date of original issuance of the old notes, neither an Exchange Offer Registration Statement nor the Shelf Registration Statement has been filed with the Commission, (b) on or prior to the 180th day following the date of original issuance of the old notes, neither an Exchange Offer Registration Statement nor a Shelf Registration Statement has been declared effective, (c) on or prior to the 45th day following the date an Exchange Offer Registration Statement has been first declared effective, neither a Registered Exchange Offer has been consummated nor a Shelf Registration Statement has been declared effective or (d) after either the Exchange Offer Registration Statement or the Shelf Registration Statement has been declared effective, such Registration Statement thereafter ceases to be effective or usable (subject to certain exceptions) in connection with resales of old notes or new notes in accordance with and during the periods specified in the Registration Rights Agreement (each such event referred to in clauses (a) through (d), a “Registration Default”), interest (“Special Interest”) will accrue on the principal amount of the affected old notes and the new notes (in addition to the stated interest on the old notes and the new notes) from and including the date on which any such Registration Default shall occur to but excluding the date on which all Registration Defaults have been cured. Special Interest will accrue at a rate of 0.25% per annum during the 90-day period immediately following the occurrence of such Registration Default and shall increase by 0.25% per annum at the end of each subsequent 90-day period, but in no event shall such rate exceed 1.00% per annum. We will pay Special Interest on regular interest payment dates in the same manner as other interest.

Interest On New Notes

      Each new note will bear interest from the most recent date to which interest has been paid or duly provided for on the old note surrendered in exchange for a new note, or, if no interest has been paid or duly provided for on the old note, from January 1, 2003. Holders of the old notes whose old notes are accepted for exchange will not receive accrued interest on the old notes for any period from and after the last interest payment date to which interest has been paid or duly provided for on the old notes prior to the original issue date of the new notes. These holders will be deemed to have waived the right to receive any interest on the old notes accrued from and after that interest payment date, or, if no interest has been paid or fully provided for, from and after January 1, 2003. Interest on the notes is payable semi-annually in arrears on each January 1 and July 1, commencing on July 1, 2003.

Procedures For Tendering Old Notes

      To tender in the exchange offer, a holder must complete, sign and date the letter of transmittal, or a facsimile of the letter of transmittal, have the signatures guaranteed if required by the letter of transmittal, and mail or otherwise deliver the letter of transmittal or a facsimile, together with the old notes and any other required documents, to the exchange agent. The exchange agent must receive these documents at the address set forth below prior to 5:00 p.m., New York City time on the expiration date. Delivery of the old notes may be made by book-entry transfer in accordance with the procedures described below. Confirmation of book-entry transfers must be received by the exchange agent prior to the expiration date.

      By executing a letter of transmittal, each holder will make the representations set forth below under the heading “— Resale Of New Notes.”

      The tender by a holder and the acceptance by us will constitute an agreement between the holder and us in accordance with the terms subject to the conditions set forth in this prospectus and in the letter of transmittal.

      The method of delivery of old notes and the letter of transmittal and all other required documents to the exchange agent is at the election and risk of the holder. Instead of delivery by mail, it is recommended that holders use an overnight or hand delivery service. In all cases, sufficient time should be allowed to assure delivery to the exchange agent before the expiration date. No letter of transmittal or notes should be sent to us. Holders may request their brokers, dealers, commercial banks, trust companies or nominees to effect the above transactions for them.

      Any beneficial owner whose old notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact the registered holder promptly and instruct the registered holder to tender on the beneficial owner’s behalf.

      Signatures on a letter of transmittal or a notice of withdrawal, as the case may be, must be guaranteed by an eligible institution (as defined below) unless the old notes tendered:

•	are signed by the registered holder, unless the holder has completed the box entitled “special exchange instructions” or “special delivery instructions” on the letter of transmittal; or

•	are tendered for the account of an eligible institution.

      In the event that signatures on a letter of transmittal or a notice of withdrawal, as the case may be, are required to be guaranteed, the guarantee must be by a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States, or an “eligible guarantor institution” within the meaning of Rule 17Ad-15 under the Exchange Act (an “eligible institution”).

      If a letter of transmittal is signed by a person other than the registered holder of any old notes listed on the letter of transmittal, the old notes must be endorsed or accompanied by a properly completed bond power, signed by the registered holder as the registered holder’s name appears on the old notes, with the signature guaranteed by an eligible institution.

      If a letter of transmittal or any old notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, the persons should so indicate when signing. Unless waived by us, evidence satisfactory to us of their authority to so act must be submitted with the letter of transmittal.

      All questions as to the validity, form, eligibility, including time or receipt, acceptance of tendered old notes and withdrawal of tendered old notes will be determined by us in our reasonable discretion. This determination will be final and binding. We reserve the absolute right to reject any and all old notes that are not properly tendered or any old notes our acceptance of which would, in the opinion of our counsel, be unlawful. We also reserve the right to waive any defects, irregularities or conditions of tender as to particular old notes. Our interpretation of the terms and conditions of the exchange offer, including the instructions in the letter of transmittal, will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of old notes must be cured within the time period we determine. Although we intend to notify holders of defects or irregularities with respect to tenders of old notes, neither we, the exchange agent nor any other person will incur any liability for failure to give this notification. Tenders of old notes will not be deemed to have been made until defects or irregularities have been cured or waived. Any old notes received by the exchange agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned by the exchange agent to the tendering holders, unless otherwise provided in the letter of transmittal, as soon as practicable following the expiration date.

Book-Entry Delivery Procedures

      Promptly after the date of this prospectus, the exchange agent for the old notes will establish accounts with respect to the old notes at DTC, (the “book-entry transfer facility”) for purposes of the exchange offer. Any financial institution that is a participant in the book-entry transfer facility’s systems may make book-entry delivery of the old notes by causing the book-entry transfer facility to transfer old notes into the exchange agent’s account at the book-entry transfer facility in accordance with the book-entry transfer facility’s procedures for transfers. Timely book-entry delivery of old notes pursuant to the exchange offer, however, requires receipt of a book-entry confirmation prior to the expiration date. In addition, to receive new notes for tendered old notes, the letter of transmittal, or a mutually signed facsimile, together with any required signature guarantees and any other required documents, or an agent’s message in connection with a book-entry transfer, must, in any case, be delivered or transmitted to and received by the exchange agent at its address set forth under “— Exchange Agent” below prior to the expiration date. Alternatively, the guaranteed delivery procedures described below must be complied with. Tender will not be considered made until the documents are received by the exchange agent. Delivery of documents to the book-entry transfer facility does not constitute delivery to the exchange agent.

Tender Of Existing Notes Held Through Book-Entry Transfer Facility

      The exchange agent and the book-entry transfer facility have confirmed that the exchange offer is eligible for the book-entry transfer facility’s Automated Tender Offer Program, or ATOP. Accordingly, participants in the book-entry transfer facility’s ATOP may, in lieu of physically completing and signing the letter of transmittal and delivering it to the exchange agent, electronically transmit their acceptance of the exchange offer by causing the book-entry transfer facility to transfer old notes to the exchange agent in accordance with the book-entry transfer facility’s ATOP procedures for transfer. The book-entry transfer facility will then send an agent’s message to the exchange agent.

      The term “agent’s message” means a message transmitted by a book-entry transfer facility, received by exchange agent and forming part of the book-entry confirmation, which states that:

•	the book-entry transfer facility has received an expressed acknowledgment from a participant in its ATOP that is tendering old notes which are the subject of the book-entry confirmation;

•	the participant has received and agrees to be bound by the terms of the letter of transmittal or, in the case of an agent’s message relating to guaranteed delivery, the participant has received and agrees to be bound by the notice of guaranteed delivery; and

•	we may enforce the agreement against the participant.

Guaranteed Delivery Procedure

      Holders who wish to tender their old notes and (1) whose old notes are not immediately available, (2) who cannot deliver their old notes, the letter of transmittal or any other required documents to the exchange agent or (3) who cannot complete the procedures for book-entry transfer, prior to the expiration date, may effect a tender if:

•	the tender is made through an eligible institution;

•	prior to the expiration date, the agent receives from the eligible institution a properly completed and duly executed notice of guaranteed delivery, by facsimile transmission, mail or hand delivery, setting forth the name and address of the holder, the certificate number(s) of the old notes and the principal amount of old notes tendered and guaranteeing that, within three New York Stock Exchange trading days after the date of execution, the letter of transmittal or facsimile together with the certificate(s) representing the old notes or a book-entry confirmation of the old notes into the exchange agent’s account at the book-entry transfer facility and any other documents required by the letter of transmittal, will be deposited by the eligible institution with the exchange agent; and

•	a properly completed and executed letter of transmittal for facsimile, as well as the certificate(s) representing all tendered old notes in proper form for transfer or a book-entry confirmation transfer of the old notes into the exchange agent’s account at the book-entry transfer facility and all other documents required by the letter of transmittal, are received by the exchange agent within three New York Stock Exchange trading days after the date of execution.

      Upon request to the exchange agent, a notice of guaranteed delivery will be sent to holders who wish to tender their old notes according to the guaranteed delivery procedures set forth above.

Withdrawals Of Tenders

      Except as otherwise provided in this prospectus, tenders of old notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the expiration date.

      To withdraw a tender of old notes in the exchange offer, a written or facsimile transmission notice of withdrawal must be received by the exchange agent at the address set forth below prior to 5:00 p.m., New York City time, on the expiration date. Any notice of withdrawal must:

•	specify the name of the person having deposited the old notes to be withdrawn (the “depositor”);

•	identify the old notes to be withdrawn, including the certificates number(s) and principal amount of the old notes, or, in the case of old notes transferred by book-entry transfer, the name and number of the account at the book-entry transfer facility to be credited;

•	be signed by the holder in the same manner as the original signature on the letter of transmittal by which the old notes were tendered, including any required signature guarantees, or be accompanied by documents of transfer sufficient to have the trustee or other registrar register transfer of the old notes into the name of the person withdrawing the tender; and

•	specify the name in which any of the old notes are to be registered, if different from that of the depositor.

      All questions as to the validity, form and eligibility, including time or receipt, of the notices will be determined by us. Our determination will be final and binding on all parties. Any old notes so withdrawn will be deemed not to have been validly tendered for purposes of the exchange offer and no new notes will be issued in exchange unless the old notes so withdrawn are validly retendered. Any old notes which have been tendered but which are not accepted for exchange will be returned to their holder without cost to the holder as soon as practicable after withdrawal, rejection of tender or termination of the exchange offer. Properly withdrawn old notes may be retendered by following one of the procedures described above under “— Procedures For Tendering Old Notes” at any time prior to the expiration date.

Conditions To The Exchange Offer

      Notwithstanding any other terms of the exchange offer, we will not be required to accept for exchange, or exchange new notes for, any old notes, and may terminate the exchange offer before the expiration date if, in our reasonable judgment, the exchange offer would violate any law, statute, rule or regulation or an interpretation thereof of the Staff of the Commission. If we determine in our reasonable discretion that this condition is not satisfied prior to the expiration date, we may:

•	refuse to accept any old notes and return all tendered old notes to the tendering holders;

•	extend the exchange offer and retain all old notes tendered prior to the expiration date, subject, however, to the rights of holders to withdraw the old notes (see “— Withdrawals Of Tender”); or

•	waive the unsatisfied condition with respect to the exchange offer and accept all validly tendered old notes which have not been withdrawn. If the waiver constitutes a material change to the exchange offer, we will promptly disclose the waiver by means of a prospectus supplement that will be distributed to the registered holders, and we will extend the exchange offer for a period of five to ten business days, depending upon the significance of the waiver and the manner of disclosure to the registered holders, if the exchange offer would otherwise expire during that five to ten business-day period.

Exchange Agent

      Wells Fargo Bank Minnesota, National Association has been appointed as the exchange agent for the exchange offer of the old notes. The executed letter of transmittal should be directed to the exchange agent at the address set forth below. Questions and requests for assistance, requests for additional copies of this prospectus or of the letter of transmittal and requests for notices of guaranteed delivery should be directed to the exchange agent, addressed as follows:

By mail or by hand:	Wells Fargo Bank Minnesota, National Association 213 Court Street, Suite 703 Middletown, CT 06457
By Facsimile:	860-704-6219
Confirm Facsimile by Telephone:	860-704-6217

      Delivery of a letter of transmittal to an address other than that for the exchange agent as set forth above or transmission of instructions via facsimile other than as set forth above does not constitute a valid delivery of a letter of transmittal.

Fees And Expenses

      We will not make any payment to brokers, dealers or others for soliciting acceptances of the exchange offer.

Transfer Taxes

      Holders who tender their old notes for exchange generally will not be obligated to pay any transfer tax in connection with the exchange. However, holders who instruct us to register new notes in the name of a person other than the registered tendering holders, or request that old notes not properly tendered, withdrawn or not accepted in the exchange offer be returned to a person other than the registered tendering holder, will be responsible for the payment of any applicable transfer tax.

Accounting Treatment

      The new notes will be recorded at the same carrying value as the old notes. This is the aggregate principal amount of the old notes, as reflected in our accounting records on the date of exchange. Accordingly, no gain or loss for accounting purposes will be recognized by us in connection with the exchange offer. The expenses of the exchange offer will be amortized over the term of the notes.

Appraisal Rights

      Holders of old notes will not have dissenters’ rights or appraisal rights in connection with the exchange offer.

Resale of New Notes

      The new notes are being offered to satisfy our obligations contained in the Registration Rights Agreement. We are making the exchange offer in reliance on the position of the Staff of the Commission as set forth in the Exxon Capital No-Action Letter, the Morgan Stanley No-Action Letter, the Shearman & Sterling No-Action Letter, and other interpretive letters addressed to third parties in other transactions. However, we have not sought our own interpretive letter addressing these matters and there can be no assurance that the Staff would make a similar determination with respect to the exchange offer as it has in those interpretive letters to third parties. Based on these interpretations by the Staff, and subject to the two immediately following sentences, we believe that new notes issued pursuant to this exchange offer in exchange for old notes may be offered for resale, resold and otherwise transferred by holders, other than a holder who is a broker-dealer, without further compliance with the registration and prospectus delivery requirements of the Securities Act, provided that:

•	the new notes are acquired in the ordinary course of the holder’s business; and

•	the holder is not participating, and has no arrangement or understanding with any person to participate, in a distribution within the meaning of the Securities Act of the new notes.

      However, any holder who:

•	is an “affiliate” of ours, within the meaning of Rule 405 under the Securities Act;

•	does not acquire new notes in the ordinary course of its business;

•	intends to participate in the exchange offer for the purpose of distributing new notes; or

•	is a broker-dealer who purchased old notes directly from us,

will not be able to rely on the interpretations of the Commission staff set forth in the above-mentioned interpretive letters; will not be permitted or entitled to tender old notes in the exchange offer; and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or other transfer of old notes unless the sale is made pursuant to an exemption from those requirements.

      In addition, as described below, if any broker-dealer holds old notes acquired for its own account as a result of market-making or other trading activities and exchanges the old notes for new notes (a “participating broker-dealer”), the participating broker-dealer may be deemed to be a statutory “underwriter” within the meaning of the Securities Act and must deliver a prospectus meeting the requirements of the Securities Act in connection with any resales of new notes. See “Plan of Distribution.”

      Each holder who wishes to exchange old notes for new notes in the exchange offer will be required to represent that:

•	it is not an affiliate of ours;

•	any new notes to be received by it are being acquired in the ordinary course of its business; and

•	it has no arrangement or understanding with any person to participate in a distribution, within the meaning of the Securities Act, of new notes.

      Each broker-dealer that receives new notes for its own account pursuant to the exchange offer must:

•	acknowledge that it acquired the old notes for its own account as a result of market-making activities or other trading activities, and not directly from us; and

•	agree that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of new notes.

      The letter of transmittal states that by so acknowledging and by delivering a prospectus, a participating broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. Based on the position taken by the Staff in the interpretive letters referred to above, we believe that participating broker-dealers may fulfill their prospectus delivery requirements with respect to the new notes received upon exchange of old notes with a prospectus meeting the requirements of the Securities Act, which may be the prospectus prepared for an exchange offer so long as it contains a description of the plan of distribution with respect to the resale of new notes. Accordingly, this prospectus, as it may be amended or supplemented from time to time, may be used by a participating broker-dealer during the period referred to below in connection with the resales of new notes received in exchange for old notes where the old notes were acquired by the participating broker-dealer for its own account as a result of market-making or other trading activities.

      Subject to provisions set forth in the Registration Rights Agreement, we shall use our best efforts to:

•	keep the Exchange Offer Registration Statement continuously effective, supplemented and amended to the extent necessary to ensure that it is available for resales of new notes acquired by broker-dealers for their own accounts as a result of market-making activities or other trading activities; and

•	ensure that the Exchange Offer Registration Statement conforms with the requirements of the Registration Rights Agreement, the Securities Act and the policies, rules and regulations of the Commission as announced from time to time, for a period of 180 days from the date on which the Exchange Offer Registration Statement is declared effective.

      Any participating broker-dealer who is an affiliate of ours may not rely on the interpretive letters and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.

      Each participating broker-dealer who surrenders old notes pursuant to the exchange offer will be deemed to have agreed, by execution of a letter of transmittal, that, upon receipt of notice from us of the occurrence of any event or the discovery of any fact which makes any statement contained or incorporated by reference in this prospectus untrue in any material respect or which causes this prospectus to omit to state a material fact necessary in order to make the statements contained or incorporated by reference herein, in light of the circumstances under which they were made, not misleading or of the occurrence of other events specified in the Registration Rights Agreement, the participating broker-dealer will suspend the sale of new notes pursuant to this prospectus until we have amended or supplemented this prospectus to correct the misstatement or omission and have furnished copies of the amended or supplemented prospectus to the participating broker-dealer or we have given notice that the sale of the new notes may be resumed, as the case may be.

Consequences Of Failure To Exchange Old Notes

      Any old notes tendered and exchanged in the exchange offer will reduce the aggregate principal amount of old notes outstanding. Following the consummation of the exchange offer, holders who did not tender their old notes generally will not have any further registration rights under the Registration Rights Agreement, and these old notes will continue to be subject to restrictions on transfer. Accordingly, the liquidity of the market for the old notes could be adversely affected. The old notes are currently eligible for sale under Rule 144A through the Portal Market. Because we anticipate that most holders will elect to exchange their old notes for new notes due to the absence of most restrictions on the resale of new notes, we anticipate that the liquidity of the market for any old notes remaining outstanding after the exchange offer may be substantially limited.

      As a result of the making of the exchange offer, we will have fulfilled our obligations under the Registration Rights Agreement, and holders who do not tender their old notes generally will not have any further registration rights or rights to receive liquidated damages specified in the Registration Rights Agreement for our failure to register the new notes.

      The old notes that are not exchanged for new notes will remain restricted securities. Accordingly, the old notes may be resold only:

•	to us or one of our subsidiaries;

•	to a qualified institutional buyer;

•	to an institutional accredited investor;

•	to a party outside the United States under Regulation S under the Securities Act;

•	under an exemption from registration provided by Rule 144 under the Securities Act; or

•	under an effective registration statement.

DESCRIPTION OF THE NOTES

General

      The old notes were, and the new notes will be, issued as additional notes under the Indenture dated as of June 25, 2002, among us, the subsidiary guarantors thereto and Wells Fargo Bank Minnesota, National Association, as trustee (the “Indenture”). The term “Notes” refers to the old notes and the new notes. On June 25, 2002 we issued $150.0 million aggregate principal amount of 10 3/8% senior subordinated unsecured notes under the Indenture (the “Initial Notes”). The statements under this caption relating to the Notes and the Indenture are summaries and are not complete. In addition, they are subject to, and are qualified in their entirety by reference to, all the provisions of the Indenture, including the definitions of various terms in the Indenture. The Indenture is by its terms subject to and governed by the Trust Indenture Act of 1939. Where reference is made to particular provisions of the Indenture or to defined terms not defined in this prospectus, the provisions or defined terms are incorporated by reference to this prospectus. Copies of the Indenture are available for review at the corporate offices of the trustee and may also be obtained from us upon request.

Principal, Maturity and Interest

      The Company issued $35.0 million aggregate principal amount of Notes on April 22, 2003, and subject to compliance with the limitations described under “— Certain Covenants — Limitation on Debt,” the Company can issue an unlimited principal amount of additional Notes at later dates under the Indenture. The Company can issue the additional Notes as part of the same series or as an additional series. Any additional Notes that the Company issues in the future will be identical in all respects to the Notes, except that Notes issued in the future will have different issuance prices and issuance dates. The Company will issue the Notes only in fully registered form without coupons, in denominations of $1,000 and integral multiples of $1,000.

      The Notes will mature on July 1, 2012.

      Interest on the Notes will accrue at a rate of 10 3/8% per annum and will be payable semi-annually in arrears on January 1 and July 1. Payment of interest on the Initial Notes commenced on January 1, 2003, and payment on the Notes commenced on July 1, 2003. We will pay interest to those persons who were holders of record on the December 15 or June 15 immediately preceding each interest payment date.

      Interest on the Notes will accrue from the date of original issuance or, if interest has already been paid, from the date it was most recently paid. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

      The interest rate on the Notes will increase if:

(1) we do not file on a timely basis either:

(A) a registration statement to allow for an exchange offer; or

(B) a resale shelf registration statement for the Notes;

(2) the registration statement referred to above is not declared effective on a timely basis; or

(3) certain other conditions are not satisfied.

      Any interest payable as a result of any such increase in the interest rate is referred to as “Special Interest.” You should refer to the description under the heading “The Exchange Offer — Registration Covenant; Exchange Offer” for a more detailed description of the circumstances under which the interest rate will increase.

Ranking and Subordination

      The Notes are:

•	senior subordinated, unsecured obligations of the Company;

•	subordinated to all existing and future Senior Debt of the Company;

•	pari passu with all existing and future Senior Subordinated Debt of the Company;

•	senior to all existing and future Subordinated Debt of the Company; and

•	guaranteed on a senior subordinated, unsecured basis by the Subsidiary Guarantors.

      The payment of principal of, premium, if any, and interest on, and all other amounts payable in respect of, the Notes, and payment under any Subsidiary Guaranty, will be subordinated in right of payment to the payment when due in cash of all Senior Debt of the Company or the relevant Subsidiary Guarantor, as the case may be. As a result of this subordination, holders of Senior Debt will be entitled, in any of the following situations, to receive full payment in cash on all obligations owed to them before any kind of payment (other than in certain events, payment in Permitted Junior Securities) can be made to holders of the Notes:

•	liquidation, dissolution or winding up of the Company or the relevant Subsidiary Guarantor;

•	bankruptcy, reorganization, receivership or similar proceedings of or with respect to the Company or the relevant Subsidiary Guarantor;

•	assignments for the benefit of the Company’s or the relevant Subsidiary Guarantor’s creditors; or

•	any marshaling of the Company’s or the relevant Subsidiary Guarantor’s assets and liabilities.

      As of March 31, 2003, as adjusted for this offering and the application of the net proceeds, the Notes would have been subordinated in right of payment to $355.4 million of Senior Debt.

      As of March 31, 2003, as adjusted for this offering and the application of the net proceeds, and the amendment of our revolving credit facility, the Company could have incurred up to $251.5 million of additional Senior Debt, which would be senior in right of payment to the Notes.

      Substantially all the operations of the Company are conducted through its subsidiaries. Therefore, the Company’s ability to, service its debt, including the Notes, is dependent upon the cash flow of its subsidiaries and, to the extent they are not Subsidiary Guarantors, their ability to distribute those earnings as dividends, loans or other payments to the Company. If their ability to make these distributions were restricted, by law or otherwise, then the Company would not be able to use the cash flow of the non-guarantor subsidiaries to make payments on the Notes. Furthermore, under certain circumstances, bankruptcy, “fraudulent conveyance” or other similar laws could invalidate the Subsidiary Guaranties. If this were to occur, the Company would also be unable to use the cash flows of the Subsidiary Guarantors to the extent they face restrictions on distributing funds to the Company. Any of the situations described above could make it more difficult for the Company to service its debt.

      The Company only has a stockholder’s claim on the assets of its subsidiaries. This stockholder’s claim is junior to the claims that creditors of the Company’s subsidiaries have against those subsidiaries. Holders of the Notes will only be creditors of the Company and those subsidiaries of the Company that are Subsidiary Guarantors. In the case of subsidiaries of the Company that are not Subsidiary Guarantors, all the existing and future liabilities of such subsidiaries, including any claims of trade creditors and preferred stockholders, will be effectively senior to the Notes. The Subsidiary Guarantors and the Company’s other subsidiaries have other liabilities, including contingent liabilities, that may be significant. The Indenture contains limitations on the amount of additional Debt that the Company and the Restricted Subsidiaries may incur. However, the amounts of such Debt could nevertheless be substantial and may be incurred either by the Company, the Subsidiary Guarantors or the Company’s other subsidiaries.

      The Notes and the Subsidiary Guaranties are unsecured obligations of the Company and the Subsidiary Guarantors, respectively. Secured Debt of the Company and the Subsidiary Guarantors, including under the Senior Credit Facility and the guarantees of that facility, effectively will be senior to the Notes and the Subsidiary Guaranties to the extent of the value of the assets securing such Debt, as well as by virtue of its ranking in the case of Debt that constitutes Senior Debt.

      The Company may not pay principal of, or premium, if any, interest or Special Interest, if any, on, or any other amounts payable in respect of, the Notes, or make any deposit in respect of the Notes pursuant to the provisions described under “— Defeasance,” and may not repurchase, redeem or otherwise retire any Notes (collectively, “pay the Notes”), if:

(a) any principal, premium, interest or any other amount payable in respect of any Senior Debt is not paid within any applicable grace period (including at maturity), or

(b) any other default on Senior Debt occurs and the maturity of such Senior Debt is accelerated in accordance with its terms,

      unless, in either case,

(1) the default has been cured or waived and any such acceleration has been rescinded, or

(2) such Senior Debt has been paid in full in cash;

provided, however, that the Company may pay the Notes without regard to the preceding if the Company and the Trustee receive written notice approving such payment from the Representative of such issue of Senior Debt.

      During the continuance of any default (other than a default described in clause (a) or (b) above) with respect to any Designated Senior Debt pursuant to which the maturity thereof may be accelerated immediately without further notice (except any notice required to effect the acceleration) or the expiration of any applicable grace period, the Company may not pay the Notes for a period (a “Payment Blockage Period”) commencing upon the receipt by the Company and the Trustee of written notice of such default from the Representative of the holders of such Designated Senior Debt specifying an election to effect a Payment Blockage Period (a “Payment Blockage Notice”) and ending 179 days thereafter, unless such Payment Blockage Period is earlier terminated:

(a) by written notice to the Trustee and the Company from the Representative that gave such Payment Blockage Notice;

(b) because such default is no longer continuing; or

(c) because such Designated Senior Debt has been repaid in full in cash.

Unless the holders of such Designated Senior Debt or the Representative of such holders have accelerated the maturity of such Designated Senior Debt and not rescinded such acceleration, the Company shall (unless otherwise prohibited as described in the preceding paragraph or the first sentence of this paragraph) resume payments on the Notes after the end of such Payment Blockage Period.

      Not more than one Payment Blockage Notice with respect to all issues of Designated Senior Debt may be given in any consecutive 360-day period, irrespective of the number of defaults with respect to one or more issues of Designated Senior Debt during such period.

      If the Company fails to make any payment on the Notes when due or within any applicable grace period, whether or not on account of the payment blockage provisions described above, the failure will constitute an Event of Default under the Indenture and will entitle the holders of the Notes to exercise the rights and remedies described under “— Events of Default.”

      Upon any payment or distribution of the assets of the Company upon a liquidation, dissolution or winding up of the Company or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Company or its Property or upon an assignment for the benefit of creditors or marshaling of assets and liabilities, the holders of Senior Debt will be entitled to receive payment in full in cash before the holders of the Notes are entitled to receive any payment of principal of or interest on or Special Interest, if any, on, or any payment in respect of, the Notes, except that holders of Notes may receive and retain Permitted Junior Securities.

      Until the Senior Debt is paid in full in cash, any distribution to which holders of the Notes would be entitled but for the subordination provisions of the Indenture will be made to the trustee of the holders of the Senior Debt. If a payment or distribution is made to holders of Notes that, due to the subordination provisions, should not have been made to them, the Trustee or such holders are required to hold it in trust for the holders of Senior Debt and pay it over to them as their interests may appear.

      If payment of the Notes is accelerated when any Designated Senior Debt is outstanding, the Company may not pay the Notes until three business days after the Representatives of all issues of Designated Senior Debt receive notice of such acceleration and, thereafter, may pay the Notes only if the Indenture otherwise permits payment at that time.

      The Subsidiary Guaranty of each Subordinated Guarantor will be subordinated to Senior Debt of such Subordinated Guarantor to the same extent and in the same manner as the Notes are subordinated to Senior Debt of the Company.

      Because of the Indenture’s subordination provisions, holders of Senior Debt of the Company or the Subsidiary Guarantors may recover disproportionately more than the holders of the Notes recover in a bankruptcy or similar proceeding relating to the Company or a Subordinated Guarantor. This could apply even if the Notes or Subsidiary Guaranties ranked pari passu with other creditors’ claims. In such a case, there may be insufficient assets, or no assets, remaining to pay the principal, of, premium, if any, or interest on the Notes.

      Payment from the money or the proceeds of U.S. Government Obligations held in any defeasance trust pursuant to the provisions described under “— Defeasance” will not be subject to the subordination provisions described above.

      For a discussion of some of the risks relating to the ranking and subordination of the Notes, see “Risk Factors — Your right to receive payments on the notes and the guarantees is unsecured and will be effectively subordinated to our existing and future senior debt, which could result in situations where there are not sufficient funds available to pay the notes,” “— Your right to receive payments on the notes and the guarantees is unsecured and will be effectively subordinated to our existing and future secured debt, which could result in situations where there are not sufficient funds available to pay the notes,” “— Our holding company structure could limit our ability to access the cash flow of our non-guarantor subsidiaries and the ability of the holders of the notes to access the assets of those subsidiaries will be effectively subordinated to those subsidiaries’ other obligations thereby resulting in less cash flow and assets to support the notes” and “— Your ability to enforce the guarantees of the notes may be limited because the guarantees may potentially raise fraudulent transfer issues.”

Subsidiary Guaranties

      The obligations of the Company under the Indenture, including the repurchase obligation resulting from a Change of Control or in the event the Company’s Consolidated Net Worth is less than a specified, amount for a specified period of time, are fully and unconditionally guaranteed, jointly and severally, on a senior subordinated, unsecured basis, by the material existing and all future Domestic Restricted Subsidiaries of the Company. As of the closing of this offering, all Subsidiaries of the Company will be Subsidiary Guarantors, except SPV Developers L.L.C., Spring Park Village, L.P., SOT Developers, LLC, Silver Oak Trails, L.P., WPines Developers, L.L.C., Woodland Pines, L.P., Engle Homes Reinsurance Limited and Universal Land Title of Colorado, Inc. See “— Certain Covenants — Future Subsidiary Guarantors.”

      As of December 31, 2002, the Company’s consolidated Subsidiaries that are not Subsidiary Guarantors had assets of $14.0 million.

      As of March 31, 2003, as adjusted for this offering and the application of the net proceeds,

•	the Subsidiary Guaranties issued by each of the Subsidiary Guarantors are equal in right of payment to $150.0 million of the June 2002 Senior Subordinated Notes;

•	the Subsidiary Guaranties issued by each of the Subsidiary Guarantors, other than Preferred Home Mortgage Company and Pacific United LP, are subordinate in right of payment to $316.0 million of Senior Debt;

•	the Subsidiary Guaranty issued by Preferred Home Mortgage Company, is subordinate in right of payment to $350.6 million of Senior Debt; and

•	the Subsidiary Guaranty issued by Pacific United LP, is subordinate in right of payment to $320.8 million of Senior Debt.

      As of March 31, 2003, as adjusted for this offering and the application of the net proceeds therefrom and the amendment of the revolving credit facility, the Subsidiary Guarantors could have incurred an additional $221.1 million of Senior Debt to which the Subsidiary Guaranties would be subordinate in right of payment and Preferred Home Mortgage Company could have incurred an additional $30.4 million of secured debt, to which its Subsidiary Guaranties would be subordinate in right of payment.

      The Subsidiary Guarantors currently generate substantially all the Company’s revenue.

(a) If the Company sells or otherwise disposes of either:

(1) its entire ownership interest in a Subsidiary Guarantor; or

(2) all or substantially all the Property of a Subsidiary Guarantor, or

(b) a Subsidiary Guarantor sells or otherwise disposes of either:

(1) its entire ownership interest in another Subsidiary Guarantor; or

(2) all or substantially all the Property of another Subsidiary Guarantor then in any such case, such Subsidiary Guarantor being sold or whose Property is being sold will be released from all its obligations under its Subsidiary Guaranty, subject to compliance with the covenant described under “— Merger, Consolidation and Sale of Property.” In addition, if the Company designates a Subsidiary Guarantor as an Unrestricted Subsidiary, which the Company can do under certain circumstances, the designated Subsidiary Guarantor will be released from all its obligations under its Subsidiary Guaranty. See “— Certain Covenants — Designation of Restricted and Unrestricted Subsidiaries” and “— Merger, Consolidation or Sale of Property.”

      If any Subsidiary Guarantor makes payments under its Subsidiary Guaranty, each of the Company and the other Subsidiary Guarantors must contribute their share of such payments. The Company’s and the other Subsidiary Guarantors’ shares of such payment will be computed based on the proportion that the net worth of the Company or the relevant Subsidiary Guarantor represents relative to the aggregate net worth of the Company and all the Subsidiary Guarantors combined.

Optional Redemption

      Except as set forth below, the Notes will not be redeemable at the option of the Company prior to July 1, 2007. Starting on that date, the Company may redeem all or any portion of the Notes, at once or over time; after giving the required notice under the Indenture. The Notes may be redeemed at the redemption prices set forth below, plus accrued and unpaid interest, including Special Interest, if any, to the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date). The following prices are for Notes redeemed during the 12-month period commencing on July 1 of the years set forth below and are expressed as percentages of principal amount:

Year	Redemption Price

2007	105.188%
2008	103.458%
2009	101.729%
2010 and thereafter	100.000%

      At any time prior to July 1, 2007, the Company may, subject to the terms of its Senior Notes Indenture and its other Senior Debt, redeem all or any portion of the Notes, at once or over time after giving the required notice under the Indenture at a redemption price equal to the greater of:

(a) 100% of the principal amount of the Notes to be redeemed; and

(b) the sum of the present values of (1) the redemption price of the Notes at July 1, 2007 (as set forth in the preceding paragraph) and (2) the remaining scheduled payments of interest from the redemption date to July 1, 2007, but excluding accrued and unpaid interest to the redemption date, discounted to the redemption date at the Treasury Rate plus 50 basis points, plus, in either case, accrued and unpaid interest including Special Interest, if any, to the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date).

      Any notice to holders of Notes of such a redemption shall include the appropriate calculation of the redemption price, but need not include the redemption price itself. The actual redemption price, calculated as described above, shall be set forth in an Officers’ Certificate delivered to the Trustee no later than two business days prior to the redemption date (unless clause (b) of the definition of “Comparable Treasury Price” is applicable, in which case, such Officers’ Certificate will be delivered on the redemption date).

      At any time and from time to time, prior to July 1, 2005, the Company may redeem up to a maximum of 35% of the aggregate principal amount of the Notes that have been issued under the Indenture on or after the Issue Date with the proceeds of one or more Equity Offerings, at a redemption price equal to 110.375% of the principal amount thereof, plus accrued and unpaid interest, including Special Interest, if any, to the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided however, that after giving effect to any such redemption, at least 65% of the aggregate principal amount of the Notes that have been issued under the Indenture on or after the Issue Date remains outstanding. Any such redemption shall be made within 75 days of such Equity Offering upon not less than 30 nor more than 60 days prior notice.

Sinking Fund

      There are no mandatory sinking fund payments for the Notes.

Repurchase at the Option of Holders Upon a Change of Control

      Upon the occurrence of a Change of Control, the Company shall make an offer to all holders of the Notes to repurchase all or any part of a holder’s Notes pursuant to the terms described below at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, including Special Interest, if any, to the repurchase date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date).

      Within 30 days following any Change of Control, the Company shall:

(a) cause a notice of the Change of Control offer to be sent at least once to the Dow Jones News Service or a similar business news service in the United States; and

(b) send, by first-class mail, with a copy to the Trustee, to each holder of Notes, at such holder’s address appearing in the security register for the Notes, a notice stating:

(1) that a Change of Control has occurred and an offer is being made pursuant to the covenant entitled “Repurchase at the Option of Holders Upon a Change of Control” and that all Notes timely tendered will be accepted for payment;

(2) the purchase price and the repurchase date, which shall be, subject to any contrary requirements of applicable law, a business day no earlier than 30 days nor later than 60 days from the date such notice is mailed;

(3) the circumstances and relevant facts regarding the Change of Control (including information with respect to pro forma historical income, cash flow and capitalization after giving effect to the Change of Control); and

(4) the procedures that holders of Notes must follow in order to tender their Notes (or portions thereof) for payment, and the procedures that holders of Notes must follow in order to withdraw an election to tender Notes (or portions thereof) for payment.

      The Company will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to a Change of Control offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this covenant, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this covenant by virtue of such compliance.

      The Change of Control repurchase feature is a result of negotiations between the Company and the initial purchaser of the Notes. Management has no present intention to engage in a transaction involving a Change of Control, although it is possible that the Company would decide to do so in the future. Subject to certain covenants described below, the Company could, in the future, enter into certain transactions, including acquisitions, refinancings or other recapitalizations, that would not constitute a Change of Control under the Indenture, but that could increase the amount of Debt outstanding at such time or otherwise affect the Company’s capital structure or credit ratings.

      The definition of Change of Control includes a phrase relating to the sale, transfer, assignment, lease, conveyance or other disposition of “all or substantially all” of the assets of the Company and the Restricted Subsidiaries, considered as a whole. Although there is a developing body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, if the Company and the Restricted Subsidiaries, considered as a whole, dispose of less than all their assets by any of the means described above, the ability of a holder of Notes to require the Company to repurchase its Notes may be uncertain. In such a case, holders of the Notes may not be able to resolve this uncertainty without resorting to legal action.

      The Senior Credit Facility provides that the occurrence of a Change of Control would constitute a default under that facility, which would permit the holders of the Debt to give a Payment Blockage Notice with respect to the Notes as described under “— Ranking and Subordination.” The indentures governing our 9% Senior Notes due 2010 issued in June 2002 and February 2003 require the Company to offer to repurchase all such Notes upon a Change of Control, and any resulting payment obligation with respect to those notes would rank ahead of the Company’s obligation to repurchase the Notes under the provisions of the Indenture. Debt incurred by the Company in the future may contain prohibitions of certain events which would constitute a Change of Control or require such debt to be repurchased upon a Change of Control. Moreover, the exercise by holders of Notes of their right to require the Company to repurchase such Notes could cause a default under existing or future debt of the Company, even if the Change of Control itself does not, due to the financial effect of such repurchase on the Company. Finally, the Company’s ability to pay cash to holders of Notes upon a repurchase may be limited by the Company’s then existing financial resources. There can be no assurance that sufficient funds will be available when necessary to make any required repurchases. The Company’s failure to repurchase Notes in connection with a Change of Control would result in a default under the Indenture. Such a default would, in turn, constitute a default under existing debt of the Company, and may constitute a default under future debt as well. The Company’s obligation to make an offer to repurchase the Notes as a result of a Change of Control may be waived or modified at any time prior to the occurrence of such Change of Control with the written consent of the holders of a majority in principal amount of the Notes. See “— Amendments and Waivers.”

Certain Covenants

      Maintenance of Consolidated Net Worth. In the event (the “Notes Net Worth Trigger Event”) the Consolidated Net Worth at the end of each of any two consecutive fiscal quarters ending after the Issue Date (the last day of such second fiscal quarter being referred to the “Notes Net Worth Trigger Date”) is less than $150.0 million (the “Notes Minimum Net Worth”), the Company shall make an offer to all holders of the Notes (a “Notes Net Worth Offer”) to repurchase Notes in an aggregate principal amount equal to the Notes Net Worth Offer Amount (as defined below) on a pro rata basis from such holders, on a business day (the “Notes Net Worth Repurchase Date”) that is no earlier than 30 days or later than 60 days following the date the Notes Net Worth Notice (as defined below) is mailed and at a purchase price equal to 100% of the principal, amount thereof, plus accrued and unpaid interest, including Special Interest, if any, to the Notes Net Worth Repurchase Date (the “Notes Net Worth Offer Price”) (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date).

      The “Notes Net Worth Offer Amount” shall equal 10% of the aggregate principal amount of the Notes then outstanding (or if less than 10% of the original aggregate principal amount of such Notes (including any additional Notes) issued are then outstanding, the amount of all the Notes outstanding at the time) (the “Notes Net Worth Offer Amount”).

      The Company may credit against the Notes Net Worth Offer Amount the principal amount of the Notes acquired by the Company prior to the Notes Net Worth Trigger Date through purchase, optional redemption or exchange; provided, however, no credit shall be made for any mandatory repurchase, including, without limitation, repurchases pursuant to a Change of Control offer or an offer in connection with an Asset Sale. Notwithstanding anything in the preceding two paragraphs to the contrary, in no event shall the Company’s failure to maintain a minimum Consolidated Net Worth result in requiring it to make more than one Notes Net Worth Offer. The Company shall notify the Trustee promptly after the occurrence of the Notes Net Worth Trigger Event and shall notify the Trustee in writing if its Consolidated Net Worth is less than the Notes Minimum Net Worth for any fiscal quarter ending after the Issue Date and prior to the Notes Net Worth Repurchase Date.

      Within 30 days following the Notes Net Worth Trigger Date, the Company shall:

(a) cause a notice of the Notes Net Worth Offer to be sent at least once to the Dow Jones News Service or a similar business news service in the United States; and

(b) send, by first-class mail, with a copy to the Trustee, to each holder of Notes, at such holder’s address appearing in the security register for the Notes, a notice stating:

(1) that a Notes Net Worth Trigger Event has occurred and a Notes Net Worth Offer is being made and that all Notes timely tendered will be accepted for payment on a pro rata basis or otherwise in accordance with DTC’s applicable procedures;

(2) the Notes Net Worth Offer Price, the Notes Net Worth Offer Amount and the Notes Net Worth Repurchase Date;

(3) the date by which the Notes Net Worth Offer must be accepted; and

(4) the procedures that holders of Notes must follow in order to tender their Notes (or portions thereof) for payment, and the procedures that holders of Notes must follow in order to withdraw an election to tender Notes (or portions thereof) for payment.

      The Company will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to the Notes Net Worth Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this covenant, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this covenant by virtue of such compliance.

      The exercise by holders of Notes of their right to require the Company to repurchase such Notes could cause a default under existing or future debt of the Company due to the financial effect of such repurchase on the Company. In addition, the Company’s ability to pay cash to holders of Notes upon a repurchase may be limited by the Company’s then existing financial resources. There can be no assurance that sufficient funds will be available when necessary to make any required repurchases. The Company’s failure to repurchase Notes following a Notes Net Worth Trigger Event would result in a default under the Indenture. Such a default would, in turn, constitute a default under existing debt of the Company and may constitute a default under future debt as well. The Company’s obligation to make an offer to repurchase the Notes as a result of a Notes Net Worth Trigger Event may be waived or modified at any time prior to the occurrence of such Notes Net Worth Trigger Event with the written consent of the holders of a majority in principal amount of the Notes. See “— Amendments and Waivers.”

      Limitation on Debt. The Company shall not, and shall not permit any Restricted Subsidiary to, Incur, directly or indirectly, any Debt (including any Acquired Debt) unless, after giving effect to the application of the proceeds thereof, no Default or Event of Default would occur as a consequence of such Incurrence or be continuing following such Incurrence and either:

(1) such Debt is Debt of the Company or a Subsidiary Guarantor and, after giving effect to the Incurrence of such Debt and the application of the proceeds thereof, either (a) the Consolidated Interest Coverage Ratio would be greater than 2.0 to 1 or (b) the Consolidated Debt to Consolidated Tangible Net Worth Ratio would not be greater than 3.0 to 1; or

(2) such Debt is Permitted Debt.

      The term “Permitted Debt” is defined to include the following:

(a) (i) Debt of the Company evidenced by the Initial Notes and the Exchange Notes issued in exchange for such Initial Notes and in exchange for any Additional Notes; (ii) Debt of the Subsidiary Guarantors evidenced by the Subsidiary Guaranties relating to the Initial Notes issued and the Exchange Notes issued in exchange for such Initial Notes and in exchange for any Additional Notes; (iii) Debt of the Company evidenced by the Initial Senior Notes and the Senior Exchange Notes issued in exchange for the Initial Senior Notes and in exchange for any Additional Senior Notes; and (iv) Debt of Subsidiary Guarantors evidenced by the Senior Subsidiary Guaranties relating to the Initial Senior Notes issued and the Senior Exchange Notes issued in exchange for the Initial Senior Notes and in exchange for any Additional Senior Notes.

(b) Debt of the Company or a Subsidiary Guarantor under Credit Facilities, provided that the aggregate principal amount of all such Debt under Credit Facilities at any one time outstanding shall not exceed the greater of:

(1) $225.0 million, which amount shall be permanently reduced by the amount of Net Available Cash used to Repay Debt under Credit Facilities and not subsequently reinvested in Additional Assets or used to Repay other Debt, pursuant to the covenant described under “— Limitation on Asset Sales;” and

(2) 25% of Consolidated Net Tangible Assets;

(c) Debt of the Company or a Subsidiary Guarantor in respect of Capital Lease Obligations and Purchase Money Debt, provided that:

(1) the aggregate principal amount of such Debt does not exceed the Fair Market Value (on the date of the Incurrence thereof) of the Property acquired, constructed or leased; and

(2) the aggregate principal amount of all Debt Incurred and then outstanding pursuant to this clause (c) (together with all Permitted Refinancing Debt Incurred and then outstanding in respect of Debt previously Incurred pursuant to this clause (c)) does not exceed $10.0 million;

(d) Debt of the Company owing to and held by any Wholly-Owned Restricted Subsidiary and Debt of a Restricted Subsidiary owing to and held by the Company or any Wholly-Owned Restricted Subsidiary; provided, however, that any subsequent issue or transfer of Capital Stock or other event that results in any such Wholly-Owned Restricted Subsidiary ceasing to be a Wholly-Owned Restricted Subsidiary or any subsequent transfer of any such Debt (except to the Company or a Wholly-Owned Restricted Subsidiary) shall be deemed, in each case, to constitute the Incurrence of such Debt by the issuer thereof;

(e) Debt of a Restricted Subsidiary outstanding on the date on which such Subsidiary is acquired by the Company or otherwise becomes a Restricted Subsidiary (other than Debt Incurred as consideration in, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of transactions pursuant to which such Restricted Subsidiary became a Subsidiary of the Company or was otherwise acquired by the Company), provided that at the time such Restricted Subsidiary is acquired by the Company or otherwise becomes a Restricted Subsidiary and after giving effect to the Incurrence of such Debt, the Company would have been able to Incur $1.00 of additional Debt pursuant to clause (1) of the first paragraph of this covenant; and provided, further, such Restricted Subsidiary executes and delivers a supplemental indenture providing for a Subsidiary Guaranty in accordance with “— Future Subsidiary Guarantors” to the extent so required by that covenant;

(f) Debt under Interest Rate Agreements entered into by the Company or a Subsidiary Guarantor for the purpose of limiting interest rate risk in the ordinary course of the financial management of the Company or such Subsidiary Guarantor and not for speculative purposes, provided that the obligations under such agreements are directly related to payment obligations on Debt otherwise permitted by the terms of this covenant;

(g) Debt Incurred by the Company or a Subsidiary Guarantor under a Warehouse Facility provided that the amount of such Debt (including finding drafts issued thereunder) outstanding at any time pursuant to this clause (g) does not exceed the value of the Mortgages pledged to secure Debt thereunder;

(h) Debt in connection with one or more standby letters of credit or payment or performance bonds issued by the Company or a Subsidiary Guarantor in the ordinary course of business or pursuant to self-insurance obligations and not in connection with the borrowing of money or the obtaining of advances or credit;

(i) Debt of a Foreign Restricted Subsidiary in an aggregate principal amount outstanding at any one time not to exceed $15.0 million;

(j) Debt of a Domestic Restricted Subsidiary (other than a Subsidiary Guarantor) in an aggregate principal amount outstanding at any one time not to exceed $10.0 million;

(k) Non-Recourse Debt of the Company or a Restricted Subsidiary;

(l) Debt outstanding on the Issue Date not otherwise described in clauses (a) through (k) above;

(m) Debt of the Company or a Subsidiary Guarantor in an aggregate principal amount outstanding at any one time not to exceed $35.0 million; and

(n) Permitted Refinancing Debt Incurred in respect of Debt Incurred pursuant to clause (l) of the first paragraph of this covenant and clauses (a), (c), (e) and (l) above.

      Notwithstanding anything to the contrary contained in this covenant:

(a) the Company shall not, and shall not permit any Subsidiary Guarantor to incur any Debt pursuant to this covenant, other than pursuant to clause (1) of the first paragraph of this covenant and clause (m) above, if the proceeds thereof are used, directly or indirectly, to Refinance any Subordinated Debt in respect of the Notes or any Subsidiary Guaranty unless such Debt shall be subordinated to the Notes or the applicable Subsidiary Guaranty, as the case may be, to at least the same extent as such Subordinated Debt;

(b) the Company shall not permit any Restricted Subsidiary that is not a Subsidiary Guarantor of the Notes to Incur any Debt pursuant to this covenant if the proceeds thereof are used, directly or indirectly, to Refinance any Debt of the Company or any Subsidiary Guarantor of the Notes; and

(c) accrual of interest, accretion or amortization of original issue discount and the payment of interest or dividends in the form of additional Debt, will be deemed not to be an Incurrence of Debt for purpose of this covenant.

      For purposes of determining compliance with this covenant, in the event that an item of Debt meets the criteria of more than one of the categories of Permitted Debt described in clauses (a) through (n) above or is entitled to be incurred pursuant to clause (1) of the first paragraph of this covenant, the Company shall, in its sole discretion, classify such item of Debt on the date of its Incurrence, or later reclassify all or a portion of such item of Debt, in any manner that complies with this covenant, and such item of Debt will be treated as having been incurred pursuant to one or more of such clauses or pursuant to clause (1) of the first paragraph of this covenant.

      Limitation on Restricted Payments. The Company shall not make, and shall not permit any Restricted Subsidiary to make, directly or indirectly, any Restricted Payment if at the time of, and after giving effect to, such proposed Restricted Payment:

(a) a Default or Event of Default shall have occurred and be continuing;

(b) the Company could not Incur at least $1.00 of additional Debt pursuant to clause (1) of the first paragraph of the covenant described under “— Limitation on Debt;” or

(c) the aggregate amount of such Restricted Payment and all other Restricted payments declared or made since the Issue Date (the amount of any Restricted Payment, if made other than in cash, to be based upon Fair Market Value) would exceed an amount equal to the sum of:

(1) 45% of the aggregate amount of Consolidated Net Income accrued during the period (treated as one accounting period) from the beginning of the fiscal year during which the Issue Date occurs to the end of the most recent fiscal quarter ending at least 45 days prior to the date of such Restricted Payment (or if the aggregate amount of Consolidated Net Income for such period shall be a deficit, minus 100% of such deficit), plus

(2) 100% of the Capital Stock Sale Proceeds, plus

(3) the aggregate net cash proceeds received by the Company or any Restricted Subsidiary from the issuance or sale after the Issue Date of convertible or exchangeable Debt that has been converted into or exchanged for Capital Stock (other than Disqualified Stock) of the Company excluding,

(x) any such Debt issued or sold to the Company or a Subsidiary of the Company or an employee stock ownership plan or trust established by the Company or any such Subsidiary for the benefit of their employees, and

(y) the aggregate amount of any cash or other Property distributed by the Company or any Restricted Subsidiary upon any such conversion or exchange, plus

(4) an amount equal to the sum of:

(A) the net reduction in Investments in any Person other than the Company or a Restricted Subsidiary resulting from dividends, repayments of loans or advances or other transfers of Property, in each case to the Company or any Restricted Subsidiary from such Person since the Issue Date; and

(B) the portion (proportionate to the Company’s equity interest in such Unrestricted Subsidiary) of the Fair Market Value of the net assets of an Unrestricted Subsidiary at the time such Unrestricted Subsidiary is designated a Restricted Subsidiary;

provided, however, that the preceding sum shall not exceed, in the case of any Person, the amount of Investments previously made (and treated as a Restricted Payment) by the Company or any Restricted Subsidiary in such Person, plus

(5) $15.0 million.

      Notwithstanding the preceding limitation, the Company or any Restricted Subsidiary may:

(a) pay dividends on its Capital Stock within 60 days of the declaration thereof if, on the declaration date, such dividends could have been paid in compliance with the Indenture provided, however, such dividends shall be included in the calculation of the amount of Restricted Payments;

(b) purchase, repurchase, redeem, legally defease, acquire or retire for value its Capital Stock or Subordinated Debt in exchange for, or out of the proceeds of the substantially concurrent sale of, Capital Stock of the Company (other than Disqualified Stock, and other than Capital Stock issued or sold to a Subsidiary of the Company or an employee stock ownership plan or trust established by the Company or any such Subsidiary for the benefit of their employees); provided, however, that

(1) such purchase, repurchase, redemption, legal defeasance, acquisition or retirement shall be excluded in the calculation of the amount of Restricted Payments, and

(2) the Capital Stock Sale Proceeds from such exchange or sale shall be excluded from the calculation pursuant to clause (c) (2) above;

(c) purchase, repurchase, redeem, legally defease, acquire or retire for value any of its Subordinated Debt in exchange for, or out of the proceeds of the substantially concurrent sale of, Permitted Refinancing Debt;

(d) so long as no Default or Event of Default has occurred and is continuing, purchase, repurchase, redeem, legally defease, acquire or retire for value Capital Stock from any officer, director or employee of the Company or its Restricted Subsidiaries in an aggregate amount not to exceed $2.0 million per year;

(e) acquire the Capital Stock of the Company in connection with the exercise of stock options or stock appreciation rights by way of cashless exercise or in connection with the satisfaction of withholding tax obligations;

(f) in connection with an acquisition by the Company or by any of its Restricted Subsidiaries, receive or accept the return to the Company or any of its Restricted Subsidiaries Capital Stock of the Company or any of its Restricted Subsidiaries constituting a portion of the purchase price consideration in settlement of indemnification claims; and

(g) purchase fractional shares of the Capital Stock of the Company arising out of stock dividends, splits or combinations or business combinations.

      Any Restricted Payment described in the preceding clauses (c) through (g) made since the Issue Date shall be excluded in the calculation of the amount of Restricted Payments.

      Limitation on Liens. The Company shall not, and shall not permit any Subsidiary Guarantor to, directly or indirectly, Incur or suffer to exist, any Lien (other than Permitted Liens or Liens securing Senior Debt) upon any of its Property (including Capital Stock of a Restricted Subsidiary), whether owned at the Issue Date or thereafter acquired, or any interest therein, or any income or profits therefrom securing any Debt of the Company or any Subsidiary Guarantor, unless

(a) if such Lien secures Senior Subordinated Debt pari passu to the Notes or any Subsidiary Guaranty, the Notes or the applicable Subsidiary Guaranty are secured on an equal and ratable basis with such Debt; and

(b) if such Lien secures Subordinated Debt, such Lien shall be subordinated to a Lien securing the Notes or the applicable Subsidiary Guaranty in the same Property as that securing such Lien to the same extent as such Subordinated Debt is subordinated to the Notes and the Subsidiary Guaranties.

      Limitation on Asset Sales. The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, consummate any Asset Sale unless:

(a) the Company or such Restricted Subsidiary receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the Property subject to such Asset Sale;

(b) at least 75% of the consideration paid to the Company or such Restricted Subsidiary in connection with such Asset Sale is in the form of cash or Cash Equivalents; provided, however, that the amount of (1) any liabilities (as shown on the Company’s or such Restricted Subsidiary’s most recent balance sheet) of the Company or such Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the Notes or any Subsidiary Guaranty) that are assumed by the transferee of any such Property pursuant to a customary novation agreement that releases the Company or such Restricted Subsidiary from further liability and (2) any securities, notes or other obligations received by the Company or such Restricted Subsidiary from such transferee that are converted within 30 days by the Company or such Restricted Subsidiary into cash (to the extent of the cash received) shall be deemed to be cash for the purposes, of this provision;

(c) no Default or Event of Default would occur as a result of such Asset Sale; and

(d) the Company delivers an Officers’ Certificate to the Trustee certifying that such Asset Sale complies with the preceding clauses (a), (b) and (c).

      The Net Available Cash (or any portion thereof) from Asset Sales may be applied by the Company or a Restricted Subsidiary, to the extent the Company or such Restricted Subsidiary elects (or is required by the terms of any Debt):

(a) to Repay Senior Debt of the Company or any Subsidiary Guarantor (excluding, in any such case, any Debt owed to the Company or an Affiliate of the Company); or

(b) to reinvest in Additional Assets (including by means of an Investment in Additional Assets by a Restricted Subsidiary with Net Available Cash received by the Company or another Restricted Subsidiary).

      Any Net Available Cash from an Asset Sale not applied in accordance with the preceding paragraph within 360 days from the date of the receipt of such Net Available Cash or that is not segregated from the general funds of the Company for investment in identified Additional Assets in respect of a project that shall have been commenced, and for which binding contractual commitments have been entered into, prior to the end of such 360-day period and that shall not have been completed or abandoned shall constitute “Excess Proceeds;” provided, further, that the amount of any Net Available Cash applied to complete a Senior Notes Prepayment Offer which is commenced within 365 days from the date of the receipt of such Net Available Cash shall be deemed to have been applied within such 360-day period; provided, further, that the amount of any Net Available Cash that ceases to be so segregated and contemplated above and any Net Available Cash that is segregated in respect of a project that is abandoned or completed shall also constitute “Excess Proceeds” at the time any such Net Available Cash ceases to be so segregated or at the time the relevant project is so abandoned or completed, as applicable; provided further, however, that the amount of any Net Available Cash that continues to be segregated for investment and that is not actually reinvested within 24 months from the date of the receipt of such Net Available Cash shall also constitute “Excess Proceeds.”

      When the aggregate amount of Excess Proceeds exceeds $5.0 million (taking into account income earned on such Excess Proceeds, if any), the Company will be required to make an offer to repurchase (the “Notes Prepayment Offer”) the Notes, which offer shall be in the amount of the Allocable Excess Proceeds (rounded to the nearest $1,000), on a pro rata basis according to principle amount, at a purchase price equal to 100% of the principal amount thereof, plus accrued and unpaid interest, including Special Interest, if any, to the purchase date (subject to the right of holders of record on the relevant record date to receive Interest due on the relevant Interest payment date), in accordance with the procedures (including prorating in the event of oversubscription) set forth in the Indenture. To the extent that any portion of the amount of Net Available Cash remains after compliance with the preceding sentence and provided that all holders of Notes have been given the opportunity to tender their Notes for purchase in accordance with the Indenture, the Company or such Restricted Subsidiary may use such remaining amount for any purpose permitted by the Indenture, and the amount of Excess Proceeds will be reset to zero. The term “Allocable Excess Proceeds” will mean the product of

      (a) the Excess Proceeds and

      (b) a fraction,

(1) the numerator of which is the aggregate principal amount of the Notes outstanding on the date of the Notes Prepayment Offer, and

(2) the denominator of which is the sum of the aggregate principal amount of the Notes outstanding on the date of the Notes Prepayment Offer and the aggregate principal amount of other Debt of the Company outstanding on the date of the Notes Prepayment Offer that is pari passu in right of payment with the Notes and subject to terms and conditions in respect of Asset Sales similar in all material respects to this covenant and requiring the Company to make an offer to purchase such Debt at substantially the same time as the Notes Prepayment Offer.

      Within five business days after the Company is obligated to make a Notes Prepayment Offer as described in the preceding paragraph, the Company shall send a written notice, by first-class mail, to the holders of Notes, accompanied by such information regarding the Company and its Subsidiaries as the Company in good faith believes will enable such holders to make an informed decision with respect to such Notes Prepayment Offer. Such notice shall state, among other things, the purchase price and the purchase date, which shall be, subject to any contrary requirements of applicable law, a business day no earlier than 30 days no later than 60 days from the date such notice is mailed.

      The Company will comply, to the extent applicable, with the requirements of Section 14(e), of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to this covenant. To the extent that the provisions of any securities laws or regulations conflict with provisions of this covenant, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this covenant by virtue thereof.

      Limitation on Restrictions on Distributions from Restricted Subsidiaries. The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, create or otherwise cause or suffer to exist any consensual restriction on the right of any Restricted Subsidiary to:

(a) pay dividends, in cash or otherwise, or make any other distributions on or in respect of its Capital Stock, or pay any Debt or other obligation owed, to the Company or any other Restricted Subsidiary;

(b) make any loans or advances to the Company or any other Restricted Subsidiary; or

(c) transfer any of its Property to the Company or any other Restricted Subsidiary.

      The preceding limitations will not apply:

(1) with respect to clauses (a), (b) and (c), to restrictions:

(A) in effect on the Issue Date (including, without limitation, restrictions pursuant to the Senior Credit Facility);

(B) relating to Debt of a Restricted Subsidiary and existing at the time it became a Restricted Subsidiary if such restriction was not created in connection with or in anticipation of the transaction or series of transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary or was acquired by the Company; or

(C) that result from the Refinancing of Debt Incurred pursuant to an agreement referred to in clause (1) (A) or (B) above or in clause (2) (A) or (B) below, provided such restrictions are not materially less favorable taken as a whole to the holders of Notes than those under the agreement evidencing the Debt so Refinanced; and

(2) with respect to clause (c) only, to restrictions:

(A) relating to Debt that is permitted to be Incurred and secured pursuant to the covenants described under “— Limitation on Debt” and “— Limitation on Liens” that limit the right of the debtor to dispose of the Property securing such Debt;

(B) encumbering Property at the time such Property was acquired by the company or any Restricted Subsidiary, so long as such restriction relates solely to the Property so acquired and was not created in connection with or in anticipation of such acquisition;

(C) resulting from customary provisions restricting subletting or assignment of leases or customary provisions, in other agreements that restrict assignment of such agreements or rights thereunder;

(D) customary restrictions contained in stock or asset sale agreements limiting the transfer of such Property pending the closing of such sale;

(E) customary restrictions contained in joint venture agreements entered into the ordinary course of business and in good faith; or

(F) reasonable and customary borrowing base covenants set forth in agreements evidencing Debt otherwise permitted by the Indenture.

      Limitation on Transactions with Affiliates. The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, enter into or suffer to exist any transaction or series of related transactions (including the purchase, sale, transfer, assignment, lease, conveyance or exchange of any Property or the rendering of any service) with, or for the benefit of, any Affiliate of the Company (an “Affiliate Transaction”), unless:

(a) the terms of such Affiliate Transaction are:

(1) set forth in writing;

(2) in the best interest of the Company or such Restricted Subsidiary, as the case may be; and

(3) no less favorable to the Company or such Restricted Subsidiary, as the case may be, than those that could be obtained in a comparable arm’s-length transaction with a Person that is not an Affiliate of the Company, or, if there is no such comparable transaction, on terms that are fair and reasonable to the Company or such Restricted Subsidiary;

(b) if such Affiliate Transaction involves aggregate payments or value in excess of $5.0, million, the Board of Directors (including a majority of the disinterested members of the Board of Directors) approves such Affiliate Transaction and, in its good faith judgment, believes that such Affiliate Transaction complies with clauses (a) (2) and (3) of this paragraph as evidenced by a Board Resolution promptly delivered to the Trustee; and

(c) if such Affiliate Transaction involves aggregate payments or value in excess of $25.0 million, the Company obtains a written opinion from an Independent Financial Advisor to the effect that the consideration to be paid or received in connection with such Affiliate Transaction is fair, from a financial point of view, to the Company and the Restricted Subsidiaries.

      Notwithstanding the preceding limitation, the following shall not be Affiliate Transactions:

(a) any transaction or series of related transactions between the Company and one or more Restricted Subsidiaries or between two or more Restricted Subsidiaries, provided that no more than 5% of the total voting power of the Voting Stock (on a fully diluted basis) of any such Restricted Subsidiary is owned by an Affiliate of the Company (other than a Restricted Subsidiary);

(b) any Restricted Payment permitted to be made pursuant to the covenant described under “— Limitation on Restricted Payments” or any Permitted Investment;

(c) any employment agreement or other employee compensation plan or arrangement entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business of the Company or such Restricted Subsidiary and approved by the Board of Directors in good faith;

(d) indemnities of officers, directors and employees of the Company or any of its Restricted Subsidiaries permitted by bylaw or statutory provisions;

(e) the payment of reasonable and customary regular fees to directors of the Company or any of its Restricted Subsidiaries who are not employees of the Company or any Affiliate;

(f) agreements in effect on the Issue Date and disclosed in the Offering Memorandum for the Initial Notes (other than the Management Services Agreements), without regard to any modifications extensions or renewals thereof; and

(g) the Management Services Agreements, provided that payments made by the Company or any of its Restricted Subsidiaries under such agreements do not exceed $3.5 million in any fiscal year.

      Designation of Restricted and Unrestricted Subsidiaries. The Board of Directors may designate any Subsidiary of the Company to be an Unrestricted Subsidiary if the Subsidiary to be so designated:

(a) does not own any Capital Stock or Debt of, or own or hold any Lien on any Property of, the Company or any other Restricted Subsidiary;

(b) has no Debt other than Debt:

(1) as to which neither the Company nor any of its Restricted Subsidiaries (A) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Debt), (B) is directly or indirectly liable as a Guarantor or otherwise or (C) constitutes the lender; provided, however, the Company or a Restricted Subsidiary may loan, advance or extend credit to, or Guarantee the Debt of, an Unrestricted Subsidiary at any time following the date such Subsidiary is designated as an Unrestricted Subsidiary in accordance with the covenant described under “— Limitation on Restricted Payments;”

(2) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit upon notice, lapse of time or both any holder of any other Debt (other than the Notes or any Guarantee permitted by the proviso to the preceding clause (l)) of the Company or any of its Restricted Subsidiaries to declare a default on such other Debt or cause the payment thereof to be accelerated or payable prior to its Stated Maturity; and

(3) as to which the lenders have been notified in writing that they will not have any recourse to the stock or other Property of the Company or any of its Restricted Subsidiaries, except for Debt that has been Guaranteed as permitted by the proviso to the preceding clause (1);

(c) is not party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary of the Company unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company;

(d) is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation (1) to subscribe for additional Capital Stock or (2) to maintain or preserve such Person’s financial condition or to cause such Person to achieve any specified levels of operating results;

(e) has not Guaranteed or otherwise directly or indirectly provided credit support for any Debt of the Company or any of its Restricted Subsidiaries; and

(f) has at least one director on its board of directors that is not a director or executive officer of the Company or any of its Restricted Subsidiaries and has at least one executive officer that is not a director or executive officer of the Company or any of its Restricted Subsidiaries.

      Unless so designated as an Unrestricted Subsidiary, any Person that becomes a Subsidiary of the Company will be classified as a Restricted Subsidiary; provided, however, that such Subsidiary shall not be designated a Restricted Subsidiary and shall be automatically classified as an Unrestricted Subsidiary if either of the requirements set forth in clauses (x) and (y) of the second immediately following paragraph will not be satisfied after giving pro forma effect to such classification or if such Person is a Subsidiary of an Unrestricted Subsidiary.

      Except as provided in the first sentence of the preceding paragraph, no Restricted Subsidiary may be redesignated as an Unrestricted Subsidiary, and neither the Company nor any Restricted Subsidiary shall at any time be directly or indirectly liable for any Debt that provides that the holder thereof may (with the passage of time or notice or both) declare a default thereon or cause the payment thereof to be accelerated or payable prior to its Stated Maturity upon the occurrence of a default with respect to any Debt, Lien or other obligation of any Unrestricted Subsidiary (including any right to take enforcement action against such Unrestricted Subsidiary). Upon designation of a Restricted Subsidiary as an Unrestricted Subsidiary in compliance with this covenant, such Restricted Subsidiary shall, by execution and delivery of a supplemental indenture, be released from any Subsidiary Guaranty previously made by such Restricted Subsidiary.

      The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary if, immediately after giving pro forma effect to such designation,

(x) the Company could Incur at least $1.00 of additional Debt pursuant to clause (1) of the first paragraph of the covenant described under “— Limitation on Debt,” and

(y) no Default or Event of Default shall have occurred and be continuing or would result therefrom.

Any such designation or redesignation by the Board of Directors will be evidenced to the Trustee by filing with the Trustee Board Resolution giving effect to such designation or redesignation and an Officers’ Certificate that:

(a) certifies that such designation or redesignation complies with the preceding provisions; and

(b) gives the effective date of such designation or redesignation,

such filing with the Trustee to occur within 45 days after the end of the fiscal quarter of the Company in which such designation or redesignation is made (or, in the case of a designation or redesignation made during the last fiscal quarter of the Company’s fiscal year, within 90 days after the end of such fiscal year).

      Future Subsidiary Guarantors. The Company shall cause each Person that becomes a Domestic Restricted Subsidiary following the Issue Date to execute and deliver to the Trustee a supplemental indenture to the Indenture providing for a Subsidiary Guaranty at the time such Person becomes a Domestic Restricted Subsidiary.

      Limitation on Company’s Business. The Company shall not, and shall not permit any Restricted Subsidiary, to, directly or indirectly, engage in any business other than the Permitted Business.

      Limitation on Layered Debt. The Company shall not, and shall not permit any Subsidiary Guarantor to Incur, directly or indirectly, any Debt that is subordinate or junior in right of payment to any Senior Debt unless such Debt is Senior Subordinated Debt or is expressly subordinated in right of payment to the Notes or the Subsidiary Guaranty, as the case may be. In addition, no Subsidiary Guarantor shall Guarantee, directly or indirectly, any Debt of the Company that is subordinate or junior in right of payment to any Senior Debt unless such Guarantee is expressly subordinate in right of payment to, or ranks pari passu with, the Subsidiary Guaranty of such Subsidiary Guarantor.

      Covenant Suspension. During any period of time that:

(a) the Notes have Investment Grade Ratings from both Rating Agencies; and

(b) no Default or Event of Default has occurred and is continuing under the Indenture, the Company and the Restricted Subsidiaries will not be subject to the following provisions of the Indenture:

•	“— Maintenance of Consolidated Net Worth;”

•	“— Limitation on Debt;”

•	“— Limitation on Restricted Payments;”

•	“— Limitation on Asset Sales;”

•	“— Limitation on Restrictions on Distributions from Restricted Subsidiaries;”

•	“— Limitation on Transactions with Affiliates;”

•	clause (x) of the third paragraph (and such clause (x) as referred to in the first paragraph) of “— Designation of Restricted and Unrestricted Subsidiaries;”

•	“— Limitation on Company’s Business;” and

•	clauses (e) and (f) of the first and second paragraphs of “— Merger, Consolidation and Sale of Property” (collectively, the “Suspended Covenants”).

      In the event that the Company and the Restricted Subsidiaries are not subject to the Suspended Covenants for any period of time as a result of the preceding sentence and, subsequently, one or both of the Rating Agencies withdraws its ratings or downgrades the ratings assigned to the Notes below the required Investment Grade Ratings or a Default or Event of Default occurs and is continuing, then the Company and the Restricted Subsidiaries will thereafter again be subject to the Suspended Covenants, and compliance with the Suspended Covenants with respect to Restricted Payments made after the time of such withdrawal, downgrade, Default or Event of Default will be calculated in accordance with the terms of the covenant described above under “— Limitation on Restricted Payments” as though such covenant had been in effect during the entire period of time from the Issue Date, it being understood that no actions taken by the Company or any of its Restricted Subsidiaries during the suspension period shall constitute a Default or an Event of Default under the Suspended Covenants.

Merger, Consolidation and Sale of Property

      The Company shall not merge, consolidate or amalgamate with or into any other Person (other than a merger of a Wholly-Owned Restricted Subsidiary into the Company or, subject to compliance with the covenant described under “— Limitation on Restricted Payments,” a merger of a Subsidiary Guarantor into the Company) or sell, transfer, assign, lease, convey or otherwise dispose of all or substantially all its Property in any one transaction or series of related transactions unless:

(a) the Company shall be the Surviving Person or the Surviving Person (if other than the Company) formed by such merger, consolidation or amalgamation or to which such sale, transfer, assignment, lease, conveyance or disposition is made shall be a corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia;

(b) the Surviving Person (if other than the Company) expressly assumes, by supplemental indenture, executed and delivered to the Trustee by such Surviving Person, the due and punctual, payment of the principal of, and premium, if any, and interest on, the Notes, according to their tenor, and the due and punctual performance and observance of all the covenants of the Indenture to be performed by the Company;

(c) in the case of a sale, transfer, assignment, lease, conveyance or other disposition of all or substantially all the Property of the Company, such Property shall have been transferred as an entirety or virtually as an entirety to one Person;

(d) immediately after giving effect to such transaction or series of related transactions on a pro forma basis (and treating, for purposes of this clause (d) and clauses (e) and (f) below, any Debt that becomes, or is anticipated to become, an obligation of the Surviving Person or any Restricted Subsidiary as a result of such transaction or series of related transactions as having been Incurred by the Surviving Person or such Restricted Subsidiary at the time of such transaction or series of related transactions), no Default or Event of Default shall have occurred and be continuing;

(e) immediately after giving effect to such transaction or series of related transactions on a pro forma basis, the Company or the Surviving Person, as the case may be, would be able to incur at least $1.00 of additional Debt under clause (1) of the first paragraph of the covenant described under “— Limitation on Debt;”

(f) immediately after giving effect to such transaction or series of related transactions on a pro forma basis, the Surviving Person shall have a Consolidated Net Worth in an amount which is not less than the Consolidated Net Worth of the Company immediately prior to such transaction or series of related transactions; and

(g) the Company shall deliver, or cause to be delivered, to the Trustee, in form and substance reasonably satisfactory to the Trustee, an Officers’ Certificate and an Opinion of Counsel, each stating that such transaction or series of related transactions and such Subsidiary Guaranty, if any, in respect thereto comply with this covenant and that all conditions precedent herein provided for relating to such transaction or series of related transactions have been satisfied.

      The Company shall not permit any Subsidiary Guarantor to merge, consolidate or amalgamate with or into any other Person (other than a merger of a Wholly-Owned Restricted Subsidiary into such Subsidiary Guarantor or the Company or subject to compliance with covenant described under “— Limitation on Restricted Payments,” a merger of a Subsidiary Guarantor into the Company) or sell, transfer, assign, lease, convey or otherwise dispose of all or substantially all its Property in any one transaction or series of related transactions unless:

(a) the Surviving Person (if other than such Subsidiary Guarantor) formed by such merger, consolidation or amalgamation or to which such sale, transfer, assignment, lease, conveyance or disposition is made shall be a corporation, company (including a limited liability company) or partnership organized and existing under the laws of the United States of America, any State thereof or the District of Columbia;

(b) the Surviving Person (if other than such Subsidiary Guarantor) expressly assumes, by supplemental indenture, executed and delivered to the Trustee by such Surviving Person, the due and punctual performance and observance of all the obligations of such Subsidiary Guarantor under its Subsidiary Guaranty;

(c) in the case of a sale, transfer, assignment, lease, conveyance or other disposition of all or substantially all the Property of such Subsidiary Guarantor, such Property shall have been transferred as an entirety or virtually as an entirety to one Person;

(d) immediately after giving effect to such transaction or series of related transactions on a pro forma basis (and treating, for purposes of this clause (d) and clauses (e) and (f) below, any Debt that becomes, or is anticipated to become, an obligation of the Surviving Person, the Company or any Restricted Subsidiary as a result of such transaction or series of transactions as having been incurred by the Surviving Person, the Company or such Restricted Subsidiary at the time of such transaction or series of related transactions), no Default or Event of Default shall have occurred and be continuing;

(e) immediately after giving effect to such transaction or series of related transactions on a pro forma basis, the Company would be able to Incur at least $1.00 of additional Debt under clause (1) of the first paragraph of the covenant described under “— Limitation on Debt;”

(f) immediately after giving effect to such transaction or series of related transactions a pro forma basis, the Company shall have a Consolidated Net Worth in an amount which is not less than the Consolidated Net Worth of the Company immediately prior to such transaction or series of related transactions; and

(g) the Company shall deliver, or cause to be delivered, to the Trustee, in form and substance reasonably satisfactory to the Trustee, an Officers’ Certificate and an Opinion of Counsel, each stating that such transaction or series of related transactions and such Subsidiary Guaranty, if any, in respect thereto comply with this covenant and that all conditions precedent herein provided for relating to such transaction or series of related transactions have been satisfied.

      The preceding provisions (other than clause (d)) shall not apply to any transaction or series of related transactions which constitutes an Asset Sale if the Company has complied with the covenant described under “— Limitation on Asset Sales.”

      The Surviving Person shall succeed to, and be substituted for, and may exercise every right and power of the Company under the Indenture (or of the Subsidiary Guarantor under the Subsidiary Guaranty, as the case may be), but the predecessor company in the case of a lease shall not be released from any of the obligations or covenants under the Indenture, including with respect to the payment of the Notes.

Payments for Consents

      The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any holder of any Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the Indenture or the Notes unless such consideration is offered to be paid or is paid to all holders of the Notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

Events of Default

      Under the Indenture, an Event of Default includes:

(1) failure to make the payment of any interest, including Special Interest, on the Notes issued under such Indenture when the same becomes due and payable, and such failure continues for a period of 30 days;

(2) failure to make the payment of any principal of, or premium, if any, on, any of the Notes issued under such Indenture when the same becomes due and payable at their Stated Maturity, upon acceleration, redemption, required repurchase or otherwise;

(3) failure to comply with the covenant described under “Description of the Notes — Merger, Consolidation and Sale of Property;”

(4) failure to comply with any other covenant or agreement in the Notes or in the Indenture (other than a failure that is the subject of the preceding clause (1), (2) or (3)) and such failure continues for 30 days after written notice is given to the Company as provided below;

(5) a default under any Debt (other than Non-Recourse Debt) by the Company or any Restricted Subsidiary that results in acceleration of the maturity of such Debt, or failure to pay any such Debt at maturity, in an aggregate amount greater than $10.0 million (the “cross acceleration provisions”);

(6) any judgment or judgments for the payment of money in an aggregate amount in excess of $10.0 million that shall be rendered against the Company or any Restricted Subsidiary and that shall not be waived, satisfied or discharged for any period of 30 consecutive days during which a stay of enforcement shall not be in effect (the “judgment default provisions”);

(7) certain events involving bankruptcy, insolvency or reorganization of the Company or any Significant Subsidiary (the “bankruptcy provisions”); and

(8) any Subsidiary Guaranty relating to the Notes ceasing to be in full force and effect (other than in accordance with the terms of such Subsidiary Guaranty) or any Subsidiary Guarantor denying or disaffirming its obligations under its Subsidiary Guaranty relating to the Notes (the “guaranty provisions”).

      A Default under clause (4) is not an Event of Default in respect of the Notes, until the Trustee under the Indenture or the holders of not less than 25% in aggregate principal amount of the Notes then outstanding notify the Company of the Default and the Company does not cure such Default within the time specified after receipt of such notice. Such notice must specify the Default, demand that it be remedied and state that such notice is a “Notice of Default.”

      The Company shall deliver to the Trustee, within 30 days after the occurrence thereof, written notice in the form of an Officers’ Certificate of any event that with the giving of notice or the lapse of time would become an Event of Default under the Indenture, its status and what action the Company is taking or proposes to take with respect thereto.

      The Indenture provides that if an Event of Default (other than an Event of Default resulting from the bankruptcy provisions) shall have occurred and be continuing, the Trustee under the Indenture or the holders of not less than 25% in aggregate principal amount of Notes then outstanding under the Indenture may declare to be immediately due and payable the principal amount of all such Notes then outstanding, plus accrued but unpaid interest to the date of acceleration. In case an Event of Default resulting from the bankruptcy provisions shall occur, such amount with respect to all the Notes shall be due and payable immediately without any declaration or other act on the part of the Trustees or the holders of the Notes.

      The Indenture provides that after any such acceleration, but before a judgment or decree based on acceleration is obtained by the Trustee, the holders of a majority in aggregate principal amount of the Notes then outstanding under the Indenture may, under certain circumstances, rescind and annul such acceleration if all Events of Default, other than the nonpayment of accelerated principal, premium or interest, have been cured or waived as provided in the Indenture.

      Subject to the provisions of the Indenture relating to the duties of the Trustee in case an Event of Default shall occur and be continuing under an Indenture, the Trustee thereunder will not be under any obligation to exercise any of its rights or powers under the relevant Indenture at the request or direction of any of the holders of the Notes, unless such holders shall have offered to the Trustee reasonable indemnity.

      Subject to such provisions for the indemnification of the Trustee, the holders of a majority in aggregate principal amount of the Notes then outstanding under an Indenture will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to such Notes.

      No holder of Notes will have any right to institute any proceeding with respect to the Indenture governing such Notes, or for the appointment of a receiver or trustee, or for any remedy thereunder, unless:

(a) such holder has previously given to the Trustee under the Indenture written notice of a continuing Event of Default;

(b) the holders of at least 25% in aggregate principal amount of such Notes then outstanding under the Indenture have made written request and offered reasonable indemnity to the Trustee under the Indenture to institute such proceeding as trustee; and

(c) the Trustee under the Indenture shall not have received from the holders of a majority in aggregate principal amount of such Notes then outstanding a direction inconsistent with such request and shall have failed to institute such proceeding within 60 days.

      However, such limitations do not apply to a suit instituted by a holder of any Note for enforcement of payment of the principal of, and premium, if any, or interest, including Special Interest, if any, on, such Note on or after the respective due dates expressed in such Note.

Amendments and Waivers

      Subject to certain exceptions, the Indenture and the Notes issued thereunder may be amended with the consent of the holders, of at least a majority in aggregate principal amount of the Notes then outstanding under the Indenture (including consents obtained in connection with a tender offer or exchange offer for the Notes) and any past default or compliance with any provisions may also be waived (except a default in the payment of principal, premium or interest and certain covenants and provisions of the Indenture which cannot be amended without the consent of each holder of an outstanding Note) with the consent of the holders of at least a majority in aggregate principal amount of the Notes then outstanding under the Indenture. However, without the consent of each holder of an outstanding Note under the Indenture, no amendment to the Indenture may, among other things:

(1) reduce the amount of Notes whose holders must consent to an amendment or waiver under the Indenture;

(2) reduce the rate of, or extend the time for payment of interest on, any Note issued under the Indenture;

(3) reduce the principal of, or extend the Stated Maturity of, any Note issued under the Indenture;

(4) make any Note payable in money other than that stated in the Note;

(5) impair the right of any holder of the Notes to receive payment of principal of, premium, if any, and interest on such holder’s Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such holder’s Notes or any Subsidiary Guaranty;

(6) release any security interest that may have been granted in favor of the holders of the Notes under the Indenture other than pursuant to the terms of, such security interest;

(7) reduce the premium payable upon the redemption of any Note or change the time at which any Note may be redeemed, as described under “— Optional Redemption;”

(8) reduce the premium payable upon a Change of Control or, at any time after a Change of Control has occurred, change the time at which the offer relating thereto must be made or at which the Notes must be repurchased pursuant to such offer;

(9) at any time after the Company is obligated to make an offer with the excess proceeds from Asset Sales or as a result of a failure to maintain the specified Consolidated Net Worth for the specified period, each as provided in the Indenture, change the time at which such offer must be made or at which the Notes must be repurchased pursuant thereto;

(10) make any change to the subordination provisions of the Indenture that would adversely affect the holders of the Notes; or

(11) make any change in any Subsidiary Guaranty that would adversely affect in any material respect the holders of the Notes under the Indenture.

      The Indenture and the Notes issued thereunder may be amended by the Company, the Subsidiary Guarantors and the Trustee without the consent of any holder of the Notes to:

(1) cure any ambiguity, omission, defect or inconsistency;

(2) provide for the assumption by a Surviving Person of the obligations of the Company under the Indenture or of a Subsidiary Guarantor under the Indenture and its Subsidiary Guaranty;

(3) provide for uncertificated Notes in addition to or in place of certificated Notes (provided that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated Notes are described in Section 163(f)(2)(B) of the Code);

(4) add additional Guarantees with respect to the Notes or to release Subsidiary Guarantors from Subsidiary Guaranties as provided by the terms of the Indenture;

(5) secure the Notes, add to the covenants of the Company for the benefit of the holders of the Notes or surrender any right or power conferred upon the Company;

(6) make any change that does not adversely affect in any material respect the rights of any holder of the Notes under the Indenture;

(7) make any change in the subordination provisions of the Indenture that would limit or terminate the benefits available to any holder of Senior Debt under such provisions;

(8) comply with any requirement of the Commission in connection with the qualification of the Indenture under the Trust Indenture Act; or

(9) provide for the issuance of additional Notes in accordance with the Indenture.

      No amendment may be made to the subordination provisions of the Indenture that adversely affects the rights of any holder of Senior Debt then outstanding unless the holders of such Senior Debt (or their Representative) consents to such change. The consent of the holders of Notes is not necessary to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment. After an amendment becomes effective, the Company is required to mail to each holder of the Notes affected thereby at such holder’s address appearing in the Security Register for the Notes a notice briefly describing such amendment. However, the failure to give such notice to all holders of any such Notes, or any defect therein, will not impair or affect the validity of the amendment.

Defeasance

      The Company at any time may terminate all its obligations under the Notes and the Indenture (“legal defeasance”), except for certain obligations, including those respecting the defeasance trust and obligations to register the transfer or exchange of the Notes, to replace mutilated, destroyed, lost or stolen Notes and to maintain a registrar and paying agent in respect of the Notes. The Company at any time may terminate:

(1) its obligations under the covenants described under “— Repurchase at the Option of Holders Upon a Change of Control” and “— Certain Covenants” (except the covenant described under “Limitation on Layered Debt”);

(2) the option of the cross acceleration provisions, the judgment default provisions, the bankruptcy provisions with respect to Significant Subsidiaries and the guaranty provisions described under “— Events of Default” above; and

(3) the limitations contained in clauses (e) and (f) under the first and second paragraphs of “— Merger, Consolidation and Sale of Property” (“covenant defeasance”).

      The Company may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option.

      If the Company exercises its legal defeasance option, payment of the Notes may not be accelerated because of an Event of Default with respect thereto. If the Company exercises its covenant defeasance option, payment of the Notes may not be accelerated because of an Event of Default specified in clause (4) (with respect to the covenants described under “— Certain Covenants” (except the covenant described under “Limitation Layered Debt”)), (5), (6), (7) (with respect only to Significant Subsidiaries) or (8) under “— Events of Default” above or because of the failure of the Company to comply with clauses (e) and (f) under the first or second paragraphs of “— Merger, Consolidation and Sale of Property.” If the Company exercises its legal defeasance option or its covenant defeasance option, any collateral will be released and such Subsidiary Guarantor will be released from all its obligations under its Subsidiary Guaranty relating to the Notes.

      The legal defeasance option or the covenant defeasance option may be exercised only if:

(a) the Company irrevocably deposits in trust with the Trustee money or U.S. Government Obligations for the payment of principal of, premium, if any, and interest on the Notes to be defeased to maturity or redemption, as the case may be;

(b) the Company delivers to the Trustee a certificate from a nationally recognized firm of independent certified public accountants expressing their opinion that the payments of principal, premium, if any, and interest when due and without reinvestment on the deposited U.S. Government Obligations plus any deposited money without investment will provide cash at such times and in such amounts as will be sufficient to pay principal, premium, if any, and interest when due on all the Notes to be defeased to maturity or redemption, as the case may be;

(c) no Default or Event of Default has occurred and is continuing on the date of such deposit and after giving effect thereto;

(d) such deposit does not constitute a default under any other agreement or instrument binding on the Company;

(e) the Company delivers to the Trustee an Opinion of Counsel to the effect that the trust resulting from the deposit does not constitute, or is qualified as, a regulated investment company under the Investment Company Act of 1940;

(f) in the case of the legal defeasance option, the Company delivers to the Trustee an Opinion of Counsel stating that:

(1) the Company has received from the Internal Revenue Service a ruling; or

(2) since the date of the Indenture there has been a change in the applicable Federal income tax law, to the effect, in either case, that, and based thereon such Opinion of Counsel shall confirm that, the holders of the Notes to be defeased will not recognize income, gain or loss for Federal income tax purposes as a result of such defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same time as would have been the case if such defeasance had not occurred;

(g) in the case of the covenant defeasance option, the Company delivers to the Trustee an Opinion of Counsel to the effect that the holders of the Notes to be defeased will not recognize income, gain or loss for Federal income tax purposes as a result of such covenant defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred; and

(h) the Company delivers to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent to the defeasance and discharge of the Notes to be defeased have been complied with as required by the Indenture.

Commission Reports

      Notwithstanding that the Company may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company shall file with the Commission and provide the Trustee and holders of Notes with such annual reports (other than an annual report on Form 11-K or any successor form) and such information, documents and other reports as are specified in Sections 13 and l5(d) of the Exchange Act and applicable to a U.S. corporation subject to such Sections, such information, documents and reports to be so filed with the Commission and provided at the times specified or the filing of such information, documents and reports under such Sections; provided, however, that the Company shall not be so obligated to file such information, documents and reports with the Commission if the Commission does not permit such filings.

Governing Law

      The Indenture and the Notes are governed by the internal laws of the State of New York.

The Trustee

      Wells Fargo Bank Minnesota, National Association is the Trustee under the Indenture.

      Except during the continuance of an Event of Default, the Trustee will perform only such duties as are specifically set forth in the Indenture. During the existence of an Event of Default, the Trustee will exercise such of the rights and powers vested in it under the Indenture and use the same degree of care and skill in its exercise as a prudent person would exercise under the circumstance in the conduct of such person’s own affairs.

      Pursuant and subject to the Trust Indenture Act, should a default occur with respect to either the Indenture or the indentures governing our 9% Senior Notes due 2010 issued in June 2002 and February 2003, Wells Fargo Bank Minnesota, National Association would be required to resign as Trustee under one of the indentures within 90 days of such default unless such default were cured, duly waived or otherwise eliminated.

Certain Definitions

      Set forth below is a summary of certain of the defined terms used in the Indenture. Reference is made to the Indenture for the full definition of all such terms as well as any other capitalized terms used herein or which no definition is provided. Unless the context otherwise requires, an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP.

      Whenever the covenant or default provisions or definitions in either Indenture refer to an amount in U.S. dollars, that amount will be deemed to refer to the U.S. Dollar Equivalent of the amount of any obligation denominated in any other currency or currencies, including composite currencies. Any determination of U.S. Dollar Equivalent for any purpose under either Indenture will be, determined as of a date of determination as described in the definition of “U.S. Dollar Equivalent” and, in any case, no subsequent change in the U.S. Dollar Equivalent after the applicable date of determination will cause such determination to be modified.

      “Acquired Debt” means Debt of a Person outstanding on, the date on which such Person becomes a Restricted Subsidiary or assumed in connection with the acquisition of assets from such Person.

      “Additional Assets” means:

(a) any Property (other than cash, Cash Equivalents and securities) to be owned by the Company or any Restricted Subsidiary and used in a Permitted Business; or

(b) Capital Stock of a Person that becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by the Company or another Restricted Subsidiary from any Person other than the Company or an Affiliate of the Company; provided, however, that, in the case of this clause (b), such Restricted Subsidiary is primarily engaged in a Permitted Business.

      “Additional Notes” means any Notes (other than Initial Notes and, the Exchange Notes) issued under the Indenture in accordance therewith part of the same series as the Initial Notes or as an additional series.

      “Additional Senior Notes” means any Senior Notes (other than Initial Senior Notes and Senior Exchange Notes) issued under the Senior Notes Indenture in accordance with Sections 2.02 and 4.10 thereof, as part of the same series as the Initial Senior Notes or as an additional series.

      “Affiliate” of any specified Person means:

(a) any other Person directly or indirectly controlling or controlled by or direct or indirect common control with such specified Person; or

(b) any other Person who is a director or executive officer of:

(1) such specified Person;

(2) any Subsidiary of such specified Person; or

(3) any Person described in clause (a) above.

      For the purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the preceding. For purposes of the covenants described under “— Certain Covenants — Limitation on Transactions with Affiliates” and “— Limitation on Asset Sales,” and the definition of “Additional Assets” only, “Affiliate” shall also mean any beneficial owner of shares representing 10% or more of the total voting power of the Voting Stock (on a fully diluted basis) of the Company.

      “Asset Sale” means any sale, lease, transfer, issuance or other disposition (or series of related sales, leases, transfers, issuances or dispositions) by the Company or any Restricted Subsidiary, including any disposition by means of a merger, consolidation or similar transaction (each referred to for the purposes of this definition as a “disposition”) of

(a) any shares of Capital Stock of a Restricted Subsidiary (other than directors’ qualifying shares), or

(b) any other Property of the Company or any Restricted Subsidiary outside of the ordinary course of business of the Company or such Restricted Subsidiary,

      other than, in the case of clause (a) or (b) above,

(1) any disposition by a Restricted Subsidiary to the Company or by the Company or a Restricted Subsidiary to a Wholly-Owned Restricted Subsidiary,

(2) any disposition that constitutes a Permitted Investment, a Restricted Payment or Debt under a Warehouse Facility permitted by the covenant described under “— Certain Covenants — Limitation on Restricted Payments” or “— Limitation on Debt,”

(3) any disposition effected in compliance with the first paragraph of the covenant described under “— Merger, Consolidation and Sale of Property,”

(4) any disposition of cash or Cash Equivalents, and

(5) any disposition or series of related dispositions of Property with an aggregate Fair Market Value and for net proceeds, of less than $1.0 million.

      “Attributable Debt” in respect of a Sale and Leaseback Transaction means, at any date of determination,

(a) if such Sale and Leaseback Transaction is a Capital Lease Obligation, the amount of Debt represented thereby according to the definition of “Capital Lease Obligations,” and

(b) in all other instances, the greater of:

(1) the Fair Market Value of the Property subject to such Sale and Leaseback Transaction; and

(2) the present value (discounted at the interest rate borne by the Senior Notes, compounded annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale and Leaseback Transaction (including any period for which such lease has been extended).

      “Average Life” means, as of any date of determination, with respect to any Debt or Preferred Stock, the quotient obtained by dividing

(a) the sum of the product of the numbers of years (rounded to the nearest one-twelfth of one year) from the date of determination to the dates of each successive scheduled principal payment of such Debt or redemption or similar payment with respect to such Preferred Stock multiplied by the amount of such payment by

(b) the sum of all such payments.

      “Board of Directors” means the Board of Directors of the Company or any committee thereof authorized with respect to any particular matter to exercise the power of the Board of Directors of the Company.

      “Capital Lease Obligations” means any obligation under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP; and the amount of Debt represented by such obligation shall be the capitalized amount of such obligations determined in accordance with GAAP; and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty. For purposes of “— Certain Covenants — Limitation on Liens,” a Capital Lease Obligation shall be deemed secured by a Lien on the Property being leased.

      “Capital Stock” means, with respect to any Person, any shares or other equivalents (however designated) of any class of corporate stock or partnership interests or any other participations, rights, warrants, options or other interests in the nature of an equity interest in such Person, including Preferred Stock, but excluding any debt security convertible or exchangeable into such equity interest.

      “Capital Stock Sale Proceeds” means the aggregate cash proceeds received by the Company, including the Fair Market Value of Property other than cash, received from the issuance or sale (other than to a Subsidiary of the Company or an employee stock ownership plan or trust established by the Company or any such Subsidiary for the benefit of their employees) by the Company of its Capital Stock (other than Disqualified Stock) after the Issue Date (and in no event received in connection with the merger), net of attorneys’ fees, accountants’ fees, underwriters’ or placement agents’ fees, discounts or commissions and brokerage, consultant and other fees actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

      “Cash Equivalents” means:

(a) securities issued or directly and fully guaranteed or insured by the United States Government or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof), having maturities of not more than one year from the date of acquisition;

(b) marketable general obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof (provided that the full faith and credit of such state is pledged in support thereof) and, at the time of acquisition thereof, having credit ratings of at least AA- (or the equivalent) by S&P and at least Aa3 (or the equivalent) by Moody’s;

(c) certificates of deposit, time deposits, eurodollar time deposits, overnight bank deposits or bankers’ acceptances having maturities of not more than one year from the date of acquisition thereof issued by any commercial bank organized in the United States of America or Canada, the long-term debt of which is rated at the time of acquisition thereof at least AA-(or the equivalent) by S&P and at least Aa3 (or the equivalent) by Moody’s, and having combined capital and surplus in excess of $500.0 million;

(d) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (1), (2) and (3) entered into with any bank meeting the qualifications specified in clause (3) above;

(e) commercial paper rated at the time of acquisition thereof in one of the two highest categories obtainable from both S&P and Moody’s or carrying an equivalent rating by a nationally recognized rating agency, if both of the two named rating agencies cease publishing ratings of investments, and in any case maturing within one year after the date of acquisition thereof; and

(f) interests in any investment company or money market fund substantially all of the assets of which are of the type specified in clauses (1) through (5) above.

      “Change of Control” means the occurrence of any of the following events:

(a) if any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act or any successor provisions to either of the preceding), including any group acting for the purpose of acquiring, holding, voting or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act, other than anyone or more of the Permitted Holders, becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act, except that a person will be deemed to have “beneficial ownership” of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of 50% or more of the total voting power of the Voting Stock of the Company; (for purposes of this clause (a), such person or group shall be deemed to beneficially own any Voting Stock of a corporation held by any other corporation (the “parent corporation”), so long as such person or group beneficially owns, directly or indirectly, in the aggregate a majority of the total voting power of the Voting Stock of such parent corporation);

(b) the sale, transfer, assignment, lease, conveyance or other disposition, directly or indirectly, of all or substantially all the Property of the Company and the Restricted Subsidiaries, considered as a whole (other than a disposition of such Property as an entirety or virtually as an entirety to a Wholly-Owned Restricted Subsidiary), shall have occurred, or the Company merges, consolidates or amalgamates with or into any other Person, or any other Person merges, consolidates or amalgamates with or into the Company, in any such event pursuant to a transaction in which the outstanding Voting Stock of the Company is reclassified into or exchanged for cash, securities or other Property, other than any such transaction where:

(1) the outstanding Voting Stock of the Company is reclassified into or exchanged all or in part for other Voting Stock of the Company or for Voting Stock of the Surviving Person; and

(2) the holders of the Voting Stock of the Company immediately prior to such transaction own, directly or indirectly, not less than a majority of the Voting Stock of the Company or the Surviving Person immediately after such transaction and in substantially the same proportion as before the transaction;

(c) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors (together with any new directors whose election or appointment by such Board or whose nomination for election by the shareholders of the Company was approved by a vote of not less than two-thirds of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors then in office; or

(d) the shareholders of the Company shall have approved any plan of liquidation or dissolution of the Company.

      “Code” means the Internal Revenue Code of 1986, as amended.

      “Commission” means the U.S. Securities and Exchange Commission.

      “Comparable Treasury Issue” means the United States Treasury security selected by the Reference Treasury Dealer as having a maturity comparable to the remaining term of the Notes being redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such Notes being redeemed.

      “Comparable Treasury Price” means, with respect to any redemption date:

(a) the average of the bid and ask prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) on the third business day preceding such redemption date, as set forth in the most recently published statistical release designated “H.15(519)” (or any successor release) published by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities;” or

(b) if such release (or any successor release) is not published or does not contain such prices on such business day, the Reference Treasury Dealer Quotation for such redemption date.

      “Consolidated Current Liabilities” means, as of any date of determination, the aggregate amount of liabilities of the Company and its consolidated Restricted Subsidiaries which may properly be classified as current liabilities (including taxes accrued as estimated), after eliminating all current maturities of long term Debt.

      “Consolidated Debt” means, as of any date of determination, the total Debt of the Company and its consolidated Restricted Subsidiaries.

      “Consolidated Debt to Consolidated Tangible Net Worth Ratio” means, as of any date of determination, the ratio of:

(a) Consolidated Debt to

(b) Consolidated Tangible Net Worth.

For purposes of this ratio, pro forma effect shall be given to any Debt to be Incurred or repaid on the date of determination, and if the Debt that is the subject of a determination under this provision is Debt to be Incurred in connection with the simultaneous acquisition of any Person, business or Property, then such ratio shall be determined on a pro forma basis, as if the transaction had occurred on the date of determination,

      “Consolidated Interest Coverage Ratio” means, as of any date of determination, the ratio of

(a) the aggregate amount of EBITDA for the most recent four consecutive fiscal quarters ending at least 45 days prior to such determination date to

(b) Consolidated Interest Incurred for such four fiscal quarters;

      provided, however, that:

(1) if

(A) since the beginning of such period the Company or any Restricted Subsidiary has Incurred any Debt that remains outstanding or Repaid any Debt, or

(B) the transaction giving rise to the need to calculate the Consolidated Interest Coverage Ratio is an incurrence or Repayment of Debt,

      Consolidated Interest Expense and Consolidated Interest Incurred for such period shall be calculated after giving effect on a pro forma basis to such Incurrence or Repayment as if such Debt was Incurred or Repaid on the first day of such period, provided that the amount of Debt Incurred under revolving credit facilities shall be deemed to be the average daily balance of such Debt during such four quarter period (or any shorter period in which such facilities are in effect) and provided, further in the event of any such Repayment of Debt, EBITDA for such period shall be calculated as if the Company or such Restricted Subsidiary had not earned any interest income actually earned during such period in respect of the funds used to Repay such Debt; and

(2) if

(A) since the beginning of such period the Company or any Restricted Subsidiary shall have made any Asset Sale, which shall be deemed to include the sale of Westbrooke, or an Investment (by merger or otherwise) in any Restricted Subsidiary (or any Person which becomes a Restricted Subsidiary) or an acquisition of Property which constitutes all or substantially all of an operating unit of a business,

(B) the transaction giving rise to the need to calculate the Consolidated Interest Coverage Ratio is such an Asset Sale, Investment or acquisition, or

(C) since the beginning of such period any Person (that subsequently became a Restricted Subsidiary or was merged with or into the Company or any Restricted Subsidiary since the beginning of such period) shall have made such an Asset Sale, Investment or acquisition, then EBITDA for such period shall be calculated after giving pro forma effect to such Asset Sale, Investment or acquisition as if such Asset Sale, Investment or acquisition had occurred on the first day of such period.

      If any Debt bears a floating rate of interest and is being given pro forma effect, the interest expense on such Debt shall be calculated as if the base interest rate in effect for such floating rate of interest on the date of determination had been the applicable base interest rate for the entire period (taking into account any Interest Rate Agreement applicable to such Debt if such Interest Rate Agreement has a remaining term in excess of 12 months). In the event the Capital Stock of any Restricted Subsidiary is sold during the period, the Company shall be deemed, for purposes of clause (1) above, to have Repaid during such period the Debt of such Restricted Subsidiary to the extent the Company and its continuing Restricted Subsidiaries are no longer liable for such Debt after such sale.

      “Consolidated Interest Expense” means, for any period, the total interest expense of the Company and its consolidated Restricted Subsidiaries, plus, to the extent not included in such total interest expense, and to the extent Incurred by the Company or its Restricted Subsidiaries:

(a) interest expense attributable to Capital Lease Obligations;

(b) amortization of debt discount and debt issuance cost, including commitment fees;

(c) capitalized interest;

(d) non-cash interest expense;

(e) commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing;

(f) net costs associated with Hedging Obligations (including amortization of fees);

(g) Disqualified Stock Dividends;

(h) Preferred Stock Dividends;

(i) interest Incurred in connection with Investments in discontinued operations;

(j) interest accruing on any Debt of any other Person to the extent such Debt is Guaranteed by the Company or any Restricted Subsidiary;

(k) cash contributions to any employee stock ownership plan or similar trust to the extent such contributions are used by such plan or trust to pay interest or fees to any Person (other than the Company) in connection with Debt Incurred by such plan or trust; and

(l) all interest amortized to cost of sales in such period.

      “Consolidated Interest Incurred” means, for any period, Consolidated Interest Expense, but excluding any interest amortized to cost of sales in such period.

      “Consolidated Net Income” means, for any period, the net income (loss) of the Company and its consolidated Restricted Subsidiaries; provided, however, that there shall not be included in such Consolidated Net Income:

(a) any net income (loss) of any Person (other than the Company) if such Person is not a Restricted Subsidiary, except, that:

(1) subject to the exclusion contained in clause (d) below, the Company’s equity in the net income of any such Person for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash distributed by such Person during such period to the Company or a Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution to a Restricted Subsidiary, to the limitations contained in clause (c) below); and

(2) the Company’s equity in a net loss of any such Person other than an Unrestricted Subsidiary for such period shall be included in, determining such Consolidated Net Income;

(b) for purposes of the covenant described under “— Certain Covenants — Limitation on Restricted Payments,” only, any net income (loss) of any Person acquired by the Company or any of its consolidated Subsidiaries in a pooling of interests transaction for any period prior to the date of such acquisition;

(c) any net income (loss) of any Restricted Subsidiary if such Restricted Subsidiary is subject, to restrictions, directly or indirectly, on the payment of dividends or the making of distributions, directly or indirectly, to the Company, except that:

(1) subject to the exclusion contained in clause (d) below, the Company’s equity in the net income of any such Restricted Subsidiary for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash distributed by such Restricted Subsidiary during such period to the Company or another Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution to another Restricted Subsidiary, to the limitation contained in this clause); and

(2) the Company’s equity in a net loss of any such Restricted Subsidiary for such period shall be included in determining such Consolidated Net Income;

(d) any gain (but not loss) realized upon the sale or other disposition of any Property of the Company or any of its consolidated Subsidiaries that is not sold or otherwise disposed of in the ordinary course of business;

(e) any extraordinary, non-recurring or unusual gain or loss;

(f) the cumulative effect of a change in accounting principles; and

(g) any non-cash compensation expense realized for grants of performance shares, stock options or other rights to officers, directors and employees of the Company or any Restricted Subsidiary, provided that such shares, options or other rights can be redeemed at the option of the holder only for Capital Stock of the Company (other than Disqualified Stock).

      Notwithstanding the preceding, for purposes of the covenant described under “— Certain Covenants — Limitation on Restricted Payments” only, there shall be excluded from Consolidated Net Income any dividends, repayments of loans or advances or other transfers of Property from Unrestricted Subsidiaries to the Company or a Restricted Subsidiary to the extent such dividends, repayments or transfers increase the amount of Restricted Payments permitted under such covenant pursuant to clause (c)(4) thereof.

      “Consolidated Net Tangible Assets” means, as of any date of determination, the sum of the amounts that would appear on a consolidated balance sheet of the Company and its consolidated Restricted Subsidiaries as the total assets (less accumulated depreciation and amortization, allowances for doubtful receivables, other applicable reserves and other properly deductible items) of the Company and its Restricted Subsidiaries, after giving effect to purchase accounting and after deducting therefrom Consolidated Current Liabilities and, to the extent otherwise included, the amounts of (without duplication):

(a) the excess of cost over fair market value of assets or businesses acquired;

(b) any revaluation or other write-up in book value of assets subsequent to the last day of the fiscal quarter of the Company immediately preceding the Issue Date as a result of a change in the method of valuation in accordance with GAAP;

(c) unamortized debt discount and expenses and other unamortized deferred charges, goodwill, patents, trademarks, service marks, trade names, copyrights, licenses, organization or developmental expenses and other intangible items;

(d) minority interests in consolidated Subsidiaries held by Persons other than the Company or any Restricted Subsidiary;

(e) treasury stock;

(f) cash or securities set aside and held in a sinking or other analogous fund established for the purpose of redemption or other retirement of Capital Stock to the extent such obligation is not reflected in Consolidated Current Liabilities; and

(g) Investments in and assets of Unrestricted Subsidiaries.

      “Consolidated Net Worth” means, as of any date of determination, the stockholders’ equity of the Company and its consolidated Restricted Subsidiaries as of such date, as determined in accordance with GAAP.

      “Consolidated Tangible Net Worth” means, as of any date of determination, the Consolidated Net Worth less the Intangible Assets.

      “Credit Facilities” means, with respect to the Company or any Restricted Subsidiary, one or more debt or commercial paper facilities with banks or other institutional lenders (including the Senior Credit Facility) providing for revolving credit loans, term loans, receivables or inventory financing (including through the sale of receivables or inventory to such lenders or to special purpose, bankruptcy remote entities formed to borrow from such lenders against such receivables or inventory) or trade letters of credit, in each case together with any Refinancings thereof by a lender or syndicate of lenders.

      “Debt” means, with respect to any Person on any date of determination (without duplication):

(a) the principal of, premium (if any) and any other obligations in respect of:

(1) debt of such Person for money borrowed; and

(2) debt evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable;

(b) all Capital Lease Obligations of such Person and Attributable Debt in respect of Sale and Leaseback Transactions entered into by such Person;

(c) all obligations of such Person issued or assumed as the deferred purchase price of Property, all conditional sale obligations of such Person and all obligations of such Person under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business);

(d) all obligations of such Person for the reimbursement of any obligor on any letter of credit, banker’s acceptance or similar credit transaction (other than obligations with respect to letters of credit securing obligations (other than obligations described in clauses (a) through (c) above) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the third business day following receipt by such Person of a demand for reimbursement following payment on the letter of credit);

(e) the amount of all obligations of such Person with respect to the Repayment of any Disqualified Stock or, with respect to any Subsidiary of such Person, any Preferred Stock (but excluding, in each case, any accrued dividends);

(f) all obligations of the type referred to in clauses (a) through (e) above of other Persons and all dividends of other Persons for the payment of which, in either case, such Person is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise, including by means of any Guarantee;

(g) all obligations of the type referred to in clauses (a) through (f) above of other Persons secured by any Lien on any Property of such Person (whether or not such obligation is assumed by such Person), the amount of such obligation being deemed to be the lesser of the Fair Market Value of such Property or the amount of the obligation so secured; and

(h) to the extent not otherwise included in this definition, Hedging Obligations of such Person.

      The amount of Debt of any Person at any date shall be (x) the accreted value thereof at such date in the case of any Debt that does not require current payments of interest, (y) the outstanding balance of all unconditional obligations as described above at such date and (z) the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations at such date. The amount of Debt represented by a Hedging Obligation shall be equal to:

(1) zero if such Hedging Obligation has been Incurred pursuant to clause (f) of the second paragraph of the covenant described under “— Certain Covenants — Limitation on Debt;” or

(2) the notional amount of such Hedging Obligation if not Incurred pursuant to such clause.

      “Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.

      “Designated Senior Debt” means:

(a) any Senior Debt that has, at the time of determination, an aggregate principal amount outstanding of at least $25.0 million (including the amount of all undrawn commitments and matured and contingent reimbursement obligations pursuant to letters of credit thereunder) that is specifically designated in the instrument evidencing such Senior Debt and is designated in a notice delivered by the Company to the holders or a Representative of the holders of such Senior Debt and in an Officers’ Certificate delivered to the Trustee as “Designated Senior Debt” of the Company for purposes of the Indenture;

(b) any Senior Debt outstanding under the Senior Credit Facility, and

(c) any Senior Debt outstanding under the Senior Notes Indenture.

      “Disqualified Stock” means any Capital Stock of the Company or any of its Restricted Subsidiaries that by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable, in either case at the option of the holder thereof) or otherwise:

(a) matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise;

(b) is or may become redeemable or repurchaseable at the option of the holder thereof, in whole or in part; or

(c) is convertible or exchangeable at the option or the holder thereof for Debt or other Disqualified Stock, on or prior to, in the case of clause (a), (b) or (c), 30 days after the Stated Maturity of the Notes.

      “Disqualified Stock Dividends” means all dividends with respect to Disqualified Stock of the Company held by Persons other than a Wholly-Owned Restricted Subsidiary. The amount of any such dividend shall be equal to the quotient of such dividend divided by the difference between one and the maximum statutory federal income tax rate (expressed as a decimal number between 1 and 0) then applicable to the Company.

      “Domestic Restricted Subsidiary” means any Restricted Subsidiary other than (a) a Foreign Restricted Subsidiary or (b) a Subsidiary of a Foreign Restricted Subsidiary.

      “EBITDA” means, for any period, an amount equal to, for the Company and its consolidated Restricted Subsidiaries:

(a) the sum of Consolidated Net Income for such period, plus the following to the extent reducing Consolidated Net Income for such period:

(1) the provision for taxes based on income or profits or utilized in computing net loss,

(2) Consolidated Interest Expense,

(3) depreciation,

(4) amortization of intangibles, and

(5) any other non-cash items (other than any such non-cash item to the extent that it represents an accrual of, or reserve for, cash expenditures in any future period),

minus

(b) a non-cash items increasing Consolidated Net Income for such period,

      Notwithstanding the preceding clause (a), the provision for taxes and the depreciation, amortization and non-cash items of a Restricted Subsidiary shall be added to Consolidated Net Income to compute EBITDA only to the extent (and in the same proportion) that the net income of such Restricted Subsidiary was included in calculating Consolidated Net Income and only if a corresponding amount would be permitted at the date of determination to be dividend to the Company by such Restricted Subsidiary without prior approval (that has not been obtained), pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to such Restricted Subsidiary or its shareholders.

      “Equity Offering” means any public or private offering of common stock of the Company other than to an Affiliate of the Company.

      “Event of Default” has the meaning set forth under “— Events of Default.”

      “Exchange Act” means the Securities Exchange Act of 1934.

      “Exchange Notes” means new notes of the Company issued in a registered offer made pursuant to a registration statement filed with, and declared effective by, the Commission offering to exchange such new notes for the Initial Notes and the Additional Notes, provided that such new notes have terms substantially identical in all material respects to the Initial Notes and the Additional Notes for which such offer is being made.

      “Fair Market Value” means, with respect to any Property, the price that could be negotiated in an arm’s-length free market transaction, for cash, between a willing seller and a willing buyer, neither of whom is under undue pressure or compulsion to complete the transaction. Fair Market Value shall be determined, except as otherwise provided,

(a) if such Property has a Fair Market Value equal to or less than $5.0 million (or $10.0 million in the case of an Investment made for the contribution of real property), by any Officer of the Company, or

(b) if such Property has a Fair Market Value in excess of $5.0 million (or $10.0 million in the case of an Investment made for the contribution of real property), by an Independent Financial Advisor and evidenced by a written opinion from such Independent Financial Advisor, dated within 30 days of the relevant transaction, delivered to the Trustee.

      “Foreign Restricted Subsidiary” means any Restricted Subsidiary which is not organized under the laws of the United States of America or any State thereof or the District of Columbia.

      “GAAP” means United States generally accepted accounting principles as in effect from time to time.

      “Guarantee” means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Debt of any other Person and any obligation, direct or indirect, contingent or otherwise, of such Person:

(a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt of such other Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take-or-pay or to maintain financial statement conditions or otherwise); or

(b) entered into for the purpose of assuring in any other manner the obligee against loss in respect thereof (in whole or in part);

provided, however, that the term “Guarantee” shall not include:

(1) endorsements for collection or deposit in the ordinary course of business; or

(2) contractual commitment by one Person to invest in another Person for so long as such Investment is reasonably expected to constitute a Permitted Investment under clause (a) or (b) of the definition of “Permitted Investment.”

The term “Guarantee” used as a verb has a corresponding meaning. The term “Guarantor” shall mean any Person Guaranteeing any obligation.

      “Hedging Obligation” of any Person means any obligation of such Person pursuant to any Interest Rate Agreement.

      “Holder” means a Person in whose name a Note is registered in the security register for such Note.

      “Incur” means, with respect to any Debt or other obligation of any Person, to create, issue, incur (by merger, conversion, exchange or otherwise), extend, assume, Guarantee or become liable in respect of such Debt or other obligation or the recording, as required pursuant to GAAP or otherwise, of any such Debt or obligation on the balance sheet of such Person (and “Incurrence” and “Incurred” shall have meanings correlative to the preceding); provided, however, that a change in GAAP that results in an obligation of such Person that exists at such time, and is not theretofore classified as Debt, becoming Debt shall not be deemed an Incurrence of such Debt; provided further, however, that any Debt or other obligations of a Person existing at the time such Person becomes a Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Subsidiary at the time it becomes a Subsidiary.

      “Independent Financial Advisor” means an investment banking firm of national standing or any third party appraiser that is determined by a majority of the independent directors of the Company to be reasonably competent to issue an opinion or valuation with respect to the matter for which the Company has engaged it, provided that such firm or appraiser is not an Affiliate of the Company.

      “Initial Notes” means the $150.0 million aggregate principal amount of Notes issued under the Indenture on June 25, 2002.

      “Initial Senior Notes” means the $200.0 million in aggregate principal amount of Senior Notes issued under the Senior Notes Indenture on the Issue Date.

      “Intangible Assets” means, as of any date of determination, the amount (to the extent reflected in determining the stockholders’ equity of the Company and its consolidated Restricted Subsidiaries) of (1) all write-ups (other than write-ups of tangible assets of a going concern business) made within 12 months after the acquisition of such business in the book value of any asset and (2) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles, in each case as of such date.

      “Interest Rate Agreement” means, for any Person, any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or other similar agreement designed to protect against fluctuations in interest rates.

      “Investment” by any Person means any direct or indirect loan (other than advances to customers in the ordinary course of business that are recorded as accounts receivable on the balance sheet of such Person), advance or other extension of credit or capital contribution (by means of transfers of cash or other Property to others or payments for Property or services for the account or use of others, or otherwise) to, or Incurrence of a Guarantee of any obligation of, or purchase or acquisition of Capital Stock, bonds, notes, debentures or other securities or evidence of Debt (other than endorsements of negotiable instruments in the ordinary course business) issued by, any other Person. For purposes of the covenants described under “— Certain Covenants — Limitation on Restricted Payments” and “— Designation of Restricted and Unrestricted Subsidiaries” and the definition of “Restricted Payment,” the term “Investment” shall include the portion (proportionate to the Company’s equity interest in such Subsidiary) of the Fair Market Value of the net assets of any Restricted Subsidiary of the Company at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however; that upon a redesignation of such Unrestricted Subsidiary as a Restricted Subsidiary, the Company shall be deemed to continue to have a permanent “Investment” in an Unrestricted Subsidiary of an amount (if positive) equal to:

(a) the Company’s “Investment” in such Subsidiary at the time of such redesignation, less

(b) the portion (proportionate to the Company’s equity interest in such Subsidiary) of the Fair Market Value of the net assets of such Subsidiary at the time of such redesignation.

      In determining the amount of any Investment made by transfer of any Property other than cash, such Property shall be valued at its Fair Market Value at the time of such Investment.

      “Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P.

      “Issue Date” means the date on which Notes were initially issued (which was June 25, 2002).

      “Lien” means, with respect to any Property of any Person, any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, security interest, lien, charge, easement (other than any easement not materially impairing usefulness or marketability), encumbrance, preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever on or with respect to such Property (including any Capital Lease Obligation, conditional sale or other title retention agreement having substantially the same economic effect as any of the preceding).

      “Management Services Agreements” means the Management Services Agreement, dated June 1, 2000, by and between Techolym, L.P. and Newmark Homes Corp. and any management services agreements entered into between Techolym, L.P. and Engle Homes, Inc. on substantially the same terms (except as to fees), in each case as may be amended from time to time.

      “Moody’s” means Moody’s Investors Service, Inc. or any successor to the rating agency business thereof.

      “Mortgage” means a first priority mortgage or first priority deed of trust on improved real property.

      “Net Available Cash” from any Asset Sale means cash payments received therefrom (including any cash payments received byway of deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring Person of Debt or other obligations relating to the Property that is the subject of such Asset Sale or received in any other non-cash form), in each case net of:

(a) all legal, title and recording expenses, commissions and other fees and expenses incurred and all Federal, state, provincial, foreign and local taxes required to be accrued as a liability under GAAP, as a consequence of such Asset Sale;

(b) all payments made on any Debt that is secured by any Property subject to such Asset Sale, in accordance with the terms of any Lien upon such Property, or which must by its terms, or in order to obtain a necessary content to such Asset Sale, or by applicable law, be repaid out of the proceeds from such Asset Sale;

(c) all distributions and other payments required to be made to minority interest holders in Subsidiaries or joint ventures as a result of such Asset Sale; and

(d) the deduction of appropriate amounts provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the Property disposed in such Asset Sale and retained by the Company or any Restricted Subsidiary after such Asset Sale;

provided, however, that if any consideration for an Asset Sale, (which would otherwise constitute Net Available Cash) is required to be held in escrow pending determination of whether a purchase price adjustment will be made, such consideration (or any portion thereof) shall become Net Available Cash only at such time as it is released to the Company or its Restricted Subsidiaries from escrow.

      “Non-Recourse Debt,” with respect to any Person, means Debt of such Person for which the sole legal recourse for collection of principal and interest on such Debt is against the specific property identified in the instruments evidencing or securing such Debt, and such property was acquired with the proceeds of such Debt, or such Debt was Incurred within 90 days after the acquisition of such property;

      “Officer” means the Chief Executive Officer, the President, the Chief Financial Officer, Chief Accounting Officer, the Secretary, the Treasurer or any Vice President of the Company.

      “Officers’ Certificate” means a certificate signed by two Officers of the Company, at least one of whom shall be the principal executive officer or principal financial officer of the Company, and delivered to the Trustee.

      “Opinion of Counsel” means a written opinion from legal counsel who is acceptable to the Trustee. The counsel may be an employee of or counsel to the Company or the Trustee.

      “Permitted Business” means the housebuilding and home sales businesses and any business that is related, ancillary or complementary to the housebuilding and home sales businesses.

      “Permitted Holders” means Technical Olympic, Inc. and Technical Olympic S.A. or any Person of which either of the preceding companies “beneficially owns” (as defined in Rule l3d-3 under the Exchange Act), individually or collectively with the other company, at least a majority of the total voting power of the Voting Stock of such Person.

      “Permitted Investment” means any Investment by the Company or a Restricted Subsidiary in:

(a) the Company, any Restricted Subsidiary or any Person that will, upon the making of such Investment, become a Restricted Subsidiary, provided that the primary business of such Restricted Subsidiary is a Permitted Business;

(b) any Person if as a result of such Investment such Person is merged or consolidated with or into, or transfers or conveys all or substantially all its Property to, the Company or a Restricted Subsidiary, provided that such Person’s primary business is a Permitted Business;

(c) cash or Cash Equivalents;

(d) receivables owing to the Company or a Restricted Subsidiary, if created or acquired in the, ordinary course of business and payable or dischargeable in accordance with customary trade terms;

provided, however, that such trade terms may include such concessionary trade terms as the Company or such Restricted Subsidiary deems reasonable under the circumstances;

(e) receivables or loans owing to the Company or a Restricted Subsidiary made in connection with the sale of any Property otherwise permitted under the Indenture;

(f) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;

(g) loans and advances to employees made in the ordinary course of business of the Company or such Restricted Subsidiary, as the case may be, provided that such loans and advances do not exceed $2.0 million in the aggregate at any one time outstanding;

(h) stock, obligations or other securities received in settlement of debts created in the ordinary course of business and owing to the Company or a Restricted Subsidiary or in satisfaction of judgments;

(i) any Person to the extent such Investment represents the non-cash portion of the consideration received in connection with (A) an Asset Sale consummated in compliance with the covenant described under “— Certain Covenants — Limitation on Asset Sales” or (B) any disposition of Property not constituting an Asset Sale; and

(j) other Investments made for Fair Market Value that do not exceed $20.0 million in the aggregate outstanding at any one time.

      “Permitted Junior Securities” means:

(a) Capital Stock in the Company or any Subsidiary Guarantor; or

(b) debt securities that are subordinated to all Senior Debt and debt securities that are issued in exchange for Senior Debt to substantially the same extent as, or to a greater extent than, the Notes and Subsidiary Guaranties are subordinated to Senior Debt under the Indenture and have a Stated Maturity after (and do not provide for scheduled principal payments prior to) the Stated Maturity of any Senior Debt and any debt securities issued in exchange for Senior Debt;

provided, however, that, if such capital Stock or debt securities are distributed in a bankruptcy or insolvency proceeding, such Capital Stock or debt securities are distributed pursuant to a plan of reorganization consented to by each class of Designated Senior Debt.

      “Permitted Liens” means:

(a) Liens to secure Debt under Credit Facilities and intercompany loans pledged as security for Senior Debt permitted to be Incurred under the covenant described under “— Certain Covenants — Limitation on Debt;

(b) Liens to secure Debt permitted to be Incurred under clause (c) of the second paragraph of the covenant described under “— Certain Covenants — Limitation on Debt” provided that any such Lien may not extend to any Property of the Company or any Restricted Subsidiary, other than the Property acquired, constructed or leased with the proceeds of such Debt and any improvements or accessions to such Property;

(c) Liens to secure Debt permitted to be Incurred under clause (g) or (k) of the second paragraph of the covenant described under “— Certain Covenants — Limitation on Debt” provided that any such Lien may not extend to any Property of the Company or any Restricted Subsidiary, other than, in the case of Debt Incurred under such clause (g), the mortgages, promissory Notes and other collateral that secures mortgage loans made by the Company or any of its Restricted Subsidiaries and, in the case of Debt Incurred under such clause (k), the collateral that secures the relevant Non-Recourse Debt;

(d) Liens to secure Debt permitted to be Incurred under clause (i) of the second paragraph of the covenant described under “— Certain Covenants — Limitation on Debt” provided that any such Lien may not extend to any Property of the Company or any Restricted Subsidiary other than Property of the Foreign Restricted Subsidiary which incurs such Debt;

(e) Liens for taxes, assessments or governmental charges or levies on the Property of the Company or any Restricted Subsidiary if the same shall not at the time be delinquent or thereafter can be paid without penalty, or are being contested in good faith and by appropriate proceedings, promptly instituted and diligently concluded, provided that any reserve or other appropriate provision that shall be required in conformity with GAAP shall have been made therefor;

(f) Liens imposed by law, such as carriers, warehousemen’s and mechanics Liens and other similar Liens, on the Property of the Company or any Restricted Subsidiary arising in the ordinary course of business and securing payment of obligations that are not more than 60 days past due or are being contested in good faith and by appropriate proceedings;

(g) Liens on the Property of the Company or any Restricted Subsidiary incurred in the ordinary course of business to secure performance of obligations with respect to statutory or regulatory requirements, payment or performance or return-of-money bonds, surety bonds or other obligations of a like nature and Incurred in a manner consistent with industry practice, in each case which are not Incurred in connection with the borrowing of money, the obtaining of advances or credit or the payment of the deferred purchase price of Property and which do not in the aggregate impair in any material respect the use of Property in the operation of the business of the Company and the Restricted Subsidiaries taken as a whole;

(h) Liens on Property at the time the Company or any Restricted Subsidiary acquired such Property, including any acquisition by means of a merger or consolidation with or into the Company or any Restricted Subsidiary; provided, however, that any such Lien may not extend to any other Property of the Company or any Restricted Subsidiary; provided further, however, that such Liens shall not have been Incurred in anticipation of or in connection with the transaction or series of transactions pursuant to which such Property was acquired by the Company or any Restricted Subsidiary;

(i) Liens on the Property of a Person at the time such Person becomes a Restricted Subsidiary; provided, however, that any such Lien may not extend to any other Property of the Company or any other Restricted Subsidiary that is not a direct Subsidiary of such Person; provided further, however, that any such Lien was not Incurred in anticipation of or in connection with the transaction of series of transactions pursuant to which such Person became a Restricted Subsidiary;

(j) pledges or deposits by the Company or any Restricted Subsidiary under workmen’s compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Debt), or leases to which the Company or any Restricted Subsidiary is party, or deposits to secure standby letters of credit or public or statutory obligations of the Company, or deposits for the payment of rent, or deposits made pursuant to option agreements for land or other real property, in each case Incurred, in the ordinary course of business;

(k) utility easements, building restrictions and such other encumbrances or charges against real Property as are of a nature generally existing with respect to properties of a similar character;

(l) Liens on the Property of the Company or any Restricted Subsidiary to secure any Refinancing, in whole or in part, of any Debt secured by Liens referred to in clauses (b), (h) or (i) above or (q) below; provided, however, that any such Lien shall be limited to all or part of the same Property that secured the original Lien (together with improvements and accessions to such Property) and the aggregate principal amount of Debt that is secured by such Lien shall not be increased to an amount greater than the sum of:

(1) the outstanding principal amount, or, if greater, the committed amount, of the Debt secured by Liens described under clauses (b), (h) or (i) above or (q) below, as the case may be, at the time the original Lien become a Permitted Lien under the Indenture; and

(2) an amount necessary to pay any fees and expenses, including premiums and defeasance costs, incurred by the Company or such Restricted Subsidiary in connection with such Refinancing;

(m) Liens securing any Hedging Obligation;

(n) rights of banks to set off deposits against Debt owed to such banks;

(o) legal or equitable Liens deemed to exist by reason of negative pledge covenants and other covenants or undertakings of a like nature;

(p) Liens on deposits escrowed with a trustee to defease or discharge the obligations of Engle Homes, Inc. under the indentures for its 9 1/4% Notes due 2008;

(q) Liens existing on the Issue Date not otherwise described in clauses (a) through (p) above; and

(r) Liens not otherwise permitted by clauses (a) through (q) above encumbering Property having an aggregate Fair Market Value not in excess of 5% of Consolidated Net Tangible Assets, as determined based on the consolidated balance sheet of the Company as of the end of the most recent fiscal quarter ending at least 45 days prior to the date any such Lien shall be Incurred.

      “Permitted Refinancing Debt” means any Debt that Refinances any other Debt, including any successive Refinancings, so long as:

(a) such Debt is in an aggregate principal amount (or if Incurred with original discount, an aggregate issue price) not in excess of the sum of:

(1) the aggregate principal amount (or if Incurred with original issue discount, the aggregate accreted value) then outstanding of the Debt being Refinanced; and

(2) an amount necessary to pay any fees and expenses, including premiums and defeasance costs, related to such Refinancing;

(b) the Average Life of such Debt is equal to or greater than the Average Life of the Debt being Refinanced;

(c) the Stated Maturity of such Debt is no earlier than the Stated Maturity of the Debt being Refinanced; and

(d) the new Debt shall not be senior in right of payment to the Debt that is being Refinanced; provided, however, that Permitted Refinancing Debt shall not include:

(x) Debt of a Subsidiary that is not a Subsidiary Guarantor that Refinances Debt of the Company or a Subsidiary Guarantor; or

(y) Debt of the Company or a Restricted Subsidiary that Refinances Debt of an Unrestricted Subsidiary.

      “Person” means any individual, corporation, company (including any limited liability company), association, partnership, joint venture, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

      “Preferred Stock” means any Capital Stock of a Person, however designated, which entitles the holder thereof to a preference with respect to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of any other class of Capital Stock issued by such Person.

      “Preferred Stock Dividends” means all dividends with respect to Preferred Stock of Restricted Subsidiaries held by Persons other than the Company or a Wholly-Owned Restricted Subsidiary. The amount of any such dividend shall be equal to the quotient of such dividend divided by the difference between one and the maximum statutory federal income rate (expressed as a decimal number between 1 and 0) then applicable to the issuer of such referred Stock.

      “pro forma” means, with respect to any calculation made or required to be made pursuant to the terms of any Indenture, a calculation performed in accordance with Article 11 of Regulation S-X promulgated under the Securities Act, as interpreted in good faith by the Board of Directors after consultation with the independent certified public accountants of the Company, or otherwise a calculation made in good faith by the Board of Directors after consultation with the independent certified public accountants of the Company, as the case may be.

      “Property” means, with respect to any Person, any interest of such Person in any kind of property or asset, whether real, personal or mixed, or tangible or intangible, including Capital Stock in, and other securities of, any other Person. For purposes of any calculation required pursuant to the Indenture, the value of any Property shall be its Fair Market Value.

      “Purchase Money Debt” means Debt:

(a) consisting of the deferred purchase price of Property, conditional sale obligations, obligations under any title retention agreement, other purchase money obligations and obligations in respect of industrial revenue bonds, in each case where the maturity of such Debt does not exceed the anticipated useful life of the Property being financed; and

(b) Incurred to finance the acquisition, construction or lease by the Company or a Restricted Subsidiary of the Property being financed, including additions and improvements thereto;

provided, however, that such Debt is Incurred within 180 days after the acquisition, construction or lease of such Property by the Company or such Restricted Subsidiary.

      “Rating Agencies” means Moody’s and S&P.

      “Reference Treasury Dealer” means Salomon Smith Barney Inc. and its successors; provided, however, that if it shall cease to be a primary U.S. Government securities dealer in New York City (a “Primary Treasury Dealer”), the Company shall substitute therefor another Primary Treasury Dealer.

      “Reference Treasury Dealer Quotation” means, with respect to the Reference Treasury Dealer and any redemption date, the average of the bid and ask prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the trustee by such reference Treasury Dealer at 5:00 p.m. on the third business day preceding such redemption date.

      “Refinance” means, in respect of any Debt, to refinance, extend, renew, restructure, replace, refund, or Repay, or to issue other Debt, in exchange or replacement for, such Debt. “Refinanced” and “Refinancing” shall have correlative meanings.

      “Repay” means, in respect of any Debt, to repay, prepay, repurchase, redeem, legally defease or otherwise retire such Debt. “Repayment” and “Repaid” shall have correlative meanings. For purposes of the covenant described under “— Certain Covenants — Limitation on Asset Sales” and the definition of “Consolidated Interest Coverage Ratio,” Debt shall be considered to have been Repaid only to the extent the related loan commitment, if any, shall have been permanently reduced in connection therewith.

      “Representative” means the trustee, agent or representative expressly authorized to act in such capacity, if any, for an issue of Senior Debt.

      “Restricted Payment” means:

(a) any divided or distribution (whether made in cash, securities or other Property) declared or paid on or with respect to any shares of Capital Stock of the Company or any Restricted Subsidiary (including any payment in connection with any merger or consolidation with or into the Company or any Restricted Subsidiary), except for any dividend or distribution that is made solely to the Company or a Restricted Subsidiary (and, if a Restricted Subsidiary is not a Wholly-Owned Restricted Subsidiary, to the other shareholders of such Restricted Subsidiary on a pro rata basis or on a basis that results in the receipt by the Company or a Restricted Subsidiary of dividends or distributions of greater value than it would receive on a pro rata basis) or any dividend or distribution payable solely in shares of Capital Stock (other than Disqualified Stock) of the Company;

(b) the purchase, repurchase, redemption, acquisition or retirement for value of any Capital Stock of the Company or any Restricted Subsidiary (other than from the Company or a Restricted Subsidiary) or any securities exchangeable for or convertible into any such Capital Stock, including the exercise of any option to exchange any Capital Stock (other than for or into Capital Stock of the Company that is not Disqualified Stock);

(c) the purchase, repurchase, redemption, acquisition or retirement for value, prior to the date for any scheduled maturity, sinking fund or amortization or other installment payment, of any

Subordinated Debt (other than the purchase, repurchase or other acquisition of any Subordinated Debt) purchased (A) in anticipation of satisfying a scheduled maturity, sinking fund or amortization or other installment obligation, in each case due within one year of the date of acquisition or (B) to the extent of Excess Proceeds remaining after compliance with the provisions of the Indenture described under “— Certain Covenants — Limitation on Asset Sales” and to the extent required by any similar covenant contained in the indenture or other agreement or instrument, pursuant to which such Subordinated Debt was issued;

(d) any Investment (other than Permitted Investments) by the Company or any Restricted Subsidiary in any Person; or

(e) the issuance, sale or other disposition of Capital Stock of any Restricted Subsidiary to a Person other than the Company or another Restricted Subsidiary if the result thereof is that such Restricted Subsidiary shall cease to be a Restricted Subsidiary, in which event the amount of such

      “Restricted Payment” shall be the Fair Market Value of the remaining interest, if any, in such former Restricted Subsidiary held by the Company and the other Restricted Subsidiaries.

      “Restricted Subsidiary” means any Subsidiary of the Company other than an Unrestricted Subsidiary.

      “Sale and Leaseback Transaction” means any direct or indirect arrangement relating to Property now owned or hereafter acquired whereby the Company or a Restricted Subsidiary transfers such Property to another Person, and the Company or a Restricted Subsidiary leases it from such Person.

      “S&P” means Standard & Poor’s Ratings Services or any successor to the rating agency business thereof.

      “Securities Act” means the Securities Act of 1933.

      “Senior Credit Facility” means the credit agreement, dated as of June 25, 2002, by and among the Company, Citicorp North America Inc., as Administrative Agent, and the several banks and other financial institutions or entities from time to time parties thereto, including any Notes, collateral documents, letters of credit and documentation and guarantees and any appendices, exhibits, or, schedules to any of the preceding, as any or all of such agreements may be in effect from time to time, in each case, as any or all of such agreements (or any other agreement that Refinances any or all of such agreements) may be amended, restated, modified or supplemented from time to time or renewed, refunded, refinanced, restructured, replaced, repaid or extended from time to time whether with the original agents and lenders or other agents and lenders or otherwise, and whether provided under the original credit agreement or one or more other credit agreements or otherwise.

      “Senior Debt” of the Company means all of its obligations with respect to Debt, whether outstanding on the Issue Date of the Notes or thereafter Incurred, and shall include (i) all obligations for interest, accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company whether or not such post-filing interest is allowed in such proceeding and (ii) all fees, expenses and indemnities and all other amounts payable with respect to Debt; provided, however, that Senior Debt shall not include:

(A) any obligation in respect of the Notes or other Debt of the Company that is by its terms subordinate or pari passu in right of payment to the Notes;

(B) any Debt Incurred in violation of the provisions of the Indenture;

(C) any obligation of the Company to any Subsidiary; or

(D) any obligations with respect to any Capital Stock of the Company.

To the extent that any payment of Senior Debt (whether by or on behalf of the Company as proceeds of security or enforcement or any right of setoff or otherwise) is declared to be fraudulent or preferential, set aside or required to be paid to a trustee, receiver or other similar party under any bankruptcy, insolvency, receivership or similar law, then if such payment is recovered by, or paid over to, such trustee, receiver or other similar party, the Senior Debt or part thereof originally intended to be satisfied shall be deemed to be reinstated and outstanding as if such payment had not occurred. “Senior Debt” of any Subsidiary Guarantor has a correlative meaning and shall not include any obligation of such Subsidiary Guarantor to the Company or any other Subsidiary of the Company.

      “Senior Exchange Notes” means new notes of the Company issued in a registered offer made pursuant to a registration statement filed with, and declared effective by, the Commission offering to exchange such new notes for Senior Notes, provided that such new notes have terms substantially identical in all material respects to the Senior Notes for which such offer is being made.

      “Senior Notes” means the 9% Senior Notes due 2010 of the Company (initially issued June 25, 2002).

      “Senior Notes Indenture” means the Indenture, dated as of June 25, 2002, by and among the Company, the Subsidiary Guarantors and Wells Fargo Bank Minnesota, National Association, as Trustee, governing the Company’s Senior Notes.

      “Senior Notes Prepayment Offer” has the meaning set forth under “Prepayment Offer” in the Senior Notes Indenture.

      “Senior Subordinated Debt” of the Company means the Notes and any other subordinated Debt of the Company that specifically provides that such Debt is to rank pari passu with the Notes, and is not subordinated by its terms to any other subordinated Debt or other obligation of the Company which is not Senior Debt. “Senior Subordinated Debt” of any Subsidiary Guarantor has a correlative meaning.

      “Senior Subsidiary Guaranty” means a Guarantee on the terms set forth in the Senior Notes Indenture by a Subsidiary Guarantor of the Company’s obligations with respect to the Senior Notes.

      “Significant Subsidiary” means any Subsidiary that would be a “significant subsidiary” of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the Commission.

      “Special Interest” has the meaning described under “— Principal, Maturity and Interest.”

      “Stated Maturity” means, with respect to any security, the date specified in such security as the fixed date on which the payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency beyond the control of the issuer unless such contingency has occurred).

      “Subordinated Debt” means any Debt of the Company or any Subsidiary Guarantor (whether outstanding on the Issue Date or thereafter Incurred) that is subordinate or junior in right of payment to the Notes or any Subsidiary Guaranty pursuant to a written agreement to that effect.

      “Subsidiary” means, in respect of any Person, any corporation, company (including any limited liability company), association, partnership, joint venture or other business entity of which a majority of the total voting power of the Voting Stock is at the time owned or controlled, directly or indirectly, by:

(a) such Person;

(b) such Person and one or more Subsidiaries of such Person; or

(c) one or more Subsidiaries of such Person.

      “Subsidiary Guarantor” means each Domestic Restricted Subsidiary of the Company on the Issue Date, except SPV Developers L.L.C., Spring Park Village, L.P., SOT Developers, LLC, Silver Oak Trails, L.P., WPines Developers, L.L.C., Woodland Pines, L.P., and Universal Land Title of Colorado, Inc. and any other Person that becomes a Subsidiary Guarantor pursuant to the covenant described under “— Certain Covenants — Future Subsidiary Guarantors” or who otherwise executes and delivers a supplemental Indenture providing for a Subsidiary Guaranty to the Trustee or the Trustee.

      “Subsidiary Guaranty” means a Guarantee on the terms set forth in the Indenture by a Subsidiary Guarantor of the Company’s obligations with respect to the Notes.

      “Surviving Person” means the surviving Person formed by a merger, consolidation or amalgamation and, for purposes of the covenant described under “— Merger, Consolidation and Sale of Property” a Person to whom all or substantially all of the Property of the Company or a Subsidiary Guarantor is sold, transferred, assigned, leased, conveyed or otherwise disposed.

      “Treasury Rate” means, with respect to any redemption date, the rate per annum equal to the yield to maturity of the Comparable Treasury Issue, compounded semi-annually, assuming a price for such Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date. The Treasury Rate will be calculated on the third business day preceding the redemption date.

      “Unrestricted Subsidiary” means:

(a) any Subsidiary of the Company that is designated after the Issue Date as an Unrestricted Subsidiary as permitted or required pursuant to the covenant described under “— Certain Covenants — Designation of Restricted and Unrestricted Subsidiaries” and is not thereafter redesignated as a Restricted Subsidiary as permitted pursuant thereto; and

(b) any Subsidiary of an Unrestricted Subsidiary.

      “U.S. Dollar Equivalent” means, with respect to any monetary amount in a currency other than the U.S. dollar, at or as of any time for the determination thereof, the amount of U.S. dollars, obtained by converting such foreign currency involved in such computation into U.S. dollars at the spot rate for the purchase of U.S. dollars with the applicable foreign currency as quoted by Reuters (or, if Reuters ceases to provide such spot quotations, by any other reputable service as is providing such spot quotations, as selected by the Company) at approximately 11:00 a.m. (New York City time) on a day not more than two business days prior to such determination.

      “U.S. Government Obligations” means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America, is pledged and which are not callable or redeemable at the issuer’s option.

      “Voting Stock” of any Person means all classes of Capital Stock of such Person then, outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election, of directors, managers or trustees thereof.

      “Warehouse Facility” means one or more Credit Facilities and related mortgage note purchase and sale agreements to finance the making of mortgage loans originated by the Company or any of its Restricted Subsidiaries in the ordinary course of business.

      “Wholly-Owned Restricted Subsidiary” means, at any time, a Restricted Subsidiary all the Voting Stock of which (except directors’ qualifying shares) is at such time owned, directly or indirectly, by the Company or its other Wholly-Owned Restricted Subsidiaries.

Book-Entry System

      The Notes will be, and the June 2002 Senior Subordinated Notes were, initially issued in the form of Global Securities registered in the name of The Depository Trust Company (“DTC”) or its nominee. Upon the issuance of a Global Security, DTC or its nominee will credit the accounts of Persons holding through it with the respective principal amounts of the Notes represented by such Global Security purchased by such Persons in the offering. Such accounts shall be designated by the Initial Purchaser. Ownership of beneficial interests in a Global Security will be limited to Persons that have accounts with DTC (“participants”) or Persons that may hold interests through participants. Any Person acquiring an interest in a Global Security through an offshore transaction in reliance on Regulation S of the Securities

Act may hold such interest through Clearstream Banking, société anonyme, or Euroclear Bank N.V./S.A., as operator of the Euroclear System. Ownership of beneficial interests in a Global Security will be shown on, and the transfer of that ownership interest will be effected only through, records maintained by DTC (with respect to participants’ interests) and such participants (with respect to the owners of beneficial interests in such Global Security other than participants). The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to transfer beneficial interests in a Global Security.

      All payments, on Notes represented by a Global Security will be made in immediately available funds to DTC or its nominee, as the case may be, as the sole registered owner and the sole holder of the Notes represented thereby for all purposes under the Indenture. The Company has been advised by DTC that upon receipt of any payment on any Global Security, DTC will immediately credit, on its book-entry registration and transfer system, the accounts of participants with payments in amounts proportionate to their respective beneficial interests in the principal or face amount of such Global Security as shown on the records of DTC. Payments by participants to owners of beneficial interests in a Global Security held through such participants will be governed by standing instructions and customary practices as is now the case with securities held for customer accounts registered in “street name” and will be the sole responsibility of such participants.

      A Global Security may not be transferred except as a whole by DTC or a nominee of DTC to another nominee of DTC or to DTC or to a successor depositary to DTC or its nominee. A Global Security will be exchanged for certificated Notes only if:

(a) DTC notifies the Company that it is unwilling or unable to continue as a depositary for such Global Security or if at any time DTC ceases to be a clearing agency registered under the Exchange Act, and in either case the Company fails to appoint a successor depositary within 90 days;

(b) the Company in its discretion at any time determines not to have all the Notes represented by such Global Security; or

(c) an Event of Default with respect to the Notes represented by such Global Security has occurred and is continuing and the Trustee has received a request from DTC to issue certificated Notes in lieu of such Global Security.

      Any Global Security that is exchangeable for certificated Notes pursuant to the preceding sentence will be exchanged for certificated Notes in authorized denominations and registered in such names as DTC or any successor depositary holding such Global Security may direct. Subject to the preceding, a Global Security is not exchangeable, except for a Global Security of like denomination to be registered in the name of DTC or any successor depositary or its nominee. In the event that a Global Security becomes exchangeable for certificated Notes,

(a) certificated Notes will be issued only in fully registered form in denominations of $1,000 or integral multiples thereof,

(b) payment of principal of, and premium, if any, and interest on, the certificated Notes will be payable, and the transfer of the certificated Notes will be registerable, at the office or agency of the Company maintained for such purposes, and

(c) no service charge will be made for any registration of transfer or exchange of the certificated Notes, although the Company may require payment of a sum sufficient to cover any tax or governmental charge imposed in connection therewith.

      So long as DTC or any successor depositary for a Global Security, or any nominee, is the registered owner of such Global Security, DTC or such successor depositary or nominee, as the case may be, will be considered the sole owner or holder of the Notes represented by such Global Security for all purposes under the Indenture and the Notes. Except as set forth above, owners of beneficiary interests in a Global Security will not be entitled to have the Notes represented by such Global Security registered in their names, will not receive or be entitled to receive physical delivery of certificated Notes in definitive form and will not be considered to be the owners or holders of any Notes under such Global Security. Accordingly, each Person owning a beneficial interest in a Global Security must rely on the procedures of DTC or any successor depositary, and, if such Person is not a participant, on the procedures of the participant through which such Person owns its interest to exercise any rights of a holder under the Indenture. The Company understands that under existing industry practices, in the event that the Company requests any action of holders or that an owner of a beneficial interest in a Global Security desires to give or take any action which a holder is entitled to give or take under the Indenture, DTC or any successor depositary would authorize the participants holding the relevant beneficial interest to give or take such action and such participants would authorize beneficial owners owning through such participants to give or take such action or would otherwise act upon the instructions of beneficial owners owing through them.

      DTC has advised the Company that DTC is a limited-purpose trust company organized under the Banking Law of the State of New York, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered under the Exchange Act. DTC was created to hold the securities of its participants and to facilitate the clearance and settlement of securities transactions among its participants in such securities through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. DTC’s participants include securities brokers and dealers (which may include the Initial Purchaser), banks, trust companies, clearing corporations and certain other organizations some of whom (or their representatives) own DTC. Access to DTC’s book-entry system is also available to others, such as banks, brokers, dealers, and trust companies, that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

      Although DTC has agreed to the preceding procedures in order to facilitate transfers of interests in Global Securities among participants of DTC, it is under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. None of the Company, the Trustees or the Initial Purchaser will have any responsibility for the performance by DTC or its, participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

Additional Information

      Anyone who receives this prospectus may obtain a copy of the Indenture and registration rights agreement without charge by writing to Technical Olympic USA, Inc., 4000 Hollywood Boulevard, Suite 500 N, Hollywood, Florida 33021, Attention: General Counsel.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

Federal Income Tax Considerations of the Exchange of Old Notes For New Notes

      The following discussion is a summary of the material federal income tax considerations relevant to the exchange of old notes for new notes. The discussion is based upon the Internal Revenue Code of 1986, as amended (the “Code”), Treasury Regulations, Internal Revenue Service rulings and pronouncements and judicial decisions now in effect, all of which may be subject to change at any time by legislative, judicial or administrative action. These changes may be applied retroactively in a manner that could adversely affect a holder of new notes. The description does not consider the effect of any applicable foreign, state, local or other tax laws or estate or gift tax considerations.

      We believe that the exchange of old notes for new notes under the exchange offer will not be an exchange or otherwise a taxable event to a holder for United States federal income tax purposes. Accordingly, a holder will have the same adjusted issue price, adjusted basis and holding period in the new notes as it had in the outstanding notes immediately before the exchange.

Federal Income Tax Considerations to Non-U.S. Holders of Ownership and Disposition of New Notes

      The following summary describes the material U.S. federal income tax consequences and, in the case of non-U.S. holders, U.S. federal estate tax consequences, of the acquisition, ownership and disposition of the new notes by investors. The issue price is the first price at which a substantial amount of the notes is sold other than to bond houses, brokers, or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers.

      This summary does not discuss all of the aspects of U.S. federal income and estate taxation which may be relevant to investors in light of their particular investment or other circumstances. In addition, this summary does not discuss any U.S. state or local income or foreign income or other tax consequences. This summary is based upon the provisions of the Internal Revenue Code of 1986, Treasury regulations, rulings and judicial decisions, all as in effect as of the date of this prospectus and all of which are subject to change or differing interpretation, possibly with retroactive effect. The discussion below deals only with the notes held as capital assets within the meaning of the Internal Revenue Code of 1986, and does not address purchasers of the notes that may be subject to special rules. Purchasers that may be subject to special rules include:

•	some U.S. expatriates;

•	financial institutions;

•	corporations that accumulate earnings to avoid U.S. federal income tax;

•	persons liable for alternative minimum tax;

•	controlled foreign corporations, passive foreign investment companies or foreign personal holding companies;

•	insurance companies;

•	tax-exempt entities;

•	dealers in securities or currencies;

•	certain traders in securities;

•	holders whose functional currency is not the U.S. dollar;

•	persons that acquire the notes for a price other than their issue price; and

•	persons that hold the notes as part of a straddle, hedge, constructive sale, conversion or other integrated transaction.

      If a partnership holds notes, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding the notes, you should consult your tax advisor.

      You should consult your own tax advisor regarding the particular U.S. federal, state and local and foreign income and other tax consequences of acquiring, owning and disposing of the notes that may be applicable to you.

U.S. Federal Income Tax Consequences to U.S. Holders

      For purposes of the following discussion, a “U.S. holder” is a beneficial owner of a note that is, for U.S. federal income tax purposes:

•	an individual citizen or resident of the United States;

•	a corporation or partnership created or organized in or under the laws of the United States or any of its political subdivisions;

•	an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

•	a trust (i) that is subject to the supervision of a court within the United States and the control of one or more U.S. persons as described in section 7701(a)(30) of the Internal Revenue Code of 1986, or (ii) that has a valid election in effect under applicable U.S. Treasury regulations to be treated as a United States person.

Interest

      It is expected that the notes will not be issued with original issue discount. In such case, in general, interest on a note will be taxable to a U.S. holder as ordinary interest income at the time it is received or accrued in accordance with the U.S. holder’s regular method of accounting for U.S. federal income tax purposes.

Dispositions

      Upon the sale, exchange, retirement, redemption or other taxable disposition of a note, a U.S. holder generally will recognize taxable gain or loss in an amount equal to the difference, if any, between the amount realized on the disposition and the U.S. holder’s tax basis in the note. The amount realized on the disposition of the note will not include any amount received that is attributable to accrued but unpaid interest, which will be taxable in the manner described above under “Interest” if not previously included in income. A U.S. holder’s tax basis in a note generally will equal the U.S. holder’s cost of the note. Gain or loss recognized by a U.S. holder on the taxable disposition of a note generally will be capital gain or loss. The capital gain or loss will be long-term capital gain or loss if the note has been held for more than one year at the time of the disposition. Long-term capital gain recognized by a non-corporate U.S. holder generally will be subject to a maximum tax rate of 15%. The deduction of capital losses is subject to limitations.

Information Reporting and Backup Withholding

      In general, information reporting requirements will apply:

•	to payments of principal and interest made on a note; and

•	to payment of the proceeds of a sale or exchange of a note before maturity,

that are made to a non-corporate U.S. holder. A “backup withholding” tax of 28% will apply to such payments if the holder fails to provide a correct taxpayer identification number or otherwise comply with applicable requirements of the backup withholding rules. The backup withholding tax is not an additional tax. Any amounts withheld under the backup withholding rules from a payment to a U.S. holder will be allowed as a credit against the holder’s U.S. federal income tax liability and may entitle such holder to a refund of such withheld amounts, provided the required information is furnished to the Internal Revenue Service.

U.S. Federal Income and Estate Tax Consequences to Non-U.S. Holders

      For the purposes of the following discussion, a “non-U.S. holder” is a beneficial owner of a note that is not a U.S. holder.

      Under present U.S. federal income and estate tax law and subject to the discussion of backup withholding below:

(a) payments of principal and interest on a note by us or any of our paying agents to a non-U.S. holder will not be subject to withholding of U.S. federal income tax, provided that:

•	the non-U.S. holder does not actually or constructively own ten percent or more of the total combined voting power of all classes of our voting stock within the meaning of section 871(h)(3) of the Internal Revenue Code of 1986 and the Treasury regulations thereunder;

•	the non-U.S. holder is not (1) a controlled foreign corporation that is related, directly or indirectly, to us through sufficient stock ownership, or (2) a bank whose receipt of interest on a note is described in Section 881(c)(3)(A) of the Internal Revenue Code of 1986; and

•	either (1) the beneficial owner of the note provides its name and address and certifies to us or our paying agent, under penalties of perjury, that it is not a “United States person” within the meaning of the Internal Revenue Code of 1986 (which certification may be made on an Internal Revenue Service (“IRS”) Form W-8 (or successor form)) or (2) a securities clearing organization, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business and holds the note on behalf of the beneficial owner certifies to us or our paying agent under penalties of perjury that it, or the financial institution between it and the beneficial owner, has received such statement and provides the payor with a copy of this statement.

      The certification requirement referred to above may also be satisfied with other documentary evidence for interest paid with respect to an offshore account or through certain foreign intermediaries;

(b) a non-U.S. holder will not be subject to U.S. federal income tax on any gain or income realized on the sale, exchange, redemption, retirement at maturity or other disposition of a note (provided that, in the case of proceeds representing accrued but unpaid interest not previously included in income, the conditions described in paragraph (a) above are met) unless:

•	in the case of gain, the non-U.S. holder is an individual who is present in the United States for 183 days or more during the taxable year of such sale, exchange, redemption, retirement at maturity or other disposition and specific other conditions are met; or

•	such gain or income is effectively connected with the conduct of a U.S. trade or business by the non-U.S. holder, or, if an income tax treaty applies, is generally attributable to a U.S. “permanent establishment” maintained by the non-U.S. holder; or

•	the non-U.S. holder is subject to provisions of U.S. tax law applicable to certain U.S. expatriates; and

(c) a note held by an individual who at the time of death is not a citizen or resident of the United States, as specifically defined for U.S. federal estate tax purposes, will not be subject to U.S. federal estate tax as a result of death if, at the time of death:

•	the individual did not actually or constructively own ten percent or more of the total combined voting power of all classes of our stock entitled to vote within the meaning of section 871(h)(3) of the Internal Revenue Code of 1986 and the Treasury regulations thereunder; and

•	the interest payments with respect to such note would not have been, if received at the time of such individual’s death, effectively connected with the conduct of a trade or business by the individual in the United States.

      As more fully described under “Description of the Notes — Registration Rights; Liquidated Damages,” upon the occurrence of certain enumerated events we may be required to pay liquidated damages to you. It is possible that such payments might be subject to U.S. federal withholding tax.

      If a non-U.S. holder cannot satisfy the conditions described in (a) above, payments of interest made to such non-U.S. holder will be subject to a 30% U.S. federal withholding tax, unless such non-U.S. holder provides us with a properly executed (1) IRS Form W-8BEN (or successor form) claiming an exemption from or reduction in withholding under the benefit of an applicable tax treaty or (2) IRS Form W-8ECI (or successor form) stating that interest paid on a note is not subject to withholding tax because it is effectively connected with the conduct of a trade or business in the United States.

      If a non-U.S. holder is engaged in a trade or business in the United States and interest on, or gain with respect to, the note is effectively connected with the conduct of this trade or business or, if an income tax treaty applies, and the non-U.S. holder maintains a U.S. “permanent establishment” to which the interest or such gain is generally attributable, the non-U.S. holder, although exempt from the withholding tax on interest discussed in the preceding paragraph, will be subject to U.S. federal income tax on the interest and the gain on a net income basis in the same manner as if it were a U.S. holder. If said non-U.S. holder is a foreign corporation, it may be subject to a branch profits tax equal to 30%, or lesser rate under an applicable tax treaty, of its effectively connected earnings and profits for the taxable year, subject to certain adjustments. For this purpose, interest on a note or gain recognized on the disposition of a note will be included in earnings and profits if the interest or gain is effectively connected with the conduct by the foreign corporation of a trade or business in the United States.

      In general, backup withholding and information reporting will not apply to payments made by us or our paying agents, in their capacities as such, to a non-U.S. holder of a note if the holder has provided the required certification that it is not a United States person as set forth in paragraph (a) above, provided that neither we nor our paying agent has actual knowledge that the holder is a United States person. Payments of the proceeds from a disposition by a non-U.S. holder of a note made to or through a foreign office of a broker will generally not be subject to information reporting or backup withholding. However, information reporting will apply to those payments if the broker is:

•	a United States person;

•	a controlled foreign corporation for U.S. federal income tax purposes;

•	a foreign person 50% or more of whose gross income from all sources is effectively connected with a U.S. trade or business for a specified three-year period; or

•	a foreign partnership, if at any time during its tax year, one or more of its partners are U.S. persons, as defined in Treasury regulations, who in the aggregate hold more than 50% of the income or capital interest in the partnership or if, at any time during its tax year, the foreign partnership is engaged in a U.S. trade or business, unless (1) such broker has documentary evidence in its records that the beneficial owner is not a United States person and certain other conditions are met or (2) the beneficial owner otherwise establishes an exemption.

      Payments of the proceeds from a disposition by a non-U.S. holder of a note made to or through the U.S. office of a broker is subject to information reporting and backup withholding unless the statement described in (a) above has been received (and the payor does not have actual knowledge that the beneficial owner is a United States person) or the holder or beneficial owner otherwise establishes an exemption from information reporting and backup withholding.

      You should consult your own tax advisor regarding application of backup withholding and information reporting in your particular circumstance and the availability of and procedure for obtaining an exemption therefrom. The backup withholding tax is not an additional tax. Any amounts withheld under the backup withholding rules from a payment to a non-U.S. holder will be allowed as a credit against the holder’s U.S. federal income tax liability and may entitle such holder to a refund of such withheld amounts, provided the required information is furnished to the Internal Revenue Service.

PLAN OF DISTRIBUTION

      Each broker-dealer that receives new notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of new notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of new notes received in exchange for old notes where the old notes were acquired as a result of market-making activities or other trading activities. We have agreed that for a period ending upon the earlier of (1) 180 days after the exchange offer has been completed or (2) the date on which broker-dealers no longer own any new notes, we will make the prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any resale. In addition, until such date, all dealers effecting transactions in new notes may be required to deliver a prospectus.

      We will receive no proceeds from the sale of new notes by broker-dealers. New notes received by broker-dealers for their own account in the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the new notes or a combination of these methods of resale, at market prices prevailing at the time of resale, at prices related to prevailing market prices or negotiated prices. Any resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any broker-dealer and/or the purchasers of any new notes.

      Any broker-dealer that resells new notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of the new notes may be deemed to be “underwriters” within the meaning of the Securities Act and any profit on any resale of the new notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

      We have agreed to pay all expenses incident to the exchange offer (including the expenses of one counsel for the holders of the old notes) other than commissions or concessions of any broker-dealers and will indemnify the holders of the old notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

      We have agreed that for a period ending upon the earlier of (1) 180 days after the exchange offer has been completed or (2) the date on which broker-dealers no longer own any new notes, we will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests such documents in the letter of transmittal.

LEGAL MATTERS

      Certain legal matters relating to the issuance of the new notes will be passed upon for us by Akerman Senterfitt, Miami, Florida.

EXPERTS

      The consolidated financial statements of Technical Olympic USA, Inc. at December 31, 2002 and for the two years then ended, appearing in this prospectus and registration statement have been audited by Ernst & Young LLP, independent certified public accountants, and for the year ended December 31, 2000, have been audited by BDO Seidman, LLP, independent certified public accountants, to the extent and for the periods set forth in their reports appearing elsewhere herein and in the registration statement, and are included in reliance upon such reports given upon the authority of such firms as experts in accounting and auditing.

      The consolidated financial statements of Engle Holdings Corp. at December 31, 2001, and for the year then ended, appearing in this prospectus and registration statement have been audited by Ernst & Young LLP, independent certified public accountants, and at December 31, 2000, and for the period from November 22, 2000 to December 31, 2000 and November 1, 2000 to November 21, 2000, and each of the two years in the period ended October 31, 2000, by BDO Seidman LLP, independent certified public accountants, as set forth in their respective reports thereon appearing elsewhere herein, and are included in reliance upon such reports given on the authority of such firms as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

      We file annual, quarterly and special reports and other information with the Commission. You may read our Commission filings over the Internet at the Commission’s website at http://www.sec.gov. You may also read and copy documents at the Commission’s public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information on the public reference rooms.

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

The Board of Directors

Technical Olympic USA, Inc.

      We have audited the accompanying consolidated statements of financial condition of Technical Olympic USA, Inc. (formerly known as Newmark Homes Corp.) and subsidiaries as of December 31, 2002 and 2001 and the related consolidated statements of income, stockholders’ equity, and cash flows for each of the two years in the period ended December 31, 2002. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

      We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

      In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Technical Olympic USA, Inc. (formerly known as Newmark Homes Corp.) and subsidiaries at December 31, 2002 and 2001, and the consolidated results of their operations and their cash flows for each of the two years in the period ended December 31, 2002, in conformity with accounting principles generally accepted in the United States.

ERNST & YOUNG LLP

Miami, Florida

January 31, 2003, except for
 Note 5, as to which
 the date is February 3, 2003

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

The Board of Directors

Technical Olympic USA, Inc.

      We have audited the accompanying consolidated statements of income, stockholders’ equity, and cash flows of Technical Olympic USA, Inc. (formerly known as Newmark Homes Corp.) and subsidiaries (the Company) for the year ended December 31, 2000. These consolidated financial statements are the responsibility of management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

      We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

      In our opinion, the financial statements referred to above, present fairly, in all material respects, the results of operations and cash flows of the Company for the year ended December 31, 2000, in conformity with accounting principles generally accepted in the United States of America.

BDO SEIDMAN, LLP

Los Angeles, California

     January 31, 2001, except for Note 1
     and Note 5, as to which the date
     is June 25, 2002

TECHNICAL OLYMPIC USA, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

	December 31,

	2001	2002

	(Dollars in thousands,
	except share data)
ASSETS
Homebuilding:
Cash and cash equivalents:
Unrestricted	$67,206	$44,825
Restricted	7,738	23,645
Inventory	645,986	753,872
Property and equipment, net	10,694	13,862
Other assets	10,897	30,681
Goodwill, net	57,726	78,252
Westbrooke assets held for sale	117,160	—

	917,407	945,137
Financial Services:
Cash and cash equivalents:
Unrestricted	7,930	4,386
Restricted	19,605	22,866
Mortgage loans held for sale	50,933	58,840
Other assets	3,295	3,659

	81,763	89,751

Total assets	$999,170	$1,034,888

LIABILITIES AND STOCKHOLDERS’ EQUITY
Homebuilding:
Accounts payable and other liabilities	$56,295	$96,820
Customer deposits	25,674	24,564
Consolidated land bank obligations	30,022	16,288
Homebuilding borrowings	308,697	413,110
Westbrooke liabilities associated with assets held for sale	71,800	—

	492,488	550,782
Financial Services:
Accounts payable and other liabilities	18,828	21,560
Financial services borrowings	38,689	48,309

	57,517	69,869

Total liabilities	550,005	620,651
Minority interest	35,795	9,092
Commitments and contingencies	—	—
Stockholders’ equity:
Common stock — $.01 par value; 67,000,000 shares authorized and 27,878,787 shares issued and outstanding	279	279
Additional paid-in capital	322,400	322,400
Retained earnings	90,691	82,466

Total stockholders’ equity	413,370	405,145

Total liabilities and stockholders’ equity	$999,170	$1,034,888

See accompanying notes to consolidated financial statements.

TECHNICAL OLYMPIC USA, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

	Year Ended December 31,

	2000	2001	2002

	(Dollars in thousands, except share data)
Homebuilding:
Revenues:
Homes sales	$540,323	$1,374,551	$1,349,713
Land sales	6,343	18,361	27,379

	546,666	1,392,912	1,377,092
Cost of sales:
Home sales	434,736	1,091,626	1,075,875
Land sales	6,203	16,660	24,430

	440,939	1,108,286	1,100,305

Gross profit	105,727	284,626	276,787
Selling, general and administrative expenses	63,832	152,063	163,726
Depreciation and amortization	3,112	8,849	5,952
Severance and merger related expenses	—	2,643	19,963
Loss on early retirement of debt	—	—	5,411
Other (income) expense	2,264	(3,941)	(5,838)

Homebuilding pretax income	36,519	125,012	87,573
Financial Services:
Revenues	2,562	32,659	40,214
Expenses	1,635	17,688	20,846

Financial Services pretax income	927	14,971	19,368

Income from continuing operations before income taxes	37,446	139,983	106,941
Income tax expense	13,672	52,218	39,900

Income from continuing operations	23,774	87,765	67,041
Discontinued operations:
Income from discontinued operations	10,265	10,118	7,922
Income tax expense	3,944	3,846	2,959

Income from discontinued operations, net of taxes	6,321	6,272	4,963

Net income	$30,095	$94,037	$72,004

Earnings per common share (basic and diluted):
From continuing operations	$1.79	$3.15	$2.40
From discontinued operations	0.48	0.22	0.18

Net income	$2.27	$3.37	$2.58

Weighted average number of common shares outstanding:
Basic and diluted	13,250,062	27,878,787	27,878,787

See accompanying notes to consolidated financial statements.

TECHNICAL OLYMPIC USA, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY

	Common Stock		Additional
			Paid-In	Retained
	Shares	Amount	Capital	Earnings	Total

	(Dollars in thousands)
Balance at January 1, 2000	11,500,000	$115	$106,855	$2,648	$109,618
Combination of stockholder’s equity of Engle Holdings upon consummation of merger (see Note 1)	—	—	215,709	—	215,709
Conversion of Engle Holdings shares exchanged in connection with merger (see Note 1)	16,378,787	164	(164)	—	—
Distributions by Engle Holdings	—	—	—	(363)	(363)
Net income	—	—	—	30,095	30,095

Balance at December 31, 2000	27,878,787	279	322,400	32,380	355,059
Distributions by Engle Holdings	—	—	—	(29,516)	(29,516)
Dividends paid	—	—	—	(6,210)	(6,210)
Net income	—	—	—	94,037	94,037

Balance at December 31, 2001	27,878,787	279	322,400	90,691	413,370
Assumption of Technical Olympic debt (see Note 1)	—	—	—	(75,416)	(75,416)
Distributions by Engle Holdings	—	—	—	(4,813)	(4,813)
Net income	—	—	—	72,004	72,004

Balance at December 31, 2002	27,878,787	$279	$322,400	$82,466	$405,145

See accompanying notes to consolidated financial statements.

TECHNICAL OLYMPIC USA, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year Ended December 31,

	2000	2001	2002

Cash flows from operating activities:
Net income	$30,095	$94,037	$72,004
Adjustments to reconcile net income to net cash provided by operating activities:
Income from discontinued operations	(6,321)	(6,272)	(4,963)
Depreciation and amortization	3,112	8,849	5,952
Amortization of deferred finance costs	—	—	1,474
Deferred income taxes	2,404	5,121	(2,061)
Other adjustments	(592)	(819)	1,095
Changes in operating assets and liabilities:
Restricted cash	(494)	(17,138)	(19,126)
Inventories	14,054	(25,691)	(75,910)
Other assets	(6,490)	(8,678)	(2,359)
Accounts payable and other liabilities	(19,838)	12,728	39,077
Customer deposits	(7,554)	(953)	(1,575)
Mortgage loans held for sale	(6,062)	(36,527)	(7,907)

Net cash provided by operating activities	2,314	24,657	5,701
Cash flows from investing activities:
Net additions to property and equipment	(1,300)	(6,713)	(8,749)
Amounts paid for acquisitions, net of cash acquired	—	—	(51,315)
Increase in cash as a result of the merger with Engle Holdings Corp.	35,456	—	—
Additional purchase price paid in connection with Westbrooke acquisition	(1,230)	—	—
Other	(796)	331	—

Net cash provided by (used in) investing activities	32,130	(6,382)	(60,064)
Cash flows from financing activities:
Net (repayments on) proceeds from revolving credit facilities	(22,872)	12,026	58,574
Proceeds from notes offering	—	—	350,000
Proceeds from unsecured borrowings from banks	215,000	27,001	—
Principal payments on unsecured borrowings and senior notes	(214,925)	(66,764)	(379,577)
Principal payments on acquisition notes payable	(950)	(1,216)	—
Net proceeds from (payments on) consolidated land bank obligations	—	30,022	(13,734)
Net proceeds from financial services borrowings	5,585	29,618	9,620
Payments for deferred financing costs	—	—	(15,252)
Minority interest in consolidated subsidiaries	—	35,795	(26,703)
Dividends paid	—	(6,210)	—
Distributions by Engle Holdings	(363)	(29,516)	(4,813)

Net cash (used in) provided by financing activities	(18,525)	30,756	(21,885)

Net cash provided by (used in) operations	15,919	49,031	(76,248)
Net cash provided by discontinued operations	748	1,854	50,323

Increase (decrease) in cash and cash equivalents	16,667	50,885	(25,925)
Cash and cash equivalents at beginning of period	7,584	24,251	75,136

Cash and cash equivalents at end of period	$24,251	$75,136	$49,211

See accompanying notes to consolidated financial statements.

TECHNICAL OLYMPIC USA, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2002

1.     Business and Organization

     Business

      Technical Olympic USA, Inc., formerly known as Newmark Homes Corp., is a Delaware corporation. We are a homebuilder with a geographically diversified national presence. We operate in 14 metropolitan markets located in four major geographic regions: Florida, Texas, the West and the Mid-Atlantic. We design, build and market detached single-family residences, town homes and condominiums. We also provide title and mortgage brokerage services to our homebuyers and others. We do not retain or service the mortgages that we originate but, rather, sell the mortgages and related servicing rights to investors.

     Organization

     The Merger and Notes Offering

      On June 25, 2002, Engle Holdings Corp. (Engle) merged with and into Newmark Homes Corp. (Newmark). The combined company was renamed Technical Olympic USA, Inc. Each issued and outstanding share of Engle common stock was exchanged for 1,724.08294 shares of Newmark common stock (the Merger). At the date of the Merger, there were 9,500 shares of Engle common stock issued and outstanding, all of which were held by Technical Olympic, Inc. (Technical Olympic). As a result of the Merger, 16,378,787 of additional shares were issued to Technical Olympic. In addition, we assumed $75.4 million of debt incurred by Technical Olympic (the Technical Olympic Debt). The Technical Olympic Debt accrued interest at rates ranging from 13.5% to 14.875% and was to mature on September 30, 2004. As both Engle and Newmark were under the control of Technical Olympic, in accordance with Statement of Financial Accounting Standards (SFAS) No. 141, Business Combinations, the Merger was accounted for in a manner similar to a pooling of interests, whereby we recognized the acquired assets and liabilities of Engle at their historical carrying amounts. As both entities came under common control of Technical Olympic on November 22, 2000, the financial statements and other operating data have been restated to include the operations of Engle from November 22, 2000. Our assumption of the $75.4 million of Technical Olympic Debt has been accounted for as a distribution.

      As a result of the exchange of equity interests, Technical Olympic owns 91.75% of us. Technical Olympic is a wholly-owned subsidiary of Technical Olympic (UK) PLC, an English company, which is a wholly-owned subsidiary of Technical Olympic S.A., a Greek company that is publicly traded on the Athens Stock Exchange.

      Concurrently with the Merger, we completed a private placement of $200.0 million 9% senior notes and $150.0 million 10 3/8% senior subordinated notes (the Notes Offering). The net proceeds of approximately $335.0 million from the Notes Offering were used to repay certain indebtedness of both Newmark and Engle and the Technical Olympic Debt that was assumed in connection with the Merger. Additionally, we entered into a revolving credit facility to fund working capital, which provides for loans up to $220.0 million.

      Subsequently, all outstanding privately placed senior and senior subordinated notes were exchanged for an equivalent amount of notes at their respective interest rates, which are registered under the Securities Act of 1933.

     Engle Acquisition

      On November 22, 2000, Engle became a wholly-owned subsidiary of Technical Olympic. Engle’s stockholders received $19.10 for each share of Engle’s common stock at the time of acquisition. Following the acquisition, the common stock of Engle ceased to be publicly traded. The acquisition of Engle was accounted for using the purchase method of accounting. Total consideration for the acquisition approximated $542.0 million, including $216.0 million in cash and the assumption of $326.0 million of liabilities. The “push down”

TECHNICAL OLYMPIC USA, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

basis of accounting resulted in us allocating approximately $527.0 million to inventories and other identifiable assets and $15.0 million to goodwill.

      As a result of the change in control of Engle, Engle was required by the indentures governing its senior notes to offer to repurchase all of its outstanding senior notes at a price of 101% of the principal plus accrued interest. Upon termination of the offer in January 2001, Engle repurchased approximately $237.0 million of $250.0 million of its senior notes. Approximately $13.0 million of the senior notes were not tendered and remained outstanding as of December 31, 2001. These notes were discharged with the proceeds from the Notes Offering.

2.     Summary of Significant Accounting Policies

      Our accounting and reporting policies conform to accounting principles generally accepted in the United States and general practices within the homebuilding industry. The following summarizes the more significant of these policies.

     Principles of Consolidation and Basis of Presentation

      The consolidated financial statements include our accounts and those of our subsidiaries. All significant intercompany balances and transactions have been eliminated in the consolidated financial statements. As a result of the Merger being accounted for as a reorganization of entities under common control, the consolidated financial statements have been restated to present our combined results as if the Merger had been in effect from November 22, 2000, the date at which both entities came under the control of Technical Olympic.

      The preparation of financial statements in accordance with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

      Due to our normal operating cycle being in excess of one year, we present unclassified statements of financial condition.

     Segment Reporting

      In accordance SFAS No. 131, Disclosures about Segments of an Enterprise and Related Information, we have concluded that our operating segments consist of homebuilding and financial services. These two segments are segregated in the accompanying consolidated financial statements under “Homebuilding” and “Financial Services,” respectively.

     Homebuilding

     Inventory

      Inventory is stated at the lower of cost or fair value. Inventory under development or held for development is stated at an accumulated cost unless such cost would not be recovered from the cash flows generated by future disposition. In this instance, such inventories are recorded at fair value. Inventory to be disposed of is carried at the lower of cost or fair value less cost to sell. We utilize the specific identification method of charging construction costs to cost of sales as units are sold. Common construction project costs are allocated to each individual home in the various subdivisions based upon the total number of homes to be constructed in each subdivision community. Interest, real estate taxes and certain development costs are capitalized to land and construction costs during the development and construction period and are amortized to costs of sales as closings occur.

TECHNICAL OLYMPIC USA, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

     Homebuilding Borrowings

      Homebuilding borrowings represent financing arrangements utilized to support our homebuilding activities. These arrangements have been executed by subsidiaries whereby we have an ownership interest.

     Consolidated Land Bank Obligations

      Consolidated land bank obligations represent liabilities associated with our land banking activities, including obligations in special-purpose entities which have been consolidated by us, for which we have no ownership interest.

     Revenue Recognition

      Our primary source of revenue is the sale of homes to homebuyers. To a lesser degree, we engage in the sale of land to other homebuilders. Revenue is recognized on home sales and land sales at closing when title passes to the buyer and all of the following conditions are met: a sale is consummated, a significant down payment is received, the earnings process is complete and the collection of any remaining receivables is reasonably assured.

     Warranty Costs

      We provide homebuyers with a limited warranty of workmanship and materials from the date of sale for up to two years. We generally have recourse against the subcontractors for claims relating to workmanship and materials. We also provide up to a ten-year homebuyer’s warranty which covers major structural defects. Estimated warranty costs are recorded at the time of sale. Total warranty expense for the years ended December 31, 2000, 2001 and 2002 were $4.1 million, $7.4 million and $7.5 million, respectively. See Note 4.

     Advertising Costs

      Advertising costs, consisting primarily of newspaper and trade publications, signage and the cost of maintaining an internet web-site, are expensed as incurred. Advertising expense included in selling, general and administrative expenses and income from discontinued operations for the years ended December 31, 2000, 2001 and 2002 amounted to $9.0 million, $16.3 million and $15.3 million, respectively.

     Financial Services

     Mortgage Loans Held for Sale

      Mortgage loans held for sale are stated at the lower of aggregate cost or fair value based upon such commitments for loans to be delivered or prevailing market rates for uncommitted loans. Substantially all of the loans originated by us are sold to private investors within 30 days of origination.

TECHNICAL OLYMPIC USA, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

     Revenue Recognition

      Fees derived from our Financial Services segment, including title and mortgage origination services, are generally recognized as revenue in the month of closing of the sale of the mortgage. Financial Service revenue and expenses consist of the following (dollars in thousands):

	Year Ended December 31,

	2000	2001	2002

Revenue:
Mortgage services	$1,265	$16,400	$21,530
Title services	1,297	16,259	18,684

Total Financial Service revenue	2,562	32,659	40,214
Expenses:
Mortgage services	545	6,800	8,076
Title services	1,090	10,888	12,770

Total Financial Service expense	1,635	17,688	20,846

Total Financial Service pretax income	$927	$14,971	$19,368

     General

     Cash and Supplemental Cash Flow Information

      Cash includes amounts in transit from title companies for home closings and highly liquid investments with an initial maturity of three months or less.

      Restricted cash consists of amounts held in escrow as required by purchase contracts or by law for escrow deposits held by our title company and compensating balances for various open letters of credit.

      Supplemental disclosures of cash flow information (dollars in thousands):

	Year Ended December 31,

	2000	2001	2002

Cash paid for:
Interest (net of amounts capitalized)	$8,755	$2,372	$—

Income taxes	$15,802	$52,830	$39,245

     Accounting for the Impairment of Long-Lived Assets

      In the first quarter of 2002, we adopted SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets (SFAS 144). The Statement supersedes SFAS No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of, however, it retains the fundamental provisions of that statement related to the recognition and measurement of the impairment of long-lived assets to be “held and used.” In addition, the Statement provides more guidance on estimating cash flows when performing a recoverability test, requires that a long-lived asset to be disposed of other than by sale (e.g., abandoned) be classified as “held and used” until it is disposed of, and establishes more restrictive criteria to classify an asset as “held for sale.”

      In accordance with SFAS 144, we carry long-lived assets at the lower of the carrying amount or fair value. Impairment is evaluated by estimating future undiscounted cash flows expected to result from the use of the asset and its eventual disposition. If the sum of the expected undiscounted future cash flows is less than the

TECHNICAL OLYMPIC USA, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

carrying amount of the assets, an impairment loss is recognized. Fair value, for purposes of calculating impairment, is measured based on estimated future cash flows, discounted at a market rate of interest.

     Concentration of Credit Risk

      We conduct business primarily in four geographical regions: Florida, Texas, the Mid-Atlantic and the West. Accordingly, the market value of our inventory is susceptible to changes in market conditions that may occur in these locations. With regards to the mortgage loans held for sale, we will generally only originate loans which have met underwriting criteria required by purchasers of its loan portfolios. Additionally, we generally sell our mortgage loans held for sale within 30 days which minimizes our credit risk.

     Property and Equipment

      Property and equipment, consisting primarily of office premises, transportation equipment, office furniture and fixtures, and model home furniture, are stated at cost net of accumulated depreciation. Repairs and maintenance are expensed as incurred.

      Depreciation generally is provided using the straight-line method over the estimated useful life of the asset, which ranges from 18 months to 30 years. At December 31, 2001 and 2002, accumulated depreciation approximated $7.2 million and $8.0 million, respectively.

     Goodwill

      Goodwill represents the excess of the purchase price of the Company’s acquisitions over the fair value of the net assets acquired.

      In June 2001, the Financial Accounting Standards Board finalized SFAS No. 141, Business Combinations (SFAS 141), and No. 142, Goodwill and Other Intangible Assets (SFAS 142). SFAS 141 requires the use of the purchase method of accounting and prohibits the use of the pooling-of-interests method of accounting for business combinations initiated after June 30, 2001. SFAS 141 also requires that companies recognize acquired intangible assets apart from goodwill if the acquired intangible assets meet certain criteria. SFAS 141 applies to all business combinations initiated after June 30, 2001 and for purchase business combinations completed on or after July 1, 2001. It also requires, upon adoption of SFAS 142, that companies reclassify the carrying amounts of intangible assets and goodwill based on the criteria in SFAS 141.

      SFAS 142 requires, among other things, that companies no longer amortize goodwill, but instead test goodwill for impairment at least annually. In addition, SFAS 142 requires that companies identify reporting units for the purposes of assessing potential future impairments of goodwill, reassess the useful lives of other existing recognized intangible assets, and cease amortization of intangible assets with an indefinite useful life. An intangible asset with an indefinite useful life should be tested for impairment in accordance with the guidance in SFAS 142. SFAS 142 is required to be applied in fiscal years beginning after December 15, 2001 to all goodwill and other intangible assets recognized at that date, regardless of when those assets were initially recognized.

      We adopted SFAS 142 on January 1, 2002. The impairment test of goodwill performed by us during the second quarter of 2002, indicated no impairment. Our application of the provisions of SFAS 142 resulted in the elimination of goodwill amortization expense beginning in the first quarter of 2002.

TECHNICAL OLYMPIC USA, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

      The following table sets forth reported net income and earnings per share from continuing operations, as adjusted to exclude goodwill amortization expense (dollars in thousands):

	Year Ended
	December 31,

	2000	2001

Income from continuing operations, as reported	$23,774	$87,765
Add back of amortization expense, net of taxes	1,037	1,504

	$24,811	$89,269

Earnings per common share (basic and diluted), as reported	$1.79	$3.15

Earnings per common share (basic and diluted), as adjusted	$1.87	$3.20

Income Taxes

      We are included in the consolidated federal income tax return with Technical Olympic pursuant to a Tax Allocation Agreement between Technical Olympic and us.

      As a result of this Tax Allocation Agreement, income taxes are accounted for using the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.

      The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

Earnings Per Share

      We present earnings per share data in accordance with the provisions of SFAS No. 128, Earnings Per Share. Basic earnings per share is computed by dividing income available to common stockholders by the weighted-average number of common shares outstanding for the period.

      Diluted earnings per share is computed based on the weighted average number of shares of common stock and dilutive securities outstanding during the period. Dilutive securities are options that are freely exercisable into common stock at less than market exercise prices. Dilutive securities are not included in the weighted average number of shares when inclusion would increase the earnings per share or decrease the loss per share. For the years ended December 31, 2000, 2001 and 2002, we had no dilutive securities outstanding. All of the options granted during the year ended December 31, 2002 are anti-dilutive as their exercise prices are above market.

Stock-Based Compensation

      We account for our stock option plan in accordance with the provisions of Accounting Principles Board (APB) Opinion No. 25, Accounting for Stock Issued to Employees, and related interpretations. As such, compensation expense would be recorded on the date of grant only if the current market price of the underlying stock exceeded the exercise price.

Fair Value of Financial Instruments

      SFAS No. 107, Disclosures about Fair Value of Financial Instruments, requires companies to disclose the estimated fair value of their financial instrument assets and liabilities. Fair value estimates are made at a

TECHNICAL OLYMPIC USA, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

specific point in time, based upon relevant market information about the financial instrument. These estimates do not reflect any premium or discount that could result from offering for sale at one time our entire holdings of a particular instrument. The carrying values of cash and mortgage loans held for sale, approximate their fair values due to their short-term nature. The carrying value of homebuilding and financial service borrowings and consolidated land bank obligations, excluding the senior and senior subordinated notes, approximate their fair value as substantially all of the debt has a fluctuating interest rate based upon a current market index. The fair value of the $200.0 million senior and $150.0 million senior subordinated notes at December 31, 2002 is $194.0 million and $141.8 million, respectively, as determined by quoted market prices.

Impact of Recent Accounting Pronouncements

      In April 2002, the FASB issued SFAS No. 145, Rescission of SFAS Nos. 4, 44 and 64, Amendment of FASB Statement No. 13 and Technical Corrections. SFAS 145 prevents gains or losses on extinguishment of debt not meeting the criteria of Accounting Principles Bulletin No. 30 to be treated as extraordinary. SFAS 145 amends SFAS No. 13, Accounting for Leases, to eliminate inconsistency between the required accounting for sale-leaseback transactions and the required accounting for certain lease modifications that have economic effects that are similar to sale-leaseback transactions. In addition, SFAS 145 rescinds SFAS No. 44, Accounting for Intangible Assets of Motor Carriers and amends other existing authoritative pronouncements to make various technical corrections, clarify meanings or describe their applicability under changed conditions. SFAS 145 is effective for fiscal years beginning after May 15, 2002 with early adoption encouraged. We adopted the provisions of SFAS 145 during the quarter ended June 30, 2002. As a result of the adoption of SFAS 145, we have included the loss associated with the early extinguishment of debt in the determination of income from continuing operations.

      In January 2003, the FASB issued FASB Interpretation (Interpretation) No. 46, Consolidation of Variable Interest Entities, an interpretation of Accounting Research Bulletin No. 51, Consolidated Financial Statements. Interpretation No. 46 addresses consolidation by business enterprises of variable interest entities, which have one or both of the following characteristics: (i) the equity investment at risk is not sufficient to permit the entity to finance its activities without additional subordinated support from other parties, which is provided through other interests that will absorb some or all of the expected losses of the entity; (ii) the equity investors lack one or more of the following essential characteristics of a controlling financial interest: the direct or indirect ability to make decisions about the entities activities through voting rights or similar rights; the obligation to absorb the expected losses of the entity if they occur, which makes it possible for the entity to finance its activities; the right to receive the expected residual returns of the entity if they occur, which is the compensation for the risk of absorbing the expected losses.

      Interpretation No. 46 also requires expanded disclosures by the primary beneficiary (as defined) of a variable interest entity and by an enterprise that holds a significant variable interest in a variable interest entity but is not the primary beneficiary. Interpretation No. 46 applies immediately to variable interest entities created after January 31, 2003, and to variable interest entities in which an enterprise obtains an interest after that date. It applies in the first fiscal year or interim period beginning after June 15, 2003, to variable interest entities in which an enterprise holds a variable interest that it acquired before February 1, 2003. Interpretation No. 46 may be applied prospectively with a cumulative-effect adjustment as of the date on which it is first applied or by restating previously issued financial statements for one or more years with a cumulative-effect adjustment as of the beginning of the first year restated. As Interpretation No. 46 has just been issued, we have not completed our evaluation as to the potential impact on our consolidated financial statements. However, based on preliminary review, management does not believe that the adoption of Interpretation No. 46 will have a significant effect on our consolidated financial statements.

TECHNICAL OLYMPIC USA, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

3.     Inventory

      Inventory consists of the following (dollars in thousands):

	December 31,

	2001	2002

Deposits and homesites and land under development	$264,893	$397,362
Residences completed and under construction	381,093	356,510

	$645,986	$753,872

      A summary of homebuilding interest capitalized in inventory is as follows (dollars in thousands):

	Year Ended December 31,

	2000	2001	2002

Interest capitalized, beginning of period	$3,003	$25,487	$12,226
Interest incurred	35,477	22,067	27,742
Less interest included in:
Cost of sales	9,711	34,241	28,133
Interest expense	3,282	1,087	257

Interest capitalized, end of period	$25,487	$12,226	$11,578

      In the ordinary course of business, we enter into contracts to purchase homesites and land held for lot development. At December 31, 2001 and 2002, we had nonrefundable deposits aggregating $22.5 million and $56.1 million, respectively, included in inventory in the accompanying consolidated statements of financial condition. Our liability for nonperformance under such contracts is limited to forfeiture of the related deposits.

      During 2001, through Westbrooke Acquisition Corp. (Westbrooke), we entered into an option arrangement with Durham-Florida Properties, LLC (Durham) to acquire developed homesites with a total estimated contract price of $16.4 million. Under this option arrangement, we placed a $3.7 million financial guarantee bond with Durham, which was reduced on a pro rata basis as homesites were purchased by Westbrooke. This bond was guaranteed by us. Under this arrangement, Westbrooke could cancel this agreement to purchase the land by forfeiture of Westbrooke’s bond. Although Westbrooke did not have legal title to the assets of Durham and had not guaranteed the liabilities, Westbrooke did exercise certain rights of ownership over Durham’s assets, and as a result, we included these assets in inventory at December 31, 2001, which were classified as Westbrooke assets held for sale with a corresponding liability in consolidated land bank obligations, which was classified as Westbrooke liabilities associated with assets held for sale. See Note 8.

      During 2001, through Westbrooke, we sold to Park/Walnut Creek Investors, LLC (Walnut Creek) certain undeveloped real estate tracts. Walnut Creek was owned by several of the executive officers of Westbrooke. We placed deposits and entered into a number of agreements, including an option contract and construction contract with Walnut Creek, to develop and buy back fully developed lots from time to time subject to the terms and conditions of such agreements. Additionally, under these agreements, we could cancel the agreement to purchase the land by forfeiture of our deposits. We believe that the terms of the purchase contract and the terms of the related option and development contracts were comparable to those available from unaffiliated parties. As of December 31, 2001, the remaining value of homesites that could be acquired by us approximated $4.3 million. Although Westbrooke did not have legal title to the assets of Walnut Creek, Westbrooke did exercise certain rights of ownership, and as a result, we included these assets in inventory with a corresponding liability in consolidated land bank obligations in the accompanying consolidated statement of financial condition.

TECHNICAL OLYMPIC USA, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

      As a result of the above transactions, we included in Westbrooke assets held for sale in the December 31, 2001 consolidated statement of financial condition inventory of approximately $13.0 million and in Westbrooke liabilities associated with assets held for sale consolidated land bank obligations of approximately $13.0 million. These obligations were at market interest rates and were repaid based on lot closings with a final maturity through January 31, 2004. See Note 8.

      During 2001, Engle sold to an investment limited liability company (Investment Company) certain undeveloped real estate tracts. The Investment Company is owned by several of the current and former executive officers of Engle, including without limitation related trusts of management. As of December 31, 2002, the remaining value of homesites that can be acquired by us approximates $7.0 million. Engle placed deposits, entered into a number of agreements, including option contracts and construction contracts with the Investment Company, to develop and buy back fully developed homesites from time to time subject to the terms and conditions of such agreements. Additionally, under these agreements, Engle can cancel these agreements to purchase the land by forfeiture of its deposit. Engle believes that the terms of the purchase contract and the terms of the related option and development contracts were comparable to those available from unaffiliated parties. Although Engle does not have legal title to the assets of the Investment Company and has not guaranteed the liabilities of the Investment Company, Engle does exercise certain rights of ownership over the Investment Company assets. Consequently, the assets and associated liabilities of the Investment Company have been recorded in the accompanying consolidated statements of financial condition as of December 31, 2001 and 2002. Minority interest in consolidated subsidiaries, includes the equity provided by members of management.

      During 2001, we entered into option arrangements with independent third parties to acquire developed homesites. Under these option arrangements, we placed deposits, which provide the right to acquire developed lots at market prices. Additionally, under these arrangements, we can cancel these arrangements to purchase the land by forfeiture of the deposit. Although we do not have legal title to the assets of these independent third parties and have not guaranteed the liabilities, we do exercise certain rights of ownership over the entity’s assets. Consequently, the assets and associated liabilities of these entities have been recorded in the accompanying consolidated statements of financial condition.

      As a result of the above transactions, we have included on our consolidated statement of financial condition inventory and land deposits of approximately $25.4 million, minority interest of approximately $9.1 million, which represents the equity of investors, and consolidated land bank obligation of approximately $16.3 million. These obligations are at market interest rates and are repaid on lot closings with a final maturity through 2004. At December 31, 2001, we had included in our consolidated statement of financial condition inventory and land deposits of approximately $66.0 million, minority interest of approximately $36.0 million, and consolidated land bank obligations of approximately $30.0 million.

TECHNICAL OLYMPIC USA, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

4.     Accounts Payable and Other Liabilities

      Accounts payable and other liabilities consists of the following (dollars in thousands):

	December 31,

	2001	2002

Homebuilding:
Trade accounts payable	$19,775	$29,746
Interest	1,921	17,341
Compensation	9,261	11,176
Taxes, including income and real estate	13,315	14,262
Warranty costs	2,138	4,795
Accrued expenses	9,484	16,101
Other	401	3,399

	$56,295	$96,820

      Accounts payable and other liabilities for Financial Services consists primarily of title company escrows.

      During the year ended December 31, 2002, changes in our warranty accrual consisted of the following (dollars in thousands):

Accrued warranty costs at January 1, 2002	$2,138
Estimated liability recorded	7,523
Settlements made	(4,866)

Accrued warranty costs at December 31, 2002	$4,795

5.     Homebuilding and Financial Services Borrowings

Homebuilding Borrowings

      Homebuilding borrowings, excluding the construction loans payable of Westbrooke which are included in Westbrooke liabilities associated with assets held for sale, consists of the following (dollars in thousands):

	December 31,

	2001	2002

Senior notes due 2010, at 9%(a)	$—	$200,000
Senior subordinated notes due 2012, at 10 3/8%(a)	—	150,000
Revolving credit facility(b)	—	55,000
Unsecured borrowings from banks(c)	202,000
Senior notes due 2008, at 9 1/4%(d)	12,897	—
Construction and homesite loans with financial institutions, collateralized by lots and single family residences completed or under construction, bearing interest at LIBOR plus 175 basis points to prime rate (4.20% to 4.75% at December 31, 2001), maturing upon completion and closing of the homes(e)	81,643	—
Acquisition notes payable(f)	5,434	—
Other	6,723	8,110

	$308,697	$413,110

TECHNICAL OLYMPIC USA, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

      Maturities on homebuilding borrowings at December 31, 2002 are as follows (dollars in thousands):

2003	$1,975
2004	1,800
2005	59,162
2006	10
2007	7
Thereafter	350,156

$413,110

(a)	Interest on the senior and senior subordinated notes (the Notes) is payable semi-annually, commencing on January 1, 2003. The Notes are fully and unconditionally guaranteed by all of our material domestic subsidiaries. Any subsidiaries, other than the subsidiary guarantors, are minor and we have no independent assets or operations. There are no restrictions on our ability to obtain funds from our subsidiaries by dividend or loan.

The indentures governing the Notes require us to maintain a minimum net worth and place certain restrictions on our ability to, among other things, incur additional debt, pay or make dividends or other distributions, sell assets and enter into transactions with affiliates and merge or consolidate with other entities.

(b)	The revolving credit facility permits us to borrow up to the lesser of (i) $220,000 or (ii) our borrowing base (as calculated in accordance with the revolving credit facility agreement) minus our outstanding senior debt. The revolving credit facility expires on June 26, 2005. At our election, loans outstanding under the facility may be either base rate loans or Eurodollar loans, in accordance with the revolving credit facility agreement. At December 31, 2002, the loans outstanding under the credit facility accrue interest at a weighted average rate of 3.64%.

The revolving credit facility requires us to maintain specified financial ratios regarding leverage, interest coverage, consolidated tangible net worth and certain operational measurements and satisfy certain financial condition tests. The revolving credit facility also places certain restrictions on, among other things, our ability to incur additional debt or liens, pay or make dividends or other distributions, sell assets, enter into transactions with affiliates and merge or consolidate with other entities. The revolving credit facility is secured by a first-priority lien on all capital stock of subsidiaries owned by us.

On February 3, 2003, we completed a private placement of an additional $100.0 million of 9% Senior Notes at a price of 94.836%. The net proceeds of approximately $93.6 million were used to repay the $55.0 million outstanding under our credit facility as of December 31, 2002 and approximately $35.0 million of an additional $50.0 million which was drawn down from January 1, 2003 through the date of closing. As a result, as of February 3, 2003, we have $15.0 million outstanding under our credit facility and $175.5 million in availability.

(c)	In connection with the acquisition of Engle by Technical Olympic on November 22, 2000, we entered into a Credit Agreement (the Credit Agreement) with a bank providing for a $100.0 million term loan commitment and a $275.0 million revolving credit facility (subject to reduction based upon periodic determinations of a borrowing base). Proceeds from these facilities provided working capital and financed the required repurchase offer made to holders of Engle’s then outstanding $250.0 million principal amount of 9 1/4% Senior Notes due 2008 (the Engle Senior Notes). The term loan and revolving credit facility were repaid with the proceeds from the Notes Offering.

(d)	As a result of the change in control of Engle Homes, Engle was required by the indentures governing the Engle Senior Notes to offer to repurchase all of its outstanding Senior Notes at a price of 101% of the principal plus accrued interest. Upon termination of the offer in January 2001, Engle repurchased approximately $237.0 million of the Engle Senior Notes. Funds to repurchase the Engle Senior Notes were provided from the issuance of the $100.0 term loan under the Credit Agreement and additional advances under Engle’s revolving credit facility. Approximately $13.0 million of the Engle Senior Notes

TECHNICAL OLYMPIC USA, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

were not tendered and remained outstanding as of December 31, 2001. These notes were discharged with the proceeds from the Notes Offering.

(e)	On June 27, 2000, the Company entered into a syndicated $150.0 million secured revolving credit facility with six banks. This credit facility was used to finance the acquisition and development of residential subdivisions, the purchase of developed homesites and the construction of homes in the Texas, Tennessee and North Carolina markets. The credit facility was repaid with the proceeds from the Notes Offering.

(f)	The acquisition notes represent amounts payable to Westbrooke’s prior majority owner incurred in connection with our acquisition of Westbrooke. At December 31, 2001, the total of acquisition notes payable was approximately $7.4 million of which $2.0 million is included in Westbrooke liabilities associated with assets held for sale. The notes were repaid with the proceeds from the sale of Westbrooke. See Note 8.

     Financial Services Borrowings

      In order to fund the origination of residential mortgage loans, one of our subsidiaries, Preferred Home Mortgage Company (PHMC), entered into a $65.0 million revolving warehouse line of credit. The warehouse line of credit is comprised of (1) a credit facility providing for revolving loans of up to $40.0 million, subject to meeting borrowing base requirements based on the value of collateral provided and (2) a mortgage loan purchase and sale agreement which provides for the purchase by the lender of up to $25.0 million in mortgage loans generated by PHMC. At no time may the amount outstanding under the facility plus the amount of purchased loans pursuant to the purchase and sale agreement exceed $65.0 million. As of December 31, 2002, the Company had $48.3 million outstanding under the warehouse line of credit. The warehouse line of credit bears interest, at PHMC’s option, at either (1) the Federal Funds rate plus 1.375% or (2) a Eurodollar rate plus 1.25%. At December 31, 2001 and 2002, the loans outstanding under the warehouse line of credit accrued interest at a weighted average rate of 2.895% and 2.543% per annum, respectively. The warehouse line of credit requires PHMC to maintain certain financial ratios and minimums. The warehouse line of credit is secured by a guarantee from us and by funded mortgages which are pledged as collateral.

      The line of credit includes restrictions including maintenance of certain financial covenants. We are required to fund 2% of all mortgages originated and to sell all funded mortgages within 90 days. As of December 31, 2002, the Company was committed to selling its entire portfolio of mortgage loans held for sale. The warehouse line of credit was originally scheduled to expire on July 5, 2002. On June 25, 2002, the warehouse line of credit was amended to extend the expiration to June 24, 2003.

     Borrowing Capacity

      At December 31, 2002 the Company had the capacity to borrow an additional $140.1 million under the revolving credit facility and $16.7 million under the warehouse line of credit, subject to the Company satisfying the relevant borrowing conditions in those facilities.

6.     Acquisitions

      On October 4, 2002, we acquired the net assets of DS Ware Homes LLC, a homebuilder operating in Jacksonville, Florida. We paid $35.6 million in cash, of which $30.0 million was funded with proceeds from our revolving credit facility. In addition, if certain earnings targets are met for the five-month period after the closing, we will be obligated to pay up to an additional $5.2 million in cash to the sellers in 2003. Based on our preliminary allocation of the purchase price, this acquisition resulted in approximately $21.0 million of goodwill. The results of operations of DS Ware Homes LLC for the period from October 4, 2002 through December 31, 2002 are included in the accompanying consolidated statement of income for the year ended December 31, 2002.

TECHNICAL OLYMPIC USA, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

      On November 18, 2002, we acquired the net assets of Masonry Homes, Inc., a homebuilder operating in the northwestern suburbs of Baltimore and southern Pennsylvania. We paid $17.1 million in cash, which was funded with proceeds from our revolving credit facility. In addition, if certain targets are met regarding home sale deliveries, the development and/or subdivision of certain homesites and earnings for the 2003 and 2004 fiscal years, we will be obligated to pay up to an additional $21.3 million in cash to the sellers over a two-year period. This acquisition resulted in no material amount of goodwill being recorded. The results of operations of Masonry Homes, Inc. for the period from November 18, 2002 through December 31, 2002 are included in the accompanying consolidated statement of income for the year ended December 31, 2002.

7.     Severance and Merger Related Expenses

      During 2001, in connection with the Merger, we incurred approximately $2.6 million in legal, consulting, and related costs. These costs are included in severance and merger related expenses in the accompanying statement of income.

      Included in severance and merger related expenses in the accompanying consolidated statement of income for the year ended December 31, 2002 are costs of the merger and integration, such as professional fees and investment banking fees. These fees approximate $6.1 million. Additionally, we incurred approximately $4.8 million in severance charges attributable to former executives of the Company whose employment was terminated in connection with the Merger and $7.6 million for severance payments with respect to Mr. Engelstein and Mr. Shapiro. See Note 9.

8.     Sale of Westbrooke

      During March 2002, we committed to a plan to dispose of Westbrooke to eliminate operating redundancies in the South Florida market and to strengthen our financial position. Pursuant to this plan of disposition, we would sell 100% of the common stock of Westbrooke. On April 8, 2002, we signed a definitive agreement for the sale of Westbrooke to Standard Pacific Corp. (Standard Pacific) for approximately $41.0 million in cash. This sale was completed on April 15, 2002. In addition, Standard Pacific satisfied approximately $54.4 million of Westbrooke’s debt that included approximately $14.2 million of intercompany liabilities owed to us. Upon completion of this sale, we realized a gain of $4.3 million. We determined that in accordance with SFAS 144, as of March 31, 2002, the criteria to classify the Westbrooke assets as held for sale were met.

      Results of Westbrooke’s operations have been classified as discontinued operations, and prior periods have been restated. Discontinued operations include Westbrooke revenues, which totaled $178.2 million, $205.7 million and $44.2 million for the years ended December 31, 2000, 2001 and 2002, respectively.

TECHNICAL OLYMPIC USA, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

      As of December 31, 2001, the following major classes of assets and liabilities have been classified as held for sale in the accompanying statement of financial condition (dollars in thousands):

Cash	$15,103
Inventory	90,540
Property and equipment	2,765
Other assets	8,752

Westbrooke assets held for sale	$117,160

Accounts payable and accrued liabilities	$10,419
Customer deposits	7,671
Consolidated land bank obligations	13,122
Construction and acquisition loans payable	36,166
Other liabilities	4,422

Westbrooke liabilities associated with assets held for sale	$71,800

9.     Commitments and Contingencies

      We provide homebuyers with a limited warranty of workmanship and materials from the date of sale for up to two years. We generally have recourse against our subcontractors for claims relating to workmanship and materials. We also provide up to a ten-year homeowner’s warranty which covers major structural defects.

      We are subject to the normal obligations associated with entering into contracts for the purchase, development and sale of real estate in the routine conduct of our business. We are committed under various letters of credit and performance bonds which are required for certain development activities, deposits on land and homesite purchase contract deposits. At December 31, 2002, outstanding letters of credit and performance/surety bonds under these arrangements totaled approximately $35.9 million and $57.8 million, respectively.

      We entered into an agreement with an insurance company to underwrite private mortgage insurance on certain loans originated by our mortgage services subsidiary. Under the terms of the agreement, we share in the premiums generated on the loans and are exposed to losses in the event of a loan default.

      At December 31, 2002, our maximum exposure to losses relating to loans insured is approximately $1.8 million, which is further limited to the amounts held in trust of approximately $589,000. We minimize the credit risk associated with such loans through credit investigations of customers as part of the loan origination process and by monitoring the status of the loans and related collateral on a continuous basis.

      We are involved in various claims and legal actions arising in the ordinary course of business. In the opinion of management, the ultimate disposition of these matters will not have a material adverse effect on our consolidated financial position or results of operations.

      In early February 2002, Alec Engelstein, then Chief Executive Officer of Engle Homes, Inc., and David Shapiro, then Vice President — Chief Financial Officer of Engle Homes, Inc., resigned from their executive positions with Engle Homes, Inc. and alleged that they were entitled to receive severance packages in the aggregate amount of approximately $9.4 million, plus other benefits, including a claim by Mr. Engelstein of a monthly retirement benefit equal to 1/12th of his annual salary with such payments to continue for a period of 60 consecutive months. During September 2002, we reached an agreement whereby we would pay $7.6 million which was accrued and the related expense was recorded in severance and merger related expenses in the accompanying consolidated statement of income for the year ended December 31, 2002.

TECHNICAL OLYMPIC USA, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

      In connection with our announcement in March 2001 of our proposed merger with Engle, there was a class action suit filed in District Court, Clark County, Nevada, and a class action suit filed in the 80th Judicial District Court of Harris County, Texas, each of which challenged the merger as a breach of fiduciary duty. In addition, two interveners filed interventions in the Texas class action. In March 2002, we reached an agreement in principle for the settlement of the class actions and interventions. Under the terms of the settlement, we have agreed to pay the plaintiffs’ attorneys’ fees and expenses in an amount not to exceed $350,000 in the aggregate. The settlement was subject to a number of conditions, including the closing of the Merger, providing notice to the class, conducting confirmatory discovery, executing a definitive settlement agreement and obtaining final approval by the court. The parties originally contemplated that the settlement would be consummated in the Texas action. In the third quarter, the parties learned that the anticipated Texas forum was unavailable due to a prior dismissal. The parties are negotiating a settlement relating to the Nevada action and we anticipate executing a settlement agreement similar to the original agreement in principle. After payments made by our insurance provider, we anticipate being obligated to pay $125,000 in connection with the settlement of this litigation. This amount has been accrued for in our financial statements.

10.	Related Party Transactions

      In 2000, we entered into a purchasing agreement with our ultimate parent, Technical Olympic S.A. The agreement provided that Technical Olympic S.A. would purchase certain of the materials and supplies necessary for operations and sell them to our entities, all in an effort to consolidate the purchasing function. Although Technical Olympic S.A. would incur certain franchise tax expense, we would not be required to pay such additional purchasing liability. Technical Olympic S.A. purchased $70.5 million, $342.6 million and $191.6 million of materials and supplies on our behalf during the years ended December 31, 2000, 2001 and 2002, respectively. These materials and supplies bought by Technical Olympic S.A. under the purchasing agreement are provided to us at Technical Olympic S.A.’s cost. We do not pay a fee or other consideration to Technical Olympic S.A. under the purchasing agreement. We may terminate the purchasing agreement upon 60 days prior notice.

      In 2000, we entered into a management services agreement with Technical Olympic, whereby Technical Olympic will provide certain advisory, administrative and other services. For the years ended December 31, 2000, 2001 and 2002, we paid $1.5 million, $1.9 million and $1.4 million, respectively. These expenses are included in selling, general and administrative expenses in the accompanying statements of income.

      During 2001, through Westbrooke, we sold to Park/Walnut Creek Investors, LLC certain undeveloped real estate tracts. Walnut Creek is owned by several of the executive officers of Westbrooke. Additionally, during 2001, Engle entered into certain transactions to acquire developed lots from an entity owned by several of the current and former executive officers of Engle. See Note 3.

TECHNICAL OLYMPIC USA, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

11.	Income Taxes

      Components of income tax expense (benefit) from continuing operations consist of the following (dollars in thousands):

	Year Ended December 31,

	2000	2001	2002

Current:
Federal	$10,865	$47,055	$38,272
State	403	4,343	3,689

	11,268	51,398	41,961
Deferred:
Federal	2,089	667	(1,880)
State	315	153	(181)

	2,404	820	(2,061)

	$13,672	$52,218	$39,900

      The difference between total reported income taxes and expected income tax expense computed by applying the federal statutory income tax rate of 35% for 2000, 2001 and 2002 to income from continuing operations is reconciled as follows (dollars in thousands):

	Year Ended December 31,

	2000	2001	2002

Computed income tax expense at statutory rate	$13,106	$48,994	$37,429
State income taxes	467	2,922	2,269
Other, net	99	302	202

Income taxes	$13,672	$52,218	$39,900

      Significant temporary differences that give rise to the deferred tax assets and liabilities from continuing operations are as follows (dollars in thousands):

	December 31,

	2001	2002

Deferred tax assets:
Warranty reserve	$725	$602
Property and equipment, principally due to differences in depreciation	325	259
Inventory	4,939	4,534
Net operating loss carry forward	—	3,345
Other	154	94

Total deferred tax assets	6,143	8,834

TECHNICAL OLYMPIC USA, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

	December 31,

	2001	2002

Deferred tax liabilities:
Amortizable intangibles	(3,874)	(3,919)
Differences in reporting selling and marketing	(744)	(1,433)
Other	(120)	(16)

Total deferred tax liabilities	(4,738)	(5,368)

Net deferred tax asset	$1,405	$3,466

      The net deferred tax asset included in other assets in the accompanying consolidated statements of financial condition at December 31, 2001 and 2002 was $1.4 million and $3.5 million, respectively. We believe that it is more likely than not that the gross deferred tax assets will be realized or settled due to our ability to generate taxable income exclusive of reversing timing differences. Accordingly, no valuation allowance has been established at December 31, 2001 and 2002.

      Payments of $15.3 million, $47.2 million and $37.7 million were made to Technical Olympic for federal income taxes during 2000, 2001 and 2002, respectively.

12.     Stock Option Plan

      During 2001, we adopted the Technical Olympic USA, Inc. Annual and Long-Term Incentive Plan, formerly known as the Newmark Homes Corp. Annual and Long-Term Incentive Plan (the Plan) pursuant to which our employees, consultants and directors, and those of our subsidiaries and affiliated entities are eligible to receive options to purchase shares of common stock. Under the Plan, subject to adjustment as defined, the maximum number of shares with respect to which awards may be granted is 4,000,000. Pursuant to the Plan, no shares could be granted prior to consummation of the aforementioned merger between us and Engle. As a result, as of December 31, 2001, no options had been granted.

      Activity under the Plan for the year ended December 31, 2002 is as follows:

		Weighted Average
	Number of Options	Exercise Price

Outstanding at beginning of year	—	—
Granted	2,195,455	$19.37

Outstanding at end of year	2,195,455	$19.37

Exercisable at end of year	285,402	$17.17

      Exercise prices for options outstanding at December 31, 2002 range from $17.17 – $22.86 and had a weighted average remaining contractual life of ten years.

      Included in the 2,195,455 options granted during the year are 592,776 options granted to executives which contain accelerated vesting criteria. These options are being accounted for under the variable accounting method as provided for by APB Opinion No. 25. No expense has been recorded during the year ended December 31, 2002 as the exercise price is greater than the current market price of the stock.

      We have elected to follow APB Opinion No. 25 in accounting for employee stock options. The exercise price of our employee stock options equal or exceed the market price of the underlying stock on the date of grant, and therefore no compensation expense is recognized. SFAS No. 123, Accounting For Stock Based

TECHNICAL OLYMPIC USA, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Compensation, requires disclosure of pro forma income and pro forma income per share as if the fair value based method had been applied in measuring compensation expense.

	As Reported	Pro Forma

Income from continuing operations	$67,041	$64,748
Income from discontinued operations	4,963	4,963

Net income	$72,004	$69,711

Earnings per common share (basic and diluted):
From continuing operations	$2.35	$2.32
From discontinued operations	.18	.18

Net income	$2.53	$2.50

      The weighted average fair value of each option granted during the year ended December 31, 2002 was $5.40. The fair values of options granted were estimated on the date of their grant using the Black-Scholes option pricing model based on the following weighted average assumptions:

Expected volatility	0.48%
Expected dividend yield	0%
Risk-free interest rate	3.0% – 4.0%
Expected life	4-7 years

      On January 1, 2003, we granted 900,000 options to one of our executives. The weighted average exercise price of these options is $19.37 with a contractual life of ten years.

13.	Employee Benefit Plans

      We have two defined contribution plans established pursuant to Section 401(k) of the Internal Revenue Code. Employees contribute to the plan a percentage of their salaries, subject to certain dollar limitations, and we match a portion of the employees’ contributions. Our contributions to the plans for the years ended December 31, 2000, 2001 and 2002, amounted to $0.6 million, $1.1 million and $1.3 million, respectively.

TECHNICAL OLYMPIC USA, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

14.     Quarterly Results (Unaudited)

      Quarterly results for the years ended December 31, 2001 and 2002, which have been restated for the Merger, are reflected below (dollars in thousands):

	First	Second	Third	Fourth

2001:
Revenue	$316,564	$367,016	$369,409	$372,582
Homebuilding gross profit	61,680	73,970	76,883	72,093
Income from continuing operations	18,026	23,067	24,959	21,713
Discontinued operations(a)	1,180	597	1,297	3,198
Net income	19,206	23,664	26,256	24,911
Basic and diluted earnings per share:
Income from continuing operations	0.64	0.83	0.90	0.78
Net income	0.68	0.85	0.95	0.89
2002:
Revenue	310,317	363,563	351,444	391,982
Homebuilding gross profit	61,607	72,051	70,105	73,024
Income from continuing operations	8,929	11,563	26,338	20,211
Discontinued operations(a)	640	4,323	—	—
Net income	9,569	15,886	26,338	20,211
Basic and diluted earnings per share:
Income from continuing operations	0.32	0.41	0.95	0.72
Net income	0.34	0.57	0.95	0.72

      Quarterly and year-to-date computations of per share amounts are made independently. Therefore, the sum of per share amounts for the quarters may not agree with the per share amounts for the year.

(a)	Discontinued operations include the after-tax operations of Westbrooke. See Note 8.

TECHNICAL OLYMPIC USA, INC.

CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

	December 31,	March 31,
	2002	2003

	(Dollars in thousands, except
	share amounts)
	(Unaudited)
ASSETS
HOMEBUILDING:
Cash and cash equivalents:
Unrestricted	$44,825	$43,298
Restricted	23,645	15,663
Inventory	753,872	853,841
Property and equipment, net	13,862	16,365
Other assets	30,681	44,451
Goodwill, net	78,252	100,525

	945,137	1,074,143
FINANCIAL SERVICES:
Cash and cash equivalents:
Unrestricted	4,386	5,781
Restricted	22,866	22,188
Mortgage loans held for sale	58,840	44,065
Other assets	3,659	2,746

	89,751	74,780

Total assets	$1,034,888	$1,148,923

LIABILITIES AND STOCKHOLDERS’ EQUITY
HOMEBUILDING:
Accounts payable	$12,800	$20,853
Accrued and other liabilities	84,020	91,973
Customer deposits	24,564	28,949
Consolidated land bank obligations	16,288	12,901
Homebuilding borrowings	413,110	505,642

	550,782	660,318
FINANCIAL SERVICES:
Accounts payable and other liabilities	21,560	21,802
Financial services borrowings	48,309	34,604

	69,869	56,406

Total liabilities	620,651	716,724
Minority interest	9,092	9,238
Commitments and contingencies	—	—
Stockholders’ equity:
Common stock — $.01 par value; 67,000,000 shares authorized and 27,878,787 and 27,889,036 shares issued and outstanding at December 31, 2002 and March 31, 2003, respectively	279	279
Additional paid-in capital	322,400	322,560
Retained earnings	82,466	100,122

Total stockholders’ equity	405,145	422,961

Total liabilities and stockholders’ equity	$1,034,888	$1,148,923

See accompanying notes to consolidated unaudited financial statements.

TECHNICAL OLYMPIC USA, INC.

CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended
	March 31,

	2002	2003

	(Dollars in thousands, except
	share amounts)
	(Unaudited)
HOMEBUILDING:
Revenues:
Home sales	$302,155	$313,820
Land sales	383	2,060

	302,538	315,880
Cost of sales:
Home sales	239,645	246,280
Land sales	430	1,841

	240,075	248,121

Gross profit	62,463	67,759
Selling, general and administrative expenses	37,704	43,790
Depreciation and amortization	1,631	1,646
Severance expenses	13,828	—
Other income, net	(222)	(1,019)

Homebuilding pretax income	9,522	23,342
FINANCIAL SERVICES:
Revenues	7,954	10,645
Expenses	3,780	6,160

Financial Services pretax income	4,174	4,485

Income from continuing operations before income taxes	13,696	27,827
Income tax expense	4,767	10,171

Income from continuing operations	8,929	17,656
Discontinued operations:
Income from discontinued operations	1,027	—
Income tax expense	387	—

Income from discontinued operations, net of taxes	640	—

Net income	$9,569	$17,656

EARNINGS PER COMMON SHARE (BASIC AND DILUTED):
From continuing operations	$0.32	$0.63
From discontinued operations	0.02	—

Net income	$0.34	$0.63

WEIGHTED AVERAGE NUMBER OF COMMON SHARES
OUTSTANDING:
Basic and diluted	27,878,787	27,882,090

See accompanying notes to consolidated unaudited financial statements.

TECHNICAL OLYMPIC USA, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended
	March 31,

	2002	2003

	(Dollars in thousands)
	(Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$9,569	$17,656
Adjustments to reconcile net income to net cash provided by operating activities:
Income from discontinued operations	(640)	—
Depreciation and amortization	1,631	1,646
Non-cash compensation expense	—	160
Changes in operating assets and liabilities:
Restricted cash	3,154	8,660
Inventory	(913)	(44,610)
Other assets	(5,998)	(6,761)
Accounts payable and accrued and other liabilities	8,604	9,423
Customer deposits	532	676
Mortgage loans held for sale	22,214	14,775

Net cash provided by operating activities	38,153	1,625
CASH FLOWS FROM INVESTING ACTIVITIES:
Amounts paid for acquisitions, net of cash acquired	—	(58,968)
Additional consideration paid for acquisitions	—	(11,594)
Net additions to property and equipment	(1,550)	(4,068)

Net cash used in investing activities	(1,550)	(74,630)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from notes offering	—	94,836
Payments for deferred financing costs	—	(2,597)
Net proceeds from (repayments on) revolving credit facilities	1,262	(2,420)
Net repayments on Financial Services borrowings	(24,756)	(13,705)
Minority interest in consolidated subsidiaries	(4,298)	146
Net payments on consolidated land bank obligations	(444)	(3,387)
Distributions by Engle	(3,012)	—

Net cash (used in) provided by financing activities	(31,248)	72,873

Net cash provided by (used in) operations	5,355	(132)
Net cash provided by discontinued operations	5,647	—

Increase (decrease) in cash and cash equivalents	11,002	(132)

Cash and cash equivalents at beginning of period	75,136	49,211

Cash and cash equivalents at end of period	$86,138	$49,079

See accompanying notes to consolidated unaudited financial statements.

TECHNICAL OLYMPIC USA, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

March 31, 2003

1.     Business and Organization

     Business

      Technical Olympic USA, Inc. (“we” or the “Company”) is a Delaware corporation. We are a large diversified homebuilder in the United States. We operate in 14 metropolitan markets, located in four major geographic regions: Florida, Texas, the West, and the Mid-Atlantic. We design, build, and market high quality detached single-family residences, town homes and condominiums. In addition to our homebuilding operations, we offer a variety of financial services, including mortgage financing, title insurance, and closing services, to homebuyers and others in the majority of our markets. We do not retain or service the mortgages that we originate but, rather, sell the mortgages and related servicing rights to investors.

     Organization

     The Merger and Notes Offering

      On June 25, 2002, Engle Holdings Corp. (Engle) merged with and into Newmark Homes Corp. (Newmark). The combined company was renamed Technical Olympic USA, Inc. Each issued and outstanding share of Engle common stock was exchanged for 1,724.08294 shares of Newmark common stock (the Merger). At the date of the Merger, there were 9,500 shares of Engle common stock issued and outstanding, all of which were held by Technical Olympic, Inc. (Technical Olympic). As a result of the Merger, 16,378,787 of additional shares were issued to Technical Olympic. In addition, we assumed $75.4 million of debt incurred by Technical Olympic (the Technical Olympic Debt). The Technical Olympic Debt accrued interest at rates ranging from 13.5% to 14.875% and was to mature on September 30, 2004. As both Engle and Newmark were under the control of Technical Olympic, in accordance with Statement of Financial Accounting Standards (SFAS) No. 141, “Business Combinations”, the Merger was accounted for in a manner similar to a pooling of interests, whereby we recognized the acquired assets and liabilities of Engle at their historical carrying amounts. As both entities came under common control of Technical Olympic on November 22, 2000, the financial statements and other operating data have been restated to include the operations of Engle from November 22, 2000. Our assumption of the $75.4 million of Technical Olympic Debt has been accounted for as a distribution.

      As a result of the exchange of equity interests, Technical Olympic owned 91.75% of our outstanding common stock. Technical Olympic is a wholly-owned subsidiary of Technical Olympic (UK) PLC, a company formed under the laws of Great Britain, which is a wholly-owned subsidiary of Technical Olympic S.A., a publicly-traded Greek company that is traded on the Athens Stock Exchange. As of March 31, 2003, Technical Olympic owns 91.72% of our outstanding common stock.

      Concurrently with the Merger, we completed a private placement of $200.0 million 9% senior notes (the “June 2002 Senior Notes”) and $150.0 million 10 3/8% senior subordinated notes due 2012 (the “June 2002 Senior Subordinated Notes”). And together they are called the “Notes Offering”. The net proceeds of approximately $335.0 million from the Notes Offering were used to repay certain indebtedness of both Newmark and Engle and the Technical Olympic Debt that was assumed in connection with the Merger. Additionally, we entered into a revolving credit facility to fund working capital, which provided for loans up to $220.0 million.

      Subsequently, these privately placed senior and senior subordinated notes issued pursuant to the Notes Offering were exchanged for an equivalent amount of notes at their respective interest rates, which are registered under the Securities Act of 1933.

TECHNICAL OLYMPIC USA, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

     Engle Acquisition

      On November 22, 2000, Engle became a wholly-owned subsidiary of Technical Olympic. Engle’s stockholders received $19.10 for each share of Engle’s common stock at the time of acquisition. Following the acquisition, the common stock of Engle ceased to be publicly traded. The acquisition of Engle was accounted for using the purchase method of accounting. Total consideration for the acquisition approximated $542.0 million, including $216.0 million in cash and the assumption of $326.0 million of liabilities. The “push down” basis of accounting resulted in us allocating approximately $527.0 million to inventories and other identifiable assets and $15.0 million to goodwill.

      As a result of the change in control of Engle, Engle was required by the indentures governing its senior notes to offer to repurchase all of its outstanding senior notes at a price of 101% of the principal plus accrued interest. Upon termination of the notes offer in January 2001, Engle repurchased approximately $237.0 million of its senior notes. Approximately $13.0 million of the senior notes were not tendered and remained outstanding as of December 31, 2001. These notes were discharged with the proceeds from the Notes Offering.

2.     Summary of Significant Accounting Policies

     Basis of Presentation

      The consolidated financial statements include our accounts and those of our subsidiaries. Our accounting and reporting policies conform to accounting principles generally accepted in the United States and general practices within the homebuilding industry. All significant intercompany balances and transactions have been eliminated in the consolidated financial statements.

      The preparation of financial statements in accordance with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

      Due to our normal operating cycle being in excess of one year, we present unclassified statements of financial condition.

     Interim Presentation

      The accompanying condensed consolidated financial statements have been prepared by us and are unaudited. Certain information and footnote disclosures normally included in financial statements presented in accordance with accounting principles generally accepted in the United States have been omitted from the accompanying statements. Management believes the disclosures made are adequate to make the information presented not misleading. However, the financial statements included as part of this 10-Q filing should be read in conjunction with the financial statements and notes thereto included in our December 31, 2002 Annual Report on Form 10-K. The accompanying unaudited consolidated financial statements reflect all adjustments, consisting primarily of normal recurring items that, in the opinion of management, are considered necessary for a fair presentation of the financial position, results from operations, and cash flows for the periods presented. Results of operations achieved through March 31, 2003 are not necessarily indicative of those that may be achieved for the year ending December 31, 2003.

     Segment Reporting

      In accordance with SFAS No. 131, “Disclosures about Segments of an Enterprise and Related Information”, we have concluded that our operating segments consist of homebuilding and financial services. These two segments are segregated in the accompanying consolidated financial statements under “Homebuilding” and “Financial Services,” respectively.

TECHNICAL OLYMPIC USA, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

     Earnings per Share

      We present earnings per share in accordance with the provisions of SFAS No. 128, “Earnings Per Share”. Basic earnings per share is computed by dividing earnings attributable to common stockholders by the weighted average number of common shares outstanding for the period.

      Diluted earnings per share is computed based on the weighted average number of shares of common stock and dilutive securities outstanding during the period. Dilutive securities are not included in the weighted average number of shares when inclusion would increase the earnings per share or decrease the loss per share. For the periods ended March 31, 2002 and 2003, we had no dilutive securities outstanding. All of the vested options granted are anti-dilutive as their exercise prices are above market.

Stock-Based Compensation

      We account for our stock option plan in accordance with the provisions of Accounting Principles Board (APB) Opinion No. 25, “Accounting for Stock Issued to Employees”, and related interpretations. As such, compensation expense would be recorded on the date of grant only if the current market price of the underlying stock exceeded the exercise price.

Reclassifications

      Certain reclassifications have been made to conform the prior period’s amounts to the current period’s presentation.

New Accounting Pronouncements

      In January 2003, the Financial Accounting Standards Board (FASB) issued FASB Interpretation (Interpretation) No. 46, “Consolidation of Variable Interest Entities”, an interpretation of Accounting Research Bulletin No. 51, “Consolidated Financial Statements”. Interpretation No. 46 addresses consolidation by business enterprises of variable interest entities, which have one or both of the following characteristics: (i) the equity investment at risk is not sufficient to permit the entity to finance its activities without additional subordinated support from other parties, which is provided through other interests that will absorb some or all of the expected losses of the entity; (ii) the equity investors lack one or more of the following essential characteristics of a controlling financial interest: the direct or indirect ability to make decisions about the entities activities through voting rights or similar rights; or the obligation to absorb the expected losses of the entity if they occur, which makes it possible for the entity to finance its activities; the right to receive the expected residual returns of the entity if they occur, which is the compensation for the risk of absorbing the expected losses.

      Interpretation No. 46 also requires expanded disclosures by the primary beneficiary (as defined) of a variable interest entity and by an enterprise that holds a significant variable interest in a variable interest entity but is not the primary beneficiary. Interpretation No. 46 applies immediately to variable interest entities created after January 31, 2003, and to variable interest entities in which an enterprise obtains an interest after that date. It applies in the first fiscal year or interim period beginning after June 15, 2003, to variable interest entities in which an enterprise holds a variable interest that it acquired before February 1, 2003. Interpretation No. 46 may be applied prospectively with a cumulative-effect adjustment as of the date on which it is first applied or by restating previously issued financial statements for one or more years with a cumulative-effect adjustment as of the beginning of the first year restated. As Interpretation No. 46 has just been issued, we have not completed our evaluation as to the potential impact on our consolidated financial statements. However, based on preliminary review, management does not believe that the adoption of Interpretation No. 46 will have a significant effect on our consolidated financial statements.

TECHNICAL OLYMPIC USA, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

3.     Inventory

      Inventory consists of the following (dollars in thousands):

	December 31,	March 31,
	2002	2003

Deposits and homesites and land under development	$397,362	$457,295
Residences completed and under construction	356,510	396,546

	$753,872	$853,841

      A summary of Homebuilding interest capitalized in inventory is as follows (dollars in thousands):

	Three Months Ended
	March 31,

	2002	2003

Interest capitalized, beginning of period	$12,226	$11,578
Interest incurred	4,248	11,045
Less interest included in:
Cost of sales	(6,937)	(7,382)
Interest expense	(67)	—

Interest capitalized, end of period	$9,470	$15,241

4.     Acquisitions

      On February 28, 2003, we acquired the net assets of James Construction Company (James), a homebuilder operating in the greater Denver, Colorado area, for approximately $22.0 million in cash. In addition, we are obligated to pay an additional $1.4 million to the sellers over a two-year period. This acquisition resulted in no goodwill being recorded. The results of operations of James for the period from February 28, 2003 through March 31, 2003 are included in the accompanying consolidated statement of income for the period ended March 31, 2003.

      On February 6, 2003, we acquired the net assets of Trophy Homes, Inc. (Trophy), a homebuilder operating in Las Vegas, Nevada, and certain homesites for approximately $36.2 million in cash. In addition, if certain targets are met regarding home deliveries during 2003 and 2004, we will be obligated to pay up to an additional $2.5 million to the sellers over a two-year period. Based on our preliminary allocation of the purchase price, this acquisition resulted in approximately $5.8 million of goodwill. The results of operations of Trophy for the period from February 6, 2003 through March 31, 2003 are included in the accompanying consolidated statement of income for the period ended March 31, 2003.

      On November 18, 2002, we acquired the net assets of Masonry Homes, Inc., a homebuilder operating in the northwestern suburbs of Baltimore. We paid $17.1 million in cash. In addition, if certain targets are met regarding home deliveries, the development and/or subdivision of certain homesites and earnings for the 2003 and 2004 fiscal years, we will be obligated to pay up to an additional $21.3 million to the sellers over a two-year period. During the three months ended March 31, 2003, we paid additional consideration of $11.3 million in cash to the sellers, all of which was recorded as goodwill.

      On October 4, 2002, we acquired the net assets of DS Ware Homes LLC, a homebuilder operating in Jacksonville, Florida for $35.6 million. In addition, if certain earnings targets were met for the five-month period after the closing, we were obligated to pay up to an additional $5.2 million to the sellers in 2003. During the three months ended March 31, 2003, we accrued $4.7 million as additional consideration, which was paid in April 2003. The entire amount was recorded as goodwill.

TECHNICAL OLYMPIC USA, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

5.     Borrowings

      On February 3, 2003, we completed a private placement of $100.0 million of 9% Senior Notes due 2010 at a price of 94.836% of the principal face amount plus interest accrued since January 1, 2003. The net proceeds of approximately $93.6 million were primarily used to repay amounts outstanding under our credit facility. These securities were issued pursuant to an indenture with the same terms and conditions as our $200.0 million of 9% Senior Notes due 2010 were issued.

      On April 22, 2003, we completed a private placement of an additional $35.0 million of our 10 3/8% Senior Subordinated Notes due 2012 at a price of 98.5% of the principal face amount plus interest accrued since January 1, 2003. The net proceeds of approximately $34.5 million were used to repay amounts outstanding under our credit facility. These additional debt securities were issued under the same indenture pursuant to which our $150.0 million of 10 3/8% Senior Subordinated Notes due 2012 were issued.

      On April 4, 2003, we amended our revolving credit facility to increase the amount we are permitted to borrow to the lesser of (i) $305.0 million, or (ii) our borrowing base (calculated in accordance with the revolving credit facility agreement) minus our outstanding senior debt, and to increase the amount of the letter of credit subfacility to $80.0 million. Subsequently, we increased the size of the facility to provide up to an additional $10.0 million of revolving loans. In addition, we have the right to increase the size of the facility to provide for up to an additional $10.0 million of revolving loans, subject to meeting certain requirements.

6.     Commitments and Contingencies

      We are involved in various claims and legal actions arising in the ordinary course of business. In the opinion of management, the ultimate disposition of these matters will not have a material adverse effect on our consolidated financial position or results of operations.

      We provide homebuyers with a limited warranty of workmanship and materials from the date of sale for up to two years. We generally have recourse against our subcontractors for claims relating to workmanship and materials. We also provide up to a ten-year homeowner’s warranty which covers major structural defects.

      We have established warranty reserves for homes in amounts estimated to cover potential costs for materials and labor. Reserves are based on historical trends, adjusted as appropriate for current quantitative and qualitative factors. The following table sets forth the activity in our warranty reserve for the three months ended March 31, 2003:

Accrued warranty costs at December 31, 2002	$4,795
Estimated liability recorded	1,686
Settlements made	(1,803)

Accrued warranty costs at March 31, 2003	$4,678

      During the three months ended March 31, 2003, we completed a sale-leaseback transaction of 76 of our model homes, for net proceeds of $26.2 million. In connection with this transaction, we deferred profit of $4.2 million which is being amortized over the lease term. The lease term varies on a per house basis and ranges from 3 to 36 months.

      In connection with our announcement in March 2001 of our proposed merger with Engle, there was a class action suit filed in District Court, Clark County, Nevada, and a class action suit filed in the 80th Judicial District Court of Harris County, Texas, each of which challenged the merger as a breach of fiduciary duty. In addition, two interveners filed interventions in the Texas class action. In March 2002, we reached an agreement in principle for the settlement of the class actions and interventions. Under the terms of the settlement, we have agreed to pay the plaintiffs’ attorneys’ fees and expenses in an amount not to exceed

TECHNICAL OLYMPIC USA, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

$350,000 in the aggregate. The settlement was subject to a number of conditions, including the closing of the Merger, providing notice to the class, conducting confirmatory discovery, executing a definitive settlement agreement and obtaining final approval by the court. The parties originally contemplated that the settlement would be consummated in the Texas action. In the third quarter of 2002, the parties learned that the anticipated Texas forum was unavailable due to a prior dismissal. On April 28, 2003, the court entered an Order and Final Judgment approving the settlement relating to the Nevada action. After payments made by our insurance provider, we paid approximately $139,000 in connection with the settlement of this litigation. This amount was accrued at March 31, 2003.

7.     Sale of Westbrooke

      During March 2002, we committed to a plan to dispose of Westbrooke Acquisition Corp. and its subsidiaries (Westbrooke) to eliminate operating redundancies in the South Florida market and to strengthen our financial position. Pursuant to this plan of disposition, we would sell 100% of the common stock of Westbrooke. On April 8, 2002, we signed a definitive agreement for the sale of Westbrooke to Standard Pacific Corp. (Standard Pacific) for approximately $41.0 million in cash. This sale was completed on April 15, 2002. In addition, Standard Pacific satisfied approximately $54.0 million of Westbrooke’s debt that included approximately $14.2 million of intercompany liabilities owed to us. Upon completion of this sale, we recognized a gain of $4.3 million. We determined that in accordance with SFAS No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets”, as of March 31, 2002, the criteria to classify the Westbrooke assets as held for sale were met. Results of Westbrooke’s operations have been classified as discontinued operations, which includes revenues of $38.7 million for the period ended March 31, 2002.

8.     Severance Related Expenses

      In early February 2002, certain former executive offers resigned from their positions with Engle Homes, Inc. and alleged that they were entitled to receive severance packages in the aggregate amount of approximately $9.4 million, plus other benefits, including a claim by one of these officers of a monthly retirement benefit equal to 1/12th of his annual salary with such payments to continue for a period of 60 consecutive months. We accrued $13.7 million in connection with this matter during the three months ended March 31, 2002, based on our estimate of our probable exposure at the time. During September 2002, we reached an agreement whereby we would pay $7.6 million. As a result, we subsequently recognized a $6.1 million reduction of this accrual.

9.     Shareholder’s Equity and Stock-Based Compensation

      During 2001, we adopted the Technical Olympic USA, Inc. Annual and Long-Term Incentive Plan, formerly known as the Newmark Homes Corp. Annual and Long-Term Incentive Plan (the Plan) pursuant to which our employees, consultants and directors, and those of our subsidiaries and affiliated entities are eligible to receive shares of restricted common stock and/or options to purchase shares of common stock. Under the Plan, subject to adjustment as defined, the maximum number of shares with respect to which awards may be granted is 4,000,000. Pursuant to the Plan, no shares could be granted prior to consummation of the aforementioned merger between us and Engle. As a result, as of March 30, 2002, no options had been granted.

      During the year ended December 31, 2002, we granted 2,195,455 options to executives under the Plan. During the three months ended March 31, 2003, we granted 1,227,000 options to employees and 14,036 options to certain independent directors. Of the 3,436,491 options granted, 839,776 contain accelerated vesting criteria that are being accounted for under the variable accounting method as provided by APB Opinion No. 25. No expense has been recorded during the three months ended March 31, 2003 as the exercise price is greater than the current market price of the stock.

TECHNICAL OLYMPIC USA, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

      We have elected to follow APB Opinion No. 25 in accounting for our employee stock options. The exercise price of our employee stock options equal or exceed the market price of the underlying stock on the date of grant, and therefore no compensation expense is recognized. SFAS No. 123, as amended by SFAS No. 148, requires disclosure of pro forma income and pro forma income per share as if the fair value based method had been applied in measuring compensation expense.

	As Reported	Pro Forma

Net income	$17,656	$15,652
Earnings per common share — basic and diluted	$0.63	$0.56

      During the three months ended March 31, 2003, we awarded 10,249 shares of restricted common stock under the Plan to certain independent directors as compensation for board services. In connection with this stock award, we recognized expense of $160,000, which is included in selling, general and administrative expenses in the accompanying consolidated statement of income.

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

The Stockholder

Engle Holdings Corp.

      We have audited the accompanying consolidated balance sheet of Engle Holdings Corp., and subsidiaries as of December 31, 2001 and the related consolidated statements of income, stockholder’s equity and cash flows for the year then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

      We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

      In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Engle Holdings Corp. and subsidiaries at December 31, 2001, and the consolidated results of their operations and their cash flows for the year then ended in conformity with accounting principles generally accepted in the United States.

ERNST & YOUNG LLP

Miami, Florida

January 18, 2002

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Stockholder

Engle Holdings Corp.

      We have audited the accompanying consolidated balance sheet of Engle Holdings Corp., and subsidiaries as of December 31, 2000 and the related consolidated statements of operations, shareholder’s equity and cash flows for the periods from November 22, 2000 to December 31, 2000 and November 1, 2000 to November 21, 2000, and for the fiscal years ended October 31, 2000 and 1999. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

      We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

      In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Engle Holdings Corp. and subsidiaries at December 31, 2000, and the results of their operations and their cash flows for the periods from November 22, 2000 to December 31, 2000 and November 1, 2000 to November 21, 2000, and for the fiscal years ended October 31, 2000 and 1999, in conformity with accounting principles generally accepted in the United States of America.

BDO SEIDMAN, LLP

Miami, Florida

February 27, 2001

ENGLE HOLDINGS CORP. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	December 31,

	2001	2000

	(In thousands, except
	share data)
ASSETS
Homebuilding:
Cash and cash equivalents:
Unrestricted	$57,487	$15,460
Restricted	7,738	3,841
Inventories	456,303	444,070
Property and equipment, net	5,474	5,330
Other assets	27,126	21,549
Goodwill, net of accumulated amortization of $953 and $105, respectively	14,788	15,128
Deferred tax asset	4,169	9,557

	573,085	514,935
Financial Services:
Cash and cash equivalents:
Unrestricted	7,930	2,618
Restricted	19,605	6,364
Mortgage loans held for sale	50,933	14,406
Other assets	3,295	1,240

	81,763	24,628

Total assets	$654,848	$539,563

LIABILITIES
Homebuilding:
Accounts payable and accrued liabilities	$34,226	$27,293
Customer deposits	21,994	21,817
Consolidated land bank obligations	30,022	—
Borrowings	202,938	217,532
Senior notes payable	12,897	38,065

	302,077	304,707

Financial Services:
Accounts payable and accrued liabilities	18,828	6,035
Financial service borrowings	38,689	9,071

	57,517	15,106

Total liabilities	359,594	319,813
Minority interest	35,696	—
Shareholder’s equity
Common stock, $.01 par, 50,000 shares authorized and 9,500 shares issued and outstanding	—	—
Additional paid-in capital	215,709	215,709
Retained earnings	43,849	4,041

Total shareholder’s equity	259,558	219,750

Total liabilities and shareholder’s equity	$654,848	$539,563

See accompanying notes to consolidated financial statements.

ENGLE HOLDINGS CORP. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

		Period from	Period from
		November 22,	November 1,
	Year Ended	2000 through	2000 through	Year Ended October 31,
	December 31,	December 31,	November 21,
	2001	2000	2000	2000	1999

	(Successor)	(Successor)	(Predecessor)	(Predecessor)

	(In thousands)
Homebuilding:
Revenues:
Sales of homes	$958,125	$82,999	$25,768	$794,445	$704,563
Sales of land	10,499	1,374	360	24,053	11,236
Rent and other	5,412	351	400	3,383	3,450

	974,036	84,724	26,528	821,881	719,249

Costs and expenses:
Cost of sales — homes	763,708	68,189	21,385	664,818	593,046
Cost of sales — land	9,639	1,326	268	21,405	10,659
Selling, general and administrative	95,947	8,247	4,726	79,158	71,079
Acquisition and merger related charges	1,864	—	20,118	—	—
Depreciation and amortization	6,457	721	330	6,108	5,604

	877,615	78,483	46,827	771,489	680,388

Homebuilding pretax income (loss)	96,421	6,241	(20,299)	50,392	38,861

Financial Services:
Revenue	32,659	2,562	1,078	22,130	22,691
Expenses	17,688	1,635	961	15,324	15,907

Financial Services pretax income	14,971	927	117	6,806	6,784

Income (loss) before income taxes (benefit)	111,392	7,168	(20,182)	57,198	45,645
Provision (benefit) for income taxes	42,068	2,764	(5,949)	21,534	17,619

Net income (loss)	$69,324	$4,404	$(14,233)	$35,664	$28,026

See accompanying notes to consolidated financial statements.

ENGLE HOLDINGS CORP. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF SHAREHOLDER’S EQUITY

	Common Stock		Additional
			Paid-in	Retained
	Shares	Amount	Capital	Earnings	Total

	(In thousands, except number of shares)
Predecessor Company
Amounts at October 31, 1998	11,169,000	$112	$103,134	$58,478	$161,724
Net income	—	—	—	28,026	28,026
Dividends to shareholders	—	—	—	(2,242)	(2,242)
Common stock issued in connection with employee stock bonus plan	69,000	—	882	—	882
Common stock issued in connection with exercise of stock options	10,000	—	96	—	96
Common stock purchased in connection with Company’s share repurchase plan	(200,000)	(2)	(2,052)	—	(2,054)

Amounts at October 31, 1999.	11,048,000	110	102,060	84,262	186,432
Net income	—	—	—	35,664	35,664
Dividends to shareholders	—	—	—	(2,641)	(2,641)
Common stock issued in connection with employee stock bonus plan	127,000	1	1,222	—	1,223
Common stock issued in connection with exercise of stock options	5,000	1	55	—	56
Common stock purchased in connection with Company’s share repurchase plan	(308,000)	(3)	(3,040)	—	(3,043)

Amounts at October 31, 2000.	10,872,000	109	100,297	117,285	217,691
Net loss for the period November 1, 2000 through November 21, 2000.	—	—	—	(14,233)	(14,233)
Cancellation of Company’s shares as a result of merger	(10,872,000)	(109)	(100,297)	(103,052)	(203,458)

Amounts at November 21, 2000.	—	$—	$—	$—	$—

Successor Company
Conversion of Helios Acquisition Corporation stock to Company stock under merger	9,500	$—	$215,709	$—	$215,709
Net income for the period November 22, 2000 through December 31, 2000.	—	—	—	4,404	4,404
Net distributions to Parent	—	—	—	(363)	(363)

Amounts at December 31, 2000.	9,500	—	215,709	4,041	219,750
Net income	—	—	—	69,324	69,324
Net distributions to Parent	—	—	—	(29,516)	(29,516)

Amounts at December 31, 2001.	9,500	$—	$215,709	$43,849	$259,558

See accompanying notes to consolidated financial statements.

ENGLE HOLDINGS CORP. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

		Period from	Period from
		November 22,	November 1,	Year Ended
	Year Ended	2000 through	2000 through	October 31,
	December 31,	December 31,	November 21,
	2001	2000	2000	2000	1999

	(Successor)	(Successor)	(Predecessor)	(Predecessor)

	(In thousands)
Operating activities
Net income (loss)	$69,324	$4,404	$(14,233)	$35,664	$28,026
Adjustments to reconcile net income (loss) to net cash provided (required) by operating activities:
Depreciation and amortization	6,457	721	330	6,108	5,604
Impairment loss	530	161	—	3,979	2,690
Deferred income taxes	5,388	2,764	(5,949)	(1,692)	(226)
Employee stock compensation	—	—	—	1,223	882
Other	(516)	—	—	—	—
Changes in operating assets and liabilities:
Restricted cash	(17,138)	(494)	4	(1,622)	(1,018)
Inventories	(12,763)	(3,124)	(29,314)	(26,633)	(36,874)
Other assets	(9,367)	(3,525)	(61)	(1,688)	(2,699)
Mortgages held for sale	(36,527)	(6,062)	14,027	4,951	(1,553)
Accounts payable and accrued expenses	19,726	(17,426)	16,513	2,843	5,201
Customer deposits	177	(62)	950	4,650	4,052

Net cash provided (required) by operating activities	25,291	(22,643)	(17,733)	27,783	4,085

Investing activities
Acquisition of property and equipment	(4,009)	(32)	(521)	(3,829)	(6,176)

Net cash (required) by investing activities	(4,009)	(32)	(521)	(3,829)	(6,176)

Financing activities
Proceeds from borrowings	27,001	215,000	—	—	22,000
Repayment of borrowings	(66,764)	(214,925)	(21)	(2,249)	(72,399)
Proceeds from issuance of senior debt	—	—	—	—	96,587
Repurchase of common stock	—	—	—	(3,043)	(2,054)
Distributions to shareholders	—	—	—	(2,641)	(2,242)
Distributions to parent	(29,516)	(363)	—	—	—
Proceeds from exercise of stock options	—	—	—	56	96
Decrease (increase) in financial service borrowings	29,618	5,585	(14,371)	(8,919)	1,006
Increase in minority interest	35,696	—	—	—	—
Increase in consolidated land bank obligation	30,022	—	—	—	—

Net cash provided (required) by financing activities	26,057	5,297	(14,392)	(16,796)	42,994

Net increase (decrease) in cash	47,339	(17,378)	(32,646)	7,158	40,903
Cash and cash equivalents at beginning of period	18,078	35,456	68,102	60,944	20,041

Cash and cash equivalents at end of period	$65,417	$18,078	$35,456	$68,102	$60,944

See accompanying notes to consolidated financial statements.

ENGLE HOLDINGS CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2001

1.     Summary of Significant Accounting Policies

Basis of Presentation and Business

      Engle Holdings Corp. is a holding company formed on November 22, 2000 to acquire 100% of the issued and outstanding shares of Engle Homes, Inc. and subsidiaries (Engle Holdings Corp. and subsidiaries are collectively referred to as the Company). The Company is engaged principally in the construction and sale of residential homes and land development. The Company operates throughout Florida with divisions in Broward County; Palm Beach and Martin Counties; Orlando; Fort Myers; and Naples. The Company also has divisions operating outside Florida including Dallas, Texas; Denver, Colorado; Virginia; and Phoenix, Arizona. Ancillary products and services to its residential home building include land sales to other builders, origination and sale of mortgage loans and title services. The consolidated financial statements include the accounts of the Company and all consolidated subsidiaries. All significant intercompany balances and transactions have been eliminated in consolidation.

      On November 22, 2000, the Company acquired Engle Homes, Inc. (Engle) which became a wholly-owned subsidiary of Technical Olympic Inc., formerly known as Technical Olympic USA., Inc. (Technical Olympic), pursuant to a merger agreement dated October 12, 2000. Technical Olympic is a wholly-owned subsidiary of Technical Olympic (UK) PLC that is a wholly-owned subsidiary of Technical Olympic S.A., a publicly traded Greek corporation. Engle stockholder’s received $19.10 for each share of its common stock at the time of the merger. Following the merger, the common stock of Engle ceased to be publicly traded.

      For accounting purposes, the merger is being accounted for using the purchase method. Accordingly, the consolidated financial statements for periods after that date reflect the push-down of the purchase price allocations made by Technical Olympic to the assets and liabilities of the Company. As a result of the change in control of Engle, in the accompanying consolidated financial statements, periods subsequent to November 22, 2000 are labeled as “Successor” and periods prior to November 22, 2000 are labeled as “Predecessor”.

      Total consideration for the acquisition approximated $542 million, including $326 million of assumed liabilities and $216 million in cash paid. The “push down” basis of accounting resulted in the Company allocating approximately $527 million to inventories and other identifiable assets and $15 million to goodwill.

      As a result of the change in control of Engle, the Company was required by the indentures governing its Senior Notes to offer to repurchase all of its outstanding Senior Notes at a price of 101% of the principal plus accrued interest.

      Upon termination of the offer in January 2001, the Company repurchased approximately $237 million of $250 million of its Senior Notes. Approximately $13 million of the Senior Notes were not tendered and remain outstanding as of December 31, 2001.

      Acquisition related charges amounting to $20.1 million are included in the results of operations in the period from November 1, 2000 through November 21, 2000.

      There is no disclosure of earnings per share since the Company has no registered trading capital stock.

      Due to the Company’s normal operating cycle being in excess of one year, the Company presents an unclassified balance sheet.

Preparation of Financial Statements

      The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements

ENGLE HOLDINGS CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Reclassifications

      Certain reclassifications have been made to conform the prior periods’ amounts to the current year’s presentation.

Segment Reporting

      Effective October 31, 1998, the Company adopted Statement of Financial Accounting Standards (SFAS) No. 131, Disclosures About Segments of an Enterprise and Related Information. Under the provisions of SFAS 131, the Company’s operating segments consist of homebuilding and financial services. These two segments are segregated in the accompanying consolidated financial statements under “Homebuilding” and “Financial Services”, respectively.

Asset Impairments

      The Company periodically reviews the carrying value of certain of its assets in relation to historical results, current business conditions and trends to identify potential situations in which the carrying value of assets may not be recoverable. If such reviews indicate that the carrying value of such assets may not be recoverable, the Company would estimate the undiscounted sum of the expected future cash flows of such assets to determine if such sum is less than the carrying value of such assets to ascertain if a permanent impairment exists. If a permanent impairment exists, the Company would determine the fair value by using quoted market prices, if available, for such assets, or if quoted market prices are not available, the Company would discount the expected future cash flows of such assets and would recognize the impairment through a charge to operations.

Cash and Cash Equivalents

      Unrestricted cash includes amounts in transit from title companies for home closings and highly liquid investments with an initial maturity of three months or less.

      Restricted cash consists of amounts held in escrow as required by purchase contracts or by law for escrow deposits held by the Company’s title company and compensating balances for various open letters of credit.

Inventories

      Inventories are stated at the lower of cost or fair value. Inventories under development or held for development are stated at an accumulated cost unless such cost would not be recovered from the cash flows generated by future disposition. In this instance, such inventories are recorded at fair value. Inventories to be disposed of are carried at the lower of cost or fair value less cost to sell.

      Interest, real estate taxes and certain development costs are capitalized to land and construction costs during the development and construction period and are amortized to costs of sales as closings occur.

Property and Equipment, Depreciation and Amortization

      Property and equipment are stated at cost. Depreciation and amortization are provided over the assets’ estimated useful lives ranging from 18 months to 30 years, primarily on the straight-line method. Loan costs are deferred and amortized over the term of the outstanding borrowings.

ENGLE HOLDINGS CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Goodwill

      The Company has classified the excess of cost over the fair value of the net assets of companies acquired in purchase transactions as goodwill. Goodwill is being amortized on a straight-line method over 20 years.

      Amortization charged to operations amounted to $856,531, $104,992, $20,373, $349,236 and $343,871 for the year ended December 31, 2001, the period from November 22, 2000 through December 31, 2000, the period from November 1, 2000 through November 21, 2000, and the fiscal years ended October 31, 2000, and October 31, 1999, respectively.

Revenue Recognition

      Revenues and profits from sales of commercial and residential real estate and related activities are recognized at closing when title passes to the buyer and all of the following conditions are met: a sale is consummated, a significant down payment is received, the earnings process is complete and the collection of any remaining receivables is reasonably assured.

      Fees derived from the Company’s financial services segment, including title and mortgage origination services, are recognized as revenue concurrent with the closing of the sale.

Selling and Marketing

      Selling and marketing costs are expensed as incurred. Selling and marketing costs included in selling, marketing, and general and administrative expenses in the accompanying consolidated statement of operations amount to approximately $63,400,000, $5,700,000, $2,300,000, $53,300,000, and $50,600,000 for the year ended December 31, 2001, the period from November 22, 2000 through December 31, 2000, the period from November 1, 2000 through November 21, 2000, and the fiscal years ended October 31, 2000, and October 31, 1999, respectively.

Income Taxes

      As a result of the merger as described in Note 1, the Company filed consolidated income tax returns with Technical Olympic beginning November 22, 2000. For the periods ended December 31, 2001, and 2000, income taxes are allocated to the Company based upon a “stand alone” computation in the accompanying consolidated statement of income.

Financial Instruments

      The fair value of financial instruments is determined by reference to various market data and other valuation techniques, as appropriate, and unless otherwise disclosed, the fair values of financial instruments approximate their recorded values.

Stock Based Compensation

      The Company recognizes compensation expense for its stock option incentive plans using the intrinsic value method of accounting. Under the terms of the intrinsic value method, compensation cost is the excess, if any, of the quoted market price of the stock at the grant date, or other measurement date, over the amount an employee must pay to acquire the stock.

New Accounting Pronouncements

      In June 2001, the Financial Accounting Standards Board (FASB) approved Statement of Financial Accounting Standard 141 (Statement 141), Business Combinations, and Statement of Financial Accounting Standards 142 (Statement 142), Goodwill and Other Intangible Assets. Statement 141 requires that the purchase method of accounting be used for all business combinations initiated after June 30, 2001.

ENGLE HOLDINGS CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Statement 142 changes the accounting for goodwill from an amortization method to an impairment-only approach. Statement 142 will be effective for the Company’s fiscal year 2002 and is immediately effective for goodwill and intangible assets acquired after June 30, 2001. Management is in the process of evaluating the effect these standards will have on its financial statements.

      In September 2000, the FASB issued Statement of Financial Accounting Standards 140 (Statement 140), Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities. Statement 140 amends Statement 125 and provides revised accounting and financial reporting rules for sales, securitizations, and servicing of receivables and other financial assets, and for secured borrowing and collateral transactions. The provisions concerning servicing assets and liabilities as well as extinguishments of liabilities remain consistent with Statement 125. Statement 140 is applicable to transfers occurring after March 31, 2001. The impact of adopting Statement 140 has not been significant to the Company’s financial statements.

2.     Inventories

      Inventories consist of (dollars in thousands):

	December 31,

	2001	2000

Land and improvements under development	$302,630	$301,426
Residential homes under construction	153,673	142,644

	$456,303	$444,070

      Included in inventory is the following (dollars in thousands):

		Period from	Period from
		November 22,	November 1,
	Year Ended	2000 through	2000 through	Year Ended October 31,
	December 31,	December 31,	November 21,
	2001	2000	2000	2000	1999

Interest capitalized, beginning of period	$23,019	$22,296	$21,684	$19,205	$16,326
Interest incurred and capitalized	18,294	3,169	1,451	24,185	22,098
Amortized to cost of sales — homes	(27,664)	(2,352)	(832)	(19,746)	(18,625)
Amortized to cost of sales — land	(808)	(94)	(7)	(1,960)	(594)
Reduction of capitalized interest — transferred to land bank	(3,407)	—	—	—	—

Interest capitalized, end of period	$9,434	$23,019	$22,296	$21,684	$19,205

      Included in cost of sales — homes during the year ended December 31, 2001, the period from November 1, 2000 through December 31, 2000, and the fiscal years ended October 31, 2000, and October 31, 1999, are impairment losses of approximately $530,000, $161,000, $3,979,000 and $2,690,000, respectively, to reduce certain projects under development to fair value.

      During 2001, the Company sold to an investment limited liability company (Investment Company) certain undeveloped real estate tracts. The Investment Company is owned by several of the current and former executive officers of the Company, including without limitation related trusts of management. As of

ENGLE HOLDINGS CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

December 31, 2001, the remaining value of lots that can be acquired by the Company approximates $43 million. The Company has placed deposits, entered into a number of agreements, including option contracts and construction contracts with the Investment Company, to develop and buy back fully developed lots from time to time subject to the terms and conditions of such agreements. Additionally, under these agreements, the Company can cancel these agreements to purchase the land by forfeiture of the Company’s deposit. The Company believes that the terms of the purchase contract and the terms of the related option and development contracts were comparable to those available from unaffiliated parties.

      Although Engle does not have legal title to the assets of the Investment Company and has not guaranteed the liabilities of the Investment Company, Engle does exercise certain rights of ownership over the Investment Company assets. Consequently, the assets and associated liabilities of the Investment Company have been recorded in the accompanying Consolidated Balance Sheet as of December 31, 2001. Minority interest in consolidated subsidiaries, represents the equity provided by members of management.

      During 2001, the Company entered into option arrangements with independent third parties to acquire developed lots. Under these option arrangements, the Company placed deposits, which provide the right to acquire developed lots at market prices. Additionally, under these arrangements, the Company can cancel these arrangements to purchase the land by forfeiture of the deposit.

      Although the Company does not have legal title to the assets of these independent third parties and has not guaranteed the liabilities, the Company does exercise certain rights of ownership over the entity’s assets. Consequently, the assets and associated liabilities of these entities have been recorded in the accompanying consolidated balance sheet as of December 31, 2001.

      As a result of the above transaction, the Company has included on its consolidated balance sheet inventory and land deposits of approximately $66 million, minority interest of approximately $36 million, which represents the equity of investors, and consolidated land bank obligation of approximately $30 million. These obligations are at market interest rates and are repaid on lot closings with a final maturity through 2004.

3.     Financial Services

      Financial service revenue and expenses consist of the following (dollars in thousands):

		Period from	Period from
		November 22,	November 1,	Year Ended October
	Year Ended	2000 through	2000 through	31,
	December 31,	December 31,	November 21,
	2001	2000	2000	2000	1999

	(Successor)	(Successor)	(Predecessor)	(Predecessor)
Revenue:
Mortgage services	$16,400	$1,265	$432	$10,277	$9,745
Title services	16,259	1,297	646	11,853	12,946

Total financial service revenue	32,659	2,562	1,078	22,130	22,691

Expenses:
Mortgage services	6,800	545	378	5,635	5,517
Title services	10,888	1,090	583	9,689	10,390

Total financial service expense	17,688	1,635	961	15,324	15,907

Total financial service income before income taxes	$14,971	$927	$117	$6,806	$6,784

Intercompany charges have been eliminated.

ENGLE HOLDINGS CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

      In order to fund the origination of residential mortgage loans, the Company entered into a $40 million revolving warehouse line of credit (including a purchase agreement) whereby funded mortgage loans are pledged as collateral. The line of credit bears interest at the Federal Funds rate plus 1.375% (2.895% at December 31, 2001).

      The line of credit includes restrictions including maintenance of certain financial covenants. The Company is required to fund 2% of all mortgages originated and to sell all funded mortgages within 90 days. The warehouse line of credit expires July 5, 2002. As of December 31, 2001, the Company was committed to selling its entire portfolio of mortgage loans held for sale.

4.     Borrowings

      Borrowings consist of (dollars in thousands):

	December 31,

	2001	2000

Unsecured borrowings from banks	$202,000	$215,000
Senior Notes due 2008, at 9.25%	12,897	38,065
Other	938	2,532

	$215,835	$255,597

      In connection with the acquisition of the Company by Technical Olympic on November 22, 2000, the Company entered into a Credit Agreement (the Credit Agreement) with a bank providing for a $100 million term loan commitment and a $275 million revolving credit facility (subject to reduction based upon periodic determinations of a borrowing base). Proceeds from these facilities provide working capital and financed the required repurchase offer made to holders of the Company’s then outstanding $250 million principal amount of 9 1/4% Senior Notes due 2008 (Senior Notes). The term loan and revolving credit facility terminate on November 22, 2002 whereupon all amounts outstanding become due. The revolving credit facility also provides credit support for the issuance of letters of credit needed from time to time in the Company’s business. The Company’s previous bank revolving credit facility was repaid and cancelled. The terms of the Credit Agreement contain restrictive covenants which require the Company, among other things, to maintain a minimum tangible net worth and maintain certain financial ratios.

      As a result of the change in control of the Company, the Company was required by the indentures governing its Senior Notes to offer to repurchase all of its outstanding Senior Notes at a price of 101% of the principal plus accrued interest. Upon termination of the offer in January 2001, the Company repurchased approximately $237 million of its Senior Notes. Funds to repurchase these Senior Notes were provided from the issuance of the $100 million term loan under the Credit Agreement and additional advances under the Company’s revolving credit facility. Approximately $13 million of the Senior Notes were not tendered and remain outstanding as of December 31, 2001.

      Maturities of borrowings are as follows (in thousands):

Year Ended December 31,

2002	$202,000
2003	938
2004	—
2005	—
Thereafter	12,897

$215,835

ENGLE HOLDINGS CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

      The carrying amount of the Company’s borrowings approximates fair value as of December 31, 2001 due to their fluctuating interest rates based on the prime rate or LIBOR.

5.     Stock Based Compensation

      There are no common stock options outstanding at December 31, 2001 and December 31, 2000. During the year ended October 31, 2000, 4,900 common stock options were exercised at an average exercise price of $11.50. Additionally, 20,000 common stock options were forfeited. As a result of the change of control in November 2000 (see Note 1), all of the outstanding common stock options (965,000) were bought out by the Company.

      Under the Company’s former Performance Bonus Plan (the Bonus Plan) established in 1997, the Company issued 127,000 and 69,000 shares of common stock valued at approximately $1,223,000 and $882,000 during the fiscal years ended October 31, 2000, and 1999, respectively. No shares under the Bonus Plan were issued during 2001 and the period from November 1, 2000 through December 31, 2000.

      At October 31, 2000, the Company had a fixed stock option plan (the 1991 Stock Option Plan) which is described below. The Company applies APB Opinion 25, Accounting for Stock Issued to Employees, and related interpretations in accounting for the Plan. Under APB Opinion 25, if the exercise price of the Company’s employee stock options equals the market price of the underlying stock on the date of grant, no compensation expense is recognized.

      Under the 1991 Stock Option Plan, as amended, options were authorized to be granted to purchase 1,000,000 common shares of the Company’s stock at not less than the fair market value at the date of the grant. Options expire ten years from the date of grant, and typically vest evenly over a five-year period.

      SFAS Statement No. 123, Accounting for Stock-Based Compensation, requires the Company to provide pro forma information regarding net income and net income per share as if compensation cost associated with options granted under the Company’s stock option plan had been determined in accordance with the fair value based method prescribed in SFAS Statement No. 123. During the year ended October 31, 1999, the Company granted 10,000 options to purchase shares of the Company’s common stock at $12.75 and 110,000 options at $10.88, the closing prices on the date of each grant. There were no options granted subsequent to fiscal year October 31, 1999. The Company’s pro forma net income and income per share under the accounting provisions of SFAS Statement No. 123 did not materially differ from the reported amounts and are presented below (dollars in thousands).

	Year Ended
	October 31,

	2000	1999

Net income, as reported	$35,664	$28,026
Estimated stock compensation costs	(497)	(512)

Pro forma net income	$35,167	$27,514

      The Black-Scholes method was used to compute the pro forma amounts presented above, utilizing the weighted average assumptions summarized below. The weighted average fair value of options granted was $4.76 for the year ended October 31, 1999.

1999

Risk-free interest rate	5.15%
Volatility %	45.83%
Expected life (in years)	7 years
Dividend yield rate	2.00%

ENGLE HOLDINGS CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

      A summary of the status of the Plan and changes are presented below:

	Period from
	November 1,
	2000 through		Year Ended		Year Ended
	November 21, 2000		October 31, 2000		October 31, 1999

		Weighted		Weighted		Weighted
		Average		Average		Average
		Exercise		Exercise		Exercise
	Shares	Price	Shares	Price	Shares	Price

Outstanding at beginning of year	965,100	$11.70	990,000	$11.74	895,200	$11.81
Granted	—	—	—	—	120,000	11.04
Exercised	—	—	(4,900)	11.50	(10,200)	9.49
Repurchased	(965,100)	11.70	—	—	—	—
Forfeited	—	—	(20,000)	13.75	(15,000)	11.68

Outstanding at end of year	—	$—	965,100	$11.70	990,000	$11.74

Options exercisable at year-end	—	$—	709,100	$11.31	610,400	$11.24

Weighted average fair value of options granted during the year						$4.76

6.     Income Taxes

      The income tax provision in the consolidated statements of operations consists of the following components (dollars in thousands):

		Period from	Period from
		November 22,	November 1,	Year Ended
	Year Ended	2000 through	2000 through	October 31,
	December 31,	December 31,	November 21,
	2001	2000	2000	2000	1999

Current:
Federal	$37,030	$—	$—	$21,252	$15,287
State	3,951	—	—	1,974	2,558

	40,981	—	—	23,226	17,845
Deferred:
Federal	877	2,449	(5,389)	(1,994)	(194)
State	210	315	(560)	302	(32)

	1,087	2,764	(5,949)	(1,692)	(226)

Total	$42,068	$2,764	$(5,949)	$21,534	$17,619

      The provision for income taxes was different from the amount computed by applying the statutory rate due to the effect of state income taxes, except for the period from November 1, 2000 through November 21, 2000, which included merger related expenses not deductible for tax purposes.

ENGLE HOLDINGS CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

      Temporary differences which gave rise to deferred income tax assets and liabilities at December 31, 2001 and December 31, 2000 are as follows (dollars in thousands):

	Year Ended
	December 31,

	2001	2000

Deferred tax liabilities:
Differences in reporting selling and marketing costs for tax purposes	$(744)	$(1,096)
Other	(120)	(572)

Gross deferred tax liabilities	(864)	(1,668)

Deferred tax assets:
Inventory	4,745	5,771
Property and equipment	250	468
Income recognized for tax purposes and deferred for financial reporting purposes	38	107
Net operating loss for tax purposes	—	4,879

Gross deferred tax assets	5,033	11,225

Net deferred tax asset	$4,169	$9,557

7.     Commitments and Contingencies

      The Company is subject to the normal obligations associated with entering into contracts for the purchase, development and sale of real estate in the routine conduct of its business. The Company is committed under various letters of credit and performance bonds which are required for certain development activities, deposits on land and lot purchase contract deposits. Deposits for future purchases of land totaled approximately $25.6 million at December 31, 2001. Outstanding letters of credit and performance bonds under these arrangements totaled approximately $57.1 million at December 31, 2001.

      The Company and its subsidiaries occupy certain facilities, including the Company’s headquarters in Boca Raton, Florida, under lease arrangements. Rent expense, net of sublease income, amounted to approximately $2,200,000, $269,000, $127,000, $2,000,000, and $1,900,000, for the year ended December 31, 2001, the period from November 22, 2000 through December 31, 2000, the period from November 1, 2000 through November 21, 2000, and the fiscal years ended October 31, 2000, and 1999, respectively. Sublease income is derived primarily from tenants occupying space under month-to-month and annual leases.

      Future minimum rental commitments for operating leases with non-cancelable terms in excess of one year are as follows:

2002	$2,410,000
2003	2,000,000
2004	1,674,000
2005	1,246,000
2006	906,000
2007	253,000
2008	242,000
2009	242,000

ENGLE HOLDINGS CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

      The Company has a defined contribution plan established pursuant to Section 401(k) of the Internal Revenue Code. Employees contribute to the plan a percentage of their salaries, subject to certain dollar limitations, and the Company matches a portion of the employees’ contributions. The Company’s contribution to the plan for the year ended December 31, 2001, the period from November 22, 2000 through December 31, 2000, the period from November 1, 2000 through November 21, 2000, and the fiscal years ended October 31, 2000, and 1999, amounted to $615,000, $65,000, $24,000, $429,000, and $181,000, respectively. Concurrently with the signing of the merger agreement with Technical Olympic, the Company entered into employment contracts with certain executive officers. The agreements provide for an initial employment term beginning on the closing of the tender offer and ending December 31, 2003. Pursuant to the employee agreements, executive officers received annual base salaries aggregating approximately $2,474,000 for the calendar year, with scheduled annual increases beginning January 1, 2001 thereafter. In addition, the employee agreements establish incentive bonus formulas comparable to the criteria previously used by the Company in determining annual discretionary incentive bonuses. Total compensation under the employee agreement with the Company’s former Chairman of the Board, President, and Chief Executive Officer amounted to $2,355,770 for the year ended December 31, 2001.

      The Company has entered into an agreement with an insurance company to underwrite Private Mortgage Insurance on certain loans originated by PHMC. Under the terms of the agreement, the Company shares in premiums generated on the loans and is exposed to losses in the event of loan default. At December 31, 2001, the Company’s maximum exposure to losses relating to loans insured is approximately $1,387,000, which is further limited to the amounts held in trust of approximately $511,000. The Company minimizes the credit risk associated with such loans through credit investigations of customers as part of the loan origination process and by monitoring the status of the loans and related collateral on a continuous basis.

      The Company is involved, from time to time, in litigation arising in the ordinary course of business, none of which is expected to have a material adverse effect on the Company’s consolidated financial position or results of operations.

8.     Acquisition and Merger Related Charges

      On March 6, 2001, Newmark Homes Corp. (Newmark) announced it is considering the possible merger of Newmark with the Company. The Special Committee of Newmark’s independent directors is reviewing the transaction and will make a recommendation to Newmark’s full board. There are no assurances that the Special Committee will either recommend the merger or that such a merger will be consummated. Any merger would also be subject to execution of a definitive agreement, certain regulatory and other approvals as well as the approval of various lenders of the Company, Newmark, and Technical Olympic Inc. If the merger is consummated, it is contemplated that shares of the Company would be exchanged for shares of Newmark. During 2001, in connection with the proposed merger, the Company incurred approximately $2 million in legal, consulting, and related costs. These costs are included in acquisition and merger related charges in the accompanying statement of operations.

9.     Related Party Transactions

      During 2001, the Company entered into purchasing agreements with Technical Olympic S.A. The agreements provide that Technical Olympic S.A. would purchase certain of the materials and supplies necessary for operations and sell them to the Company, all in an effort to consolidate the purchasing function. Although Technical Olympic S.A. would incur certain franchise tax expense, the subsidiaries would not be required to pay such additional liability.

      During 2001, the Company entered into certain transactions to acquire developed lots from an entity owned by several of the current and former executive officers of the Company. See Note 2.

ENGLE HOLDINGS CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

10.	Quarterly Results for 2001 and 2000 (Unaudited)

      Quarterly results for the twelve months ended December 31, 2001 and October 31, 2000 follow (dollars in thousands):

	1st	2nd	3rd	4th
	Quarter	Quarter	Quarter	Quarter

2001
Revenues	$222,581	$254,576	$260,032	$269,506
Income before income taxes	22,555	26,139	31,150	31,548
Net income	14,153	16,402	19,547	19,222
2000
Revenues	167,174	212,112	224,308	240,417
Income before income taxes	8,660	14,572	16,620	17,346
Net income	5,490	9,239	10,537	10,398

11.	Unaudited Condensed Consolidated Statements of Operations and Condensed Consolidated Statements of Cash Flows

Condensed Consolidated Statements of Operations

	Period From	Period From
	November 22, 2000	November 1, 2000	Three Months
	Through	Through	Ended
	December 31, 2000	November 21, 2000	January 31, 2000

	(In thousands)
Revenues	$87,286	$27,606	$167,174
Costs and expenses	80,118	47,788	158,514

Income (loss) before income tax (benefit)	7,168	(20,182)	8,660
Provision (benefit) for income taxes	2,764	(5,949)	3,170

Net Income (Loss)	$4,404	$(14,233)	$5,490

Condensed Consolidated Statements of Cash Flows

	Period From	Period From
	November 22, 2000	November 1, 2000	Three Months
	Through	Through	Ended
	December 31, 2000	November 21, 2000	January 31, 2000

	(In thousands)
Net cash (provided) required by operating activities	$(22,643)	$(17,733)	$(24,300)
Net cash (required) by investing activities	(32)	(521)	(1,012)

Net cash provided (required) by financing activities	5,297	(14,392)	(1,784)

Net increase (decrease) in cash	(17,378)	(32,646)	(27,096)
Cash and cash equivalents at beginning of period	35,456	68,102	60,944

Cash and cash equivalents at end of period	$18,078	$35,456	$33,848

ENGLE HOLDINGS CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

12.     Supplemental Disclosure of Cash Flow Information

			Period From
		Period From	November 1,
		November 22,	2000
		2000	Through
	Year Ended	Through	November	Year Ended October 31,
	December 31,	December 31,	21,
	2001	2000	2000	2000	1999

	(In thousands)
Interest paid (net of interest capitalized)	$1,889	$5,611	$—	$374	$—

Income taxes paid	$38,752	$—	$1,000	$23,612	$16,418

Technical Olympic USA, Inc.

Exchange Offer for $35,000,000

10 3/8% Senior Subordinated Notes due 2012

PROSPECTUS

                        , 2003

Exchange Agent:

Wells Fargo Bank Minnesota, National Association

213 Court Street, Suite 703
Middletown, CT 06457

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.	Indemnification of Directors and Officers

      Subsection (a) of Section 145 of the General Corporation Law of the State of Delaware empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

      Subsection (b) of Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

      Section 145 further provides that to the extent a director or officer of a corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145 in the defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection therewith; that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; that indemnification provided for by Section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of such person’s heirs, executors and administrators; and empowers the corporation to purchase and maintain insurance on behalf of a director or officer of the corporation against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such whether or not the corporation would have the power to indemnify him against such liabilities under Section 145.

      Section 102(b)(7) of the General Corporation Law of the State of Delaware provides that a certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director provided that such provision shall not eliminate or limit the liability of a director (1) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) under Section 174 of the Delaware General Corporation Law, or (4) for any transaction from which the director derived an improper personal benefit.

      The Registrant has adopted the provisions described above in its Certificate of Incorporation and has entered into indemnification agreements with each of its directors for all losses (including expenses) incurred by such director solely by reason of his service to the Registrant.

Item 21.	Exhibits and Financial Statement Schedules

      (a) Exhibits

Exhibit
Number	Description

2.1	Agreement and Plan of Merger dated April 8, 2002, by and among Newmark Homes Corp., Engle Holdings Corp., and Technical Olympic, Inc.(1)
3.1	Certificate of Incorporation of Newmark Homes Corp.(2)
3.2	Certificate of Amendment to the Certificate of Incorporation.(3)
3.3	Amended and Restated Bylaws.(3)
4.1	Indenture, dated as of June 25, 2002, by and among Technical Olympic USA, Inc. and the subsidiaries named therein and Wells Fargo Bank Minnesota, National Association, as Trustee covering up to $200,000,000 9% Senior Notes due 2010.(4)
4.2	Indenture, dated as of June 25, 2002, by and among Technical Olympic USA, Inc., the subsidiaries name therein and Wells Fargo Bank Minnesota, National Association, as Trustee covering up to $150,000,000 10 3/8% Senior Subordinated Notes due 2012.(4)
4.3	Registration Rights Agreement, dated June 25, 2002, among Technical Olympic USA, Inc., certain direct and indirect subsidiaries of Technical Olympic USA, Inc., Salomon Smith Barney, Inc., Deutsche Bank Securities, Inc. and Fleet Securities, Inc. relating to the Senior Notes.(4)
4.4	Supplemental Indenture for the 9% Senior Notes due 2010, dated July 24, 2002 by and among Technical Olympic USA, Inc. and the subsidiaries named therein and Wells Fargo Bank Minnesota, National Association, as Trustee.(3)
4.5	Supplemental Indenture for the 10 3/8% Senior Subordinated Notes due 2012, dated July 24, 2002 by and among Technical Olympic USA, Inc. and the subsidiaries named therein and Wells Fargo Bank Minnesota, National Association, as Trustee.(3)
4.6	Form of Technical Olympic USA, Inc. 9% Senior Note due 2010 (included in Exhibit A to Exhibit 4.1).(4)
4.7	Form of Technical Olympic USA, Inc. 10 3/8% Senior Subordinated Note due 2012 (included in Exhibit A of Exhibit 4.2).(4)
4.8	Registration Rights Agreement, dated June 25, 2002, among Technical Olympic USA, Inc., certain direct and indirect subsidiaries of Technical Olympic USA, Inc., Salomon Smith Barney Inc., Deutsche Bank Securities Inc. and Fleet Securities, Inc. relating to the Senior Subordinated Notes.(5)
4.9	Registration Rights Agreement, dated June 25, 2002, among Technical Olympic USA, Inc. and Technical Olympic, Inc.(6)
4.10	Specimen of Stock Certificate of Technical Olympic USA, Inc.(7)
4.11	Supplemental Indenture for the 9% Senior Notes due 2010 issued in June 2002, dated as of February 3, 2003, by and among Technical Olympic USA, Inc. and the subsidiaries named therein and Wells Fargo Bank Minnesota, National Association, as Trustee.(8)
4.12	Supplemental Indenture for the 10 3/8% Senior Subordinated Notes due 2012 issued in June 2002, dated as of February 3, 2003, by and among Technical Olympic USA, Inc. and the subsidiaries named therein and Wells Fargo Bank Minnesota, National Association, as Trustee.(8)
4.13	Indenture, dated as of February 3, 2003, among Technical Olympic USA, Inc., the subsidiaries named therein, Salomon Smith Barney Inc., Deutsche Bank Securities Inc., Fleet Securities, Inc. and Credit Lyonnais Securities (USA) Inc.(8)
4.14	Registration Rights Agreement, dated February 3, 2003, among Technical Olympic USA, Inc., the subsidiaries named therein, Salomon Smith Barney Inc., Deutsche Bank Securities Inc., Fleet Securities, Inc. and Credit Lyonnais Securities (USA) Inc.(8)
4.15	Form of Technical Olympic USA, Inc. 9% Senior Note due 2010 (included in Exhibit A to Exhibit 4.13)(8)

Exhibit
Number		Description

4.16		Supplemental Indenture for the 9% Senior Notes due 2010 issued in June 2002, dated as of March 31, 2003, by and among Technical Olympic USA, Inc. and the subsidiaries named therein and Wells Fargo Bank Minnesota, National Association, as Trustee.(9)
4.17		Supplemental Indenture for the 10 3/8% Senior Subordinated Notes due 2012 issued in June 2002, dated as of March 31, 2003, by and among Technical Olympic USA, Inc., the subsidiaries named therein and Wells Fargo Bank Minnesota, National Association, as Trustee.(10)
4.18		Supplemental Indenture for the 9% Senior Notes due 2010 issued in February 2003, dated as of March 31, 2003, by and among Technical Olympic USA, Inc. and the subsidiaries named therein and Wells Fargo Bank Minnesota, National Association, as Trustee.(11)
4.19		Technical Olympic USA, Inc. 10 3/8% Senior Subordinated Note due 2012, dated as of April 22, 2003, in the amount of $35,000,000.(12)
4.20		Registration Rights Agreement, dated April 22, 2003, among Technical Olympic USA, Inc., the subsidiaries named therein, and Citigroup Global Markets Inc.(12)
5	.1*	Opinion of Akerman Senterfitt.
10.1		Form of Indemnification Agreement.(13)
10.2		Form of Tax Allocation Agreement between Technical Olympic, Inc. (formerly known as Technical Olympic USA, Inc.) and various affiliates and subsidiaries, including Technical Olympic USA, Inc. and its subsidiaries dated March 15, 2000.(14)
10.3		Employment Agreement, effective as of October 12, 2000, between TOUSA Homes, Inc. (f/k/a Engle Homes, Inc.) and Harry Engelstein.(15)
10.9		Employment Agreement between Newmark Homes Corp. and Antonio B. Mon dated April 5, 2002, effective June 25, 2002.(16)
10.10		Employment Agreement between Technical Olympic USA, Inc. and Tommy L. McAden dated July 12, 2002, effective June 25, 2002.(17)
10.11		Employment Agreement between Technical Olympic USA, Inc. and Yannis Delikanakis dated January 1, 2003.(8)
10.12		Credit Agreement dated June 25, 2002, among Technical Olympic USA, Inc., the Lenders and Issuers named therein, Citicorp North America, Inc. as Administrative Agent, Fleet National Bank as Documentation Agent and Salomon Smith Barney Inc. as Sole Arranger and Sole Book Manager.(18)
10.13		Technical Olympic USA, Inc. Annual and Long-Term Incentive Plan.(19)
10.14		Credit Agreement, dated August 1, 2002, between Preferred Home Mortgage Company, and Guaranty Bank.(8)
10.15		First Amendment to Credit Agreement, dated October 15, 2002, between Preferred Home Mortgage Company, Technical Mortgage, L.P. and Guaranty Bank.(8)
10.16		Second Amendment to Credit Agreement, dated November 22, 2002, between Preferred Home Mortgage Company, Technical Mortgage, L.P. and Guaranty Bank.(8)
10.17		Third Amendment to Credit Agreement, dated January 5, 2003, between Preferred Home Mortgage Company, Technical Mortgage, L.P. and Guaranty Bank.(8)
10.18		Guaranty of Technical Olympic USA, Inc., dated August 1, 2002, in favor of Guaranty Bank.(8)
10.19		Mortgage Loan Purchase and Sale Agreement, dated August 1, 2002, between Preferred Home Mortgage Company and Guaranty Bank.(8)
10.20		First Amendment to Mortgage Loan Purchase and Sale Agreement, dated October 15, 2002, between Preferred Home Mortgage Company and Guaranty Bank.(8)
10.21		Mortgage Loan Purchase and Sale Agreement, dated August 1, 2002, between Technical Mortgage, L.P. and Guaranty Bank.(8)

Exhibit
Number		Description

10.22		First Amendment to Mortgage Loan Purchase and Sale Agreement, dated October 15, 2002, between Technical Mortgage, L.P. and Guaranty Bank.(8)
10.23		Amended and Restated Credit Agreement, dated as of April 4, 2003, among Technical Olympic USA, Inc., the lenders and issuers party thereto, Citicorp North America, Inc. and Fleet National Bank.(20)
10.24		Facility Increase Letter, dated April 22, 2003.(20)
10.25		Consulting Agreement, dated as of January 1, 2003, between Technical Olympic USA, Inc. and Lonnie M. Fedrick.(20)
10.26		Contractor Agreement, effective as of November 6, 2000, between Technical Olympic USA, Inc. (f/k/a Newmark Homes Corp.) and Technical Olympic S.A.(12)
10.27		Supplemental Contractor Agreement, effective as of January 4, 2001, between Technical Olympic USA, Inc. (f/k/a Newmark Homes Corp.) and Technical Olympic S.A.(12)
10.28		Contractor Agreement, effective as of November 22, 2000, between TOUSA Homes, Inc. (f/k/a Engle Homes, Inc.) and Technical Olympic S.A.(12)
10.29		Supplemental Contractor Agreement, effective as of January 3, 2001, between TOUSA Homes, Inc. and Technical Olympic S.A.(12)
10.30		Employment Agreement, dated as of January 1, 2003, between Technical Olympic USA, Inc. (f/k/a Engle Homes, Inc.) and Eric Rome.(12)
10	.31*	Employment Agreement, dated as of November 12, 2000, between TOUSA Homes, Inc. and Mark Upton.
10	.32*	First Amendment to Employment Agreement, dated as of April 1, 2003, among Technical Olympic USA, Inc., TOUSA Homes, Inc. and Mark Upton.
10.33		Amended and Restated Management Services Agreement, dated as of June 13, 2003, between Technical Olympic USA, Inc. and Technical Olympic, Inc.(12)
10	.34*	Fourth Amendment to Credit Agreement, effective as of June 24, 2003, between Preferred Home Mortgage Company and Guaranty Bank.
12	*	Statement Re: Computation of Ratio of Earnings to Fixed Charges.
21	*	Subsidiaries of the Registrant.
23	.1*	Consent of Ernst & Young LLP independent certified public accountants.
23	.2*	Consent of BDO Seidman, LLP independent certified public accountants.
23	.3*	Consent of BDO Seidman, LLP independent certified public accountants.
23	.4*	Consent of Akerman Senterfitt (included in Exhibit 5.1).
24	.1*	Power of Attorney (included in the signature pages of this Registration Statement).
25	.1*	Statement of Eligibility of Trustee.
99	.1*	Letter of Transmittal.
99	.2*	Notice of Guaranteed Delivery.
99	.3*	Letter to Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees.
99	.4*	Letter to Clients.
99	.5*	Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9.

*	Filed herewith.

(1)	Incorporated by reference to Exhibit 99.A to the Information Statement on Schedule 14-C, dated June 3, 2002, previously filed by the Registrant.

(2)	Incorporated by reference to the Form 8-K, dated March 23, 2001, previously filed by the Registrant.

(3)	Incorporated by reference to the Registration Statement on Form S-4 previously filed by the Registrant (Registration Statement No. 333-100013).

(4)	Incorporated by reference to the Form 8-K, dated July 9, 2002, previously filed by the Registrant.

(5)	Incorporated by reference to Exhibit 4.4 to the Form 8-K, dated July 9, 2002, previously filed by the Registrant.

(6)	Incorporated by reference to Exhibit 2.2 to the Form 8-K, dated July 9, 2002, previously filed by the Registrant.

(7)	Incorporated by reference to Exhibit 4.1 to the Registration Statement on Form S-8 previously filed by the Registrant (Registration No. 333-99307).

(8)	Incorporated by reference to the Form 10-K for the year ended December 31, 2002, previously filed by the Registrant.

(9)	Incorporated by reference to Exhibit 4.17 to the Form 10-Q for the quarter ended March 31, 2003, previously filed by the Registrant.

(10)	Incorporated by reference to Exhibit 4.18 to the Form 10-Q for the quarter ended March 31, 2003, previously filed by the Registrant.

(11)	Incorporated by reference to Exhibit 4.16 to the Registration Statement on Form S-4 previously filed by the Registrant (Registration No. 333-104278).

(12)	Incorporated by reference to the Registration Statement on Form S-1 previously filed by the Registrant (Registration Statement No. 333-106537).

(13)	Incorporated by reference to Exhibit 10.1 to the Form 10-Q for the quarter ended September 30, 2001, previously filed by the Registrant.

(14)	Incorporated by reference to Exhibit 10.3 to the Form 10-K for the year ended December 31, 1999, previously filed by the Registrant.

(15)	Incorporated by reference to Exhibit 99.D.4 to the Schedule TO previously filed by Technical Olympic, Inc. (File No. 005-42975).

(16)	Incorporated by reference to Exhibit 99.E to the Information Statement on Schedule 14-C, dated June 3, 2002, previously filed by the Registrant.

(17)	Incorporated by reference to the Form 10-Q for the quarter ended June 30, 2002, previously filed by the Registrant.

(18)	Incorporated by reference to Exhibit 99.2 to the Form 8-K, dated July 9, 2002, previously filed by the Registrant.

(19)	Incorporated by reference to Exhibit 10.1 to the Registration Statement on Form S-8 previously filed by the Registrant (Registration No. 333-99307).

(20)	Incorporated by reference to the Form 10-Q for the quarter ended March 31, 2003, previously filed by the Registrant.

Item 22.     Undertakings

      (a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

      (c) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

      (d) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hollywood, State of Florida, on the 15th day of July, 2003.

TECHNICAL OLYMPIC USA, INC.

By:	/s/ TOMMY L. MCADEN

Tommy L. McAden
Vice President — Finance and Administration and Chief Financial Officer

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Antonio B. Mon and Tommy L. McAden, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and revocation, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to sign any Registration Statement (and any and all amendments thereto) related to this Registration Statement and filed pursuant to Rule 462(b) promulgated by the Securities and Exchange Commission, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ ANTONIO B. MON Antonio B. Mon	Executive Vice Chairman, President, Chief Executive Officer (Principal Executive Officer) and Director	July 15, 2003

/s/ TOMMY L. MCADEN Tommy L. McAden	Vice President — Finance and Administration and Chief Financial Officer (Principal Financial Officer)	July 15, 2003

/s/ RANDY L. KOTLER Randy L. Kotler	Vice President — Chief Accounting Officer (Principal Accounting Officer)	July 15, 2003

/s/ CONSTANTINE STENGOS Constantine Stengos	Chairman of the Board and Director	July 15, 2003

/s/ YANNIS DELIKANAKIS Yannis Delikanakis	Executive Vice President and Director	July 15, 2003

/s/ LONNIE M. FEDRICK Lonnie M. Fedrick	Director	July 15, 2003

Signature	Title	Date

/s/ ANDREAS STENGOS Andreas Stengos	Director	July 15, 2003

/s/ GEORGE STENGOS George Stengos	Director	July 15, 2003

/s/ LARRY D. HORNER Larry D. Horner	Director	July 15, 2003

/s/ WILLIAM A. HASLER William A. Hasler	Director	July 15, 2003

/s/ MICHAEL J. POULOS Michael J. Poulos	Director	July 15, 2003

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hollywood, State of Florida, on the 15th day of July, 2003.

ALLIANCE INSURANCE AND INFORMATION SERVICES, LLC

By:	Universal Land Title Investment #4, LLC, its Managing Member

By:	Universal Land Title, Inc., its Manager

By:	/s/ TOMMY L. MCADEN

Tommy L. McAden
Vice President and Treasurer

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Antonio B. Mon and Tommy L. McAden, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and revocation, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to sign any Registration Statement (and any and all amendments thereto) related to this Registration Statement and filed pursuant to Rule 462(b) promulgated by the Securities and Exchange Commission, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ TOMMY L. MCADEN Tommy L. McAden	Director of Universal Land Title, Inc.	July 15, 2003

/s/ PATRICIA M. PETERSEN Patricia M. Petersen	Director of Universal Land Title, Inc.	July 15, 2003

/s/ RANDY L. KOTLER Randy L. Kotler	Director of Universal Land Title, Inc.	July 15, 2003

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hollywood, State of Florida, on the 15th day of July, 2003.

DP-NH INVESTMENTS, L.P.

By:	DP-NH Management, LLC, its General Partner

By:	Newmark Homes, L.P., its controlling member

By:	TOUSA Homes, Inc., its General Partner

By:	/s/ TOMMY L. MCADEN

Tommy L. McAden
Vice President — Finance and Administration

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Antonio B. Mon and Tommy L. McAden, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and revocation, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to sign any Registration Statement (and any and all amendments thereto) related to this Registration Statement and filed pursuant to Rule 462(b) promulgated by the Securities and Exchange Commission, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ TOMMY L. MCADEN Tommy L. McAden	Director of TOUSA Homes, Inc.	July 15, 2003

/s/ PATRICIA M. PETERSEN Patricia M. Petersen	Director of TOUSA Homes, Inc.	July 15, 2003

/s/ RANDY L. KOTLER Randy L. Kotler	Director of TOUSA Homes, Inc.	July 15, 2003

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hollywood, State of Florida, on the 15th day of July, 2003.

DP-NH MANAGEMENT, LLC

By:	Newmark Homes, L.P., its controlling member

By:	TOUSA Homes, Inc., its General Partner

By:	/s/ TOMMY L. MCADEN

Tommy L. McAden
Vice President — Finance and Administration

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Antonio B. Mon and Tommy L. McAden, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and revocation, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to sign any Registration Statement (and any and all amendments thereto) related to this Registration Statement and filed pursuant to Rule 462(b) promulgated by the Securities and Exchange Commission, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ TOMMY L. MCADEN Tommy L. McAden	Director of TOUSA Homes, Inc.	July 15, 2003

/s/ PATRICIA M. PETERSEN Patricia M. Petersen	Director of TOUSA Homes, Inc.	July 15, 2003

/s/ RANDY L. KOTLER Randy L. Kotler	Director of TOUSA Homes, Inc.	July 15, 2003

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hollywood, State of Florida, on the 15th day of July, 2003.

ENGLE HOMES DELAWARE, INC.

By:	/s/ TOMMY L. MCADEN

Tommy L. McAden
Vice President — Finance and Administration

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Antonio B. Mon and Tommy L. McAden, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and revocation, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to sign any Registration Statement (and any and all amendments thereto) related to this Registration Statement and filed pursuant to Rule 462(b) promulgated by the Securities and Exchange Commission, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ ANTONIO B. MON Antonio B. Mon	President (Principal Executive Officer)	July 15, 2003

/s/ TOMMY L. MCADEN Tommy L. McAden	Vice President — Finance and Administration (Principal Financial Officer)	July 15, 2003

/s/ RUSSELL DEVENDORF Russell Devendorf	Director	July 15, 2003

/s/ SORANA L. GEORGESCU Sorana L. Georgescu	Director	July 15, 2003

/s/ GORDON STEWART Gordon Stewart	Director	July 15, 2003

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hollywood, State of Florida, on the 15th day of July, 2003.

ENGLE HOMES RESIDENTIAL CONSTRUCTION, LLC

By: TOUSA Homes, Inc., its Sole Member

By:	/s/ TOMMY L. MCADEN

Tommy L. McAden
Vice President and Treasurer

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Antonio B. Mon and Tommy L. McAden, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and revocation, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to sign any Registration Statement (and any and all amendments thereto) related to this Registration Statement and filed pursuant to Rule 462(b) promulgated by the Securities and Exchange Commission, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ TOMMY L. MCADEN Tommy L. McAden	Director of TOUSA Homes, Inc.	July 15, 2003

/s/ PATRICIA M. PETERSEN Patricia M. Petersen	Director of TOUSA Homes, Inc.	July 15, 2003

/s/ RANDY L. KOTLER Randy L. Kotler	Director of TOUSA Homes, Inc.	July 15, 2003

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hollywood, State of Florida, on the 15th day of July, 2003.

ENGLE HOMES/VIRGINIA, INC.

By:	/s/ TOMMY L. MCADEN

Tommy L. McAden
Vice President and Treasurer

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Antonio B. Mon and Tommy L. McAden, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and revocation, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to sign any Registration Statement (and any and all amendments thereto) related to this Registration Statement and filed pursuant to Rule 462(b) promulgated by the Securities and Exchange Commission, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ BRUCE LEINBERGER Bruce Leinberger	President (Principal Executive Officer)	July 15, 2003

/s/ TOMMY L. MCADEN Tommy L. McAden	Vice President and Treasurer (Principal Financial Officer) and Director	July 15, 2003

/s/ PATRICIA M. PETERSEN Patricia M. Petersen	Director	July 15, 2003

/s/ RANDY L. KOTLER Randy L. Kotler	Director	July 15, 2003

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hollywood, State of Florida, on the 15th day of July, 2003.

ENGLE/JAMES, LLC

By: TOUSA Homes, Inc., its Sole Member

By:	/s/ TOMMY L. MCADEN

Tommy L. McAden
Vice President and Treasurer

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Antonio B. Mon and Tommy L. McAden, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and revocation, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to sign any Registration Statement (and any and all amendments thereto) related to this Registration Statement and filed pursuant to Rule 462(b) promulgated by the Securities and Exchange Commission, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ TOMMY L. MCADEN Tommy L. McAden	Director of TOUSA Homes, Inc.	July 15, 2003

/s/ PATRICIA M. PETERSEN Patricia M. Petersen	Director of TOUSA Homes, Inc.	July 15, 2003

/s/ RANDY L. KOTLER Randy L. Kotler	Director of TOUSA Homes, Inc.	July 15, 2003

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hollywood, State of Florida, on the 15th day of July, 2003.

MCKAY LANDING, LLC

By: TOUSA Homes, Inc., its Sole Member

By:	/s/ TOMMY L. MCADEN

Tommy L. McAden
Vice President and Treasurer

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Antonio B. Mon and Tommy L. McAden, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and revocation, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to sign any Registration Statement (and any and all amendments thereto) related to this Registration Statement and filed pursuant to Rule 462(b) promulgated by the Securities and Exchange Commission, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ TOMMY L. MCADEN Tommy L. McAden	Director of TOUSA Homes, Inc.	July 15, 2003

/s/ PATRICIA M. PETERSEN Patricia M. Petersen	Director of TOUSA Homes, Inc.	July 15, 2003

/s/ RANDY L. KOTLER Randy L. Kotler	Director of TOUSA Homes, Inc.	July 15, 2003

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hollywood, State of Florida, on the 15th day of July, 2003.

NEWMARK HOMES BUSINESS TRUST

By:	/s/ TERRY WHITE

Terry White
Managing Trustee

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Antonio B. Mon and Tommy L. McAden, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and revocation, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to sign any Registration Statement (and any and all amendments thereto) related to this Registration Statement and filed pursuant to Rule 462(b) promulgated by the Securities and Exchange Commission, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ TERRY WHITE Terry White	Managing Trustee	July 15, 2003

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hollywood, State of Florida, on the 15th day of July, 2003.

NEWMARK HOMES, LLC

By: TOUSA Homes, Inc., its Sole Member

By:	/s/ TOMMY L. MCADEN

Tommy L. McAden
Vice President and Treasurer

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Antonio B. Mon and Tommy L. McAden, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and revocation, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to sign any Registration Statement (and any and all amendments thereto) related to this Registration Statement and filed pursuant to Rule 462(b) promulgated by the Securities and Exchange Commission, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ TOMMY L. MCADEN Tommy L. McAden	Director of TOUSA Homes, Inc.	July 15, 2003

/s/ PATRICIA M. PETERSEN Patricia M. Petersen	Director of TOUSA Homes, Inc.	July 15, 2003

/s/ RANDY L. KOTLER Randy L. Kotler	Director of TOUSA Homes, Inc.	July 15, 2003

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hollywood, State of Florida, on the 15th day of July, 2003.

NEWMARK HOMES, L.P.

By: TOUSA Homes, Inc., its General Partner

By:	/s/ TOMMY L. MCADEN

Tommy L. McAden
Vice President — Finance and Administration

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Antonio B. Mon and Tommy L. McAden, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and revocation, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to sign any Registration Statement (and any and all amendments thereto) related to this Registration Statement and filed pursuant to Rule 462(b) promulgated by the Securities and Exchange Commission, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ TOMMY L. MCADEN Tommy L. McAden	Director of TOUSA Homes, Inc.	July 15, 2003

/s/ PATRICIA M. PETERSEN Patricia M. Petersen	Director of TOUSA Homes, Inc.	July 15, 2003

/s/ RANDY L. KOTLER Randy L. Kotler	Director of TOUSA Homes, Inc.	July 15, 2003

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hollywood, State of Florida, on the 15th day of July, 2003.

NEWMARK HOMES PURCHASING, L.P.

By: Newmark Homes, L.P., its General Partner

By: TOUSA Homes, Inc., its General Partner

By:	/s/ TOMMY L. MCADEN

Tommy L. McAden
Vice President — Finance and Administration

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Antonio B. Mon and Tommy L. McAden, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and revocation, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to sign any Registration Statement (and any and all amendments thereto) related to this Registration Statement and filed pursuant to Rule 462(b) promulgated by the Securities and Exchange Commission, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ TOMMY L. MCADEN Tommy L. McAden	Director of TOUSA Homes, Inc.	July 15, 2003

/s/ PATRICIA M. PETERSEN Patricia M. Petersen	Director of TOUSA Homes, Inc.	July 15, 2003

/s/ RANDY L. KOTLER Randy L. Kotler	Director of TOUSA Homes, Inc.	July 15, 2003

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hollywood, State of Florida, on the 15th day of July, 2003.

PACIFIC UNITED, L.P.

By: TOUSA Homes, Inc., its General Partner

By:	/s/ TOMMY L. MCADEN

Tommy L. McAden
Vice President — Finance and Administration

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Antonio B. Mon and Tommy L. McAden, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and revocation, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to sign any Registration Statement (and any and all amendments thereto) related to this Registration Statement and filed pursuant to Rule 462(b) promulgated by the Securities and Exchange Commission, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ TOMMY L. MCADEN Tommy L. McAden	Director of TOUSA Homes, Inc.	July 15, 2003

/s/ PATRICIA M. PETERSEN Patricia M. Petersen	Director of TOUSA Homes, Inc.	July 15, 2003

/s/ RANDY L. KOTLER Randy L. Kotler	Director of TOUSA Homes, Inc.	July 15, 2003

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hollywood, State of Florida, on the 15th day of July, 2003.

PREFERRED BUILDERS REALTY, INC.

By:	/s/ TOMMY L. MCADEN

Tommy L. McAden
Vice President and Treasurer

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Antonio B. Mon and Tommy L. McAden, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and revocation, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to sign any Registration Statement (and any and all amendments thereto) related to this Registration Statement and filed pursuant to Rule 462(b) promulgated by the Securities and Exchange Commission, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ PAUL ACKERMAN Paul Ackerman	President (Principal Executive Officer)	July 15, 2003

/s/ TOMMY L. MCADEN Tommy L. McAden	Vice President and Treasurer (Principal Financial Officer) and Director	July 15, 2003

/s/ PATRICIA M. PETERSEN Patricia M. Petersen	Director	July 15, 2003

/s/ RANDY L. KOTLER Randy L. Kotler	Director	July 15, 2003

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hollywood, State of Florida, on the 15th day of July, 2003.

PREFERRED HOME MORTGAGE COMPANY

By:	/s/ TOMMY L. MCADEN

Tommy L. McAden
Vice President and Treasurer

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Antonio B. Mon and Tommy L. McAden, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and revocation, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to sign any Registration Statement (and any and all amendments thereto) related to this Registration Statement and filed pursuant to Rule 462(b) promulgated by the Securities and Exchange Commission, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ PAUL LEIKERT Paul Leikert	President (Principal Executive Officer)	July 15, 2003

/s/ TOMMY L. MCADEN Tommy L. McAden	Vice President — and Treasurer (Principal Financial Officer) and Director	July 15, 2003

/s/ PATRICIA M. PETERSEN Patricia M. Petersen	Director	July 15, 2003

/s/ RANDY L. KOTLER Randy L. Kotler	Director	July 15, 2003

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hollywood, State of Florida, on the 15th day of July, 2003.

PRESTIGE ABSTRACT & TITLE, LLC

By:	Universal Land Title, Inc., its Managing Member

By:	/s/ TOMMY L. MCADEN

Tommy L. McAden
Vice President and Treasurer

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Antonio B. Mon and Tommy L. McAden, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and revocation, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to sign any Registration Statement (and any and all amendments thereto) related to this Registration Statement and filed pursuant to Rule 462(b) promulgated by the Securities and Exchange Commission, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ TOMMY L. MCADEN Tommy L. McAden	Director of Universal Land Title, Inc.	July 15, 2003

/s/ PATRICIA M. PETERSEN Patricia M. Petersen	Director of Universal Land Title, Inc.	July 15, 2003

/s/ RANDY L. KOTLER Randy L. Kotler	Director of Universal Land Title, Inc.	July 15, 2003

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hollywood, State of Florida, on the 15th day of July, 2003.

PROFESSIONAL ADVANTAGE TITLE, LTD.

By:	Universal Land Title, Inc., its General Partner

By:	/s/ TOMMY L. MCADEN

Tommy L. McAden
Vice President and Treasurer

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Antonio B. Mon and Tommy L. McAden, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and revocation, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to sign any Registration Statement (and any and all amendments thereto) related to this Registration Statement and filed pursuant to Rule 462(b) promulgated by the Securities and Exchange Commission, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ TOMMY L. MCADEN Tommy L. McAden	Director of Universal Land Title, Inc.	July 15, 2003

/s/ PATRICIA M. PETERSEN Patricia M. Petersen	Director of Universal Land Title, Inc.	July 15, 2003

/s/ RANDY L. KOTLER Randy L. Kotler	Director of Universal Land Title, Inc.	July 15, 2003

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hollywood, State of Florida, on the 15th day of July, 2003.

SILVERLAKE INTERESTS, L.C.

By: Newmark Homes, L.P., its Sole Member

By:	TOUSA Homes, Inc., its General Partner

By:	/s/ TOMMY L. MCADEN

Tommy L. McAden
Vice President — Finance and Administration

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Antonio B. Mon and Tommy L. McAden, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and revocation, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to sign any Registration Statement (and any and all amendments thereto) related to this Registration Statement and filed pursuant to Rule 462(b) promulgated by the Securities and Exchange Commission, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ TOMMY L. MCADEN Tommy L. McAden	Director of TOUSA Homes, Inc.	July 15, 2003

/s/ PATRICIA M. PETERSEN Patricia M. Petersen	Director of TOUSA Homes, Inc.	July 15, 2003

/s/ RANDY L. KOTLER Randy L. Kotler	Director of TOUSA Homes, Inc.	July 15, 2003

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hollywood, State of Florida, on the 15th day of July, 2003.

THE CENTURY TITLE AGENCY, LTD.

By: Universal Land Title, Inc., its General Partner

By:	/s/ TOMMY L. MCADEN

Tommy L. McAden
Vice President and Treasurer

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Antonio B. Mon and Tommy L. McAden, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and revocation, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to sign any Registration Statement (and any and all amendments thereto) related to this Registration Statement and filed pursuant to Rule 462(b) promulgated by the Securities and Exchange Commission, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ TOMMY L. MCADEN Tommy L. McAden	Director of Universal Land Title, Inc.	July 15, 2003

/s/ PATRICIA M. PETERSEN Patricia M. Petersen	Director of Universal Land Title, Inc.	July 15, 2003

/s/ RANDY L. KOTLER Randy L. Kotler	Director of Universal Land Title, Inc.	July 15, 2003

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hollywood, State of Florida, on the 15th day of July, 2003.

TOUSA ASSOCIATES SERVICES COMPANY

By:	/s/ PATRICIA M. PETERSEN

Patricia M. Petersen
Vice President and Secretary

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Antonio B. Mon and Tommy L. McAden, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and revocation, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to sign any Registration Statement (and any and all amendments thereto) related to this Registration Statement and filed pursuant to Rule 462(b) promulgated by the Securities and Exchange Commission, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ CLINT OOTEN Clint Ooten	President (Principal Executive Officer)	July 15, 2003

/s/ TOMMY L. MCADEN Tommy L. McAden	Vice President and Treasurer (Principal Financial Officer)	July 15, 2003

/s/ ANTONIO B. MON Antonio B. Mon	Director	July 15, 2003

/s/ TOMMY L. MCADEN Tommy L. McAden	Director	July 15, 2003

/s/ PATRICIA M. PETERSEN Patricia M. Petersen	Director	July 15, 2003

/s/ RANDY L. KOTLER Randy L. Kotler	Director	July 15, 2003

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hollywood, State of Florida, on the 15th day of July, 2003.

TOUSA FINANCING, INC.

By:	/s/ TOMMY L. MCADEN

Tommy L. McAden
Vice President — Finance and Administration

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Antonio B. Mon and Tommy L. McAden, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and revocation, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to sign any Registration Statement (and any and all amendments thereto) related to this Registration Statement and filed pursuant to Rule 462(b) promulgated by the Securities and Exchange Commission, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ ANTONIO B. MON Antonio B. Mon	President (Principal Executive Officer)	July 15, 2003

/s/ TOMMY L. MCADEN Tommy L. McAden	Vice President — Finance and Administration (Principal Financial Officer)	July 15, 2003

/s/ RUSSELL DEVENDORF Russell Devendorf	Director	July 15, 2003

/s/ SORANA L. GEORGESCU Sorana L. Georgescu	Director	July 15, 2003

/s/ GORDON STEWART Gordon Stewart	Director	July 15, 2003

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hollywood, State of Florida, on the 15th day of July, 2003.

TOUSA HOMES, INC.

By:	/s/ TOMMY L. MCADEN

Tommy L. McAden
Vice President and Treasurer

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Antonio B. Mon and Tommy L. McAden, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and revocation, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to sign any Registration Statement (and any and all amendments thereto) related to this Registration Statement and filed pursuant to Rule 462(b) promulgated by the Securities and Exchange Commission, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ ANTONIO B. MON Antonio B. Mon	President (Principal Executive Officer)	July 15, 2003

/s/ TOMMY L. MCADEN Tommy L. McAden	Vice President and Treasurer (Principal Financial Officer) and Director	July 15, 2003

/s/ PATRICIA M. PETERSEN Patricia M. Petersen	Director	July 15, 2003

/s/ RANDY L. KOTLER Randy L. Kotler	Director	July 15, 2003

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hollywood, State of Florida, on the 15th day of July, 2003.

TOUSA SHARED SERVICES, LLC

By: Technical Olympic USA, Inc., its Sole Member

By:	/s/ TOMMY L. MCADEN

Tommy L. McAden
Vice President — Finance and Administration

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Antonio B. Mon and Tommy L. McAden, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and revocation, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to sign any Registration Statement (and any and all amendments thereto) related to this Registration Statement and filed pursuant to Rule 462(b) promulgated by the Securities and Exchange Commission, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ CONSTANTINE STENGOS Constantine Stengos	Chairman of the Board of Technical Olympic USA, Inc.	July 15, 2003

/s/ ANTONIO B. MON Antonio B. Mon	Director of Technical Olympic USA, Inc.	July 15, 2003

/s/ YANNIS DELIKANAKIS Yannis Delikanakis	Director of Technical Olympic USA, Inc.	July 15, 2003

/s/ LONNIE M. FEDRICK Lonnie M. Fedrick	Director of Technical Olympic USA, Inc.	July 15, 2003

/s/ ANDREAS STENGOS Andreas Stengos	Director of Technical Olympic USA, Inc.	July 15, 2003

/s/ GEORGE STENGOS George Stengos	Director of Technical Olympic USA, Inc.	July 15, 2003

Signature	Title	Date

/s/ LARRY D. HORNER Larry D. Horner	Director of Technical Olympic USA, Inc.	July 15, 2003

/s/ WILLIAM A. HASLER William A. Hasler	Director of Technical Olympic USA, Inc.	July 15, 2003

/s/ MICHAEL J. POULOS Michael J. Poulos	Director of Technical Olympic USA, Inc.	July 15, 2003

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hollywood, State of Florida, on the 15th day of July, 2003.

TOUSA VENTURES, LLC

By: TOUSA Homes, Inc., its Sole Member

By: /s/ TOMMY L. MCADEN

Tommy L. McAden
Vice President and Treasurer

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Antonio B. Mon and Tommy L. McAden, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and revocation, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to sign any Registration Statement (and any and all amendments thereto) related to this Registration Statement and filed pursuant to Rule 462(b) promulgated by the Securities and Exchange Commission, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ TOMMY L. MCADEN Tommy L. McAden	Director of TOUSA Homes, Inc.	July 15, 2003

/s/ PATRICIA M. PETERSEN Patricia M. Petersen	Director of TOUSA Homes, Inc.	July 15, 2003

/s/ RANDY L. KOTLER Randy L. Kotler	Director of TOUSA Homes, Inc.	July 15, 2003

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hollywood, State of Florida, on the 15th day of July, 2003.

UNIVERSAL LAND TITLE, INC.

By: /s/ TOMMY L. MCADEN

Tommy L. McAden
Vice President and Treasurer

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Antonio B. Mon and Tommy L. McAden, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and revocation, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to sign any Registration Statement (and any and all amendments thereto) related to this Registration Statement and filed pursuant to Rule 462(b) promulgated by the Securities and Exchange Commission, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ MICHAEL GLASS Michael Glass	President (Principal Executive Officer)	July 15, 2003

/s/ TOMMY L. MCADEN Tommy L. McAden	Vice President and Treasurer (Principal Financial Officer) and Director	July 15, 2003

/s/ PATRICIA M. PETERSEN Patricia M. Petersen	Director	July 15, 2003

/s/ RANDY L. KOTLER Randy L. Kotler	Director	July 15, 2003

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hollywood, State of Florida, on the 15th day of July, 2003.

UNIVERSAL LAND TITLE INVESTMENT #1, LLC

By: Universal Land Title, Inc., its Managing Member

By: /s/ TOMMY L. MCADEN

Tommy L. McAden
Vice President and Treasurer

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Antonio B. Mon and Tommy L. McAden, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and revocation, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to sign any Registration Statement (and any and all amendments thereto) related to this Registration Statement and filed pursuant to Rule 462(b) promulgated by the Securities and Exchange Commission, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ TOMMY L. MCADEN Tommy L. McAden	Director of Universal Land Title, Inc.	July 15, 2003

/s/ PATRICIA M. PETERSEN Patricia M. Petersen	Director of Universal Land Title, Inc.	July 15, 2003

/s/ RANDY L. KOTLER Randy L. Kotler	Director of Universal Land Title, Inc.	July 15, 2003

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hollywood, State of Florida, on the 15th day of July, 2003.

UNIVERSAL LAND TITLE INVESTMENT #2, LLC

By:	Universal Land Title, Inc., its Managing Member

By: /s/ TOMMY L. MCADEN

Tommy L. McAden
Vice President and Treasurer

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Antonio B. Mon and Tommy L. McAden, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and revocation, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to sign any Registration Statement (and any and all amendments thereto) related to this Registration Statement and filed pursuant to Rule 462(b) promulgated by the Securities and Exchange Commission, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ TOMMY L. MCADEN Tommy L. McAden	Director of Universal Land Title, Inc.	July 15, 2003

/s/ PATRICIA M. PETERSEN Patricia M. Petersen	Director of Universal Land Title, Inc.	July 15, 2003

/s/ RANDY L. KOTLER Randy L. Kotler	Director of Universal Land Title, Inc.	July 15, 2003

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hollywood, State of Florida, on the 15th day of July, 2003.

UNIVERSAL LAND TITLE INVESTMENT #3, LLC

By: Universal Land Title, Inc., its Managing Member

By:	/s/ TOMMY L. MCADEN

Tommy L. McAden
Vice President and Treasurer

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Antonio B. Mon and Tommy L. McAden, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and revocation, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to sign any Registration Statement (and any and all amendments thereto) related to this Registration Statement and filed pursuant to Rule 462(b) promulgated by the Securities and Exchange Commission, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ TOMMY L. MCADEN Tommy L. McAden	Director of Universal Land Title, Inc.	July 15, 2003

/s/ PATRICIA M. PETERSEN Patricia M. Petersen	Director of Universal Land Title, Inc.	July 15, 2003

/s/ RANDY L. KOTLER Randy L. Kotler	Director of Universal Land Title, Inc.	July 15, 2003

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hollywood, State of Florida, on the 15th day of July, 2003.

UNIVERSAL LAND TITLE INVESTMENT #4, LLC

By: Universal Land Title, Inc., its Managing Member

By:	/s/ TOMMY L. MCADEN

Tommy L. McAden
Vice President and Treasurer

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Antonio B. Mon and Tommy L. McAden, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and revocation, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to sign any Registration Statement (and any and all amendments thereto) related to this Registration Statement and filed pursuant to Rule 462(b) promulgated by the Securities and Exchange Commission, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ TOMMY L. MCADEN Tommy L. McAden	Director of Universal Land Title, Inc.	July 15, 2003

/s/ PATRICIA M. PETERSEN Patricia M. Petersen	Director of Universal Land Title, Inc.	July 15, 2003

/s/ RANDY L. KOTLER Randy L. Kotler	Director of Universal Land Title, Inc.	July 15, 2003

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hollywood, State of Florida, on the 15th day of July, 2003.

UNIVERSAL LAND TITLE OF SOUTH FLORIDA, LTD.

By:	Universal Land Title Investment #1, LLC, its General Partner

By:	Universal Land Title, Inc., its Managing Member

By:	/s/ TOMMY L. MCADEN

Tommy L. McAden
Vice President and Treasurer

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Antonio B. Mon and Tommy L. McAden, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and revocation, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to sign any Registration Statement (and any and all amendments thereto) related to this Registration Statement and filed pursuant to Rule 462(b) promulgated by the Securities and Exchange Commission, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ TOMMY L. MCADEN Tommy L. McAden	Director of Universal Land Title, Inc.	July 15, 2003

/s/ PATRICIA M. PETERSEN Patricia M. Petersen	Director of Universal Land Title, Inc.	July 15, 2003

/s/ RANDY L. KOTLER Randy L. Kotler	Director of Universal Land Title, Inc.	July 15, 2003

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hollywood, State of Florida, on the 15th day of July, 2003.

UNIVERSAL LAND TITLE OF TEXAS, INC.

By:	/s/ TOMMY L. MCADEN

Tommy L. McAden
Vice President and Treasurer

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Antonio B. Mon and Tommy L. McAden, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and revocation, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to sign any Registration Statement (and any and all amendments thereto) related to this Registration Statement and filed pursuant to Rule 462(b) promulgated by the Securities and Exchange Commission, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ MICHAEL GLASS Michael Glass	President (Principal Executive Officer)	July 15, 2003

/s/ TOMMY L. MCADEN Tommy L. McAden	Vice President and Treasurer (Principal Financial Officer) and Director	July 15, 2003

/s/ PATRICIA M. PETERSEN Patricia M. Petersen	Director	July 15, 2003

/s/ RANDY L. KOTLER Randy L. Kotler	Director	July 15, 2003

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hollywood, State of Florida, on the 15th day of July, 2003.

UNIVERSAL LAND TITLE OF THE PALM BEACHES, LTD.

By:	Universal Land Title, Inc., its General Partner

By:	/s/ TOMMY L. MCADEN

Tommy L. McAden
Vice President and Treasurer

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Antonio B. Mon and Tommy L. McAden, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and revocation, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to sign any Registration Statement (and any and all amendments thereto) related to this Registration Statement and filed pursuant to Rule 462(b) promulgated by the Securities and Exchange Commission, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ TOMMY L. MCADEN Tommy L. McAden	Director of Universal Land Title, Inc.	July 15, 2003

/s/ PATRICIA M. PETERSEN Patricia M. Petersen	Director of Universal Land Title, Inc.	July 15, 2003

/s/ RANDY L. KOTLER Randy L. Kotler	Director of Universal Land Title, Inc.	July 15, 2003

Exhibit Index

Exhibit
Number	Description

5.1	Opinion of Akerman Senterfitt.
10.31	Employment Agreement, dated as of November 12, 2000, between TOUSA Homes, Inc. and Mark Upton.
10.32	First Amendment to Employment Agreement, dated as of April 1, 2003, among Technical Olympic USA, Inc., TOUSA Homes, Inc. and Mark Upton.
10.34	Fourth Amendment to Credit Agreement, effective as of June 24, 2003, between Preferred Home Mortgage Company and Guaranty Bank.
12	Statement Re: Computation of Ratio of Earnings to Fixed Charges.
21	Subsidiaries of the Registrant.
23.1	Consent of Ernst & Young LLP independent certified public accountants.
23.2	Consent of BDO Seidman, LLP independent certified public accountants.
23.3	Consent of BDO Seidman, LLP independent certified public accountants.
25.1	Statement of Eligibility of Trustee.
99.1	Letter of Transmittal.
99.2	Notice of Guaranteed Delivery.
99.3	Letter to Brokers, Dealers, Commercial Banks, Trust Companies and other Nominees.
99.4	Letter to Clients.
99.5	Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9.